        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1998                         REGISTRATION NO. 333-47235
====================================================================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                          __________________________

                                AMENDMENT NO.4 TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          __________________________
                       21ST CENTURY TELECOM GROUP, INC.
              (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

       ILLINOIS                                          36-4076758
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

               WORLD TRADE CENTER, 350 NORTH ORLEANS, SUITE 600
                            CHICAGO, ILLINOIS 60654
                                (312) 470-2100
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF COMPANY'S PRINCIPAL EXECUTIVE OFFICES)

                               GLENN W. MILLIGAN
        CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS

                       21ST CENTURY TELECOM GROUP, INC.

               WORLD TRADE CENTER, 350 NORTH ORLEANS, SUITE 600
                            CHICAGO, ILLINOIS 60654
                                (312) 470-2100
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT TO THE AGENT FOR
                          SERVICE, SHOULD BE SENT TO:

                          EDWIN M. MARTIN, JR., ESQ.
                            PIPER & MARBURY, L.L.P.
                         1200 NINETEENTH STREET, N.W.
                            WASHINGTON, D.C.  20036
                                (202) 861-6315
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G, PLEASE CHECK THE FOLLOWING BOX: [_]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [_]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(d) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [_]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX: [_]

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
TITLE OF EACH CLASS OF                     AMOUNT TO BE       PROPOSED             PROPOSED
SECURITIES TO BE REGISTERED                 REGISTERED         MAXIMUM              MAXIMUM               AMOUNT OF
                                                              AGGREGATE            AGGREGATE           REGISTRATION FEE
                                                            OFFERING PRICE      OFFERING PRICE(2)
                                                             PER NOTE(1)
------------------------------------------------------------------------------------------------------------------------
12 1/4 SENIOR DISCOUNT NOTES DUE 2008      $363,135,000         55%             $200,000,000            $ 0
------------------------------------------------------------------------------------------------------------------------
13 3/4 SENIOR CUMULATIVE EXCHANGEABLE      $ 50,000,000        100%             $ 50,000,000            $ 0
PREFERRED STOCK DUE 2010
========================================================================================================================

(1)  ESTIMATED SOLELY FOR PURPOSES OF CALCULATING THE REGISTRATION FEE.
(2)  CALCULATED PURSUANT TO RULE 457(o).


(3) A registration fee of $59,000 for the 12 1/4% Senior Discount Notes Due 2008 and $ 14,750 for the 13 3/4% of Senior Cumulative Exchangeable Preferred Stock Due 2010 was paid at the time of the initial filing of this registration statement.

     THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY
 OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES
    EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES
 IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 14, 1998

                            Preliminary Prospectus
LOGO

                       21ST CENTURY TELECOM GROUP, INC.


 Offer to Exchange (i) 12 1/4% Senior Discount Notes Due 2008, which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 12 1/4% Senior Discount Notes Due 2008 and (ii) 13 3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010, which has been registered under the Securities Act of 1933, as amended, for any and all of its outstanding
        13 3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010

     The Exchange Offer will expire at 5:00 p.m., Eastern Standard Time, on
                       June [_], 1998 unless extended.

21st Century Telecom Group, Inc. ("21st Century" or the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letters of transmittal (each a "Letter of Transmittal," collectively the "Letters of Transmittal" and, together with this Prospectus, the "Exchange Offer"), (i) to exchange its 12 1/4% Senior Discount Notes Due 2008 (the "New Notes") which have been registered under the
Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for an equal principal amount of its outstanding 12 1/4% Senior Discount Notes Due 2008 (the "Old Notes" and, together with the New Notes, the "Notes"), of which, as of the date of this Prospectus, there was outstanding $363,135,000 principal amount at maturity and (ii) to exchange shares of its 13 3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010 (the "New Exchangeable Preferred Stock") which have been registered under the Securities Act, pursuant to a Registration Statement of which this Prospectus is a part, for an equal number of shares of its outstanding 13 3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010 (the "Old Exchangeable Preferred Stock" and, together with the New Exchangeable Preferred Stock, the "Exchangeable Preferred Stock"). Shares of the Old Exchangeable Preferred Stock were originally sold on February 9, 1998 (the "Issue Date") as a component of Units (the "Units") consisting of one share of Old Exchangeable Preferred Stock and one Warrant (a "Warrant") to purchase
8.7774 shares of common stock, no par value, of the Company at an exercise price of $.01 per share. An additional 1833.33 shares of Old Exchangeable Preferred Stock will be issued on May 15, 1998 as the first dividend payment on the Old Exchangeable Preferred Stock. The sale of the Old Notes and the Units is
referred to herein as the "Private Placement.      "

The Company will accept for exchange any and all Old Notes or shares of Old Exchangeable Preferred Stock that are validly tendered and not withdrawn on or prior to 5:00 p.m., Eastern Standard Time, on the date the Exchange Offer expires (the "Expiration Date"), which will be June [_], 1998 (30 days following the commencement of the Exchange Offer), unless the Exchange Offer is extended. Tenders of Old Notes or shares of Old Exchangeable Preferred Stock may be withdrawn at any time prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes or minimum number of shares of Old Exchangeable Preferred Stock being tendered for exchange. See "The Exchange Offer."

The New Notes will be obligations of the Company evidencing the same indebtedness as the Old Notes and will be entitled to the benefits of the same Indenture (as defined), which governs both the Old Notes and the New Notes. The form and terms of the New Notes and the New Exchangeable Preferred Stock (together, the "New Securities") are substantially identical to the form and terms of the Old Notes and the Old Exchangeable Preferred Stock (together, the "Old Securities" and collectively with the New Securities, the "Securities"), respectively, except that the offer of the New Securities will have been registered under the Securities Act and, therefore, the New Securities will not bear legends restricting the transfer thereof. See "Description of the New Notes" and "Description of New Exchangeable Preferred Stock."

The New Notes will be issued at a substantial original issue discount ("OID"), and the holders of the New Notes will be required to include such OID in gross income for U.S. Federal income tax purposes on a constant yield to maturity basis, in advance of the receipt of the cash payments to which such income is attributable. See "Certain United States Federal Income Tax Consequences." The price to investors for the New Notes shown below represents a yield to maturity of 12 1/4% per annum (computed on a semiannual bond equivalent basis). The New Notes will begin to accrue interest at a rate of 12 1/4% per annum commencing February 15, 2003, and interest will be payable thereafter on February 15 and August 15 of each year. The New Notes will not be redeemable at the option of the Company prior to February 15, 2003, except that until February 15, 2001, the Company may redeem, at its option, in the aggregate up to 35% of the Accreted Value of the Notes at the redemption price set forth herein with the net proceeds of one or more Equity Offerings (as defined) following which there is a Public Market (as defined) if at least $236.0 million principal amount at maturity of the Notes remains outstanding after any such redemption. On or after February 15, 2003, the New Notes may be redeemed at the option of the Company, in whole or in part, at the redemption prices set forth herein. Upon a Change of Control, each holder of the New Notes may require the Company to purchase such New Notes at a purchase price equal to 101% of their Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase.

The New Notes will be senior unsecured indebtedness of the Company and will rank pari passu in right of payment with all unsubordinated, unsecured indebtedness of the Company and will rank senior in right of payment to all subordinated indebtedness of the Company. As of December 31, 1997, after giving effect to the Private Placement and the application of the proceeds therefrom, the Company would have had outstanding $200.2 million of unsubordinated indebtedness and no subordinated indebtedness. The New Notes will be effectively subordinated to all current and future indebtedness of the Company's subsidiaries, including trade payables and other accrued liabilities. See "Description of the New Notes."


  Dividends on the New Exchangeable Preferred Stock will accrue from the date of issuance and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing May 15, 1998, at a rate per annum of 13 3/4% of the liquidation preference of $1,000 per share. Dividends will be payable in cash, except that on each dividend payment date occurring on or prior to February 15, 2003, dividends may be paid, at the Company's option, by the issuance of additional shares of New Exchangeable Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. It is not anticipated that the Company will pay any dividends in cash for any period ending on or prior to February 15, 2003. The Indenture for the Notes also contains certain covenants that, among other things, limit the payment of dividends and other distributions by the Company and its Restricted Subsidiaries in respect of their capital stock. The New Exchangeable Preferred Stock will not be redeemable prior to February 15, 2003 except that, on or prior to February 15, 2001, the Company may redeem, at its option, in whole but not in part, the outstanding Exchangeable Preferred Stock with the net proceeds of an Equity Offering at a redemption price of 113 3/4% of the liquidation preference thereof, plus accumulated and unpaid dividends to the date of redemption. On or after February 15, 2003, the New Exchangeable Preferred Stock is redeemable at the option of the Company, at the prices set forth herein plus accumulated and unpaid dividends, if any, to the date of redemption. The Company is required to redeem the New Exchangeable Preferred Stock on February 15, 2010, at a redemption price equal to 100% of the liquidation preference thereof plus accumulated and unpaid dividends, if any, to the date of redemption.


  The New Exchangeable Preferred Stock will rank senior to all other classes of equity securities of the Company outstanding upon consummation of the Exchange Offer, including but not limited to the 1,554,871 shares of 8% cumulative preferred stock issued pursuant to the January 1997 Stock Purchase Agreement. The Company may not authorize any new class of Parity Stock (as defined) or Senior Stock (as defined) without the approval of at least a majority of the shares of Exchangeable Preferred Stock then outstanding, voting or consenting, as the case may be, as one class.

  On any scheduled dividend payment date, the Company may, at its option, exchange all but not less than all the shares of Exchangeable Preferred Stock then outstanding for the Company's 13 3/4% Subordinated Exchange Debentures Due 2010 (the "Exchange Debentures"). The Exchange Debentures will bear interest at a rate of 13 3/4% per annum, payable semiannually in arrears on February 15 and August 15 of each year, commencing with the first such date to occur after the date of exchange. The Exchange Debentures will be subordinated to all existing and future Senior Indebtedness (as defined), including indebtedness represented by the Notes, of the Company and to all indebtedness and other liabilities (including trade payables) of the Company's subsidiaries. See "Description of the Exchange Debentures--Ranking."

  The New Securities are being offered hereunder in order to satisfy certain obligations of the Company under the Registration Rights Agreement, dated February 2, 1998, among the Company and the other signatories thereto (the "Registration Rights Agreement"). Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, the Company believes that the New Securities issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an "affiliate" of the Company as defined under Rule 405 of the Securities Act), provided that such New Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Securities and have no arrangement with any person to participate in the distribution of such New Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. By tendering the Old Securities in exchange for the New Securities, each holder, other than a broker-dealer, will represent to the Company that (i) it is not an affiliate of the Company (as defined under Rule 405 of the Securities Act), (ii) any New Securities to be received by it were acquired in its ordinary business and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Securities and has no arrangement or understanding to participate in a distribution of the New Securities. Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such New Securities. The Letters of Transmittal state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Old Securities, where such Old Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. Each broker-dealer that acquired Old Securities directly from the Company, and not as a result of market-making or trading activities, must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resale of the New Securities and cannot rely on the position of the staff of the Commission enunciated in no-action letters issued to third parties. In addition, until [ , 1998] (90 days after the date of this Prospectus), all dealers effecting transactions in the New Notes or shares of New Exchangeable Preferred Stock may be required to deliver a prospectus. See "Plan of Distribution."

  Prior to this Exchange Offer, there has been no public market for the Old Securities or the New Securities. If such a market were to develop, the New Notes and the New Exchangeable Preferred Stock could trade at prices that may be higher or lower than their principal amount or liquidation preference, respectively. The Company does not intend to apply for listing or quotation of the New Notes or New Exchangeable Preferred Stock on any securities exchange or stock market. Therefore, there can be no assurance as to the liquidity of any trading market for the New Notes or New Exchangeable Preferred Stock or that an active public market for the New Notes or New Exchangeable Preferred Stock will develop. See "Risk Factors--Lack of Public Market."

  Credit Suisse First Boston Corporation, BancAmerica Robertson Stephens and BancBoston Securities Inc. (the "Initial Purchasers") have agreed that one or more of them will act as market-makers for the New Securities. However, the Initial Purchasers are not obligated to so act and they may discontinue any such market-making at any time without notice. The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

For a discussion of certain factors that should be considered by holders of Old Securities who tender their Old Securities in the Exchange Offer, see "Risk Factors" beginning on page __ of this Prospectus.


   THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    "21st Century" is a trademark of the Company and is registered in certain jurisdictions. This Prospectus also includes trademarks of companies other than the Company.

                               PROSPECTUS SUMMARY

  The following is a brief summary of the matters covered by this Prospectus and is qualified in its entirety by the more detailed information (including the financial statements and the notes thereto) included elsewhere herein. Unless the context indicates otherwise, "21st Century" or the "Company" means 21st Century Telecom Group, Inc. All information contained in this Prospectus gives effect to the Company's 1,000-for-1 common stock split and an increase in the authorized number of shares of the Company's common stock, which were effected in January 1998.


                                  THE COMPANY


  21st Century is an integrated, facilities-based communications company which seeks to be the first provider of bundled voice, video and high-speed data services (including cable television, high-speed internet access, and local and long distance telephone service) in selected midwestern markets beginning with Chicago's Area 1, for which the Company has been awarded a non-exclusive 15-year renewable franchise by the City of Chicago. Area 1 stretches more than 16 miles along Chicago's densely populated lakefront skyline and includes the affluent residential neighborhoods of the Gold Coast, Lincoln Park and Dearborn Park and the nation's second largest business and financial district. The Company has developed (and has begun to install and activate) an advanced fiber optic network that employs a distributed ring-star architecture characterized by fiber-richness, two-way interactivity and SONET-based redundancy and self-healing attributes (the "DRS Network"). The DRS Network accommodates not only traditional voice and video applications, but also the rapidly growing demand for high-speed data services. Although it has claimed no intellectual property rights in the DRS Network, the Company believes that the DRS Network provides the Company with significant strategic advantages that will differentiate 21st Century from its competitors, such as improved time-to-market, multiple revenue streams, enhanced service quality and reliability and the ability to provide attractively priced bundled services.


  The Company has secured a non-exclusive 15-year renewable attachment agreement with the Chicago Transit Authority (the "CTA"), which reduces costly and time-consuming "make-ready" and underground construction for the DRS Network and enables the Company to install and activate the DRS Network rapidly and efficiently by taking advantage of access to the CTA's elevated and underground rail systems. The Company also has secured non-exclusive pole attachment agreements with Commonwealth Edison Company ("Commonwealth Edison") and a subsidiary of Ameritech Corporation ("Ameritech") which provide 21st Century access to scarce pole space within Area 1 to further facilitate deployment of its DRS Network. The decentralized configuration of the DRS Network (which includes distributed hubs and nodes that act "intelligently" to route network traffic efficiently) together with the CTA and the pole attachment agreements, enable network construction to be driven in large part by market demand and revenue potential in contrast to the conventional approach of building a system from the headend outward on a block-by-block basis. To fully exploit this advantage, the Company's sales and marketing strategy is coordinated with ongoing network construction and focused on securing bulk contracts with 125-unit or larger multiple dwelling unit buildings ("MDUs"). The Company believes that this strategy will help to identify the optimal sequence of node activation on the DRS Network and tie capital expenditures more directly to revenue-producing subscribers.

  21st Century's DRS Network currently provides video, audio and data services. These services include 110 analog video channels, 59 interactive information channels with local content (e.g., train and airline schedules, restaurant menus, local news and sports scores, stock quotes and expressway traffic updates) and 22 specialty audio channels (e.g., international and foreign language programming, BBC radio broadcasts, reading services for the blind, commercial-free music categories and select distant-market FM stations), with significant capacity for additional broadband and narrowband products and services. The Company's data product is its 4 Mbps cable modem Internet access service, which is delivered at symmetrical speeds more than 125 times faster than the prevalent 28.8 Kbps telephone modem and 25 times faster than an ISDN modem. The Company is also hosting websites for commercial customers. The Company will also provide switched, facilities-based competitive local exchange carrier ("CLEC") services with last mile connectivity and local dial tone to both commercial accounts and selected residential subscribers upon receipt of the necessary regulatory approval and installation of the requisite telephony equipment. The Company currently provides telephony service on a test basis and plans to begin offering in mid-1998 a broad range of competitive telephony services (e.g., local, long distance and enhanced services) to both commercial accounts and selected residential subscribers, most of whom currently have no facilities-based alternative to the service provided over the network of the incumbent local exchange carrier ("ILEC").

  The City of Chicago is the third largest urban market in the United States and Area 1 is the densest section of the city, characterized by a high concentration of MDUs and commercial office buildings. Area 1 has several significant and attractive attributes, including a relatively high density of 12,000 housing units per square mile (compared with a density for the entire City of Chicago of 5,000 housing units per square mile); more than 300,000 homes (many of which are located in upscale, demographically attractive lakefront neighborhoods); existing cable penetration that the Company believes is significantly below the national average for urban areas; and approximately 51,000 employers in the City's prominent business and financial districts, which include such businesses and landmarks as the Mercantile Exchange, Sears Tower, Chicago Board of Trade, Chicago Board of Options Exchange, Federal Reserve, Hancock Building, Amoco Tower, major banks and other premier businesses.


  21st Century has taken significant steps to implement its business plan and service offerings in Chicago's Area 1. In addition to securing the Area 1 franchise, the CTA attachment agreement and the Commonwealth Edison and Ameritech pole attachment agreements, the Company has (i) constructed and activated its network operations center ("NOC"), which includes a video headend and a data operations center ("DOC"), (ii) completed the northern fiber transport ring of the DRS Network, extending from the downtown business district to the northern portions of the city bordering Evanston, (iii) secured programming content for more than 170 channels of video and interactive information programming, (iv) constructed and activated portions of the outside fiber distribution network to reach selected MDUs, (v) initiated customer installation processes, billing, call center and customer care services, (vi) secured contracts for more than 4,000 residential subscribers (which include more than 2,000 new subscribers under 5-year bulk MDU agreements as well as subscribers acquired in early 1997 from an affiliated company) and (vii) passed with its initial distribution facilities more than 15,800 additional potential subscribers. The Company has completed installation of approximately 5 percent of the fiber optic strand miles that will ultimately make up the DRS Network. The Company has also entered into an agreement with Nortel for the acquisition and installation of the switching and other ancillary equipment necessary for it to provide telephony services.

BUSINESS STRATEGY AND COMPETITIVE ADVANTAGES

  The Company believes that it can exploit its innovative DRS Network, superior product offerings and other strategic assets to compete strongly in Chicago's Area 1 and other selected markets. 21st Century's strategy and competitive advantages include the following key components:

  DEVELOP HIGH-CAPACITY, FULL-SERVICE DRS NETWORK.   21st Century intends to
exploit the advantages of its innovative, internally-developed DRS Network architecture to provide fully integrated voice, video and high-speed data services. Key attributes of the DRS Network include (i) an advanced integrated network design built to the rigorous Bellcore standards, (ii) the distribution of switching and traffic routing mechanics at specific locations out on the DRS Network (rather than being concentrated at one point as in conventional networks), allowing the Company to efficiently and economically route traffic regardless of penetration and usage levels, (iii) a SONET-based redundancy and self-healing architecture with both circuit and route diversity, (iv) multiple layers of power redundancy to ensure network reliability and (v) a large fiber capacity permitting delivery of advanced two-way, fully-interactive broadband services, as well as significant unutilized capacity to allow the Company to upgrade services, add applications and develop new product offerings without service interruption or interference.


  DEPLOY DRS NETWORK COST-EFFECTIVELY ON A REVENUE-DRIVEN BASIS.   The
decentralized configuration of the DRS Network, combined with the CTA and pole attachment agreements, allows the Company to rapidly and efficiently deploy the DRS Network to accommodate market demand on a revenue-driven basis. This strategy contrasts sharply with the typical approach of building a conventional coaxial cable system from the headend outward on a block-by-block basis. This DRS Network advantage will also allow the Company to efficiently utilize its capital resources to secure larger MDU bulk video contracts which will be used as the basis for node activation;

thus, more significant revenue streams should be realized earlier in the planned 3-4 year construction buildout than would be realized by a conventional coaxial cable system buildout. After a large MDU is activated within a node, the Company will then market its premium cable and pay-per-view video services, as well as its high-speed data and, when available, telephony services, to its cable subscribers in order to leverage MDU subscriber relationships. In addition, 21st Century will market its full range of voice, video and high-speed data services to the other MDUs and homes passed (collectively, "Homes Passed") which are located between the node and the transport ring. For commercial subscribers, the Company will seek initially to deploy the DRS Network in Chicago's dense central downtown area to (i) small to mid-sized commercial accounts and communications-intensive businesses that have an interest in the Company's high-speed data and Internet services and (ii) organizations such as the Building Owners Management Association and other facilities management companies that influence the selection of communications facilities installed at multiple buildings, as well as industry associations which the Company believes will encourage member companies to use the Company's services.

  PROVIDE SUPERIOR PRODUCT OFFERINGS ON A BUNDLED BASIS.   The Company believes
that its voice, video and high-speed data product offerings will be superior to competitive products currently available in Area 1 in terms of (i) the breadth and quality of the individual product offerings, (ii) the extent of the enhanced service features offered to the customer and (iii) the ability to bundle such product offerings into a simple, convenient and attractively priced package. The Company's current video offering includes 110 analog video channels, 59 interactive information channels and 22 specialty audio channels, with significant capacity for additional broadband and narrowband products and services. 21st Century's fiber-rich DRS Network is designed with only one to four amplifiers in cascade between its NOC and the subscriber (compared to up to 40 amplifiers used by conventional networks). This reduction in amplifiers significantly reduces signal degradation and results in higher video quality and telephony reliability, a superior audio component and greater data transmission accuracy. The Company's interactive information channels, which provide useful local content and information, are currently not available from any other single source in Area 1. The Company's high-speed data offering includes cable modems that provide access to the Internet at 4 Mbps, which is approximately 125 times faster than the prevalent 28.8 Kbps telephone modem and 25 times faster than an ISDN modem. Beginning in mid-1998, the Company expects to begin marketing a broad range of competitive telephony services (e.g., local, long distance, call waiting, call forwarding, caller ID and three-way calling) to both commercial accounts and selected residential subscribers, most of whom currently have no facilities-based alternative to the service provided over the ILEC's network. The Company's bundled service offering will provide customers with convenient "one-stop shopping," attractive pricing through significant bundled discounts, a single source for installation and service and the ease of a single monthly bill.

  LEVERAGE STRATEGIC ASSETS.   The Company's core strategic assets include (i)
the 15-year renewable franchise granted by the City of Chicago, which permits the construction and installation of a network serving the entirety of Chicago's Area 1 and (ii) the attachment agreement negotiated with the CTA and the pole attachment arrangements negotiated with Commonwealth Edison and Ameritech, which facilitate the timely and efficient buildout of the DRS Network through the utilization of scarce pole space and city infrastructure rights-of-way. Each of these assets is a valuable and important component of the Company's facilities-based business strategy and together would be difficult for another entrant to replicate.

  SECURE FIRST-TO-MARKET ADVANTAGES.   The Company seeks to be the first-to-
market in offering bundled voice, video and high-speed data services in Chicago's Area 1 and other selected markets. The Company believes that the rapid buildout of the DRS Network will enable it to acquire a significant customer base and will give it a competitive advantage over other prospective bundled and single-service providers.

  CONTINUE TO ATTRACT EXPERIENCED MANAGEMENT.   The Company's management team
has extensive and diverse experience in the cable television, Internet, data and telecommunications industries. During the past year, the Company's senior management has demonstrated its expertise by constructing and activating the NOC, completing the northern fiber transport ring of the DRS Network, securing necessary programming content and initiating services. The Company intends to continue to attract qualified senior-level management with demonstrated expertise from the various industries comprising the Company's service offering.

  FOCUS ON SUPERIOR CUSTOMER CARE.   The Company is committed to providing
superior customer care to differentiate 21st Century from its competitors. To accomplish this, the Company has (i) contracted with a third party to provide a single billing statement for its voice, video and data services (which will facilitate bundled discounting for multiple services, permit customized billing statements and permit monthly, transactional and metered billing to support the Company's planned product lines) and (ii) established a relationship with a leading call center services provider to staff and operate a 24-hour call center. The Company believes that the quality and reliability of its services will result in fewer in-bound subscriber complaints, service requests and other non-revenue producing calls. In addition, the Company has installed sophisticated status monitoring equipment in the NOC and throughout its DRS Network, which should allow the Company to become aware of and remedy many potential problems before they are detectable by subscribers.

  EXPAND TO ADDITIONAL MARKETS.   The Company intends to expand its operations
to selected midwestern markets which have the size, demographics and geographical location suitable for its business strategy. Although the Company may consider stand-alone systems, the Company expects to focus on markets in which it can use its Chicago DRS Network and NOC to achieve synergies and economies of scale. The Company has applied for franchises in a number of cities in suburban Chicago, central, southcentral and southwestern Michigan and northern Indiana.


                               CURRENT INVESTORS

  In addition to the $1.9 million initial equity investment by the Company's founding common shareholders, the Company obtained a $21.8 million investment in the form of convertible 8% cumulative preferred stock in January 1997 from a group of private equity investors which includes various entities affiliated with Purnendu Chatterjee and Soros Management Fund; various entities affiliated with William Farley, chairman of Fruit of the Loom, Inc.; Chicago-based telecommunications investment specialists JK&B Capital; and Boston Capital Ventures. In September and November 1997, the Company issued an additional $1.15 million of convertible 8% cumulative preferred stock, $1.0 million of which was issued to Consolidated Communications, a wholly owned subsidiary of McLeod, Inc. In January 1998, several common shareholders and certain other persons and entities purchased approximately $1.5 million of convertible 8% cumulative preferred stock.

                          THE EXCHANGE OFFER

Registration Agreement   The Old Securities were sold by the Company on February
                         9, 1998 (the "Issue Date"), to Credit Suisse First
                         Boston Corporation, BancAmerica Robertson Stephens and
                         BancBoston Securities Inc. (the "Initial Purchasers"), which placed such Old Securities with institutional investors. In addition, 1833.33 shares of Old
                         Exchangeable Preferred Stock will be issued on May 15,
                         1998 as the first dividend payment on the Old
                         Exchangeable Preferred Stock. In connection therewith, the Company executed and delivered for the benefit of the holders of the Old Securities the Registration
                         Rights Agreement obligating the Company to file with the Commission within 45 days after the date of issuance of the Old Securities, a registration statement under the Securities Act relating to (i) an exchange offer for the Old Notes (the "Notes Exchange
                         Offer") and (ii) an exchange offer for shares of Old
                         Exchangeable Preferred Stock (the "Preferred Stock
                         Exchange Offer" and, together with the Notes Exchange
                         Offer, the "Exchange Offer") and to use its best efforts to cause such registration statement to become effective within 150 days after the Issue Date.

The Exchange Offer       New Notes are being offered in exchange for an equal
                         principal amount at maturity of Old Notes. As of the date hereof, there was outstanding $363,135,000 principal amount at maturity of Old Notes. New
                         Exchangeable Preferred Stock is being offered in exchange for an equal number of shares of Old
                         Exchangeable Preferred Stock. Because the New Notes and
                         New Exchangeable Preferred Stock will be recorded in the Company's accounting records at the same carrying value as the Old Notes and Old Exchangeable Preferred
                         Stock, respectively, no gain or loss will be recognized by the Company upon the consummation of the Exchange
                         Offer. See "The Exchange Offer--Accounting Treatment."
                         Holders of the Old Notes or Old Exchangeable Preferred
                         Stock do not have appraisal or dissenter's rights in connection with the Exchange Offer under the Illinois
                         Business Corporation Act (the "IBCA"), the governing law of the state of incorporation of the Company.

                         Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that the New Securities issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided, however, that such New Securities are acquired in the ordinary course of the holder's business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Securities and have no arrangement with any person to participate in a distribution of such New Securities. The staff of the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Each broker-dealer that receives New Securities for its own account in exchange for Old Securities, where such Old Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes or New Exchangeable Preferred Stock prior to offering or selling such New Notes or New Exchangeable Preferred Stock. The Company has agreed, pursuant to the Registration Agreement and subject to certain specified limitations therein, to register or qualify the New Notes and New Exchangeable Preferred Stock for offer or sale under the securities or "blue sky" laws of such jurisdictions as may be necessary to permit the holders of New Securities to trade such New Securities without any restrictions or limitations under the securities laws of the several states of the United States. If a holder of Old Securities does not exchange such Old Securities for New Securities pursuant to the Exchange Offer, such Old Securities will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Securities may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors-- Consequences of Failure to Exchange."

Expiration Date                   5:00 p.m. Eastern Standard Time, on June
                                  [__], 1998 (30 days following the commencement of the Exchange Offer), unless the Exchange
                                  Offer is extended, in which case the term
                                  "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Conditions to the Exchange Offer  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer-- Conditions." Except for the requirements of applicable Federal and state securities laws, there are no Federal or state regulatory requirements to be complied with or obtained by the Company in connection with the Exchange Offer. NO VOTE OF THE COMPANY'S SECURITY HOLDERS IS REQUIRED TO EFFECT THE EXCHANGE OFFER AND NO SUCH VOTE (OR PROXY THEREFOR) IS BEING SOUGHT HEREBY.

Procedures for Tendering
 Old Notes                        Each holder of Old Notes wishing to accept the
                                  Notes Exchange Offer must complete, sign and date the appropriate Letter of Transmittal
                                  (the "Notes Letter of Transmittal"), or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Notes Letter of Transmittal, or such facsimile together with the Old Notes to be exchanged and any other required documentation to the Notes Exchange
                                  Agent (as defined) at the address set forth herein and therein. See "The Exchange Offer--
                                  Procedures for Tendering."

Procedures for Tendering Old
 Exchangeable Preferred Stock     Each holder of Old Exchangeable Preferred
                                  Stock wishing to accept the Preferred Stock
                                  Exchange Offer must complete, sign and date the appropriate Letter of Transmittal (the
                                  "Preferred Stock Letter of Transmittal"), or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Preferred Stock
                                  Letter of Transmittal, or such facsimile together with the Old Exchangeable Preferred
                                  Stock to be exchanged and any other required documentation to the Preferred Stock Exchange
                                  Agent (as defined) at the address set forth herein and therein. See "The Exchange Offer--
                                  Procedures for Tendering."

Withdrawal Rights                 Tenders of Old Securities may be withdrawn at
                                  any time prior to 5:00 p.m., Eastern Standard
                                  Time, on the Expiration Date. To withdraw a tender of Old Securities, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent (as defined) at its address set forth below under "Exchange Agent" prior to 5:00 p.m., Eastern
                                  Standard Time, on the Expiration Date.

Acceptance of Old Securities and
 Delivery of New Securities       Subject to certain conditions, the Company
                                  will accept for exchange any and all Old
                                  Securities which are properly tendered in the Exchange Offer prior to 5:00 p.m., on the Expiration Date. The New Securities issued pursuant to the Exchange Offer will be delivered promptly following the Expiration
                                  Date. See "The Exchange Offer--Terms of the
                                  Exchange Offer."

Exchange Agents                   State Street Bank and Trust Company is serving
                                  as exchange agent (the "Notes Exchange Agent") in connection with the Notes Exchange Offer.
                                  Boston EquiServe Trust Company, N.A. is
                                  serving as exchange agent (the "Preferred
                                  Stock Exchange Agent") in connection with the Preferred Stock Exchange Offer. Each of the
                                  Notes Exchange Agent and the Preferred Stock
                                  Exchange Agent are also referred to herein as the "Exchange Agent."

Use of Proceeds                   There will be no proceeds to the Company from
                                  the Exchange Offer. The net proceeds to the Company from the Private Placement were approximately $240.3 million (after deduction of discounts and estimated offering expenses).
                                  The Company will continue using such proceeds for capital expenditures associated with the continued expansion of the DRS Network in Chicago's Area 1 and for additional working capital and other general corporate purposes, including funding operating deficits.

                       SUMMARY OF TERMS OF NEW NOTES AND
                       NEW EXCHANGEABLE PREFERRED STOCK

     The Exchange Offer relates to the exchange of Old Notes for an equal principal amount at maturity of New Notes and Old Exchangeable Preferred Stock for an equal number of shares of New Exchangeable Preferred Stock. The New Notes will be obligations of the Company evidencing the same indebtedness as the Old Notes and will be entitled to the benefits of the same Indenture (as defined), which governs both the Old Notes and the New Notes. The form and terms of the New Notes and the New Exchangeable Preferred Stock are substantially identical to the form and terms of the Old Notes and the Old Exchangeable Preferred Stock, respectively, except that the offer of the New Securities will have been registered under the Securities Act and, therefore, the New Securities will not bear legends restricting the transfer thereof.

COMPARISON WITH OLD NOTES AND OLD EXCHANGEABLE PREFERRED STOCK

Freely Transferable               Generally, the New Securities will be freely
                                  transferable under the Securities Act by holders who are not affiliates of the Company.
                                  The New Notes and New Exchangeable Preferred
                                  Stock otherwise will be substantially
                                  identical in all material respects to the Old
                                  Notes and Old Exchangeable Preferred Stock, respectively. See "The Exchange Offer--Terms of the Exchange Offer."

Registration Rights               The holders of Old Securities currently are
                                  entitled to certain registration rights
                                  pursuant to a registration rights agreement
                                  (the "Registration Rights Agreement") dated as of February 2, 1998, between the Company and the Initial Purchasers. However, upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Securities who do not exchange their Old Securities for New Securities in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old
                                  Securities, unless such Old Securities are subsequently registered under the Securities
                                  Act (which, subject to certain limited
                                  exceptions, the Company will have no
                                  obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--
                                  Consequences of Failure to Exchange."


                                 THE NEW NOTES

TERMS OF THE NEW NOTES

Maturity                          February 15, 2008.

Yield and Interest                The issue price per New Note represents a
                                  yield to maturity on the New Notes of 12 1/4%
                                  (computed on a semi-annual bond equivalent basis) calculated from the Issue Date. Except as described herein, no cash interest will accrue or be payable on the New Notes prior to February 15, 2003. Thereafter, cash interest will accrue at a rate of 12 1/4% per annum, and cash interest will be payable on February
                                  15 and August 15 of each year, commencing
                                  August 15, 2003.

Original Issue Discount           For U.S. Federal income tax purposes, the New
                                  Notes will be issued with OID. Each holder of a New Note must include such OID in gross income for U.S. Federal income tax purposes in advance of the receipt of the cash payments to which such income is attributable. See
                                  "Certain United States Federal Income Tax
                                  Consequences."

Optional Redemption               The New Notes will not be redeemable at the
                                  option of the Company prior to February 15, 2003, except that until February 15, 2001, the Company may redeem, at its option, in the aggregate up to 35% of the principal amount at maturity of the Notes at the redemption price set forth herein with the net proceeds of one or more Equity Offerings following which there is a Public Market if at least $236.0 million principal amount at maturity of the Notes remains outstanding after any such redemption.
                                  On or after February 15, 2003, the New Notes may be redeemed at the option of the Company, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. See "Description of the New
                                  Notes--Optional Redemption."

Change of Control                 Upon a Change of Control, each holder of New
                                  Notes may require the Company to purchase all or any portion of such holder's New Notes at a purchase price equal to 101% of the Accreted
                                  Value thereof plus accrued and unpaid
                                  interest, if any, to the date of purchase.
                                  There can be no assurance that the Company will be able to raise sufficient funds to meet this purchase obligation should it arise. See
                                  "Description of the New Notes--Change of Control."

Ranking The New Notes will be unsecured senior obligations of the Company and will rank pari passu in right of payment with all unsubordinated, unsecured indebtedness of the Company and will be senior in right of payment to all subordinated indebtedness of the Company. As of December 31, 1997, after giving effect to the Private Placement and the application of the proceeds therefrom, the Company would have had outstanding $200.2 million of unsubordinated indebtedness and no subordinated indebtedness. The Notes will be effectively subordinated to all current and future indebtedness of the Company's subsidiaries, including trade payables and other accrued liabilities.

Restrictive Covenants             The Indenture (as defined) contains certain
                                  covenants that, among other things, limit (i) the incurrence of additional Indebtedness by the Company and its Restricted Subsidiaries
                                  (as defined), (ii) the payment of dividends and other distributions by the Company and its Restricted Subsidiaries in respect of their capital stock, (iii) investments or other restricted payments by the Company and its Restricted Subsidiaries, (iv) asset sales, (v) certain transactions with affiliates, (vi) the sale or issuance of capital stock of Restricted Subsidiaries, (vii) the incurrence of liens and the entering into of sale/leaseback transactions and (viii) mergers and consolidations. The Indenture also prohibits certain restrictions on distributions from Restricted Subsidiaries.
                                  All of these limitations and prohibitions, however, are subject to a number of important qualifications and exceptions. See
                                  "Description of the New Notes--Certain
                                  Covenants."

Use of Proceeds                   There will be no proceeds to the Company from
                                  the Exchange Offer. The net proceeds to the Company from the Private Placement were approximately $240.3 million (after deduction of discounts and estimated offering expenses).
                                  The Company will continue using such proceeds for capital expenditures associated with the continued expansion of the DRS Network in Chicago's Area 1 and for additional working capital and other general corporate purposes, including funding operating deficits.


                     THE NEW EXCHANGEABLE PREFERRED STOCK

TERMS OF THE NEW EXCHANGEABLE PREFERRED STOCK

Liquidation Preference            $1,000 per share.

Dividends                         Dividends on the New Exchangeable Preferred
                                  Stock will accrue at a rate of 13 3/4% per annum of the liquidation preference thereof and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year commencing May 15, 1998.
                                  Dividends will be payable in cash, except that on each dividend payment date occurring on or prior to February 15, 2003, dividends may be paid, at the Company's option, by the issuance of additional shares of New Exchangeable
                                  Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. It is not anticipated that the Company will pay any dividends in cash for any period ending on or prior to February 15, 2003.


Ranking The New Exchangeable Preferred Stock will rank senior to all other classes of equity securities of the Company outstanding upon consummation of the Exchange Offer, including but not limited to the 1,554,871 shares of 8% cumulative preferred stock issued pursuant to the January 1997 Stock Purchase Agreement. The Company may not authorize any new class of Parity Stock or Senior Stock without the approval of at least a majority of the shares of Exchangeable Preferred Stock then outstanding, voting or consenting, as the case may be, as one class. See "Description of the New Exchangeable Preferred
                                  Stock--Ranking."

Optional Redemption               The New Exchangeable Preferred Stock will not
                                  be redeemable prior to February 15, 2003, except that, on or prior to February 15, 2001, the Company may redeem in whole but not in part, at its option, the outstanding New
                                  Exchangeable Preferred Stock at a redemption price of 113 3/4% of the liquidation preference thereof, plus accumulated and unpaid dividends to the date of redemption, with the net proceeds of an Equity Offering.
                                  On or after February 15, 2003, the New
                                  Exchangeable Preferred Stock is redeemable at the option of the Company, in whole or in part, at the redemption prices set forth herein plus accumulated and unpaid dividends, if any, to the date of redemption. See
                                  "Description of the New Exchangeable Preferred
                                  Stock--Optional Redemption."

Mandatory Redemption              The New Exchangeable Preferred Stock is
                                  subject to mandatory redemption at its
                                  liquidation preference, plus accumulated and unpaid dividends, if any, on February 15, 2010, out of any funds legally available therefor.

Change of Control                 In the event of a Change of Control (as
                                  defined), the Company shall offer to purchase all outstanding shares of New Exchangeable
                                  Preferred Stock, in whole or in part, at a purchase price equal to 101% of the aggregate liquidation preference thereof, plus accumulated and unpaid dividends, if any, to the date of purchase.

                                  In the event the Company is not permitted by applicable law or by the terms of any indebtedness of the Company to make the offer referred to above or to purchase any shares of New Exchangeable Preferred Stock pursuant to such offer, holders of a majority of the Exchangeable Preferred Stock will designate an Independent Financial Advisor (as defined) to determine the appropriate dividend rate (the "reset rate") that the New Exchangeable Preferred Stock should bear so that, after the dividend rate on the New Exchangeable Preferred Stock is reset to such reset rate, the New Exchangeable Preferred Stock would have a market value of 101% of the liquidation preference. After determination of the reset rate, the New Exchangeable Preferred Stock shall accrue and accumulate dividends at the reset rate from and after the date of occurrence of the Change of Control; provided, however, that the reset rate shall in no event be less than 13 3/4% per annum (the initial dividend rate on the New Exchangeable Preferred Stock) or greater than 15% per annum. See "Description of the New Exchangeable Preferred Stock--Change of Control."

Voting Rights                     Holders of the New Exchangeable Preferred
                                  Stock will have limited voting rights,
                                  including (i) those required by law and (ii) that holders of the outstanding shares of New
                                  Exchangeable Preferred Stock, voting together as a class with the holders of any other series of preferred stock upon which like rights have been conferred and are exercisable, upon the failure of the Company
                                  (1) to pay dividends for six or more dividend periods (whether or not consecutive), (2) to satisfy any mandatory redemption obligation with respect to the New Exchangeable Preferred
                                  Stock, (3) to comply with the covenants set forth in the Amended Articles (as defined) or
                                  (4) to make certain payments on certain
                                  Indebtedness, will be entitled to elect the lesser of (x) two members to the Board of Directors of the Company and (y) that number of directors constituting 25% of the members of the Board of Directors of the Company. See
                                  "Description of the New Exchangeable Preferred
                                  Stock--Voting Rights."

Restrictive Covenants             The Amended Articles (as defined herein) limit
                                  (i) the incurrence of additional Indebtedness by the Company and its Restricted
                                  Subsidiaries, (ii) the payment of dividends and other distributions by the Company and its Restricted Subsidiaries in respect of their capital stock, (iii) investments or other restricted payments by the Company and its Restricted Subsidiaries, (iv) asset sales, (v) certain transactions with affiliates, (vi) the sale or issuance of capital stock of Restricted

                                  Subsidiaries and (vii) mergers and
                                  consolidations. The Amended Articles will also prohibit certain restrictions on distributions from Restricted Subsidiaries. All these limitations and prohibitions, however, are subject to a number of important qualifications. See "Description of the New Exchangeable Preferred Stock--Certain
                                  Covenants."

Senior Debt Restrictions          The Company's debt instruments, including the
                                  Indenture for the Notes, contain provisions which restrict, and if a default under any thereof exists prohibit, redemption or repurchase of the New Exchangeable Preferred
                                  Stock, including upon a Change of Control or through the issue of Exchange Debentures, and the payment of cash dividends on the New
                                  Exchangeable Preferred Stock. See "Risk
                                  Factors" and "Description of the New Notes--
                                  Certain Covenants."

Exchange Feature                  On any scheduled dividend payment date, the
                                  Company may, at its option, exchange all but not less than all the shares of Exchangeable
                                  Preferred Stock then outstanding for Exchange
                                  Debentures in a principal amount equal to the liquidation preference of the shares of Exchangeable Preferred Stock held by such holder at the time of such exchange.


                            THE EXCHANGE DEBENTURES

Securities Offered                13 3/4% Subordinated Exchange Debentures Due
                                  2010 issuable in exchange for the Exchangeable
                                  Preferred Stock in an aggregate principal amount equal to the sum of the liquidation preference of the Exchangeable Preferred
                                  Stock, plus accumulated and unpaid dividends to the date of exchange.

Maturity                          February 15, 2010.

Interest The Exchange Debentures will bear interest at the rate of 13 3/4% per annum, payable semi-annually in arrears on February 15 and August 15, commencing with the first of such dates to occur after the date of exchange (the "Exchange Date"). On or prior to February 15, 2003, interest may, at the option of the Company, be paid by issuing additional Exchange Debentures with a principal amount equal to such interest. After February 15, 2003, interest on the Exchange Debentures may be paid only in cash.

Ranking The Exchange Debentures will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Indebtedness (including the Notes) of the Company and to all indebtedness and other liabilities (including trade payables) of the Company's subsidiaries. As of December 31, 1997 after giving effect to the Private Placement and the application of the proceeds therefrom, the Company would have had $200.2 million of outstanding indebtedness, all of which would have been senior in right of payment to the Exchange Debentures. See "Description of the Exchange Debentures--Ranking."

Optional Redemption               The Exchange Debentures will not be redeemable
                                  prior to February 15, 2003, except that, until February 15, 2001, the Company may redeem in whole but not in part, at its option, the Exchange Debentures at a redemption price of 113 3/4% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, with the net proceeds of an Equity Offering. On or after February 15,
                                  2003, the Exchange Debentures are redeemable at the option of the Company, in whole or in part, at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. See
                                  "Description of the Exchange Debentures--
                                  Optional Redemption."

Change of Control                 In the event of a Change of Control, holders
                                  of the Exchange Debentures will have the right to require the Company to purchase their Exchange Debentures, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See
                                  "Description of the Exchange Debentures--
                                  Change of Control."

Restrictive Covenants             The indenture under which the Exchange
                                  Debentures will be issued (the "Exchange
                                  Indenture") limits (i) the incurrence of additional Indebtedness by the Company and its Restricted Subsidiaries, (ii) the payment of dividends and other distributions by the Company and its Restricted Subsidiaries in respect of their capital stock, (iii) investments or other restricted payments by the Company and its Restricted Subsidiaries,
                                  (iv) asset sales, (v) certain transactions with affiliates, (vi) the sale or issuance of capital stock of Restricted Subsidiaries and
                                  (vi) mergers and consolidations. The Exchange
                                  Indenture also prohibits certain restrictions on distributions from Restricted Subsidiaries.
                                  All these limitations and prohibitions,
                                  however, are subject to a number of important qualifications. See "Description of the
                                  Exchange Debentures--Certain Covenants."


                                  RISK FACTORS

  See "Risk Factors" for certain factors that should be considered by holders of Old Securities before tendering their Old Securities in the Exchange Offer.

                     SUMMARY FINANCIAL AND OPERATING DATA

  The following table sets forth summary financial and operating data for the Company. The summary financial data as of and for the periods ended March 31, 1995, 1996 and 1997 have been derived from the audited financial statements of the Company. The summary financial and operating data as of and for the nine months ended December 31, 1996 and 1997 have been derived from the unaudited financial statements of the Company and, in the opinion of the Company, include all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of such information. Operating results for the nine months ended December 31, 1997 are not necessarily indicative of the results that may be expected for the entire year. The summary financial and operating data set forth below should be read in conjunction with "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included elsewhere in this Prospectus.


                                                                                       NINE MONTHS ENDED
                                                 Year Ended March 31,            ------------------------------
                                        ---------------------------------------           DECEMBER 31,
                                                                                 ------------------------------
                                           1995          1996          1997          1996            1997
                                        -----------  ------------  ------------  -------------  ---------------
Statement of Operations Data:
Subscriber revenues                     $       --   $        --   $     27,480    $        --   $    123,532
Operating expenses                              --         9,617        200,911        190,817        413,979
Selling, general and administrative        624,963       694,122                                    7,276,439
 expenses                                                             2,337,534      1,572,936

Depreciation and amortization               38,923       108,182        170,108        114,734        643,427
                                        ----------   -----------   ------------    -----------   ------------
Operating loss                            (663,886)     (811,921)    (2,681,073)    (1,878,487)    (8,210,313)
Interest income                                 --            --        301,624        142,603        484,678
Interest expense                          (115,428)     (214,688)      (437,843)      (376,828)      (119,226)
                                        ----------   -----------   ------------    -----------   ------------
Net loss                                  (779,314)   (1,026,609)    (2,817,292)    (2,112,712)    (7,844,861)
Preferred stock requirements                    --            --       (478,981)            --     (2,287,928)
                                        ----------   -----------   ------------    -----------   ------------
Net loss attributable to common
 shares                                 $ (779,314)  $(1,026,609)  $ (3,296,273)   $(2,112,712)  $(10,132,789)
                                        ==========   ===========   ============    ===========   ============

Net loss per common share                    $(.52)        $(.64)        $(1.66)        $(1.11)        $(4.26)
                                        ==========   ===========   ============    ===========   ============
Weighted average common
 shares                                  1,508,000     1,609,129      1,988,365      1,900,527      2,380,926

OTHER DATA:
Capital expenditures                    $       --   $        --   $    246,863    $    47,118   $ 15,007,751
Number of subscribers
 (end of period)                                --            --          1,734             --          3,019
Deficiency in earnings to
 cover combined fixed charges (3)       $  779,314   $ 1,026,609   $  3,296,273    $ 2,112,712   $ 10,132,789
Deficiency in  earnings to cover
 interest charges (3)                   $  779,314   $ 1,026,609   $  2,817,292    $ 2,112,712   $  7,844,861
Deficiency in earnings to cover
 preferred stock requirements (3)              N/A           N/A   $  2,840,046            N/A   $  9,865,538
PRO FORMA (2):

Net loss                                                           $(29,640,225)                 $ 27,767,075)
Preferred stock requirements                                         (8,586,459)                   (8,274,205)
                                                                    -----------                   -----------
Net loss attributable to common
 shares                                                            $(38,226,684)                 $(36,041,280)
                                                                    ===========                   ===========
Net loss per common share                                                (19.23)                       (15.14)
                                                                    ===========                   ===========
Deficiency in earnings to cover
 combined fixed charges (3)                                        $ 38,226,684                  $ 36,041,280
                                                                    ===========                   ===========
Deficiency in earnings to cover
 interest charges (3)                                              $ 29,640,225                  $ 27,767,075
Deficiency in  earnings to cover
 preferred stock requirements (3)                                  $ 10,947,524                  $ 15,851,815
                                                                    ===========                   ===========

                                                                                       December 31, 1997
                                                                                 ----------------------------
                                                                                    Actual      AS ADJUSTED(1)
                                                                                 ------------   ------------
Balance Sheet Data:
Total assets                                                                      $23,835,488   $265,392,870
Total liabilities                                                                  15,874,148    207,874,148
Total Class A Convertible 8%
 Cumulative Preferred Stock                                                        19,974,325             --
Total Exchangeable Preferred
 Stock Due 2010                                                                            --     45,455,300
Total shareholders' equity                                                        (12,012,985)    12,063,422



(1) Adjusted to give effect to the Private Placement and the application of the net proceeds therefrom, certain revisions made to the Class A Convertible 8% Cumulative Preferred Stock Agreement, the receipt of approximately $1.5 million of proceeds received from the issuance by the Company in January 1998 of 95.4 shares of Class A Convertible 8% Cumulative Preferred Stock and reflects the repayment of $8.0 million outstanding under the Interim Credit Facility.

(2) The year ended March 31, 1997 and nine months ended December 31, 1997, net loss, preferred stock requirements, net loss attributable to common shares, net loss per common share, ratio of earnings to combined fixed charges, ratio of earnings to interest charges and ratio of earnings to preferred stock requirements have been adjusted to reflect the impacts of the interest expense, amortization of deferred debt costs, preferred stock dividends and accretion associated with the Private Placement. The year ended March 31, 1997 and nine months ended December 31, 1997 reflect the first twelve and nine months of interest expense, amortized debt costs, preferred stock dividends, and accretion respectively.

(3) The Company has a deficiency of earnings necessary to cover its combined fixed charges, interest payments and preferred dividend requirements, historically and on a pro forma basis.

(4) The pro forma net income for the year ended March 31, 1997 includes twelve months of pro forma interest expense totaling $27,260,776 which includes $437,843 of historical interest expense as well as $25,276,002 of accretion related to the original issue discount on the senior discount notes and $1,546,931 of amortization of deferred issuance costs related to the senior discount notes. The pro forma net income for the nine months ended December 31, 1997 includes nine months of pro forma interest expense totaling $20,041,440 which includes $119,226 of historical interest expense as well as $18,763,176 of accretion related to the original issue discount on the senior discount notes and $1,159,038 of amortization of deferred issuance costs related to the senior discount notes. The pro forma calculations related to the senior discount notes were performed using the effective interest method based on the following components: (1) the original carrying value of the senior discount notes of $363,135,000 less the original issue discount of $163,135,000 for a net carrying value of $200,000,000 and (2) total issuance costs incurred in relation to the senior discount notes of $7,886,824.

(5) The pro forma preferred stock requirements (dividends and accretion) for the year ended March 31, 1997 totals $8,586,459 which includes $478,981 of historical preferred stock requirements as well as twelve months of preferred dividend requirements, $7,237,405, and twelve months of accretion, $870,073, related to the senior exchangeable preferred stock. The pro forma preferred stock requirements for the nine months ended December 31, 1997 totals $8,274,205 which includes $2,287,928 of historical preferred stock requirements as well as nine months of preferred dividend requirements, $5,335,255, and nine months of accretion, $651,022, related to the senior exchangeable preferred stock. The pro forma calculations related to the senior exchangeable preferred stock were performed using the effective interest rate method based on the following components: (1) the redemption value of the redeemable preferred stock of $50,000,000, (2) the portion of the proceeds assigned to the related warrants of $2,605,500, (3) total issuance costs incurred in relation to the senior exchangeable preferred stock of $1,939,200, (4) quarterly compounding of preferred dividends, and
    (5) dividend rate of 13 3/4%. This results in an initial carrying value of $45,455,300 related to the senior exchangeable preferred stock.

                                  RISK FACTORS

  Holders of Old Securities should carefully consider the following risk factors, as well as other information set forth in this Prospectus, before tendering the Old Securities in the Exchange Offer. The risk factors below (other than "Consequences of Failure to Exchange") are generally applicable to the Old Securities as well as the New Securities.

  This Prospectus contains certain forward-looking statements regarding the Company's operations, economic performance and financial condition, in particular, statements made as to plans to develop and construct the DRS Network, add and upgrade facilities and offer services, the Company's intention to connect certain subscribers to the DRS Network, the development of the Company's businesses, the markets for the Company's services and products, the Company's anticipated capital expenditures, the Company's anticipated sources of capital and effects of regulatory reform and competitive and technological developments. Such forward-looking statements are subject to known and unknown risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including those identified in this Section and elsewhere in this Prospectus. Such risks include, but are not limited to, the Company's ability to successfully market its services to new subscribers, access markets, finance network developments, and obtain rights-of-way, building access rights and any required governmental authorizations, franchises and permits, all in a timely manner, at a reasonable cost and on satisfactory terms and conditions, as well as regulatory, legislative, judicial, competitive and technological developments that could cause actual results to vary materially from the future results indicated, expressed or implied, in such forward-looking statements. Certain of these and other risk factors are more completely described below.

CONSEQUENCES OF FAILURE TO EXCHANGE


     Holders of Old Securities who do not exchange their Old Securities for New Securities pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Securities as set forth in the legend thereon as a consequence of the issuance of the Old Securities pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Securities may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Securities under the Securities Act. Based on interpretations by the staff of the Commission, as set forth in no-action letters to third parties, the Company believes that the New Securities issued pursuant to the Exchange Offer in exchange for Old Securities may be offered for resale, resold or otherwise transferred by the holders thereof (other than any such holder that is an "affiliate" of the issuer within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Securities and have no arrangement or understanding with any person to participate in the distribution of such New Securities. The staff of the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. The Letters of Transmittal state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning or the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Old Securities where such Old Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. Each broker-dealer that acquired Old Securities directly from the Company, and not as a result of market-making or trading activities, must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resale of the New Securities and cannot rely on the position of the staff of the Commission enunciated in no-action letters issued to third parties. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Securities may not be offered or sold unless they have been registered or with. To the extent that Old Securities are tendered and accepted in the Exchange Offer, the trading market for the untendered and the tendered but unaccepted Old Securities could be adversely affected. As indicated in the Company's Summary Financial and Operating Data, footnote (3), the Company has a deficiency of earnings necessary to cover its preferred dividend requirements, historically and on a pro forma basis.

HISTORY OF LOSSES; EXPECTATION OF FUTURE LOSSES AND NEGATIVE CASH FLOWS FROM OPERATIONS

  The Company has had a cumulative net loss attributable to common shares of $15,655,619 from its inception in 1992 through December 31, 1997, and incurred net losses attributable to common shares of $3,296,273 and $10,132,789 for its fiscal year ended March 31, 1997 and the nine months ended December 31, 1997, respectively. At December 31, 1997, the Company had an accumulated deficit of $15,655,619. Taking into consideration nine months and twelve months of interest expense, amortized debt costs, preferred stock dividends and accretion related to the Private Placement, the pro forma net loss attributable to common shares for the nine months ended December 31, 1997 and year-ended March 31, 1997 are $36,041,280 and $38,226,684, respectively. The implementation of the Company's business plan to build out the DRS Network and commence construction of new networks involves significant additional expenditures and substantially increased depreciation and amortization expenses. Revenues currently are minimal and may be slow in growing as services are new and may be subject to start-up and other delays. Accordingly, the Company expects that it will incur net losses and significant negative cash flow (after capital expenditures) during the next several years as it continues to expand its operations. In addition to timely and cost-effective construction efforts, the ability of the Company to achieve profitability and positive cash flow will depend in large part on the successful marketing of the voice, video and high-speed data services offered or to be offered by the Company. There can be no assurance that the Company can successfully compete in obtaining subscribers for its broadband services or that the Company will generate sufficient revenues such that the Company's operations will become profitable or generate positive cash flows in the future. If the Company cannot achieve operating profitability or positive cash flows from operating activities, it may not be able to meet its working capital or debt service requirements, including its obligations under the New Notes, which would cause an event of default under the Indenture and would substantially reduce or eliminate the value of the New Exchangeable Preferred Stock. Moreover, if the Company cannot achieve operating profitability or positive cash flows from operating activities, it may not be able to meet its obligation to manditorily redeem the New Exchangeable Preferred Stock in 2010. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


SIGNIFICANT CAPITAL REQUIREMENTS


  The Company's business requires substantial investment to finance capital expenditures and related expenses to construct the DRS Network in Chicago, to construct additional networks, to fund subscriber equipment, to purchase equipment to initiate telephony services, to fund operating deficits as it builds its subscriber base and to maintain the quality of its networks. The Company estimates that its aggregate capital expenditure requirements related to DRS Network construction will total approximately $270 million, of which between approximately $90 million to $120 million is expected to be spent during calendar year 1998. Actual costs and the timing thereof may vary significantly from these estimates and will depend in part on the number of miles of the DRS Network to be constructed in a particular period, other factors affecting construction costs, the number of subscribers, the mix of services purchased, the cost of subscriber equipment paid for or financed by the Company and other factors. The Company has entered into a commitment letter with BankBoston, N.A. and Bank of America NT&SA for a $50 million bank revolving credit facility to provide supplemental financing. There are currently no amounts outstanding under this facility. Although the Company's management believes that the proceeds from the Private Placement, together with operating cash flow, will provide sufficient funds to complete the DRS Network, the Company may need additional financing to complete the DRS Network, to expand into additional cities, for new business activities or in the event it decides to make acquisitions. Sources of additional capital may include public and private equity and debt financing, and the $50 million bank revolving credit facility referred to above. There can be no assurance that the proposed bank financing or other financing will be available to the Company on acceptable terms or at all. If the Company is not successful in obtaining sufficient funds it may be required to defer or abandon its expansion plans, which could limit the Company's growth and prospects, and reduce some of the economies of scale the Company expects to obtain, including with respect to purchases of equipment programming and advertising, which could have an adverse effect on the Company's results of operations and financial condition. Moreover, if the Company cannot achieve operating profitability or positive cash flows from operating activities, it may not be able to meet its obligation to manditorily redeem the New Exchangeable Preferred Stock in 2010. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

HIGH LEVERAGE; ABILITY TO SERVICE DEBT; RESTRICTIVE COVENANTS

  At December 31, 1997, on a pro forma basis, after giving effect to the Private Placement and the application of the net proceeds therefrom, the Company would have had $200.2 million of indebtedness, $45.5 million of Exchangeable Preferred Stock and $12.1 million of shareholders' equity. The Indenture and the Amended Articles limit, but do not prohibit, the incurrence of additional indebtedness by the Company and its subsidiaries, and the Company may incur substantial additional indebtedness to finance the construction of the DRS Network and purchase related equipment. All additional indebtedness of the Company will rank senior in right of payment to any payment obligations with respect to the New Exchangeable Preferred Stock and the Exchange Debentures (to the extent that such additional indebtedness represents Senior Indebtedness) and may be secured debt, pari passu with or structurally senior to the New Notes. See "--Holding Company Structure; Priority of Secured Debt." The debt service requirements of any additional indebtedness would make it more difficult for the Company to meet its payment obligations with respect to the New Notes, the New Exchangeable Preferred Stock and the Exchange Debentures.

  The level of the Company's indebtedness could adversely affect the Company in a number of ways, including the following (i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment (after ten years) of the principal of and (after five years), of interest on the Notes and will not be available for other purposes, (ii) the ability of the Company to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes may be limited, (iii) the Company's level of indebtedness could limit its flexibility in planning for, or reacting to, changes in its business, (iv) the Company may be more highly leveraged than some of its competitors, which may place it at a competitive disadvantage and (v) the Company's degree of indebtedness may make it more vulnerable to a downturn in its business or the economy generally.

  There can be no assurance that the Company will be able to meet its debt service obligations, including its obligations under the New Notes. As indicated in the Company's Summary Financial and Operating Data, footnote (3), the Company has a deficiency of earnings necessary to cover its preferred dividend requirements, historically and on a pro forma basis. In order to meet its debt service obligations, the Company must successfully implement its strategy, including constructing the DRS Network in Chicago, increasing the number of subscribers for video and high-speed data services, initiating and obtaining subscribers for its voice services and generating significant and sustained growth in the Company's cash flow. There can be no assurance that the Company will successfully implement its strategy or that the Company will be able to generate sufficient cash flow from operating activities to meet its debt service obligations and its working capital requirements. In the event the implementation of the Company's strategy is delayed or is unsuccessful or the Company does not generate sufficient cash flow to meet its debt service obligations and its working capital requirements, the Company may need to seek additional financing. There can be no assurance that any such financing could be obtained on terms that are acceptable to the Company, or at all. In the absence of such financing, the Company could be forced to dispose of assets in order to make up for any shortfall in the payments due on its indebtedness under circumstances that might not be favorable to realizing the highest price for such assets. There can be no assurance that the Company's assets could be sold quickly enough or for sufficient amounts to enable the Company to meet its obligations, including its obligations with respect to the Notes.

  The Indenture and the Amended Articles impose, and future indebtedness may impose, operating and financial restrictions on the Company and its subsidiaries. These restrictions affect, and in certain cases significantly limit or prohibit, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, create liens upon assets, apply the proceeds from the disposal of assets, make investments, make dividend payments and other distributions on capital stock and redeem capital stock. The limitations in the Indenture and the Amended Articles are subject to a number of important qualifications and exceptions.

  If the Company is unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments from new financings or from asset sales, or if the Company otherwise fails to comply with the various covenants in its indebtedness, it would be in default under the terms thereof, which would permit the holders of such indebtedness to accelerate the maturity of such indebtedness and could cause defaults under other indebtedness of the Company. Such defaults could delay or preclude payment of interest or principal on the New Notes or the payment of dividends on the New Exchangeable Preferred Stock. The ability of the Company to meet its obligations will be dependent upon the future performance of the Company, which will be subject to prevailing economic conditions and to financial, business and other factors. See "Description of Certain Indebtedness," "Description of the New Notes--Certain Covenants" and "Description of the New Exchangeable Preferred Stock--Certain Covenants."


HOLDING COMPANY STRUCTURE; PRIORITY OF SECURED DEBT


  The Company is (or shortly after the Exchange Offer will be) a holding company with no direct operations and no significant assets other than the stock of its subsidiaries. The Company currently has three wholly-owned subsidiaries: 21st Century Cable TV of Illinois, Inc.; 21st Century Telecom of Illinois, Inc.; and 21st Century Telecom Group of Michigan, Inc. Moreover, 21st Century Telecom Group of Michigan, Inc. has two wholly-owned subsidiaries: 21st Century Cable TV of Grand Rapids, Inc. and 21st Century Telecom of Michigan, Inc. The Company is (or will be) dependent on the cash flows of its subsidiaries to meet its obligations, including the payment of the principal of and interest on the Notes and the payment of dividends on the Exchangeable Preferred Stock. The Company's subsidiaries are (or will be) separate legal entities that have no obligation to pay any amounts due pursuant to the Notes or the Exchangeable Preferred Stock or to make any funds available therefor, whether by dividends, loans or other payments. The ability of the Company's subsidiaries to make such dividends and other payments to the Company will be subject to, among other things, the availability of funds, the terms of such subsidiaries' indebtedness and applicable state laws. Because the Company's subsidiaries will not guarantee the payment of the principal of or interest on the Notes or the payment of dividends on the Exchangeable Preferred Stock, any right of the Company to receive the assets of any of its subsidiaries upon its liquidation or reorganization (and the consequent right of holders of the Notes or the Exchangeable Preferred Stock to participate in the distribution or realize proceeds from those assets) will be effectively subordinated to the claims of the creditors of any such subsidiary (including trade creditors and holders of indebtedness of such subsidiary), except if and to the extent that the Company is itself a creditor of such subsidiary, in which case the claims of the Company would still be effectively subordinated to any security interest in the assets of such subsidiary held by other creditors.

  The New Notes are unsecured and therefore will be effectively subordinated in right of payment to any secured indebtedness of the Company. The Indenture permits the Company and its subsidiaries to incur an unlimited amount of indebtedness to finance the acquisition of equipment, inventory and network assets and to secure such indebtedness. Up to $50 million of bank indebtedness may be secured by liens on all assets of the Company and its subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company, the holders of any secured indebtedness will be entitled to proceed against the collateral that secures such indebtedness and such collateral will not be available for satisfaction of any amounts owed under the Notes until such other creditors have been paid in full. In addition, to the extent such assets did not satisfy in full the secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would be pari passu (or effectively senior if the indebtedness were issued by a subsidiary) with the New Notes. Accordingly, there may only be a limited amount of assets available to satisfy any claims of the holders of the New Notes upon an acceleration of the New Notes. See "Description of the New Notes--Ranking."


ABILITY TO PAY DIVIDENDS ON THE NEW EXCHANGEABLE PREFERRED STOCK


  The ability of the Company to pay any dividends is subject to applicable provisions of state law and its ability to pay cash dividends on the New Exchangeable Preferred Stock after February 15, 2003, will be subject to the terms of the Indenture and any other indebtedness of the Company then outstanding. The Indenture contains certain covenants that, among other things, limit the payment of dividends and other distributions by the Company and its Restricted Subsidiaries in respect of their capital stock. There can be no assurance that the Indenture or the terms of other indebtedness of the Company will permit the Company to pay cash dividends on the New Exchangeable Preferred Stock. Moreover, under Illinois law the Company is permitted to pay dividends on its capital stock, including the New Exchangeable Preferred Stock, only out of its surplus, or in the event that it has no surplus, out of its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Surplus is defined as the excess of a company's total assets over the sum of its total liabilities plus the par value of its outstanding capital stock. In order to pay dividends in cash, the Company must have surplus or net profits equal to the full amount of the cash dividends at the time such dividend is declared. The Company cannot predict what the value of its assets or the amount of its liabilities will be in the future and, accordingly, there can be no assurance that the Company will be able to pay cash dividends on the New Exchangeable Preferred Stock.


RANKING OF THE NEW EXCHANGEABLE PREFERRED STOCK


  The Company's obligations with respect to the New Exchangeable Preferred Stock are subordinate and junior in right of payment to all present and future indebtedness of the Company and its subsidiaries, including the New Notes, but will rank senior to existing equity securities of the Company (other than the Old Exchangeable Preferred Stock), including but not limited to the 1,554,871 shares of 8% cumulative preferred stock issued pursuant to the January 1997 Stock Purchase Agreement. In the event of bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the New Exchangeable Preferred Stock only after all holders of indebtedness, and all other creditors, of the Company have been paid, and there may not be sufficient assets remaining to pay amounts due on any or all of the New Exchangeable Preferred Stock then outstanding. See "Description of the New Exchangeable Preferred Stock--Ranking."

  While any shares of New Exchangeable Preferred Stock are outstanding, the Company may not authorize, create or increase the authorized amount of any class or series of stock that ranks senior to or pari passu with the New Exchangeable Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of a majority of the outstanding shares of Exchangeable Preferred Stock. However, without the consent of any holder of Exchangeable Preferred Stock, the Company may create additional classes of stock, increase the authorized number of shares of preferred stock or issue a new series of stock that ranks junior to the New Exchangeable Preferred Stock with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up.


SUBORDINATION OF THE EXCHANGE DEBENTURES

  The payment of principal, premium, if any, and interest on or any other amounts owing in respect of, the Exchange Debentures, if issued, will be subordinated to the prior payment in full of all existing and future Senior Indebtedness, including indebtedness represented by the New Notes, and will be effectively subordinated to all indebtedness and other liabilities (including trade payables) of the Company's subsidiaries. The Indenture and the Exchange Indenture permit the incurrence by the Company and its subsidiaries of additional indebtedness, all of which may constitute Senior Indebtedness, under certain circumstances. In addition, the Company may not pay principal of, premium, if any, or interest on or any other amounts owing in respect of, the Exchange Debentures, or purchase, redeem or otherwise retire the Exchange Debentures, if (i) the obligations with respect to the Notes are not paid when due or (ii) any other event of default has occurred under the Indenture, and is continuing or would occur as a consequence of such payment. In the event of bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Exchange Debentures only after all Senior Indebtedness has been paid, and there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Debentures then outstanding. See "Description of the Exchange Debentures--Ranking."


COMPETITION

  The cable television, Internet and telephone service businesses are highly competitive and the level of competition is increasing. The ability of the Company to compete will depend in part on the technical advantages of its systems, the quality and performance of the DRS Network, the Company's focus on customer service, the pricing of its services and its ability to offer a bundle of services not available from any other single vendor. There can be no assurance that the Company will be able to compete successfully, that customers will prefer bundled to single services or that competitive pressures will not have a material adverse effect on the Company's business, operating results or financial condition. See "Business--Competition." Also, there can be no assurance that the market for cable, Internet or telephone services will not ultimately be dominated by approaches other than approaches marketed by the Company. Many of the Company's competitors and potential competitors have longer operating histories, greater name recognition, a larger subscriber base and significantly greater financial, marketing, technical and other competitive resources than the Company. As a result, they may be able to adapt more quickly to changes in customer requirements, or to devote greater resources to the promotion and sale of their products than can the Company. There can be no assurance that the Company's current or potential competitors will not develop products comparable or superior to those developed by the Company, adapt more quickly than the Company to new technologies, evolving industry trends or changing customer requirements or be more successful than the Company in marketing their products. Competition could increase if new companies enter the market, which could result in price reductions and loss of market share and could have a material adverse effect on the Company's financial condition or results of operations. Although the Company believes it has certain technological and other advantages over its competitors, such advantages require continued investment by the Company in research, development, DRS Network implementation and sales and marketing, and the Company may not realize upon or maintain such advantages.

  Television. In providing cable television service, the Company currently competes with other cable television providers in Chicago, including TCI Communications, Inc., which conducts business under the trade name Chicago Cable ("Chicago Cable"), a subsidiary of Tele-Communications, Inc. ("TCI"), and competes or may compete with other means of video distribution, including broadcast television stations, direct broadcast satellite ("DBS") companies, microwave multipoint distribution systems ("MMDS"), satellite master antenna television ("SMATV") and private home dish earth stations. Additional competition may also come from new wireless local multipoint distribution services ("LMDS") authorized by the Federal Communications Commission (the "FCC"). In addition, the Telecommunications Act of 1996 (the "1996 Telecom Act") repealed the cable television cross ownership ban and telephone companies will now be permitted to provide cable television service within their service areas. The Company also faces competition from other communications and entertainment media, including newspapers, movie theaters, live sporting events and entities that make videotaped movies and programs available for home rental.

  Internet Services. In providing Internet access and high-speed data services, the Company will compete with other network providers of such services, providers of satellite-based Internet services, long-distance carriers that offer Internet services and other cable television companies that offer or may in the future offer Internet services. Technologies such as integrated services digital network ("ISDN"), digital subscriber line ("DSL") and DBS offer high-speed or broadband connections to the Internet, which address the basic requirements for most Internet consumers today. In providing Internet services, the Company likely will compete with companies such as DirecPC, one of the principal providers of satellite-based Internet services in the United States, long-distance carriers such as AT&T Corp. ("AT&T") and MCI Communications Corporation ("MCI") and cable modem services such as @Home, a joint venture among TCI and other large cable companies, and such Internet services providers ("ISPs") as WorldCom, Inc. ("WorldCom") and Teleport Communications Group ("TCG"), which also compete with 21st Century in the telephone and cable industries. The Company will also compete with Ameritech, which recently announced that it is providing high-speed Internet access using asynchronous digital subscriber line ("ADSL") technology and will be collaborating with Microsoft Corporation to facilitate the installation of its ADSL service. Ameritech has announced plans to provide high-speed Internet access initially in Ann Arbor, Michigan, and expects to offer such access in the Chicago area by mid-1998.

  Telephone. Once the Company begins providing local and long-distance telephone service and long-distance access services, the Company will compete with Ameritech, presently the only facilities-based provider available to the local residential market, as well as with WorldCom and TCG. The Company will also compete with long-distance carriers such as AT&T, MCI and Sprint Corporation ("Sprint"), both in long-distance service and potentially in local service. In January 1998, AT&T entered into an agreement to acquire all of the outstanding common stock of TCG. The Company's ability to compete successfully in telephony will depend on the overall bundle of services the Company is able to offer, including price, features and customer service.

ABILITY TO COMPLETE DRS NETWORK CONSTRUCTION

  The timing of completion of the various phases of construction of the DRS Network is subject to numerous uncertainties. See "--Franchise Compliance and Renewal" and "Legislation and Regulation." Although the CTA, Commonwealth
Edison and Ameritech attachment agreements reduce the need for underground construction, the Company still will be required to build significant portions of the DRS Network underground, and also must complete connections through wiring of multiple units in MDUs and other multi-unit buildings. Delays in receiving the necessary financing, in performing the "make-ready" work to use essential utility facilities (e.g., to attach the cable to utility poles), in receiving necessary permits and approvals for underground and other construction, and in conducting the construction itself (due to inclement weather, labor problems and other causes) could adversely affect the Company's schedule. In order to develop the DRS Network, the Company must obtain building access agreements, certain permits and certain rights-of-way and fiber capacity from entities such as telecommunications companies and other utilities, railroads, highway authorities, local governments and transit authorities. There can be no assurance that the Company will be able to maintain its existing franchises, permits and rights or obtain the other permits, building access agreements and rights needed to implement its business plan on acceptable terms and in a timely manner. In constructing the DRS Network, the Company also will be dependent on the performance of contractors and other third parties. There can be no assurance that the Company will be able to secure a sufficient number of contractors or other third parties to construct the DRS Network at an acceptable price or at all or that such contractors or other third parties will perform in accordance with the Company's expectations. Any delay in implementing or constructing the DRS Network or installing necessary equipment will have an adverse effect on the Company's results of operations and financial condition.


ABILITY TO MANAGE GROWTH

  The Company's plan is to obtain subscribers quickly and to grow rapidly. To date, the Company's operations have been limited, and rapid growth may place a significant strain on the Company's DRS Network and management, administrative, operational and financial resources. The Company's ability to manage its growth successfully will require the Company to further enhance its operational, management, financial and information systems and controls. The Company's success will also depend in part upon its ability to hire and retain qualified sales, marketing, administrative, operating and technical personnel. In addition, as the Company increases its service offerings and expands its targeted markets, there will be additional demands on the Company's customer support, sales, marketing and administrative resources as well as on the DRS Network infrastructure. While the Company's DRS Network is operational, it has not been tested under circumstances consistent with the more significant volume of activity anticipated upon buildout of the DRS Network and increase of the Company's subscriber base. The Company's inability to effectively manage its growth could have a significant adverse effect on the Company, its results of operations and financial condition.

  While the Company does not currently intend to pursue an acquisition strategy, the Company may acquire existing companies or networks under certain circumstances. If the Company acquires existing companies or networks, or enters into joint ventures as part of its expansion plan, it will be subject to the risks generally attendant to an acquisition strategy or joint venture. Such risks include the acquired company or joint venture not having all the benefits that are anticipated, the diversion of resources and management time, the integration of the acquired business or joint venture with the Company's operations, the potential impairment of relationships with employees or customers as a result of the acquisition or joint venture, the additional debt burden or dilution incurred to pay the purchase price or capital investment requirements, and other matters. There are also additional risks in participating in joint ventures, including the risk that the other joint venture partners may at any time have economic, business or legal interests or goals that are inconsistent with those of the joint venture or the Company or that a joint venture partner may be unable to meet its economic or other obligations in the joint venture and that the Company may be required to fulfill some or all of those obligations.

SALES AND DISTRIBUTION STAFFING


  As of March 31, 1998, the Company had 32 employees in sales and marketing, many of whom have been employed by the Company for less than one year. In order to increase its direct sales effort, the Company will need to increase the size of its internal sales and marketing staff, and will be required to obtain marketing personnel who have experience in all three components of its broadband service. There can be no assurance that the Company will be able to identify and attract sufficient numbers of qualified personnel or that the Company's sales and marketing operations will successfully compete against the more extensive and well-funded sales and marketing operations of many of the Company's current and future competitors.


UNCERTAIN DEMAND FOR BROADBAND SERVICES

  The Company's business strategy to provide broadband services is comparatively untested and subject to certain risks such as future competition, pricing, regulatory uncertainties and operating and technical difficulties. The demand for such services, at the prices proposed to be charged by the Company, is uncertain. In addition, some of the broadband services being considered by the Company, including high-speed data transmission services for residential subscribers, are not currently available to business or residential subscribers. The Company's business could be adversely affected if demand for an integrated bundle of broadband services (voice, video and high-speed data) is materially lower than anticipated.


FRANCHISE COMPLIANCE AND RENEWAL


  The Company's franchise for Chicago Area 1 contains many conditions, such as time limitations on commencement and completion of system construction (four years from the grant of the franchise), customer service standards, minimum number of channel requirements (80 channels), the provision of free service to schools and certain other public institutions and payment of a franchise fee equal to 5% of the annual gross revenues of the Company's wholly owned subsidiary that holds the franchise. While the Company believes that the conditions in its Chicago Area 1 franchise are typical for the industry, to the extent that the Company fails to meet these conditions, it may be subject to certain monetary penalties or revocation of the franchise.


  The Company's franchise for the Chicago system is non-exclusive and expires in June 2011. The Communications Act of 1934, as amended, provides for a reasonable expectation of franchise renewal, limits the ability of local franchise authorities to fail to renew a franchise and specifies a procedure and period within which local franchise authorities must act. Nonetheless, the Company's franchise may be subject to non-renewal under certain circumstances. Failure of the Company to obtain renewal of its franchise would have a material adverse effect on the Company's business.


COMMENCEMENT OF TELEPHONY SERVICES


  The Company does not yet offer telephony services but has completed a number of steps toward that end, including regulatory approval as a local exchange carrier from the Illinois Commerce Commission, completion of a direct interconnection agreement with Ameritech, and completion of an agreement with Nortel to provide the switching and other equipment necessary to offer telephony services. The Company must, however, complete several additional steps before it can begin offering telephony services, including installation of necessary switching and other equipment and negotiating long-distance and other service arrangements. The Company also is seeking additional management, technical and sales personnel with particular expertise in the telephony business to assist in implementing its telephony strategy. Although the company expects to begin offering telephony services in mid-1998, there is no assurance that it will be able to do so. Installing necessary equipment and completing the DRS Network, negotiating or implementing long-distance and other service arrangements, securing necessary personnel, delays in receiving additional regulatory approvals, or any other delay in the telephony service offering, could adversely affect the Company and its results of operations and financial condition.

DEPENDENCE ON INTEGRATED BILLING AND INFORMATION SYSTEMS AND CUSTOMER CARE OPERATIONS

  The Company outsources certain of its billing and customer service operations and is therefore dependent on others to provide sophisticated information and processing systems, monitor costs, bill subscribers, fill subscriber orders and achieve operating efficiencies. As the Company increases its provision of broadband services, its dependence on integrated billing and information management systems will increase significantly. Integrated billing systems for voice, video and data broadband services are in beta testing phase, but are not currently available for commercial use. The inability of the Company to adequately identify all of its information and processing needs or to obtain upgraded billing and information systems as necessary, could have a material adverse impact on the Company's ability to expand its business and on its results of operations and financial condition. Further, the failure of third-party providers to adequately provide billing and customer care services could adversely affect the Company.


RAPID TECHNOLOGICAL CHANGES

  The telecommunications industry is subject to rapid and significant changes in technology and changes in subscriber requirements and preferences. The Company may be required to select, in advance, one technology over another, but at a time when it would be impossible to predict with any certainty which technology will prove to be the most economic, efficient or capable of attracting subscriber usage. There can be no assurance that subsequent technological developments will not reduce the competitiveness of the Company's DRS Network and require upgrades or additional equipment that could be expensive and time consuming.


EQUIPMENT COST AND AVAILABILITY

  The ability of the Company to compete effectively and to expand its customer base will depend, in part, upon the cost and availability of the set-top box to be used with its video and audio offerings. There can be no assurance that the Company will be able to obtain such set-top boxes in a timely manner and in sufficient quantities to enable it to buildout the DRS Network to additional subscribers, or at a cost that enables it to price its video and audio offerings competitively. If the Company cannot obtain such set-top boxes in a timely manner, in sufficient quantities and at an appropriate cost, its business, financial condition and results of operations may be adversely affected.


DEPENDENCE ON THE INFRASTRUCTURE AND COMMERCIAL VIABILITY OF THE INTERNET

  The success of the Company's bundled service offering will depend in part upon the development and commercial viability of an infrastructure for providing Internet access and services. Because global commerce and online exchange of information on the Internet and other similar open wide-area-networks are new and evolving, it is difficult to predict with any assurance whether the Internet will prove to be a viable commercial marketplace. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity or due to increased governmental regulation. If the necessary infrastructure or complementary services or facilities are not developed, or if the Internet does not become a viable commercial marketplace, the Company's results of operations or financial condition could be materially adversely affected.


EVOLVING REGULATORY ENVIRONMENT


  Although the 1996 Telecom Act, together with the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") and other recent laws and regulations, eliminated most limitations on competition in the broadband service business, the 1996 Telecom Act is complex and in many areas sets forth policy objectives to be implemented by regulation. It is generally expected that the 1996 Telecom Act will undergo considerable interpretation and implementation through regulation and court decisions over the next several years. There can be no assurance that such interpretation or implementing regulations will be favorable to the Company. In certain areas, particularly telephony, further regulation is expected to affect the Company's provision of service. The Company's ability to compete successfully in the provision of telephone service will depend in part on the timing of the implementation of such regulations and whether they are favorable to the Company. It is also important to the Company that the provisions limiting the ability of franchise authorities to deny awarding or renewing franchises not change in a manner adverse to the Company. See "Legislation and Regulation."

DEPENDENCE ON KEY PERSONNEL

  The Company's success depends to a significant degree upon the continuing contributions of its key management, sales, marketing and product development personnel. The Company's business is currently managed by a small number of key management and operating personnel. The Company does not maintain "key man" insurance on these or any other employees. The Company believes that its future success will depend in large part upon its ability to attract and retain highly skilled managerial, sales, marketing and product development personnel. The loss of the services of key personnel, or the inability to attract, recruit and retain sufficient or additional qualified personnel, could have a material adverse effect on the Company. See "Management."


DEPENDENCE ON LOCAL/REGIONAL ECONOMY


  Because the Company's initial market is limited to Chicago's Area 1, it is dependent on the vitality of the local and regional economy. As such, a significant regional or local economic downturn could materially affect the Company's financial condition and results from operations.

ABSENCE OF PRIOR MARKET FOR SECURITIES

  The Securities are new securities for which there is currently no market. Although the Initial Purchasers have informed the Company that they intend to make a market in the Securities and, if issued, the Exchange Debentures, they are not obligated to do so, and any such market-making may be discontinued at any time without notice. Although the Securities and, if issued, the Exchange Debentures, are expected to be tradable in the PORTAL market, the Company does not intend to apply for listing of the Securities or, if issued, the Exchange Debentures, on any securities exchange or for quotation through The Nasdaq Stock Market, Inc. Accordingly, there can be no assurance as to the development or liquidity of any market for the Securities or, if issued, the Exchange Debentures. If a market for the Securities or, if issued, the Exchange Debentures, were to develop, the Securities or, if issued, the Exchange Debentures, may trade at prices that may be higher or lower than their initial offering prices depending upon many factors, including prevailing interest rates, the Company's operating results and the markets for similar securities. Historically, the markets for securities such as the Securities and the Exchange Debentures have been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Securities. There can be no assurance that, if a market for the Securities or, if issued, the Exchange Debentures, were to develop, such a market would not be subject to similar disruptions. Such disruptions may materially and adversely affect such liquidity and trading independent of the financial performance of, and prospects for, the Company.


CONSEQUENCES OF ORIGINAL ISSUE DISCOUNT ON NOTES

  The New Notes will be issued at a substantial discount from their principal amount. Consequently, purchasers of the New Notes generally will be required to include amounts in gross income for Federal tax purposes in advance of receipt of the cash payments to which the income is attributable, and no cash payments of interest will be made until after February 15, 2003.

  Moreover, the New Notes will constitute "applicable high yield discount obligations" ("AHYDOs") because the yield to maturity of the New Notes exceeds the relevant applicable Federal rate (the "AFR") at the time of issue by more than 5 percentage points. For February 1998, the annual long-term AFR is 5.93% and the annual mid-term AFR is 5.69% (based on semi-annual compounding). The appropriate AFR depends upon the weighted average maturity of the New Notes. Because the New Notes constitute AHYDOs, the Company will not be entitled to deduct OID accruing with respect thereto until such amounts are actually paid. See "Certain United States Federal Income Tax Consequences" for a more detailed discussion of the Federal income tax consequences to holders of New Notes.

  If a bankruptcy proceeding is commenced by or against the Company under the United States Bankruptcy Code after the issuance of the New Notes, the claim of a holder of New Notes may be limited to an amount equal to the sum of (i) the initial offering price for the Notes and (ii) that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the United States Bankruptcy Code. Any original issue discount that was not amortized as of the commencement of any such bankruptcy proceeding would constitute "unmatured interest."


LIMITATION ON CHANGE OF CONTROL

  Unless the Company has consummated a Qualified Public Offering (as defined below under "Description of Capital Stock"), beginning on the fourth anniversary of the Issue Date and terminating on the earlier to occur of three years thereafter and the consummation of a Qualified Public Offering by the Company, holders of the Company's Class A Convertible 8% Cumulative Preferred Stock will have the right to require the sale of the Company subject to certain conditions. A Change of Control may occur in such a transaction. In addition, a Change of Control may result from other transactions which could occur at any time. Under the Indenture (in the case of the New Notes), the Amended Articles (in the case of the New Exchangeable Preferred Stock) and the Exchange Indenture (in the case of the Exchange Debentures), in the event of a Change of Control,
(i) each holder of New Notes may require the Company to purchase all or any portion of such holder's New Notes at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any to the date of purchase, (ii) the Company is required to offer to purchase all outstanding shares of New Exchangeable Preferred Stock, in whole or in part, at a purchase price equal to 101% of the aggregate liquidation preference thereof, plus accumulated and unpaid dividends, if any to the date of purchase and (iii) each holder of Exchange Debentures may require the Company to purchase such holder's Exchange Debentures, in whole or in part, at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any to the date of purchase. The Company is not required to provide any credit support or otherwise set aside funds for any obligation to purchase the New Notes, the New Exchangeable Preferred Stock or the Exchange Debentures in the event of a Change of Control. Accordingly, there can be no assurance that the Company will have sufficient funds to satisfy any such repurchase obligations. See "Description of the New Notes--Change of Control," "Description of the
New Exchangeable Preferred Stock--Change of Control," "Description of the Exchange Debentures--Change of Control," "Description of Capital Stock--Right to Require Sale" and "Description of the Warrants--Take Along Rights."


CONTROL BY HOLDERS OF CLASS A CONVERTIBLE 8% CUMULATIVE PREFERRED STOCK

  Although no single shareholder has control over the corporate decisions of the Company, the holders of the Class A Convertible 8% Cumulative Preferred Stock are collectively in a position to control the taking of many significant corporate actions by the Company, including the making of any significant capital commitments, the incurrence of any significant indebtedness, mergers and the payment of dividends on the Common Stock, pursuant to agreements which provide that prior to taking such actions, the Company will need to obtain the approval of the nominees to the Board of Directors of the holders of the Class A Convertible 8% Cumulative Preferred Stock. These restrictions terminate upon the consummation of a Qualified Public Offering. In addition, in the event that a Qualified Public Offering is not completed before the fourth anniversary of the Issue Date, the holders of the Class A Convertible 8% Cumulative Preferred Stock have the right to require the sale of the Company, subject to certain conditions. See "Description of Capital Stock."


                                DIVIDEND POLICY

  The Company has never declared or paid any cash dividends on its capital stock and does not anticipate paying cash dividends on its capital stock in the foreseeable future. It is the current policy of the Company's Board of Directors to retain earnings to finance the expansion of the Company's operations. Future declaration and payment of dividends, if any, will be determined in light of the then-current conditions, including the Company's earnings, operations, capital requirements, financial condition and other factors deemed relevant by the Board of Directors. In addition, the Company's ability to pay dividends is limited by the terms of the Indenture, the Amended Articles and the terms of the Company's existing preferred stock. See "Description of the New Notes," "Description of the New Exchangeable Preferred Stock" and "Description of Capital Stock."


                                USE OF PROCEEDS

  There will be no proceeds to the Company from the Exchange Offer. The net proceeds to the Company from the Private Placement were approximately $240.3 million (after deduction of discounts and estimated offering expenses). The Company will continue using such proceeds for capital expenditures associated with the continued expansion of the DRS Network in Chicago's Area 1 and for additional working capital and other general corporate purposes, including funding operating deficits.

  The Company estimates that capital expenditures in calendar year 1998 for continued construction of the DRS Network in Chicago Area 1, including the installation of telephony equipment to commence voice services for certain customers, will be approximately $90 million to $120 million. Actual costs, and the timing thereof, may vary from this range and will depend in part on factors affecting construction costs, the number of subscribers, the mix of services purchased, the cost of subscriber equipment paid for or financed by the Company and other factors.

                                 CAPITALIZATION


  The following table sets forth the cash and capitalization of the Company as of December 31, 1997 on a historical basis after reflecting an increase in authorized common shares and a 1,000-for-1 common stock split and as adjusted to reflect the Private Placement, the sale of Class A Convertible 8% Cumulative Preferred Stock and the application of the net proceeds therefrom and the impacts of certain revisions to the Class A Preferred Stock Purchase Agreement. See ''Use of Proceeds'' and ''Selected Financial Data.''


                                                                                           December 31, 1997
                                                                                 -------------------------------------
                                                                                     Historical         AS ADJUSTED
                                                                                 ------------------  -----------------
Cash and cash equivalents(1)(2)................................................       $  1,404,975       $235,162,357
                                                                                      ============       ============
Debt(1):
  12/1//4% Senior Discount Notes Due 2008......................................       $         --       $200,000,000
  Interim credit facility(1)...................................................          8,000,000                 --
  Debentures and related interest payable......................................            227,185            227,185
                                                                                      ------------       ------------
  Total debt...................................................................          8,227,185        200,227,185
Redeemable preferred stock:
  13/3//4% Senior Cumulative Exchangeable Preferred Stock Due 2010
    $.01 par value, redemption value $50,000,000, 0 shares authorized, issued and outstanding at September 30, 1997; 100,000 shares
    authorized, 50,000 issued and outstanding, as adjusted.....................                 --         45,455,300
  Class A Convertible 8% Cumulative Preferred Stock, no par value, 500,000 shares authorized at December 31, 1997, 1,453.1 shares issued and
    outstanding(7).............................................................         19,974,325                 --
Shareholders' equity:
  Class A Convertible 8% Cumulative Preferred Stock, no par value, 500,000 shares authorized at December 31, 1997, 1,548.5 shares issued and
    outstanding, as adjusted(2)(7).............................................                 --         20,865,388
  Common Stock, no par value, 50,000,000 shares authorized, 2,388,743.5 shares issued and outstanding at December 31, 1997, and 1,222,569.0 common share warrants outstanding and 2,939,106.5 shares issued and outstanding,
    1,302,868.7 common share warrants outstanding and Non-Voting Common Stock, no par value, 1,000,000 shares authorized, 550,362.3 shares issued and
    outstanding as adjusted(3)(4)(6)...........................................          7,023,934          7,640,253
  Additional paid-in-capital(5)................................................                 --          2,594,700
  Accumulated deficit and other................................................        (19,036,919)       (19,036,919)
                                                                                      ------------       ------------
  Total shareholders' equity...................................................        (12,012,985)        12,063,422
                                                                                      ------------       ------------
Total capitalization...........................................................       $ 16,188,525       $257,745,907
                                                                                      ============       ============

(1) The Company entered into the Interim Credit Facility in November 1997. Borrowings outstanding under the Interim Credit Facility were $8.0 million at December 31, 1997 and $9.0 million at January 31, 1998. The Company used a portion of the proceeds from the Private Placement to repay borrowings outstanding under the Interim Credit Facility, together with accrued and unpaid interest, and to terminate such facility.
(2) The as adjusted number includes 95.4 shares of Class A Preferred Stock which the Company issued to several common shareholders and others in January 1998 for an aggregate consideration of approximately $1.5 million.
(3) Excludes 728,667.7 shares of Common Stock issuable upon exercise of options outstanding on December 31, 1997.


(4) The as adjusted number includes 28,330 shares of common stock and 28,330 shares of non-voting common stock which the Company issued in conjunction with the January 1998 sale of Class A Preferred Stock.

(5) Of the $50 million gross proceeds from the issuance of the Units offered hereby, $47.3 million has been allocated to the 13/3//4% Senior Cumulative Exchangeable Preferred Stock Due 2010 and $2.7 million has been allocated to additional paid-in-capital to reflect the issuance of 50,000 Warrants. Each Warrant can be exercised to purchase 8.7774 shares of common stock at an exercise price of $.01 per share for a total of 438,870 shares. No assurance can be given that the value allocated to the Warrants will be indicative of the price at which the Warrants may actually trade.

(6) The as adjusted number includes 522,032.3 shares of both voting and non-voting common stock, for a total of 1,044,064.6 shares. These shares reflect those that were issued to the Class A Convertible 8% Cumulative Preferred Stock shareholders in conjunction with a revision to the related preferred stock purchase agreement. This revision replaced the initial and debt warrants with shares of voting and non-voting common stock.


(7) The as adjusted number reflects the classification of the Class A Convertible 8% Cumulative Preferred Stock as equity at December 31, 1997. This reclassification was performed to reflect a revision to the Class A Convertible 8% Cumulative Preferred Stock Agreement that removed a put arrangement and replaced it with the ability to compel to sale.

                            SELECTED FINANCIAL DATA


  The following table sets forth selected financial and operating data for the Company. The selected financial data as of and for the periods ended March 31, 1995, 1996 and 1997 have been derived from the audited financial statements of the Company. The selected financial and operating data as of and for the periods ended March 31, 1993 and 1994, and the nine months ended December 31, 1996 and 1997 have been derived from the unaudited financial statements of the Company and, in the opinion of the Company, include all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of such information. Operating results for the nine months ended December 31, 1997 are not necessarily indicative of the results that may be expected for the entire year. The selected financial and operating data set forth below should be read in conjunction with ''Use of Proceeds,'' ''Management's Discussion and Analysis of Financial Condition and Results of Operations'' and the Financial Statements included elsewhere in this Offering Circular.


                                                                                                         NINE MONTHS ENDED
                                Period From                  YEAR ENDED MARCH 31,                           DECEMBER 31,
                                 10/29/92-   -----------------------------------------------------   ---------------------------
                                 3/31/93        1994          1995          1996           1997          1996            1997
                                -----------  -----------  -----------   -----------    -----------   -----------   -------------
Statement of Operations Data:
Subscriber revenues              $       --   $       --  $        --   $        --    $    27,480   $        --   $     123,532
Operating expenses                       --           --           --         9,617        200,911       190,817         413,979
Selling, general and
 administrative expenses            117,604      253,205      624,963       694,122      2,337,534     1,572,936       7,276,439
Depreciation and
 amortization                            --       11,770       38,923       108,182        170,108       114,734         643,427
                                 ----------   ----------  -----------   -----------    -----------   -----------   -------------
Operating loss                     (117,604)    (264,975)    (663,886)     (811,921)    (2,681,073)   (1,878,487)     (8,210,313)
Interest income                          --           --           --            --        301,624       142,603         484,678
Interest expense                         --      (38,055)    (115,428)     (214,688)      (437,843)     (376,828)       (119,226)
                                 ----------   ----------  -----------   -----------    -----------   -----------   -------------
Net loss                           (117,604)    (303,050)    (779,314)   (1,026,609)    (2,817,292)   (2,112,712)     (7,844,861)
Preferred stock
 requirements                            --           --           --            --       (478,981)           --      (2,287,928)
                                 ----------   ----------  -----------   -----------    -----------   -----------   -------------
Net loss attributable to
 common shares                   $ (117,604)  $ (303,050) $  (779,314)  $(1,026,609)   $(3,296,273)  $(2,112,712)  $ (10,132,789)
                                 ==========   ==========  ===========   ===========    ===========   ===========   =============
Net loss per common share             $(.08)       $(.21)       $(.52)        $(.64)        $(1.66)       $(1.11)         $(4.26)
                                 ==========   ==========  ===========   ===========    ===========   ===========   =============
Weighted average common
 shares                           1,443,497    1,470,288    1,508,000     1,609,129      1,988,365     1,900,527       2,380,926

PRO FORMA (1):

Net loss (3)                                                                           (29,640,225)                  (27,767,025)
Preferred stock
 requirements (4)                                                                       (8,586,459)                   (8,274,205)
                                                                                       -----------                 -------------
Net loss attributable
 to common shares                                                                      (38,226,684)                  (36,041,280)
                                                                                       ===========                 =============
Net loss per common
 share                                                                                      (19.23)                       (15.14)
                                                                                       ===========                 =============
Deficiency in earnings to cover
 combined fixed charges (2)                                                            $38,226,684                 $  36,041,280
                                                                                       ===========                 =============
Deficiency in earnings to cover
 interest charges (2)                                                                  $29,640,225                 $  27,767,075
                                                                                       ===========                 =============
Deficiency in earnings to
 cover preferred stock
 requirements (2)                                                                      $10,947,524                 $  15,851,815
                                                                                       ===========                 =============

Other Data:
Capital expenditures             $       --   $       --  $        --   $       --     $   246,863   $    47,118   $  15,007,751
Number of subscribers
 (end of period)                         --           --           --           --           1,734            --           3,019

Deficiency in earnings to cover
 combined fixed charges (2)      $  117,604   $  303,030  $   779,314   $1,026,609     $ 3,296,273   $ 2,112,712   $  10,132,789

Deficiency in earnings to cover
 interest charges (2)            $  117,604   $  303,030  $   779,314   $1,026,609     $ 2,817,292   $ 2,112,712   $   7,844,861

Deficiency in earnings to
 cover preferred stock
 requirements (2)                     N/A            N/A         N/A          N/A      $ 2,840,046         N/A     $   9,865,538

BALANCE SHEET DATA
 (END OF PERIOD):
Total assets                                  $  428,914  $   847,659  $ 1,664,877     $15,553,488                 $  23,835,488
Total liabilities                                726,450    1,910,781    3,409,433       1,718,862                    15,874,148
Total redeemable preferred
 stock                                                --           --           --      16,794,963                    19,974,325 (1)
Total shareholders' equity                      (297,536)  (1,063,122)  (1,744,556)     (2,960,337)                  (12,012,985)(1)


--------------

(1) The year ended March 31, 1997 and nine months ended December 31, 1997, net loss, preferred stock requirements, net loss attributable to common shares, net loss per common share, ratio of earnings to combined fixed charges, ratio of earnings to interest charges and ratio of earnings to preferred stock requirements have been adjusted to reflect the impacts of the interest expense, amortization of deferred debt costs, preferred stock dividends and accretion associated with the Private Placement. The year ended March 31, 1997 and nine months ended December 31, 1997 reflect the first twelve and nine months of interest expense, amortized debt costs, preferred stock dividends and accretion, respectively.

(2) The Company has a deficiency of earnings necessary to cover its combined fixed charges, interest payments and preferred dividend requirements, historically and on a pro forma basis.


(3) The pro forma net income for the year ended March 31, 1997 includes twelve months of pro forma interest expense totaling $27,260,776 which includes $437,843 of historical interest expense as well as $25,276,002 of accretion related to the original issue discount on the senior discount notes and $1,546,931 of amortization of deferred issuance costs related to the senior discount notes. The pro forma net income for the nine months ended December 31, 1997 includes nine months of pro forma interest expense totaling $20,041,440 which includes $119,226 of historical interest expense as well as $18,763,176 of accretion related to the original issue discount on the senior discount notes and $1,159,038 of amortization of deferred issuance costs related to the senior discount notes. The pro forma calculations related to the senior discount notes were performed using the effective interest method based on the following components: (1) the original carrying value of the senior discount notes of $363,135,000 less the original issue discount of $163,135,000 for a net carrying value of $200,000,000 and (2) total issuance costs incurred in relation to the senior discount notes of $7,886,824.

(4) The pro forma preferred stock requirements (dividends and accretion) for the year ended March 31, 1997 totals $8,586,459 which includes $478,981 of historical preferred stock requirements as well as twelve months of preferred dividend requirements, $7,237,405, and twelve months of accretion, $870,073, related to the senior exchangeable preferred stock. The pro forma preferred stock requirements for the nine months ended December 31, 1997 totals $8,274,205 which includes $2,287,928 of historical preferred stock requirements as well as nine months of preferred dividend requirements, $5,335,255, and nine months of accretion, $651,022, related to the senior exchangeable preferred stock. The pro forma calculations related to the senior exchangeable preferred stock were performed using the effective interest rate method based on the following components: (1) the redemption value of the redeemable preferred stock of $50,000,000, (2) the portion of the proceeds assigned to the related warrants of $2,605,500, (3) total issuance costs incurred in relation to the senior exchangeable preferred stock of $1,939,200, (4) quarterly compounding of preferred dividends, and
    (5) dividend rate of 13 3/4%. This results in an initial carrying value of $45,455,300 related to the senior exchangeable preferred stock.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following should be read in conjunction with the Company's Financial Statements included elsewhere in this Prospectus.

GENERAL

  21st Century was awarded a franchise in 1996 by the City of Chicago that allows for the construction of the DRS Network in Chicago's Area 1. Under this 15-year renewable license, the Company is granted unrestricted access to the public right-of-way to construct, operate and maintain its DRS Network to all residential and commercial subscribers. From inception through the date of this Prospectus, the Company's principal focus has been the development of its communications business in Chicago's Area 1.

  The Company has incurred net losses in each quarter since its inception, and as of December 31, 1997, the Company had an accumulated deficit of $14,519,473 The Company anticipates that it will continue to incur net losses during the next several years as it continues to expand its operations as a result of substantially increased depreciation and amortization from the construction of networks and operating expenses as it builds its subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will occur or that the Company will be able to achieve or sustain profitability or positive cash flow. See ''Risk Factors--History of Losses; Expectation of Future Losses and Negative Cash Flows from Operations.''


RESULTS OF OPERATIONS

 Nine Months Ended December 31, 1997 Compared to Nine Months Ended December 31, 1996.

  Revenues.   The Company generated subscriber revenues of $123,532 for the nine months ended December 31, 1997. No subscriber revenues were generated for the nine months ended December 31, 1996. The commencement of subscriber revenues resulted principally from the purchase of 1,734 bulk subscribers from an affiliated entity during January 1997.

  Expenses.   The Company incurred operating expenses of $413,979 for the nine months ended December 31, 1997 which represent primarily local access and origination programming support as required by the franchise agreement and the start up of basic programming fees. Operating expenses of $190,817 for the nine months ended December 31, 1996 represent primarily local access and origination programming support as required by the franchise agreement. General and administrative expenses were $7,276,439 and $1,572,936 for the nine months ended December 31, 1997 and December 31, 1996, respectively. Depreciation and amortization costs were $643,427 and $114,734 for the nine months ended December 31, 1997 and December 31, 1996, respectively. The commencement of operating expenses and the increase in general and administrative expenses as well as depreciation and amortization reflects the Company's acquisition of subscribers, the addition of employees and the expansion of the DRS Network, and $849,700 of compensation expense related to stock options granted in October 1997. Interest expense decreased from $376,828 to $119,226 due to the lower levels of borrowings outstanding for the nine months ended December 31, 1997 caused by the conversion of certain subordinated debentures into common stock and the repayment in January 1997 of the June 21, 1996 loan and security agreement.


  Interest Income. Interest income increased $342,075 for the nine months ended December 31, 1997. The higher interest income is the result of primarily two factors. The first factor is the higher overall cash balance created by the infusion of cash associated with the preferred equity offering in January 1997. This factor accounts for approximately $265,000 of the increase. The second factor is the inclusion of nine months of accrued interest related to the prepaid franchise fees in December 31, 1997 compared to approximately six months included in December 31, 1996. This factor accounts for approximately $77,000 of the increase.

  Net Loss. For the nine months ended December 31, 1997 the Company incurred a net loss of $7,844,861, and for the nine months ended December 31, 1996 the Company incurred a net loss of $2,112,712. The Company expects its net losses to continue to increase as it introduces new services and as the Company continues to build-out the DRS Network and seeks to expand its business. See ''Risk Factors--History of Losses; Expectation of Future Losses and Negative Cash Flows from Operations.''

 Year Ended March 31, 1997 Compared to the Year Ended March 31, 1996.


  The Company's net loss of $2,817,292 in fiscal 1997 was an increase over the net loss of $1,026,609 in 1996. The higher losses reflect primarily the additional activities undertaken to prepare for the initiation of services in 1997. These activities accelerated in February 1997 with the close of the Company's initial private preferred stock offering. Operating expenses increased to $200,911 in fiscal 1997 from $9,617 in fiscal 1996 primarily due to local access and origination programming support as required by the franchise agreement. Selling, general and administrative expenses increased to $2,337,534 in fiscal 1997 from $694,122 in fiscal 1996. This increase was primarily due to higher payroll-related costs of $675,574, increased legal and professional fees of $561,167, higher bank fees of $130,706 and increased occupancy costs of $122,991. Interest expense increased by $223,155 due to the additional interest on the revolving credit note outstanding for most of fiscal 1997. Depreciation and amortization increased due to higher balances subject thereto. Interest income was $301,624 for the year ended March 31, 1997. There was no interest income for the year ended March 31, 1996. The increase in the interest income is the result of primarily two factors. The first factor relates to the accrued interest associated with prepayment of the franchise fees in June and July 1996. This factor accounts for approximately $217,000 of the increase. The second factor is the higher overall cash balance created by the infusion of cash associated with the preferred equity offering in January 1997. This factor accounts for approximately $84,000 of the increase.

 Year Ended March 31, 1996 Compared to the Year Ended March 31, 1995.

  The Company's results of operations for the fiscal year 1996 were comparable to fiscal 1995. Operating expenses in fiscal 1996 of $9,617 represent mapping and design charges. The $69,159 increase in selling, general and administrative expenses is primarily due to increases of $95,569 in professional fees, $31,122 in office expense and $15,051 in travel and entertainment. These increases were offset by a $79,039 decrease in payroll-related costs. Interest expense increased by $99,260 due to the increased balance of debentures and notes payable outstanding during the period. Depreciation and amortization increased due to higher balances subject thereto.


LIQUIDITY AND CAPITAL RESOURCES

  The cost of development, construction and start-up activities of the Company will require substantial capital. As of March 31, 1997, the Company had expended more than $3,800,000 related to the acquisition of the franchise for Chicago's Area 1, including $3,000,000 to the City of Chicago for prepaid franchise fees. The Company also purchased 1,734 bulk video subscribers from an affiliated entity in January 1997 for $3,381,300.

  Net cash used in operating activities was $5,987,369 for the nine months ended December 31, 1997, $6,910,766 for the year ended March 31, 1997, $611,227 for the year ended March 31, 1996 and $264,216 for the year ended March 31, 1995. Net cash used in operating activities for the nine months ended December 31, 1997 resulted principally from the Company's net loss from operations, offset by increases in accounts payable and the compensation expense recognized related to the stock option plan of $849,700. Net cash used in operating activities for the year ended March 31, 1997 resulted from the net loss from operations and increases in prepayments consisting primarily of the $3,000,000 prepayment of franchise fees to the City of Chicago and decreases in various payables made possible by the equity infusion of approximately $20 million. Net cash required for operations in 1996 and 1995 resulted primarily from net losses and increases in deferred legal costs offset by increases in various payables incurred during the acquisition of the Area 1 franchise.

  Cash flow used in investing activities totaled $10,014,597 in the nine months ended December 31, 1997 and $3,628,163 in the year ended March 31, 1997. Cash requirements in the nine months ended December 31, 1997 consisted primarily of the cost of building and equipping the NOC, facilitating the corporate headquarters and network construction. Cash requirements in the year ended March 31, 1997 consisted primarily of the purchase of 1,734 Area 1 bulk subscribers for $3,381,300.

  Cash flow from financing activities was $9,175,999 in the nine months ended December 31, 1997, $18,768,915 in the year ended March 31, 1997, $608,765 in the year ended March 31, 1996 and $266,429 in the year ended March 31, 1995. In the nine months ended December 31, 1997, cash flow from financing activities was generated through borrowings under the interim credit facility of $8,000,000, and through the private sale of preferred equity totaling $1,175,999. For the year ended March 31, 1997 approximately $20,000,000 of cash flow was generated through the private sale of preferred equity. In fiscal 1996, cash flow from financing activities was generated by the private sale of $342,000 in common stock to a small group of Chicago investors and the sale of $266,765 in convertible debentures to existing shareholders. In fiscal 1995, cash flow from financing activities was generated by the sale of $266,429 in convertible debentures.

  The Company estimates that its aggregate capital expenditure requirements related to DRS Network construction in Area 1 for the period from the date of this Prospectus to the end of the current fiscal year, March 31, 1998 and for the fiscal years 1999, 2000 and 2001, the time frame in which construction of the DRS Network in Area 1 is expected to be completed, will total approximately $270 million, of which between approximately $90 million to $120 million is expected to be spent during calendar year 1998. The Company will fund these expenditures from the net proceeds of the Private Placement and operating cash flows. In order to retain funds available to support its operations, the Company has no expectation of paying cash interest on the Notes or cash dividends on the Exchangeable Preferred Stock prior to February 15, 2003. The Company may require additional financing in the future if it begins to develop additional franchise areas or if the development of Area 1 in Chicago is delayed or requires costs in excess of current expectations. The Company has entered into a commitment letter with BankBoston, N.A. and Bank of America NT&SA for a $50 million bank revolving credit facility to provide supplemental financing. There can be no assurance that the Company will be able to obtain such proposed bank financing or any such additional debt or equity financing, or that the terms thereof will not be unfavorable to the Company or its existing creditors or investors. See ''Risk Factors--Significant Capital Requirements.''


YEAR 2000 POTENTIAL PROBLEMS

  While the Year 2000 considerations are not expected to materially impact the Company's internal operations, they may have an effect on some of its customers and suppliers, and thus indirectly affect the Company. It is not possible to quantify the aggregate cost to the Company with respect to customers and suppliers with Year 2000 problems, although the Company does not anticipate it will have a material adverse impace in its business.


HOLDING COMPANY STRUCTURE

  Shortly after the Exchange Offer, the Company plans to become a holding company with no direct operations and no significant assets other than the stock of its subsidiaries. The Company currently has three wholly-owned subsidiaries:
21st Century Cable TV of Illinois, Inc.; 21st Century Telecom of Illinois, Inc.; and 21st Century Telecom Group of Michigan, Inc. Moreover, 21st Century Telecom Group of Michigan, Inc. has two wholly-owned subidiaries: 21st Century Cable TV of Grand Rapids, Inc. and 21st Century Telecom of Michigan, Inc. The Company will be dependent on the cash flows of its subsidiaries to meet its obligations, including the payment of the principal of and interest on the Notes and the payment of dividends on the Exchangeable Preferred Stock. The Company's subsidiaries will be separate legal entities that have no obligation to pay any amounts due pursuant to the Notes or the Exchangeable Preferred Stock or to make any funds available therefor, whether by dividends, loans or other payments. The ability of the Company's subsidiaries to make such dividends and other payments to the Company will be subject to, among other things, the availability of funds, the terms of such subsidiaries' indebtedness and applicable state laws. Because the Company's subsidiaries will not guarantee the payment of the principal of or interest on the Notes or the payment of dividends on the Exchangeable Preferred Stock, any right of the Company to receive the assets of any of its subsidiaries upon its liquidation or reorganization (and the consequent right of holders of the Notes or the Exchangeable Preferred Stock to participate in the distribution or realize proceeds from those assets) will be effectively subordinated to the claims of the creditors of any such subsidiary (including trade creditors and holders of indebtedness of such subsidiary), except if and to the extent that the Company is itself a creditor of such subsidiary, in which case the claims of the Company would still be effectively subordinated to any security interest in the assets of such subsidiary held by other creditors.
                                      35

                               THE EXCHANGE OFFER

TERMS OF EXCHANGE OFFER

GENERAL

     In connection with the sale of the Old Securities pursuant to a Purchase Agreement dated as of February 2, 1998, between the Company and the Initial Purchasers, the Initial Purchasers and their assignees became entitled to the benefits of the Registration Rights Agreement, dated February 2, 1998.

     Under the Registration Rights Agreement, the Company is obligated to (i) file the Registration Statement of which this Prospectus is a part for a registered exchange offer with respect to an issue of New Notes and New Exchangeable Preferred Stock with terms substantially identical in all material respects to the Old Notes and Old Exchangeable Preferred Stock, respectively (except that such New Notes and New Exchangeable Preferred Stock will not contain terms with respect to transfer restrictions), within 45 days after February 9, 1998, the date the Old Notes and Old Exchangeable Preferred Stock were originally issued (the "Issue Date") and (ii) use its best efforts to cause the Registration Statement to be declared effective within 150 days after the Issue Date. For each Old Note surrendered pursuant to the Notes Exchange Offer, the holder of such Old Note will receive a New Note having a principal amount at maturity equal to that of the surrendered Old Note. For each share of Old Exchangeable Preferred Stock surrendered pursuant to the Preferred Stock Exchange Offer, the holder of such share of Old Exchangeable Preferred Stock will receive a share of New Exchangeable Preferred Stock having a liquidation preference equal to that of the surrendered share of Old Exchangeable Preferred Stock. The Exchange Offer being made hereby if commenced and consummated within such applicable time periods will satisfy those requirements under the Registration Rights Agreement. See "Description of the New Notes--Exchange Offer, Registration Rights."

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letters of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange all Old Securities validly tendered and not withdrawn prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date. The Company will issue New Notes in exchange for an equal principal amount at maturity of outstanding Old Notes accepted in the Exchange Offer and will issue New Exchangeable Preferred Stock in exchange for an equal number of shares of outstanding Old Exchangeable Preferred Stock accepted in the Exchange Offer. As of the date of this Prospectus, there was outstanding $363,135,000 aggregate principal amount at maturity of Old Notes.

     This Prospectus, together with the Letters of Transmittal, is being sent to all registered holders as of May [__],1998. The Company's obligation to accept Old Securities for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "--Conditions."

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Notes Exchange Agent. The Notes Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving the New Notes from the Company and delivering New Notes to such holders. The Company shall be deemed to have accepted validly tendered Old Exchangeable Preferred Stock when, as and if the Company has given oral or written notice thereof to the Preferred Stock Exchange Agent. The Preferred Stock Exchange Agent will act as agent for the tendering holders of Old Exchangeable Preferred Stock for the purposes of receiving the New Exchangeable Preferred Stock from the Company and delivering New Exchangeable Preferred Stock to such holders.

     In the event the Exchange Offer is consummated, subject to certain limited exceptions, the Company will not be required to register the Old Securities. In such event, holders of Old Securities seeking liquidity in their investment would have to rely on exemptions to registration requirements under the U.S. securities laws. See "Risk Factors--Consequences of Failure to Exchange."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean June [__] , 1998 (30 days following the commencement of the Exchange Offer), unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. In order to extend the Expiration Date, the Company will notify each Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Securities an announcement thereof, each prior to 9:00 a.m., Eastern Standard Time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

     Notwithstanding any extension of the Exchange Offer, if for any reason the Exchange Offer is not consummated before August 3, 1998, the Company will, at its own expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Old Securities (a "Shelf Registration Statement"), (b) use its best efforts to cause a Shelf Registration Statement to be declared effective under the Securities Act and (c) keep the Shelf Registration Statement effective until the earlier of 24 months following the Issue Date and such time as all of the Old Securities have been sold thereunder, or otherwise can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144. The Company will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of such Shelf Registration Statement, notify each such holder when such Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Securities. A holder selling such Old Securities pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

     The Company reserves the right (i) to delay accepting any Old Securities, to extend the Exchange Offer or to terminate the Exchange Offer and not accept Old Securities not previously accepted if any of the conditions set forth herein under "--Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Securities. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Securities of such amendment and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to holders of the Old Securities, if the Exchange Offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligations to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

     NO VOTE OF THE COMPANY'S SECURITY HOLDERS IS REQUIRED UNDER APPLICABLE LAW TO EFFECT THE EXCHANGE OFFER AND NO SUCH VOTE (OR PROXY THEREFOR) IS BEING SOUGHT HEREBY.

     Holders of Old Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer under the Illinois Business Corporation Act, the governing law of the state of incorporation of the Company.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete, sign and date the Notes Letter of Transmittal or Preferred Stock Letter of Transmittal, as the case may be, or a facsimile thereof, have the signatures thereon guaranteed if required by such Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Notes Exchange Agent or Preferred Stock Exchange Agent, as the case may be, prior to 5:00 p.m. Eastern Standard Time, on the Expiration Date. In addition, either (i) certificates for such tendered Old Securities must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Securities, if such procedure is available, into the Exchange Agent's account at the Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD SECURITIES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD SECURITIES SHOULD BE SENT TO THE COMPANY. To be tendered effectively, the Old Securities, the Letter of Transmittal and all other required documents must be received by the appropriate Exchange Agent prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date. Delivery of all documents must be made to the appropriate Exchange Agent at the addresses set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Old Securities will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth therein and in the Letter of Transmittal.

     Only a holder of Old Securities may tender such Old Securities in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes or Old Exchangeable Preferred Stock are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

     Any beneficial owner whose Old Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender shall contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Securities, either make appropriate arrangements to register ownership of the Old Securities in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the U.S. (an "Eligible Institution") unless the Old Securities tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Securities listed therein, such Old Securities must be endorsed or accompanied by bond powers or stock powers, as the case may be, and a proxy which authorizes such person to tender the Old Securities on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Securities.

     If the Letter of Transmittal of any Old Securities bond powers or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Securities will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Securities not properly tendered or any Old Securities which, if accepted by the Company, would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Old Securities. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letters of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Securities must be cured within such time as the Company shall determine. None of the Company, the Notes Exchange Agent, the Preferred Stock Exchange Agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Securities, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Securities will not be deemed to have been made until such irregularities have been cured or waived. Any Old Securities received by an Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by such Exchange Agent to the tendering holders of such Old Securities, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion, subject to the provisions of the Indenture and the Amended Articles, to (i) purchase or make offers for any Old Securities that remain outstanding subsequent to the Expiration Date or, as set forth under "--Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (ii) to the extent permitted by applicable law, purchase Old Securities in the open market, in privately negotiated transactions or otherwise. The terms of any such purchase or offers could differ from the terms of the Exchange Offer.


     By tendering, each holder will represent to the company that (i) it is not an affiliate of the Company (as defined under Rule 405 of the Securities Act),
(ii) any New Securities to be received by it were acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it was not engaged in, and did not intend to engage in, a distribution of such New Securities and had no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the New Securities. If a holder of Old Securities is an affiliate of the Company, and is engaged in or intends to engage in a distribution of the New Securities or has any arrangement or understanding with respect to the distribution of the New Securities to be acquired pursuant to the Exchange Offer, such holder could not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirement of the Securities Act in connection with any secondary resale transaction. Each broker or dealer that receives New Securities for its own account in exchange for Old Securities, where such Old Securities were acquired by such broker or dealer as a result of market-making activities, or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. Each broker-dealer that acquired Old Securities directly from the Company, and not as a result of market-making or trading activities, must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resale of the New Securities and cannot rely on the position of the staff of the Commission enunciated in no-action letters issued to third parties. See "Plan of Distribution."

ACCEPTANCE OF OLD SECURITIES FOR EXCHANGE; DELIVERY OF NEW SECURITIES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Securities properly tendered and will issue the New Securities promptly after acceptance of the Old Securities. See "--Conditions" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Notes Exchange Agent, and shall be deemed to have accepted validly tendered Old Exchangeable Preferred Stock for exchange when, as and if the Company has given oral or written notice thereof to the Preferred Stock Exchange Agent.

     For each Old Note for exchange, the holder of such Old Note will receive a New Note having a principal amount at maturity equal to that of the surrendered Old Note, and for each share of Old Exchangeable Preferred Stock for exchange, the holder of such share will receive a share of New Exchangeable Preferred Stock having a principal amount equal to that of the surrendered share of Old Exchangeable Preferred Stock.

     If (i) by March 26, 1998 (45 days after the Issue Date), neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the SEC, (ii) by August 8, 1998 (180 days after the Issue Date), the Exchange Offer is not consummated and, if applicable, the Shelf Registration Statement is not declared effective or (iii) after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Old Securities or New Securities in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iii) a "Registration Default"), additional interest or dividends, as the case may be, will accrue or accumulate on the applicable Old Securities and New Securities at the rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Such interest or dividends, as the case may be, will be payable in cash and will be in addition to any other interest or dividends payable from time to time with respect to the Old Securities and the New Securities.

     In all cases, issuance of New Securities for Old Securities that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the appropriate Exchange Agent of certificates for such Old Securities or a timely Book-Entry Confirmation of such Old Securities into such Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Securities are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Securities are submitted for a greater principal amount or larger number of shares, as the case may be, than the holder desires to exchange, such unaccepted or nonexchanged Old Securities will be returned without expense to the tendering holder thereof (or, in the case of Old Securities tendered by book-entry transfer procedures described below, such nonexchanged Old Securities will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Notes Exchange Agent and the Preferred Stock Exchange Agent will make a request to establish an account with respect to the Old Notes and the Old Exchangeable Preferred Stock, respectively, at the Book-Entry Transfer facility for purposes of the Exchange Offer within two business days after the date of the Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Securities by causing the Book-Entry Transfer Facility to transfer such Old Securities into the appropriate Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Securities may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the appropriate Exchange Agent at one of the addresses set forth below under "--Exchange Agents" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Securities desires to tender such Old Securities, the Old Securities are not immediately available, or time will not permit such holder's Old Securities or other required documents to reach the appropriate Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of such Old Securities and the amount of Old Securities tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Securities, in proper form to transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the appropriate Exchange Agent and (iii) the certificate for all physically tendered Old Securities, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the appropriate Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

     Tenders of Old Securities may be withdrawn at any time prior to 5:00 p.m. Eastern Standard Time, on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the appropriate Exchange Agent at one of the addresses set forth below under "--Exchange Agents." Any such notice of withdrawal must specify the name of the person having tendered the Old Securities to be withdrawn, identify the Old Securities to be withdrawn (including the principal amount of such Old Notes and the number of shares of such Old Exchangeable Preferred Stock) and (where certificates for Old Securities have been transmitted) specify the name in which such Old Securities are registered, if different from that of the withdrawing holder. If certificates for the Old Securities have been delivered or otherwise identified to an Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Securities have been tendered pursuant to the procedures of book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Securities and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Securities so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Securities which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Securities tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Securities will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Securities) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Securities may be retendered by following one of the procedures described under the "--Procedures for Tendering" above at any time on or prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or to issue New Securities in exchange for, any Old Securities and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Securities, if because of any changes in law, or applicable interpretations thereof by the Commission, the Company determines that it is not permitted to effect the Exchange Offer. In addition, the Company has no obligation to, and will not knowingly, accept tenders of Old Securities from affiliates of the Company (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the New Securities to be received by such holder or holders of Old Securities in the Exchange Offer, upon receipt, will not be tradeable by such holder without restriction under the Securities Act and the Exchange Act and without material restriction under the "blue sky" or securities law of substantially all of the states.

EXCHANGE AGENTS

     State Street Bank and Trust Company has been appointed as Notes Exchange Agent in connection with the Notes Exchange Offer. Questions and requests for assistance in connection with the Notes Exchange Offer and requests for additional copies of this Prospectus or of the Notes Letter of Transmittal should be directed to the Notes Exchange Agent addressed as follows:

                       By Registered or Certified Mail;
                       By Overnight Courier; or By Hand:
                      State Street Bank and Trust Company
                      Two International Place, 4th Floor
                       Boston, Massachusetts 02110-2804
                     Attention: Corporate Trust Department

                         By Facsimile: (617) 664-5371
                     Attention: Corporate Trust Department

                           Telephone: (617) 664-5635


     Boston EquiServe Trust Company, N.A. has been appointed as Preferred Stock Exchange Agent in connection with the Preferred Stock Exchange Offer. Questions and requests for assistance in connection with the Preferred Stock Exchange Offer and requests for additional copies of this Prospectus or of the Preferred Stock Letter of Transmittal should be directed to the Preferred Stock Exchange Agent addressed as follows:

                       By Registered or Certified Mail;
                       By Overnight Courier; or By Hand:
                     Boston EquiServe Trust Company, N.A.
                              Mail Stop 45-01-40
                               150 Royall Street
                          Canton, Massachusetts 02021
                Attention: Corporate Reorganization Department

                         By Facsimile: (781) 575-2549
                Attention: Corporate Reorganization Department

                           Telephone: (781) 575-4325


FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tender pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of the Company.

     The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay each Exchange Agent reasonable and customary fees for its services and will reimburse such Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Securities, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer will be paid by the Company, including fees and expenses of each Exchange Agent, the Trustee (as hereinafter defined), the Transfer Agent (as hereinafter defined) and accounting, legal printing and related fees and expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Securities pursuant to the Exchange Offer. If, however, certificates representing New Securities or Old Securities for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Securities tendered, or if tendered Old Securities are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than exchange of Old Securities pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The New Notes and New Exchangeable Preferred Stock will be recorded in the Company's accounting records at the same carrying values as the Old Notes and Old Exchangeable Preferred Stock, respectively, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized upon the consummation of the Exchange Offer. The expense of the Exchange Offer will be amortized by the Company over the term of the New Notes and New Exchangeable Preferred Stock in accordance with generally accepted accounting principles.

                                    BUSINESS

GENERAL


  21st Century is an integrated, facilities-based communications company, which seeks to be the first provider of bundled voice, video and high-speed data services (including cable television, high-speed internet access, and local and long distance telephone services) in selected midwestern markets beginning with Chicago's Area 1, for which the Company has been awarded a non-exclusive 15-year renewable franchise by the City of Chicago. Area 1 stretches more than 16 miles along Chicago's densely populated lakefront skyline and includes the affluent residential neighborhoods of the Gold Coast, Lincoln Park and Dearborn Park and the nation's second largest business and financial district. The Company has developed (and has begun to install and activate) the DRS Network, which employs a distributed ring-star architecture characterized by fiber-richness, two-way interactivity and SONET-based redundancy and self-healing attributes. The DRS Network accommodates not only traditional voice and video applications, but also the rapidly growing demand for high-speed data services. Although it has claimed no intellectual property rights in the DRS Network, the Company believes that the DRS Network provides the Company with significant strategic advantages that will differentiate 21st Century from its competitors, such as improved time-to-market, multiple revenue streams, enhanced service quality and reliability, and the ability to provide attractively priced bundled services.


  The Company has secured a non-exclusive 15-year renewable attachment agreement with the CTA, which reduces costly and time-consuming "make-ready" and underground construction for the DRS Network and enables the Company to install and activate the DRS Network rapidly and efficiently by taking advantage of access to the CTA's elevated and underground rail systems. The Company also has secured non-exclusive pole attachment agreements with Commonwealth Edison and Ameritech which provide 21st Century access to scarce pole space within Area 1 to further facilitate deployment of its DRS Network. The decentralized configuration of the DRS Network, which includes distributed hubs and nodes that act "intelligently" to route network traffic efficiently, together with the CTA and the pole attachment agreements, enable network construction to be driven in large part by market demand and revenue potential in contrast to the conventional approach of building a system from the headend outward on a block-by-block basis. To fully exploit this advantage, the Company's sales and marketing strategy is coordinated with ongoing network construction and focused on securing bulk contracts with 125-unit or larger MDUs. The Company believes that this strategy will help to identify the optimal sequence of node activation on the DRS Network and tie capital expenditures directly to revenue-producing subscribers.

  21st Century's DRS Network currently provides video, audio and data services. These services include 110 analog video channels, 59 interactive information channels with local content (e.g., train and airline schedules, restaurant menus, local news and sports scores, stock quotes and expressway traffic updates) and 22 specialty audio channels (e.g., international and foreign language programming, BBC radio broadcasts, reading services for the blind, commercial-free music categories and select distant-market FM stations), with significant capacity for additional broadband and narrowband products and services. The Company's data product is its 4 Mbps cable modem Internet access service, which is delivered at symmetrical speeds more than 125 times faster than the prevalent 28.8 Kbps telephone modem and 25 times faster than an ISDN modem. The Company is also hosting websites for commercial customers. The Company will also provide switched, facilities-based CLEC services with last mile connectivity and local dial tone to both commercial accounts and selected residential subscribers upon receipt of the necessary regulatory approval and installation of the requisite telephony equipment. The Company currently provides telephony service on a test basis and plans to begin offering in mid-1998 a broad range of competitive telephony services (e.g., local, long distance and enhanced services) to both commercial accounts and selected residential subscribers, most of whom currently have no facilities-based alternative to the service provided over the ILEC's network.

  21st Century has taken significant steps to implement its business plan and service offerings in Chicago's Area 1. In addition to securing the Area 1 franchise, the CTA attachment agreement and the Commonwealth Edison and Ameritech pole attachment agreements, the Company has (i) constructed and activated its NOC, which includes a video headend and its DOC, (ii) completed the northern fiber transport ring of the DRS Network, extending from the downtown business district to the northern portions of the city bordering Evanston, (iii) secured programming content for more than 170 channels of video and interactive information programming, (iv) constructed and activated portions of the outside fiber distribution network to reach selected MDUs, (v) initiated installation processes, billing, call center and customer care services, (vi) secured contracts for more than 4,000 residential subscribers (which includes more than 2,000 new subscribers under 5-year bulk MDU agreements as well as subscribers acquired in early 1997 from an affiliated company) and (vii) passed with its initial distribution facilities more than 15,800 additional potential subscribers. The Company has completed installation of approximately 5 percent of the fiber optic strand miles that will ultimately make up the DRS Network. The Company has also entered into an agreement with Nortel for the acquisition and installation of the switching and other ancillary equipment necessary for it to provide telephony services.


BUSINESS STRATEGY AND COMPETITIVE ADVANTAGES

  The Company believes that it can exploit its innovative DRS Network, superior product offerings and other strategic assets to compete strongly in Chicago's Area 1 and other selected markets. 21st Century's strategy and competitive advantages include the following:

  DEVELOP HIGH-CAPACITY, FULL-SERVICE DRS NETWORK.   21st Century intends to
exploit the advantages of its innovative, internally-developed DRS Network architecture to provide fully integrated voice, video and high-speed data services. Key attributes of the DRS Network include (i) an advanced integrated network design built to the rigorous Bellcore standards, (ii) the distribution of switching and traffic routing mechanics at specific locations out on the DRS Network (rather than being concentrated at one point as in conventional networks), allowing the Company to efficiently and economically route traffic regardless of penetration and usage levels, (iii) a SONET-based redundancy and self-healing architecture with both circuit and route diversity, (iv) multiple layers of power redundancy to ensure network reliability and (v) a large fiber capacity permitting delivery of advanced two-way, fully-interactive broadband services, as well as significant unutilized capacity to allow the Company to upgrade services, add applications and develop new product offerings without service interruption or interference.

  DEPLOY DRS NETWORK COST-EFFECTIVELY ON A REVENUE-DRIVEN BASIS.   The
decentralized configuration of the DRS Network, combined with the CTA and pole attachment agreements, allows the Company to rapidly and efficiently deploy the DRS Network to accommodate market demand on a revenue-driven basis. This strategy contrasts sharply with the typical approach of building a conventional coaxial cable system from the headend outward on a block-by-block basis. This DRS Network advantage will also allow the Company to efficiently utilize its capital resources to secure larger MDU bulk video contracts which will be used as the basis for node activation; thus, more significant revenue streams should be realized earlier in the planned 3-4 year construction buildout than would be realized by a conventional coaxial cable system buildout. After a large MDU is activated within a node, the Company will then market its premium cable and pay-per-view video services, as well as its high-speed data and, when available, telephony services, to its cable subscribers in order to leverage MDU subscriber relationships. In addition, 21st Century will market its full range of voice, video and high-speed data services to Homes Passed. For commercial subscribers, the Company will seek initially to deploy the DRS Network in Chicago's dense central downtown area to (i) small to mid-sized commercial accounts and communications-intensive businesses that have an interest in the Company's high-speed data and Internet services and (ii) organizations such as the Building Owners Management Association and other facilities management companies that influence the selection of communications facilities at multiple buildings, as well as industry associations which the Company believes will encourage member companies to use the Company's services.

  PROVIDE SUPERIOR PRODUCT OFFERINGS ON A BUNDLED BASIS.   The Company believes
that its voice, video and high-speed data product offering will be superior to competitive products currently available in Area 1 in terms of (i) the breadth and quality of the individual product offerings, (ii) the extent of the enhanced service features offered to the customer and (iii) the ability to bundle such product offerings into a simple, convenient and attractively priced package. The Company's current video offering includes 110 analog video channels, 59 interactive information channels and 22 specialty audio channels, with significant capacity for additional broadband and narrowband products and services. 21st Century's fiber-rich DRS Network is designed with only one to four amplifiers in cascade between its NOC and the subscriber (compared to up to 40 amplifiers used by conventional networks). This reduction in amplifiers significantly reduces signal degradation and results in higher video quality and telephony reliability, a superior audio component and greater data transmission accuracy. The Company's interactive information channels, which provide useful local content and information, are currently not available from any other single source in Area 1. The Company's high-speed data offering includes cable modems that provide access to the Internet at 4 Mbps, which is approximately 125 times faster than the prevalent 28.8 Kbps telephone modem and 25 times faster than an ISDN modem. Beginning in mid-1998, the Company expects to begin marketing a broad range of competitive telephony services (e.g., local, long distance, call waiting, call forwarding, caller ID and three-way calling) to both commercial accounts and selected residential subscribers, most of whom currently have no facilities-based alternative to the service provided over the ILEC's network. The Company's bundled service offering will provide customers with convenient "one-stop shopping," attractive pricing through significant bundled discounts, a single source for installation and service and the ease of a single monthly bill.

  LEVERAGE STRATEGIC ASSETS.   The Company's core strategic assets include (i)
the 15-year renewable franchise granted by the City of Chicago, which permits the construction and installation of a network serving the entirety of Chicago's Area 1 and (ii) the attachment agreement negotiated with the CTA and the pole attachment arrangements negotiated with Commonwealth Edison and Ameritech, which facilitate the timely and efficient buildout of the DRS Network through the utilization of scarce pole space and city infrastructure rights-of-way. Each of these assets is a valuable and important component of the Company's facilities-based business strategy and together would be difficult for another entrant to replicate.

  SECURE FIRST-TO-MARKET ADVANTAGES.   The Company seeks to be the first-to-
market in offering bundled voice, video and high-speed data services in Chicago's Area 1 and other selected markets. The Company believes that the rapid buildout of the DRS Network will enable it to acquire a significant customer base and will give it a competitive advantage over other prospective bundled and single-service providers.

  CONTINUE TO ATTRACT EXPERIENCED MANAGEMENT.   The Company's management team
has extensive and diverse experience in the cable television, Internet, data and telecommunications industries. During the past year, the Company's senior management has demonstrated its expertise by constructing and activating the NOC, completing the northern fiber transport ring of the DRS Network, securing necessary programming content, and initiating services. The Company intends to continue to attract qualified senior-level management with demonstrated expertise from the various industries comprising the Company's service offering.

  FOCUS ON SUPERIOR CUSTOMER CARE.   The Company is committed to providing
superior customer care to differentiate 21st Century from its competitors. To accomplish this, the Company has (i) contracted with a third party to provide a single billing statement for its voice, video and data services (which will facilitate bundled discounting for multiple services, permit customized billing statements and permit monthly, transactional and metered billing to support the Company's planned product lines) and (ii) established a relationship with a leading call center services provider to staff and operate a 24-hour call center. The Company has provided a dedicated toll-free number to the call center for all subscriber needs and has established call center performance parameters under which (i) at least 90% of customer calls are to be answered within 30 seconds, (ii) customers are to receive a busy signal less than 3% of the time and (iii) customer-abandoned calls are to account for less than 5% of all calls. The Company believes that the quality and reliability of its services will result in fewer in-bound subscriber complaints, service requests and other non-revenue producing calls. In addition, the Company has installed sophisticated status monitoring equipment in the NOC and throughout its DRS Network, which should allow the Company to become aware of and remedy many potential problems before they are detectable by subscribers.

  EXPAND TO ADDITIONAL MARKETS.   The Company intends to expand its operations
to selected midwestern markets which have the size, demographics and geographical location suitable for its business strategy. Although the Company may consider stand-alone systems, the Company expects to focus on markets in which it can use its Chicago DRS Network and NOC to achieve synergies and economies of scale. The Company has applied for franchises in a number of cities in suburban Chicago, central, south-central and south-western Michigan and northern Indiana.


MARKET OVERVIEW

  The City of Chicago is the third largest urban market in the United States and Area 1 is the densest section of the city, characterized by a high concentration of MDUs and commercial office buildings. Area 1 has several significant and attractive attributes, including a relatively high density of 12,000 housing units per square mile (compared with a density for the entire City of Chicago of 5,000 housing units per square mile); more than 300,000 homes (many of which are located in upscale, demographically attractive lakefront neighborhoods); existing cable penetration that the Company believes is significantly below the national average for urban areas and approximately 51,000 employers in the City's prominent business and financial districts, which include such businesses and landmarks as the Mercantile Exchange, Sears Tower, Chicago Board of Trade, Chicago Board of Options Exchange, Federal Reserve, Hancock Building, Amoco Tower, major banks and other premier businesses.


INTERACTIVE BROADBAND DRS NETWORK

  DRS NETWORK COMPONENTS.   The DRS Network consists of six main components: the
NOC, the Transport Ring, Transport Hubs, Campus Rings, Campus Hubs and Nodes. The following graphic depicts the design of the DRS Network.

                              [PICTURE OF NETWORK]

  The NOC processes voice, video and data signals before they are transported to the rest of the system. The DOC and a video headend are located at the NOC and, when the Company begins to offer telephony service, a telephone switch will also be located at the NOC. The NOC also functions as a gateway to other networks outside the DRS Network. The NOC monitors DRS Network activity and receives real-time information regarding DRS Network performance and power supply status. When the Company begins to offer telephony service, the NOC will monitor the activation of equipment at the premises of the Company's telephony subscribers.

  The Transport Ring, a group of fiber-optic cables that run along the CTA right-of-way, carries voice, video and high-speed data signals between the NOC and the Transport Hubs. Transport Hubs connect the Transport Ring and the Campus Rings and also provide a diagnostic function by trouble-shooting potential problems on the DRS Network. The Campus Rings are groups of fiber-optic cables that carry voice, video and high-speed data signals between the Transport Hubs and the Campus Hubs. The Campus Hubs connect the Campus Rings and the lines that feed the Nodes and provide a diagnostic function similar to the Transport Hubs. The Nodes connect the subscribers to the Campus Hubs via coaxial cable. The Nodes represent the point in the DRS Network where light sent over the DRS Network via fiber-optic cable is translated into radio frequencies for delivery to the subscriber. The Nodes also monitor the DRS Network and detect potential problems. The "star distribution" of the DRS Network refers to the star-shaped DRS Network components branching off each Node to the subscribers.


  Delivery of telephony services over the DRS Network will require the installation of switching and other ancillary equipment at the NOC and at the Nodes, where the existing twisted-pair telephone wire will connect to the DRS Network. The Company has entered into an agreement with Nortel for the acquisition and installation of such equipment.

  DESIGN ATTRIBUTES.   The Company's DRS Network was conceived and designed by
the Company's engineers and incorporates SONET, Ring and Star architectures as well as wave-division multi-plexing elements, and includes certain attributes of Hybrid Fiber Coax ("HFC"). Key attributes of the DRS Network include (i) an advanced integrated network design built to the rigorous Bellcore standards,
(ii) the distribution of switching and traffic routing mechanics at specific locations out on the DRS Network (rather than being concentrated at one point as in conventional networks), allowing the Company to efficiently and economically route traffic regardless of penetration and usage levels, (iii) a SONET-based redundancy and self-healing architecture with both circuit and route diversity, (iv) multiple layers of power redundancy to ensure network reliability and (v) a large fiber capacity permitting delivery of advanced two-way, fully-interactive broadband services, as well as significant unutilized capacity to allow the Company to upgrade services, add applications and develop new product offerings without service interruption or interference. In addition, the DRS Network is designed with only one to four amplifiers in cascade between its NOC and the subscriber (compared to up to 40 amplifiers used by conventional networks). This reduction in amplifiers significantly reduces signal degradation and results in higher video quality and telephony reliability, a superior audio component and greater data transmission accuracy.

  The DRS Network uses signal processing techniques to deliver communication services such as Internet access and high-speed data, Shared Tenant Services ("STS"), Small Business Services and Plain Old Telephone Services, which the Company intends to provide directly or in conjunction with strategic business partners. The DRS Network is able to separate data and voice signals from the video signals, which will enable it to provide higher reliability and the advanced network management necessary for residential and commercial data communications and telephony services.

  DRS NETWORK ADVANTAGES.   The DRS Network has several advantages including (i)
intelligent routing of network traffic, (ii) advanced functionality at subscribers' premises, (iii) efficient introduction of new switched and broadband services and (iv) dedicated, two-way, high-speed data connectivity.

     INTELLIGENT ROUTING OF TRAFFIC.   The DRS Network routes traffic
  intelligently using grooming and hairpinning techniques. Grooming is a technique by which voice, video and data signals are kept on the DRS Network, thereby decreasing the reliance on and the costs incurred by using other companies' communications networks. Hairpinning, a type of grooming, is a technique that allows voice, video and data signals to be diverted away from the Company's NOC, where network traffic is likely to be heavy, and routed by Campus Hubs or Transport Hubs.

     ADVANCED FUNCTIONALITY AT SUBSCRIBERS' PREMISES.   The Company uses an
  advanced analog set-top box with 512K RAM and flash memory, which will allow it to provide subscribers additional functions and features. Among such functions and features are interactive data channel capability, impulse pay-per-view, fully computerized addressability, forward and return path capability, bit-mapped graphics, downloadable software capability, fully interactive seven-day electronic program guide, enhanced signal theft protection and dataport connectivity to printers, faxes and personal computers. The Company believes that this terminal is designed to readily convert to digital technology at a cost that is competitive with analog industry standards. See "Risk Factors--Equipment Cost and Availability."

     EFFICIENT INTRODUCTION OF NEW SWITCHED AND BROADBAND TECHNOLOGIES.   21st
  Century should be able to introduce most new switched and broadband technologies to its subscribers without causing service interruption or interference. The DRS Network's architecture has reserved bandwidth from 750MHz to 860MHz. This bandwidth has been allocated for future digital video services representing approximately 90 to 100 channels. While the Company does not anticipate conversion to digital in the near future given the DRS Network's initial 110 analog video channel offering, the DRS Network's large fiber capacity will allow the Company to upgrade services, add applications and develop new product offerings without service interruption or interference.

     DEDICATED, TWO-WAY, HIGH-SPEED DATA CONNECTIVITY.   The DOC allows true
  two-way (duplex), high-speed interactivity. At the DOC a redundant series of routers, servers and switches are installed, from which typical ISP functionalities (Domain Naming System, Mail, News, Proxy, etc.) are administered and dual connections to national ISPs are maintained. 21st Century will store the most popular Web pages, along with local content, in servers located in the DOC. By storing these Web pages and local content within the DOC and providing cable modem access to these resources, subscribers can receive any of this information at up to four Mbps, or approximately 125 times faster than the prevalent 28.8 Kbps telephone modem. As a further benefit, since the cable modem is connected directly from the subscriber's PC to the coaxial portion of the DRS Network, there is no need for a second telephone line to access the Internet, no delay associated with dialing into and signing onto a typical ISP's modem service and no surcharge for making a call into the DOC (as is typically the case with 128 Kbps ISDN service).

  As an integral part of the DRS Network design, the Company has reserved fiber-optic capacity dedicated for providing a wide variety of high-speed data services, including high-speed (up to OC-12) private line quality access to the Internet. The use of multi-protocol switching platforms in both the Campus and Transport hubs and the DRS Network's high fiber count will allow the Company to offer private virtual networks to link offices, buildings and campuses located in Area 1. Further, the high-speed data network will extend to both commercial as well as residential areas and will support a host of other applications, including telecommuting, distance-learning, software distribution, site mirroring, bulk data transfer and teleconferencing.


BROADBAND SERVICES

  The Company's service offering will include a wide range of voice, video and high-speed data services that the Company expects to provide on a bundled basis. The Company's bundled service offering will provide customers with convenient "one-stop shopping," attractive pricing through significant bundled discounts, a single source for installation and service and the ease of a single monthly bill.

  VIDEO AND AUDIO.   The Company currently offers 110 analog video channels, 59 interactive information channels with local content and 22 specialty audio channels, with significant capacity for additional broadband and narrowband products and services. The 110 analog video channels include a basic package of 84 channels, one of the largest basic packages in the United States, designed to appeal to Chicago's ethnic and cultural diversity. Basic video channels for business customers also include specialized business programming such as Bloomberg, CNN, CNN Financial and Knowledge TV. This specialized business programming will be combined with downlink teleconferencing from the NOC. Programming for the Company's video offering comes from national and local networks, including most major networks such as ESPN, HBO, Showtime, Disney and CourtTV and local networks such as local affiliates of ABC, CBS, NBC and Fox. The video offering includes an on-screen 7-day interactive program guide, one-button VCR recording and near-video-on-demand pay-per-view movies, with start times every 30 minutes, 24 hours per day. The Company also plans to offer a custom camera-monitored security channel for apartment and condominium buildings that execute master agreements with the Company.

  Also included in the Company's basic video package are 59 interactive information channels, which include local bus and train schedules, airline schedules, employment ads, restaurant menus, local news and sports scores, stock quotes, expressway traffic updates, personal ads and other relevant local content (including building-specific information for large MDU accounts). The Company plans to expand its interactive information offering to 100 channels during 1998. This server-delivered information is accessed on the customer's television via a specialized universal remote control.

  The Company's 22 specialty audio channels include international and foreign language broadcasts (selected to appeal to concentrations of nationalities residing in Chicago's Area 1), BBC radio broadcasts, reading services for the blind, commercial-free music categories and select distant-market FM stations.

  HIGH-SPEED DATA AND INTERNET SERVICES.   The Company will provide high-speed
Internet access services using a high-speed cable modem in much the same way customers currently receive Internet services over a modem linked to the local telephone network. The cable modems presently being used with the Company's DRS Network will operate at 4 Mbps, which is approximately 25 times faster than ISDN modems and more than 125 times faster than the prevalent 28.8 Kbps analog modems. The customer's cable line (with cable modem) will be connected directly into the Internet. Because the cable modem connects through a cable line rather than through a telephone line, the Internet connection will always be active and there will be no need to dial up for access to the Internet or wait to connect through a port leased by an ISP. The Company is also hosting websites for commercial customers and expects to offer private virtual networks to link offices, buildings or campuses located throughout the franchise area. In addition to supporting cable modem services for Internet access, the DRS Network is capable of connecting computers or computer networks via a separate fiber connection. By connecting computers or computer networks at multiple locations, subscribers can establish virtual local area networks, over which they can transport data. The Company expects to offer such connections, which will enable subscribers to conduct video conferences, provide Internet-protocol telephony services, conduct electronic commerce, connect hospitals and universities for tele-medicine and distance-learning applications and access their office networks with the same speed and functionality as though they were using their office desktop computers.


  TELEPHONY. The Company has received regulatory approval from the Illinois Commerce Commission to provide CLEC services. The DRS Network will allow the Company, after installation of the requisite telephony equipment, to act as a facilities-based CLEC offering telecommunications services with last mile connectivity and local dial tone. The Company anticipates that the necessary equipment and installation will cost approximately $40 million over five years and that the installation necessary for the Company to begin providing telephony service will take approximately five to six months. The Company plans to begin offering in mid-1998 a broad range of competitive telephony services (e.g., local, long distance and enhanced services) to both commercial accounts and selected residential subscribers, most of whom currently have no facilities-based alternative to the service provided over the ILEC's network. The selected residential customers to which the Company will offer telephony services initially will be limited to those residing in, or in close proximity to, MDUs containing 24 or more residences, but the Company expects that the threshold number of residences in MDUs to which this service can be viably offered will be reduced over time. The Company anticipates that it s telecommunications service offerings will include local service, long-distance and enhanced service packages. Enhanced services will include custom calling features such as call waiting, call forwarding and three-way calling. The Company also expects to offer more advanced custom local area signaling services ("CLASS") features, such as caller ID and caller masking and plans to offer voice mail as an optional service. The Company expects to provide long-distance service on a resale basis from one or more national interexchange carriers. The Company also plans to make available to businesses Centrex services and PBX trunk provisioning. The Company anticipates that it will establish wireless and paging services on a resale basis.


  The Company will be required to rely on local exchange carriers ("LECs") and interexchange carriers to provide communications capacity or interconnection for its local and long-distance telephone service. The Company has entered into a direct interconnection agreement with Ameritech. The terms of the interconnection agreement require the approval of the Illinois Commerce Commission. The 1996 Telecom Act established certain requirements and standards for interconnection arrangements, and the Company's interconnection agreement with Ameritech is based in part on such requirements. However, these requirements and standards are still being developed and implemented by the FCC in conjunction with the states through a process of negotiation and arbitration. See "Risk Factors--Commencement of Telephony Services" and "Legislation and Regulation--Federal Regulation of Telecommunications Services."


  The DRS Network is capable of providing telephony services, but will require the installation of switching and other ancillary equipment at the NOC and at the nodes, where the customer's existing twisted-pair telephone wire will connect to the DRS Network. The Company has entered into an agreement with Nortel for the acquisition and installation of such equipment.

  FUTURE BROADBAND SERVICES.   The Company believes that the DRS Network will
enable it to provide additional broadband services in the future, including (i) high-speed data transmission connecting homes and offices ("extranets"), (ii) wholesale transport and interconnection (local loop) services to connect long-distance carriers to their customers, (iii) security services, including closed-circuit television security monitoring and alarm systems and (iv) interactive energy management services, which involve active monitoring by the customer of energy usage and cost. The Company expects to commence trials of certain of these services in 1998. The Company plans to seek strategic partnerships and alliances to provide a number of these services. See "Risk Factors--Uncertain Demand for Broadband Services."


SALES AND MARKETING

  21st Century seeks to capitalize on its position as a new communications company that brings competition, choice and an innovative bundle of communications products to the residential and commercial markets covered by its DRS Network.

  RESIDENTIAL MARKETING.   The Company's marketing plan for residential
customers is initially focused on establishing relationships with the managers of residential rental properties and presidents of condominium associations which the Company expects will lead to long-term bulk video service contracts with the residents of targeted MDUs. Once the Company has entered into bulk MDU contracts and has connected its DRS Network to the buildings, the Company will then market its premium cable and pay-per-view video services, as well as its high-speed data and, when available, telephony services, to its cable subscribers in order to leverage its existing MDU subscriber relationships. In addition, the Company will utilize direct mail and personal sales calls to market its full range of voice, video and data services to Homes Passed.

  COMMERCIAL MARKETING.   The Company's commercial marketing plan is initially
focused on Chicago's central downtown area due to the heavy concentration of potential commercial accounts. Further, the Company expects to focus on small to mid-sized commercial accounts (under 50 employees), a market that the Company believes has been underserved by the incumbent providers and which has the potential for higher margins and greater interest in switching carriers for better pricing and customer care. Because the Company is not yet widely known, it will seek to acquire visibility and recognition by selling to well-known, communications-intensive accounts that have an interest in the Company's high-speed data and Internet services. At the same time, the Company's sales staff will seek to develop relationships with organizations such as the Building Owners Management Association and other facilities management companies that influence the selection of communications facilities installed at multiple buildings, as well as industry associations which the Company believes will encourage member companies to use the Company's services.

  The Company will also focus its marketing efforts on the commercial market outside of Chicago's central downtown area, which is made up primarily of small businesses operating in shopping strips, commercial boulevards or small-office/home-office environments. This market has an expanding diversity of communications needs which 21st Century believes are well-suited to the bundled products offered by the Company. The Company plans to focus its marketing efforts to these subscribers on its high-speed data service capabilities, which the Company believes will be an attractive alternative to data connectivity via the lower-speed, twisted-pair copper lines that are currently available.

  SALES AND MARKETING STAFF.   The Company's sales and marketing staff currently
consists of 25 individuals. The Company expects to increase this staff to approximately 28 during the first quarter of 1998. The sales and marketing staff is comprised of a commercial division and a residential division, each of which is headed by a manager who supervises various account executives. In addition, the Company has contracted with a third-party organization for sales support on an interim basis to assist the Company in marketing and selling its services to certain Homes Passed. The Company has selected its account executives for the collective diversity of their industry experience across the cable television, telephony and data service sectors.

CUSTOMER CARE

  The Company believes that customer care is an essential element of its operations and is committed to providing superior customer care to differentiate it from its competitors. The Company believes that the quality and reliability of its services will result in fewer in-bound subscriber complaints, service requests and other non-revenue producing calls. In addition, the Company has installed sophisticated status-monitoring and diagnostic equipment on both the NOC and its DRS Network which should allow the Company to become aware of and remedy many potential problems before they are detectable by subscribers.

  BILLING.   The Company has contracted with a third party to provide a single billing statement for its voice, video and data services. This technology will facilitate bundled discounting for multiple services, permit customized billing statements and permit monthly, transactional and metered billing to support the Company's planned product lines. The third party's billing and information management system is currently integrated for video and data services, and is in the beta testing phase for integrated voice, video and data services. If an integrated billing and information management system for all three services is not commercially available when the Company begins providing telephony service, the Company's customers will still receive a single billing statement, but such statement will be generated from two separate billing and information management systems.

  CUSTOMER SERVICE REPRESENTATIVES.   The Company has established a relationship
with a leading call-center services provider to outsource its customer service operations. The call center is currently staffed with six full-time customer service representatives ("CSRs") trained to handle calls 24 hours per day, 365 days per year. An additional 20 CSRs have been trained and will be available to the Company as demand requires. Each CSR is required to have a thorough understanding of the Company's service offerings. The Company has provided a dedicated toll-free number to the call center for all subscriber needs and has established call center performance parameters under which (i) at least 90% of customer calls are to be answered within 30 seconds, (ii) customers are to receive a busy signal less than 3% of the time and (iii) customer-abandoned calls are to account for less than 5% of all calls.


COMPETITION

 VIDEO SERVICE

  Cable television providers compete for subscribers in local markets with other providers of television services and other providers of entertainment, news and information. The competition in these markets includes broadcast television and radio, satellite and wireless video distribution systems and competitive television operations, newspapers, magazines and other printed sources of information and entertainment. The enactment of the 1996 Telecom Act may create more competition in providing cable television because it allows LECs to provide video services in their local service areas.

  CABLE SYSTEMS AND OTHER VIDEO PROVIDERS.   There are existing cable television
operations and other video providers in Chicago's Area 1. In addition, because Federal law prohibits cities from granting exclusive cable franchises and from unreasonably refusing to grant additional competitive franchises, additional cable television operators could obtain franchises in the future. An increasing number of cities are exploring the feasibility of owning their own cable systems in a manner similar to city-provided utility services.

  Chicago Cable, the local subsidiary of TCI, is the incumbent provider of cable services in Chicago's Area 1. Chicago Cable's legacy system is a traditional street-grid, coaxial cable system, is one-way, non-interactive, limited to the residential sector and does not currently accommodate enhanced communications transmissions. In the Chicago metropolitan area, of which Area 1 is a part, Chicago Cable and other subsidiaries of TCI have approximately 515,000 subscribers for their basic cable services and their cable networks pass approximately 1,340,000 homes.

  OTHER VIDEO COMPETITION IN CHICAGO.   There are small wireless cable providers
serving certain MDUs in Chicago. In its current analog format, wireless cable has limited bandwidth and cannot accommodate a video channel offering comparable to 21st Century's. Further, the Company believes that the wireless technology required to provide bundled voice, video and high-speed data services with real interactivity does not exist at the present time, and the current technology that requires a phone-line return path should be at a competitive disadvantage to 21st Century's online cable modem Internet and high-speed data offerings.

  There are alternative methods of distributing the same or similar video programming offered by cable television systems, although cable television systems currently account for a substantial percentage of total subscribership to multichannel video programming distributors ("MVPDs"). In addition to broadcast television stations, the Company competes with other multichannel programming service providers on a direct over-the-air basis. Multichannel programming services are distributed by communications satellites directly to satellite dishes serving residences, private businesses and various nonprofit organizations.

  The Company expects a more significant competitive impact from medium-power and high-power communications DBS that transmit signals that can be received by small dish antennas. Hughes Communications, Inc. ("Hughes") commonly known as DirecTV, a subsidiary of General Motors Corporation, and United States Satellite Broadcasting Company, a subsidiary of Hubbard Broadcasting, began offering multichannel programming services in 1994 via high-power communications satellites that require a dish antenna of only approximately 18 inches. Other DBS providers include PrimeStar and EchoStar. Although DBS providers presently serve a relatively small percentage of pay television subscribers, their share has been growing steadily. Competition from both medium- and high-power DBS services could become substantial as developments in technology continue to increase satellite transmitter power and decrease the cost and size of equipment needed to receive these transmissions. However, the Company believes that equipment and programming costs presently are limiting DBS market share in cabled areas. The Company also believes that Area 1 has lower potential for DBS due to the difficulties of attaching dishes to high-rise structures.

  DBS has advantages and disadvantages as an alternative means of distributing video signals to the home. Among the advantages are that the capital investment (although initially high) for the satellite and uplinking segment of a DBS system is fixed and does not increase with the number of subscribers receiving satellite transmissions, that DBS is not currently subject to local regulation of service or required to pay franchise fees and that the capital costs for the ground segment of a DBS system (the reception equipment) are directly related to and limited by the number of service subscribers. The disadvantages of DBS presently include a limited ability to tailor the programming package to the interests of different geographic markets, such as providing local news, other local origination services and local broadcast stations, signal reception being subject to line of sight angles and intermittent interference from atmospheric conditions and terrestrially-generated radio frequency noise. The long-term effect of competition from these services cannot be predicted. Nonetheless, the Company believes that such competition will be significant.

  MMDS and LMDS systems represent another type of video distribution service. Both systems deliver programming services over microwave channels received by subscribers with a special antenna. LMDS, operating in the higher 28GHz frequency band, employs frequency reuse within a distributed architecture and is also capable of providing simultaneous delivery of two-way voice and data, as well as video services. MMDS and LMDS systems are less capital-intensive, are not required to obtain local franchises or pay franchise fees and are subject to fewer regulatory requirements than cable television systems. Although there are relatively few MMDS systems in the United States that are currently in operation or under construction, many markets have been licensed or tentatively licensed by the FCC. The FCC has taken a series of actions intended to facilitate the development of these "wireless cable systems" as alternative means of distributing video programming, including reallocating the use of certain frequencies to these services and expanding the permissible use of certain channels reserved for educational purposes. The FCC's actions enable a single entity to develop a MMDS system with a potential of up to 35 channels, and thus compete more effectively with cable television. Developments in compression technology have significantly increased the number of channels that can be available from other over-the-air technologies. Subscribing to MMDS services is projected to continue to increase over the next several years. There are currently no commercial operating licensed LMDS systems in the United States. The FCC began auctioning commercial LMDS licenses in February 1998. It is not expected that any commercial LMDS systems will begin operating until late 1998.

  21st Century believes that the density of high-rise buildings in the Chicago market area is a limiting factor for wireless technologies, such as DBS, LMDS and MMDS, all of which require a direct line of sight to the satellite or headend tower, respectively. Satellite dish installations on metropolitan Chicago MDUs have proven to be problematic and aesthetically undesirable. Moreover, the Company believes that "ghosting" and other distortion created by areas with substantial high-rise density, such as Area 1, may represent a quality disadvantage for potential wireless competitors.

  The Company also competes with master antenna television systems ("MATV") and SMATV systems, which provide multichannel program services directly to hotel, motel, apartment, condominium and similar multi-unit complexes within a cable television system's franchise area. These systems are generally free of any regulation by state and local government authorities. The 1996 Telecom Act changed the definition of a "cable-system" to include only systems that cross public rights-of-way. Therefore SMATV systems that serve buildings that are not commonly owned or managed and which do not cross public rights-of-way are no longer considered cable systems and no longer require a franchise to operate.

  Prior to enactment of the 1996 Telecom Act, LECs were prohibited from offering video programming directly to subscribers in their telephone service areas (except in limited circumstances in rural areas). The 1996 Telecom Act eliminated restrictions on LECs and the Company may face increased competition from local telephone companies, which in most cases have greater financial resources than the Company. Several major LECs, including Ameritech, have announced plans to acquire cable television systems or provide video services to the home through fiber optic technology.

  The 1996 Telecom Act provides LECs with four options for providing video programming directly to customers in their local exchange areas. Telephone companies may provide video programming by radio-based systems, common carrier systems, "open video" systems or "cable systems." LECs that elect to provide service via "open video" systems must allow others to use up to two-thirds of their activated channel capacity. They will be relieved of regulation as "common carriers" and are not required to obtain local franchises, but will still be subject to all rules governing cable systems, including franchising requirements. It is unclear which model LECs will ultimately choose but the video distribution service developed by local telephone companies is likely to represent direct competition for the Company.

  The ability of local telephone companies to compete with the Company by acquiring an existing cable system is limited. The 1996 Telecom Act prohibits a LEC and its affiliates from acquiring more than a 10% financial or management interest in any cable company providing cable service in its telephone service area. It further prohibits a cable operator and its affiliates from acquiring more than a 10% financial or management interest in any LEC providing telephone exchange service in its franchise area. A LEC and a cable operator that have a telephone service and cable franchise in the same market may not enter into a joint venture to provide telecommunications services or video programming. There are exceptions to these limitations for rural locations, very small cable systems and LECs in non-urban areas.


INTERNET AND HIGH-SPEED DATA SERVICES

  Internet service, both Internet access and on-line content services, is provided by ISPs, satellite-based companies, long-distance carriers and other cable television companies.

  A large number of companies provide businesses and individuals with direct access to the Internet and a variety of supporting services. In addition, many companies (such as America Online, Inc., MSN Computers, Prodigy Services Company and WebTV Networks) offer "online" services consisting of access to closed, proprietary information networks with services similar to those available on the Internet, in addition to direct access to the Internet. Such companies generally offer Internet services over telephone lines using standard computer modems. The Company believes that this form of transmission works well for smaller amounts of data, but standard telephone lines have limitations in handling large volumes of information, multimedia applications or high-speed data transmissions, resulting in lengthy delays. Also, ISPs have limited numbers of ports available for customers to dial in to the Internet, and their customers may experience difficulties in obtaining access to the Internet or be disconnected if activity is too great. A few ISPs also offer high-speed ISDN connections to the Internet. The Company believes that broadband transmission is the most efficient means of transmitting large volumes of data and information on a high-speed basis to and from the Internet.

  A few satellite companies provide broadband access to the Internet from desktop PCs using a small dish antenna and receiver kit comparable to that used for satellite television reception. DirecPC, principally owned and operated by Hughes, is a prominent provider of satellite-based Internet services in the United States. These satellite-based Internet services generally require a local wireline telephone (twisted copper pair) return path, which will have inherent capacity limitations and costs.

  Long-distance companies are aggressively entering the Internet access markets. Long-distance carriers have substantial transmission capabilities, traditionally carry data to large numbers of customers and have an established billing system infrastructure that permits them to add new services. For example, AT&T began providing Internet access in the United States through a new service called WorldNet, offering its long-distance customers five free hours of Internet access per month for a one-year period. MCI is offering MCI Internet in competition with AT&T's WorldNet service. The Company expects competition for the end-consumer from such companies to be vigorous due to such competitors' greater resources, operating histories and name recognition. However, the long-distance companies are still limited by the inherent speed constraints of traditional copper twisted-pair telephone lines.

  Other cable television companies can enter the Internet services market. Traditional cable networks provide only one-way transmission and must be upgraded (and often reconfigured) to permit two-way data transmission, which requires significant investments on the part of service providers. Broadband technology must be incorporated to enable digital data to be transmitted over a separate channel. The Company is not aware of any cable television competitors in its existing service area providing Internet access service using cable modems. However, owners of newer or upgraded cable television networks have the ability to provide Internet services using cable modems. The Company believes that some existing cable television providers are beginning to provide such services in certain of their major markets or clusters. @Home, a joint venture among TCI and several other large cable companies, is offering high-speed Internet service using cable modems in areas where its affiliates have HFC networks. The Company believes that high-speed Internet services ultimately will be offered by other cable providers and companies such as @Home in most of the Company's present and future service areas. In addition, @Home announced in December 1997 that it and Best Internet Communications would collaborate to deliver web hosting to customers of @Home's @Work division.

  Wireline and wireless telephony operators also provide high-speed data services. The wireline carriers include Ameritech and two competitive access providers ("CAPs"): WorldCom and TCG. While Ameritech provides telephony service in all of Area 1, its existing copper lines are not well suited to provide high-speed data services. Recent advances in DSL technology have made it possible to enhance the data transport capabilities over copper lines and Ameritech recently announced that it is providing high-speed Internet access using ADSL technology and will be collaborating with Microsoft Corporation to facilitate the installation of its ADSL service. Ameritech has announced plans to provide high-speed Internet access initially in Ann Arbor, Michigan, and expects to offer such access in the Chicago area by mid-1998. However, the Company believes that the installation and operation of ADSL technology (especially in residential areas) will be costly to Ameritech. Neither of the CAPs offers ubiquitous telephony service in Chicago's business district or has built a network infrastructure in Chicago's residential areas. In addition, as in the case of Ameritech's network, the CAPs' networks are currently designed primarily for the transport of voice rather than data services and the Company believes the network upgrades necessary for the CAPs to provide competitive high-speed data services will be costly.

  Wireless telephony providers offer high-speed data services via satellite dishes. Data is transmitted to the subscriber from the satellite dish at relatively fast rates, but the subscriber must use a telephone line to send data. This restricts the ability of the subscriber to send information to the speed of an analog modem (generally 56 Kbps) and necessitates the use and expense of an additional telephone line. In addition, installation of a satellite dish is generally difficult in an MDU environment and in Chicago's business district.


VOICE SERVICES

  Once the Company begins providing local and long-distance telephony services, it will likely face competition in providing such services. The 1996 Telecom Act is expected to have a substantial impact on the degree of competition because it permits providers to enter markets that were previously closed to them. Specifically, the 1996 Telecom Act preempts state policies that have historically protected LECs from significant competition in local service markets. In addition, the 1996 Telecom Act supersedes the antitrust consent decree that prohibited the Regional Bell Operating Companies ("RBOCs") from providing long-distance services, and establishes terms and conditions under which RBOC entry into the long-distance market will be permitted. The overall effect of these provisions is to blur the distinctions that previously existed between local and long-distance services.

  One major impact of the 1996 Telecom Act may be a trend toward the use and the acceptance of bundled service packages, consisting of local and long-distance telephony, combined with other elements such as cable television and wireless telecommunications service. As a result, the Company will be competing with the ILEC, Ameritech, with traditional providers of long-distance service, such as AT&T, MCI, Sprint and WorldCom and with competitive local service providers, and may face competition from other providers of cable television service, such as TCI. The Company's ability to compete successfully in telephony will depend on the attributes of the overall bundle of services the Company is able to offer, including price, features and customer service.

  Wireless telephone service (cellular and personal communication service ("PCS")) now is generally viewed by consumers as a supplement to, not a replacement for, wireline telephone service. In particular, wireless is more expensive than wireline local service and is generally priced on a usage basis. However, it is possible that in the future the rate and quality differential between wireless and wireline service will decrease, leading to more direct competition between providers of these two types of services. In that event, the Company's telephony operations may also face competition from wireless operators.

  OTHER TELEPHONY COMPETITORS.   There are currently three principal competitive
telecommunications carriers in Chicago's Area 1: Ameritech, WorldCom and TCG. Others have announced their entry into the local telephone business in Chicago, but none is offering a commercially available product at this time. Of the "Big Three" interexchange carriers, only MCI has attempted to enter the local market to date. AT&T has publicly stated that it will be in the local Chicago market by the end of 1998.

  Ameritech is the regulated monopoly local carrier in Chicago's Area 1. It was formed in 1983 as a result of the divestiture of AT&T. The local operating company is known as Ameritech-Illinois, formerly Illinois Bell, and reported operating revenues of $3.7 billion for 1996. Presently, its telephony services are provided largely over restricted bandwidth, twisted-copper pair wire. Ameritech offers local residential service on the basis of a per-line charge and measured usage charges based on distance and time-of-day. Ameritech is the only facilities-based provider presently available to the local residential market. On the business side, Ameritech offers a wide range of switched and dedicated intraLATA local and toll services. Ameritech also offers enhanced services such as custom calling and CLASS features to both residential and business customers.

  In late 1994, Ameritech received FCC approval to enter the cable television business. Ameritech is initially targeting franchises in suburban Chicago and Michigan. This new unregulated organization is called Ameritech New Media. Ameritech is formally seeking the Area 5 franchise to compete with TCI in a predominantly residential, single-family home market. Because Ameritech's video division is not currently regulated, telephony services cannot currently be bundled with cable services.

  WorldCom is an integrated communications provider of local and long-distance telecommunications services and certain Internet-related services to business and government end-users nationally and internationally. It considers itself to be the first CLEC and promotes its ability to offer an integrated set of communications services. WorldCom says its strategy is to become the premier provider of communications services to business and government end-users.

  WorldCom has used a merger/acquisition strategy to achieve some of its goals. In August 1996, MFS (now WorldCom) acquired Internet service provider UUNet Technologies, Inc. and in August 1996, announced a merger with interexchange carrier LDDS WorldCom. More recently, in October 1997, WorldCom announced the purchase of Brooks Fiber Communications, which boosts its presence in the local telecommunications arena. Finally, in November 1997, WorldCom announced a merger with MCI, subject to regulatory approval. The combined WorldCom-MCI will offer a broad range of services and will be one of the largest communications companies in the world. The resulting integration of service offerings should strongly position WorldCom against other interexchange carriers and local monopoly carriers that do not yet provide the same range of services.

  TCG is the nation's oldest competitive local telecommunications provider for businesses and long-distance carriers. TCG's network currently encompasses more than 6,200 route miles through 51 major markets. TCG markets its services particularly to large businesses, interexchange carriers, ISPs, STS companies, cable companies (dark and lit fiber transport) and other information-intensive businesses. TCG provides dedicated and switched access, local-transport services, central office switched services and fax and data services. TCG also supplies point-to-point, broadcast-quality video channels between two or more locations. TCG offers local access and is targeting interexchange carriers and ISPs.

  Switched services represented about 40% of TCG's revenue in 1996; special access accounted for 60% during the same period. As of March 1997, four of the nation's largest cable television companies (TCI, Cox Communications, Inc., Comcast Corporation and Media One) controlled approximately 88% of the voting power of TCG. In January 1998, AT&T entered into an agreement to acquire all of the outstanding common stock of TCG. In Chicago, TCG operates a 372-route mile network, serving 144 commercial buildings in the downtown Loop. In September 1994, TCG was granted a CLEC license to operate in the Chicago area and has focused its marketing efforts in Chicago's western suburbs.

  TCI has formed a new division, TCI Telephony, Inc., to enable TCI to become a participant in the competitive telephony market, and has indicated that it intends to offer a full-range of both wired and wireless services to residential and business customers. TCI has indicated that it plans to package its telecommunications products with its cable services. It has been granted a license to offer residential telephony service in Arlington Heights, Illinois (a suburb of Chicago), but it has not stated any plan to enter the City of Chicago, although it may choose to do so in the future.


CHICAGO FRANCHISE

  21st Century was awarded a franchise effective June 1996 by the City of Chicago for the construction of a fiber cable network in Chicago's Area 1, representing one of the first second-provider franchise awards for a large urban area. Under this non-exclusive 15-year renewable franchise, the Company has been granted unrestricted access to the public right-of-way to construct, operate and maintain its DRS Network to all residential and commercial subscribers in the franchise area. The franchise requires that the Company provide ubiquitous service to all residential subscribers in the franchise area in accordance with a specified time schedule, and allows the Company to selectively provide service to the franchise area's business and financial districts.


  Franchises typically contain many conditions, such as time limitations on commencement and completion of system construction, customer service standards, minimum number of channels and the provision of free service to schools and certain other public institutions. The Company believes that the conditions in its franchise in Chicago's Area 1 are fairly typical. The franchise obligates the Company to meet a number of local regulatory requirements, including (i) notices to subscribers of service and fee changes, (ii) system design, construction, maintenance and technical criteria that, among other things, require that the system be fully constructed within four years, (iii) interconnection with other cable operators serving the City for purposes of public, educational and governmental ("PEG") and leased access, (iv) various payments to the Chicago Access Corp. ("CAC") for PEG local access obligations, including (a) payments over ten years to CAC aggregating $1.1 million to fund CAC's PEG local access capital costs and (b) an annual payment to CAC of one percent of annual gross revenues, (v) preservation of 10 percent of channel capacity for PEG local access, (vi) equal employment and affirmative action requirements and (vii) development and fulfillment of standards for customer service and consumer complaints. The Company may not transfer or assign the franchise until June 1999, and then only with the prior consent of the City. The Company is required to pay a quarterly fee for the franchise to the issuing authority equal to 5% of gross revenues received from the operation of its cable television system. The Company prepaid $3 million of its franchise fee, which amount was credited toward future franchise fee payments, including a credit for the time value of the prepayment.


EMPLOYEES


  At March 31, 1998, the Company had 120 full-time employees, of which 48 were technicians or others performing installation, maintenance, construction and design repair on the DRS Network, 27 were involved principally in sales and marketing, 15 were involved in matters relating to Internet and high-speed data services and 30 had management or administrative responsibilities. The Company considers its relations with its employees to be satisfactory. The Company recruits from several major industries for employees with skills in voice, video and data technologies.


PROPERTIES

  The Company entered into a license agreement dated October 27, 1994 with the CTA. The term of the agreement commenced on June 24, 1996 and is for 15 years. The parties may elect to extend the agreement for additional 15-year terms. Pursuant to this agreement, the CTA gave the Company a nonexclusive license to install and maintain fiber optic cable on railway structures of the CTA's red, brown and green transit lines.

  The Company entered into a five-year pole attachment agreement dated April 3, 1996 with Commonwealth Edison. The Company has the option to renew this agreement for one additional five-year term. Pursuant to this agreement, Commonwealth Edison gave the Company nonexclusive licenses to attach fiber optic strands and/or cable wire, strand hardware, hardware and power supplies to utility poles that are owned by Commonwealth Edison so long as it does not interfere with Commonwealth's use of such utility poles.

  The Company entered into a pole attachment agreement dated November 14, 1996 with Ameritech. Either party may terminate the agreement upon six month's notice to the other party. Pursuant to this agreement, Ameritech has given the Company the nonexclusive right to place communications facilities on Ameritech's poles and/or conduit systems.

  The Company entered into a 15-year lease dated January 31, 1997 for its headquarters (which includes the NOC) (the "Apparel Lease") with LaSalle National Bank. The Apparel Lease currently covers 32,422 square feet, and will be increased on December 1, 1998 to cover 36,410 square feet and on December 1, 2000 to cover 40,397 square feet.

  The Company's principal physical assets consist of fiber optic network and equipment, located either at the equipment site or along the DRS Network. The Company's distribution equipment along the DRS Network is generally attached to utility poles under pole rental agreements with local public utilities, although in some areas the distribution cable is buried in underground ducts or trenches. The Company's franchise from the City of Chicago gives the Company rights of way for its DRS Network. The physical components of the DRS Network require maintenance and periodic upgrading to keep pace with technology advances. The Company believes that its properties, taken as a whole, are in good operating condition and are suitable for the Company's business operations.


                       INDUSTRY STRUCTURE AND TECHNOLOGY

GENERAL

  Under the 1996 Telecom Act, cable companies may provide telephone service and telephone companies may provide cable service, local telephone companies may provide long-distance service and long-distance telephone companies may provide local service, and all may provide numerous ancillary services (with certain exceptions not material to the Company). Municipalities are required to grant cable television franchises to qualified applicants. This change in the regulatory environment, along with substantial growth in use of the Internet, has led and is generally expected to continue to lead to a rush by communications companies and other companies (such as utilities) to provide a wider range of voice, video and data communications services to consumers.


COMMUNICATIONS TECHNOLOGIES AND SERVICES

  Set forth below is a brief description of the current communications industry systems, the technology generally used by each system (although numerous variations exist, and some systems combine a variety of technologies), and the hurdles each set of providers faces in offering new services.

  CABLE TELEVISION.   Cable television systems generally consist of coaxial
cable (which carries signals via radio frequency) and/or fiber optic cable (which carries signal via light waves generated by a laser) that runs along aerial or underground rights-of-way past the homes and businesses in a service area, connecting to each home and business individually through a coaxial cable connection tap located outside of the premises. Subscriber premises have internal wiring running from the coaxial cable connection tap to one or more outlets or "jacks" into which television sets or set-top terminals (which are used for special services, descrambling, "pay-per-view" and other features) may be connected. HFC cable networks rely on numerous amplifiers cascaded throughout the network to increase the signal strength, which diminishes as it travels through the network. The use of amplifiers produces distortion and noise which causes the signal quality to degrade, and this degradation increases as the number of amplifiers increases. Networks which are primarily fiber optic do not use amplifiers in the fiber optic portion of the network. Optical networks use lasers and fiber optic cable to distribute signals throughout the network. The number of channels or features that a cable network can offer is limited by the capacity of the HFC network and the electronic equipment which processes and amplifies the signal.

  Many traditional cable companies have sought to compete by increasing channel capacity through the use of extensive electronics, often resulting in poor signal quality. Most cable television systems use one-way (half-duplex, non-interactive) networks and accordingly do not have the ability to provide telephone services, which require full-duplex, two-way interactive cable. Several cable companies, including large cable companies, are beginning to offer one-way data transmission (with telephony dial-back services). However, such services generally cannot deliver high-speed performance unless the operator substantially upgrades its cable system infrastructure.

  WIRELESS CABLE.   MMDS, LMDS and DBS technologies allow the transmission of
television programming, including high-speed computer data, high-definition television and facsimile transmissions, via microwave frequencies from a single location. Wireless cable was designed to serve primarily rural areas where laying traditional coaxial cable is not economically feasible. The wireless cable system's signal is sent from a centrally located facility equipped with transmitters, antennas, satellite dishes and scrambling and descrambling equipment, and is received by subscribers with rooftop antennas and the necessary converters. Because wireless cable signals are sent via microwaves, they require line-of-sight transmission from the central source to the subscribers. Obstructions such as trees, uneven terrain or dense urban skylines can interfere with reception, although repeaters that aid in reaching subscribers in certain obstructed areas are being developed to alleviate these shortcomings. As a result, the Company believes that at present this technology is not well suited to providing broadband services in urban areas such as those targeted by the Company.

  DTH, DBS AND OTHER SATELLITE TECHNOLOGIES.   Direct-to-home Satellite TV
("DTH") companies provide the satellite transmission of television products and services. As part of the programming package, DTH companies generally include hardware and software for the reception and decryption of satellite television programming. The majority of DTH programming is transmitted on C-band radio frequency, which typically requires dish sizes ranging from six to twelve feet in diameter, depending upon the geographic location of the subscriber. In 1982, the FCC allocated spectrum within the Ku-band for DBS systems. The Ku-band historically has allowed for higher power transmission than C-band, enabling recipients to receive Ku-band signals using smaller satellite dishes (ranging in size from 15 to 18 inches in diameter). DBS systems generally offer more channels (often over 100 channels in all) than cable systems, although DBS providers usually do not offer local programming. Unlike cable television, DBS and DTH do not require ground construction to install or maintain or to upgrade services, but do require a southern line-of-site, a separate dish for every television and are not suitable for use in large MDUs. Rather, the programming is transmitted from a ground station to the subscriber via a communications satellite. These systems require the subscriber to purchase or lease a satellite dish to receive signals and a receiver system to process and descramble signals for television viewing.

  Most of the small satellite dishes available at present are not two-way interactive and therefore are not suitable for telephone or Internet services, although businesses that can afford to do so purchase expensive dishes with two-way interactivity and can receive each of the broadband services. Residential systems have been designed using telephone lines to transmit to the Internet and satellite transmission for reception from the Internet. This approach still is subject to dial-up delays and has many of the same limitations as two-way telephone communications as compared to service via an interactive broadband network. Satellite transmissions are also ill-suited for voice transmissions utilizing existing technologies due to the delay and echo inherent in the transmission from ground to satellite and back.

  WIRELINE TELEPHONY.   Local wireline telephone systems consist of a network of
switches, transmission facilities between switches and the "local loop" connections between customer premises and the nearest local exchange switch. A call initiated by a customer can be routed by the local exchange switch either directly to the called party, if that party is served by the same switch, to another local or toll switch for delivery to the called party, or through one or more switches to the POP of a long-distance carrier that transmits the call to a more distant local switch for ultimate delivery to the called party. The transmission facilities connecting switches are comprised primarily of very high-capacity fiber optic cables. However, local loops generally consist of twisted copper wire pairs that run along aerial or underground rights-of-way to each of the premises served. These local loops generally carry analog transmission and have relatively low transmission capacity, sufficient to carry only one two-way voice conversation. Local loop capacity can be expanded somewhat by using advanced technologies such as ISDN and DSL, which permits voice and data transmission to occur simultaneously and can support some limited level of video teleconferencing.

  Local loops (even with ISDN or DSL) do not have sufficient capacity for large-scale provision of full-motion video services. Telephone service is the most common way of communication with the Internet, but existing local loop telephone lines do not have enough capacity for rapid downloading of large volumes of data (such as graphics), leading many Internet users to experience delays and ISPs to experience circuit overload.

  WIRELESS TELEPHONY (CELLULAR, PCS AND ENHANCED SPECIALIZED MOBILE RADIO
("ESMR")).   Wireless telephone technology is based upon the division of a given market area into a number of smaller geographic areas or "cells." Each cell has "base stations" or "cell sites," which are physical locations equipped with transmitter-receivers and other equipment that communicate by radio signal with cellular telephones located within range of the cell-site. Cells generally have an operating range from 2 to 25 miles. Each cell site is connected to a mobile telephone switching office ("MTSO"), which, in turn, is connected to the local landline telephone network. When a subscriber in a particular cell dials a number, the cellular telephone sends the call by radio signal to the cell's transmitter-receiver, which then sends it to the MTSO. The MTSO then completes the call by connecting it with the landline telephone network or another cellular telephone unit. Incoming calls are received by the MTSO, which instructs the appropriate cell to complete the communications link by radio signal between the cell's transmitter-receiver and the cellular telephone. Like wireline local loops, wireless telephone technologies do not have sufficient capacity for large scale provision of video and data services.

  INTERNET ACCESS.   Most Internet access takes place over telephone lines using computer modems. This form of transmission works well for text and small amounts of data, but telephone lines generally are not capable of handling large volumes of information, multimedia applications or high-speed data transmission, resulting in lengthy delays. Also, ISPs have limited numbers of ports available for customers to dial into the Internet, and their customers may experience difficulties obtaining access to the Internet or be disconnected if the access network is congested. A few satellite companies provide broadband access to the Internet from desktop PCs using a small dish antenna and receiver kit comparable to that used for satellite television reception, although such systems generally provide only one-way satellite transmission, requiring communications in the other direction to travel over telephone lines. High-speed cable modems used over traditional non-interactive cable networks similarly permit high-speed broadband reception from the Internet, but require communications from the user to the Internet to travel over telephone lines and are therefore hampered by the same delays and access difficulties associated with their telephone-only counterparts.


                           LEGISLATION AND REGULATION

  The cable television industry currently is regulated by the FCC, some state governments and most local governments. Telecommunications services are regulated by the FCC and state public utility commissions. Internet services are generally unregulated at the Federal and state levels. In addition, legislative and regulatory proposals under consideration by Congress and Federal agencies may materially affect the cable television, telecommunications and Internet industries. The following is a brief summary of Federal laws and regulations affecting the growth and operation of the cable television, telecommunications and Internet industries and a description of certain state and local laws.


CABLE COMMUNICATIONS POLICY ACT OF 1984

  The Cable Communications Policy Act of 1984 (the "1984 Cable Act"), which amended the Communications Act of 1934, as amended (the "Communications Act"), established comprehensive national standards and guidelines for the regulation of cable television systems and identified the boundaries of permissible Federal, state and local government regulation. The FCC was charged with the responsibility for adopting rules to implement the 1984 Cable Act. Among other things, the 1984 Cable Act affirmed the right of franchising authorities (state or local, depending on the practice in individual states) to award one or more franchises within their jurisdictions. The 1984 Cable Act provided that in granting or renewing franchises, franchising authorities may establish requirements for cable-related facilities and equipment, but may not establish or enforce requirements for video programming or information services other than in broad categories.


CABLE TELEVISION CONSUMER PROTECTION AND COMPETITION ACT OF 1992

  The 1992 Cable Act, which also amended the Communications Act, permitted a greater degree of regulation of the cable industry with respect to, among other things: (i) cable system rates for both basic and certain cable programming services; (ii) programming access and exclusivity arrangements; (iii) access to cable channels by unaffiliated programming services; (iv) leased access terms and conditions; (v) horizontal and vertical ownership of cable systems; (vi) customer service requirements; (vii) television broadcast signal carriage and retransmission consent; (viii) technical standards and (ix) cable equipment compatibility. Additionally, the 1992 Cable Act allowed municipalities to own and operate their own cable television systems without a franchise, prevented franchising authorities from granting exclusive franchises or unreasonably refusing to award additional franchises covering an existing cable system's service area, and prohibited the common ownership of cable systems and co-located MMDS or SMATV systems. The 1992 Cable Act also prevented video programmers affiliated with cable television companies from favoring cable operators over competitors and required such programmers to sell their programming to other multichannel video distributors. The legislation required the FCC to initiate a number of rulemaking proceedings to implement various provisions of the statute, the majority of which have been completed.

  On June 28, 1996, the Supreme Court upheld cable operators' ability to enforce prospective written policies against carrying programming that depicts sexual or excretory activities or organs in an offensive manner on commercial leased access channels. The Court also ruled that cable operators may not be required to segregate indecent commercial leased access programming and block it from viewer access, finding that this statutory provision violated cable operators' First Amendment rights. The Court also struck down on First Amendment grounds the statutory provision that enabled cable operators to prohibit obscene material, sexually explicit conduct or material soliciting unlawful acts on PEG channels.


TELECOMMUNICATIONS ACT OF 1996

  The 1996 Telecom Act significantly altered the regulatory structure of telecommunications markets by mandating that states permit competition for local exchange services. The 1996 Telecom Act also required ILECs to provide competitors with interconnection on reasonable and non-discriminatory terms and conditions, with access to ILEC facilities on an unbundled basis, and to provide competitors, at wholesale rates, telecommunications services for resale. In addition, the 1996 Telecom Act provided a statutory procedure for the RBOCs, which offer local exchange service, to apply to the FCC for authority to provide long-distance services.

  The 1996 Telecom Act also included significant changes in the regulation of cable operators. Specifically, the 1996 Telecom Act reversed over a three-year period much of the cable rate regulation established by the 1992 Cable Act. The rates for cable programming service ("CPS" or "expanded-basic") tiers offered by small cable operators in small cable systems were deregulated immediately. The FCC's authority to regulate the CPS tier rates of all other cable operators will expire on March 31, 1999. The legislation also (i) eliminated the uniform rate requirements of the 1992 Cable Act where effective competition exists, (ii) repealed the anti-trafficking provisions of the 1992 Cable Act, which prohibited transfers of ownership of cable systems within three years after initial construction or acquisition, (iii) limited the rights of franchising authorities to require certain technology and prohibit or condition the provision of telecommunications services by the cable operator, (iv) required cable operators to fully block or scramble both the audio and video on sexually-explicit or indecent programming on channels primarily dedicated to sexually-oriented programming, (v) allowed cable operators to refuse to carry leased access programs containing "obscenity, indecency or nudity," (vi) adjusted the pole attachment laws and (vii) allowed cable operators to enter telecommunications markets which historically have been closed to them, while also allowing some telecommunications providers to begin providing competitive cable service in their local service areas.

FEDERAL REGULATION OF CABLE SERVICES

  The FCC has promulgated regulations covering many aspects of cable television operations, and is required to adopt additional regulations or repeal or modify existing regulations to implement the 1996 Telecom Act. The FCC may enforce its regulations through the imposition of fines, issuance of cease and desist orders and/or the imposition of other administrative sanctions, such as the revocation of FCC licenses needed to operate certain transmission facilities often used in connection with cable operations. A brief summary of certain Federal regulations follows.

  RATE REGULATIONS.   Local franchising authorities may regulate rates for basic cable services and equipment in communities where the cable operator is not subject to "effective competition." The FCC resolves complaints about rates for expanded-basic CPS and can reduce rates found to be unreasonable. Cable services offered on a per channel or on a per program basis are not subject to rate regulation by either local franchising authorities or the FCC. The 1996 Telecom Act deregulated the CPS rates of "small cable operators" immediately and the CPS rates of all other cable operators after March 31, 1999.

  A "small operator" is an operator that has fewer than 50,000 subscribers in the franchise area, that with its affiliates serves less than 617,000 subscribers and that is not affiliated with entities with annual aggregate gross revenues of more than $250 million.

  Local franchise authorities must be certified by the FCC before regulating basic cable rates. Upon certification, the local community obtains the right to evaluate the reasonableness of basic rates under standards established by the FCC. Certified franchising authorities are also empowered to regulate rates charged for additional outlets and for the installation, lease and sale of equipment used by subscribers to receive the basic service tier. Cable operators may be required to refund overcharges with interest. The 1992 Cable Act permits communities to certify at any time, so it is possible that the Company's franchising authorities may choose in the future to certify to regulate the Company's basic rates. FCC review of CPS rates is triggered by franchising authority complaints filed within 180 days of a rate increase.

  The FCC's rate regulations do not apply where a cable operator demonstrates that it is subject to "effective competition" as defined under the 1992 Cable Act. The Company believes that it is subject to effective competition in the area that it currently serves.

  The 1992 Cable Act also requires cable systems to permit subscribers to purchase video programming offered by the operator on a per channel or a per program basis without the necessity of subscribing to any tier of service, other than the basic service tier, unless the system's lack of addressable converter boxes or other technological limitations do not permit it to do so. Systems facing "effective competition" are not subject to this tier buy-through prohibition.

  The 1996 Telecom Act allows cable operators to pass through franchise fees and regulatory fees to subscribers without any prior notice. Notices of other rate changes may be given by any reasonable written means, at the cable operator's "sole discretion."

  CARRIAGE OF BROADCAST TELEVISION SIGNALS.   The 1992 Cable Act established
signal carriage requirements for cable operators. These regulations allow commercial television broadcast stations which are "local" to a cable system, to elect every three years whether to require the cable system to carry the station, subject to certain exceptions, or whether to require the cable system to negotiate for "retransmission consent" to carry the station. Commercial stations are generally considered "local" to a cable system where the system is located in the station's 1992 ADI, as determined by Arbitron; the regulatory method for determining whether a station is "local" to a cable system may change at the time of the October 1999 election. Cable systems must obtain retransmission consent for the carriage of all "distant" commercial broadcast stations, except for certain "superstations" (i.e., commercial satellite-delivered independent stations such as WGN).

  Local non-commercial educational television stations are also given mandatory signal carriage rights. Subject to certain exceptions, a cable operator must carry all such stations if the cable system is within the larger of (i) a 50-mile radius of the station's city of license or (ii) the station's Grade B contour (a measure of signal strength). Non-commercial stations are not given the option to negotiate for retransmission consent.

  DELETION OF NETWORK AND SYNDICATED PROGRAMMING.   Cable television systems
that have 1,000 or more subscribers must, upon the appropriate request of a local television station, delete or "black out" the network and/or syndicated non-network programming of a distant station when the local station has contracted for such programming on an exclusive basis.

  REGISTRATION PROCEDURES AND TECHNICAL REQUIREMENTS.   Prior to commencing
operation in a particular community, all cable television systems must file a registration statement with the FCC listing the broadcast signals that it will carry and certain other information. The Company has filed its registration statement with the FCC. Additionally, cable operators periodically are required to file various informational reports with the FCC. Cable operators that operate in certain frequency bands used in the aeronautical service for airport air-to-ground communications (108-137 MHz and 225-400 MHz bands) must notify the FCC before commencing operations and, on an annual basis, file the results of periodic cumulative leakage testing measurements to insure that they do not interfere with aeronautical stations. Operators that fail to make these filings or who exceed the FCC's allowable cumulative leakage index risk being prohibited from operating in those frequency bands in addition to other sanctions. The Company has filed its initial aeronautical notice with the FCC. The FCC has also imposed technical standards applicable to the cable channels on which broadcast stations are carried, and has prohibited franchising authorities from adopting standards which conflict with or are more restrictive than those established by the FCC. The FCC has applied its standards to all classes which carry downstream National Television System Committee ("NTSC") video programming. The 1992
Cable Act requires the FCC to update periodically its technical standards to reflect improvements in technology.

  FRANCHISE AUTHORITY.   The 1984 Cable Act affirmed the right of franchising
authorities (the cities, counties or political subdivisions in which a cable operator provides cable service) to award franchises within their jurisdictions and prohibited non-grandfathered cable systems from operating without a franchise in such jurisdictions. The Company holds a cable franchise in the franchise area in which it currently provides service.

  In addition to the franchise matters discussed in greater detail below, local franchise authorities typically exercise regulatory jurisdiction over cable system design and construction, safe use of public rights-of-way, consumer protection and customer service. The Company's franchise contains such requirements.

  The 1996 Telecom Act exempts from franchise requirements those telecommunications services provided by a cable operator or its affiliate. Franchise authorities may not require a cable operator to provide telecommunications service or facilities, other than institutional networks, as a condition of franchise grant, renewal or transfer. Similarly, franchise authorities may not impose any conditions on the provision of such service. Local officials may, however, regulate cable-provided telecommunications services' use of public rights-of-way, provided that it is done outside the cable franchising process and in a competitively neutral, non-discriminatory way.

  FRANCHISE FEES. Although franchising authorities may impose franchise fees under the 1984 Cable Act, as modified by the 1996 Telecom Act, such payments cannot exceed 5% of the cable system's annual gross revenues derived from the operation of the cable system to provide cable services. Franchise fees apply only to revenues from cable services. Franchising authorities are permitted to charge a fee for any telecommunications provider's use of public rights-of-way "on a competitively neutral and nondiscriminatory basis."

  FRANCHISE RENEWAL.   Federal statutory law provides renewal procedures and
criteria designed to protect incumbent franchisees against arbitrary denials of renewal. These formal procedures are mandatory only if timely invoked by either the cable operator or the franchising authority. Even after the formal renewal procedures are invoked, franchising authorities and cable operators remain free to negotiate a renewal outside the formal process. Although the procedures provide substantial protection to incumbent franchisees, renewal is by no means assured, as the franchisee must meet a number of statutory standards and filing deadlines. Even if a franchise is renewed, a franchising authority may impose new and more onerous requirements such as upgrading facilities and equipment, although the municipality must take into account the cost of meeting such requirements.

  CHANNEL SET-ASIDES.   Federal law permits local franchising authorities to
require cable operators to set aside certain channels for PEG access programming. In addition, cable television systems with 36 or more activated channels are required to designate a portion of their channel capacity for commercial leased access by unaffiliated third parties. Leased access rates are to be set according to an FCC-prescribed formula.

  OWNERSHIP.   The 1996 Telecom Act prohibits a LEC or its affiliate from acquiring more than a 10% financial or management interest in any cable operator providing cable service in its telephone service area. It also prohibits a cable operator or its affiliate from acquiring more than a 10% financial or management interest in any LEC providing telephone exchange service in its franchise area. A LEC and cable operator whose telephone service area and cable franchise area are in the same market may not enter into a joint venture to provide telecommunications service or video programming. There are exceptions to these limitations for rural facilities, very small cable systems and small LECs in non-urban areas.

  The 1984 Cable Act prohibited the common ownership, operation, control or interest in a cable system and a local television broadcast station whose predicted Grade B contour covers any portion of the community served by the cable system, and FCC rules continue to prohibit such cross-ownership. The 1996 Telecom Act repeals this statutory restriction on broadcast-cable cross-ownership, but does not require the FCC to repeal its cross-ownership rule. Nevertheless, the FCC intends to review this rule. The 1996 Telecom Act also eliminates the FCC's restriction against the ownership or control of both a broadcast network and a cable system, but it authorizes the FCC to adopt regulations which will ensure carriage, channel positioning and nondiscriminatory treatment of non-affiliated broadcast stations by cable systems which are owned by a broadcast network.

  The 1992 Cable Act prohibits the common ownership, affiliation, control or interest in cable television systems and MMDS facilities or SMATV systems with overlapping service areas. However, a cable system may acquire a co-located SMATV system if it provides cable service to the SMATV system in accordance with the terms of its cable television franchise. The 1996 Telecom Act provides that these rules shall not apply where the cable operator is subject to effective competition.

  Pursuant to the 1992 Cable Act, the FCC has imposed limits on the number of cable systems a single cable operator may own. In general, no cable operator may hold an attributable interest in cable systems which pass more than 30% of all homes nationwide. This statutory provision was found to be unconstitutional by a Federal district court in 1993, and the FCC has stayed the effectiveness of its applicable rules pending disposition of further administrative reconsideration and judicial appeal. Attributable interests for these purposes include voting interests of 5% or more (unless there is another single holder of more than 50% of the voting stock), officerships, directorships and general partnership interests. An FCC proceeding in which ownership attribution standards currently are under review may lead to changes in FCC policies affecting cable ownership.

  PRIVACY.   The 1984 Cable Act imposes a number of restrictions on the manner in which cable system operators can collect and disclose data about individual system subscribers. The statute also requires that the system operator periodically provide all subscribers with written information about its policies regarding the collection and handling of data about subscribers, their privacy rights under Federal law and their enforcement rights. Under the 1992 Cable Act, the privacy requirements are strengthened to require that cable operators take such actions as are necessary to prevent unauthorized access to personally identifiable information.

  ANTI-TRAFFICKING.   Under the 1996 Telecom Act, a local franchise may require
prior approval of a transfer or sale of a cable system. The 1992 Cable Act requires franchising authorities to act on a franchise transfer request within 120 days after receipt of all information required by FCC regulations and the franchising authority. Approval is deemed granted if the franchising authority fails to act within such period.

  ACCESS TO PROGRAMMING AND EXCLUSIVITY.   As required by the 1992 Cable Act,
the FCC adopted regulations designed to increase access to video programming for all multichannel video programming distributors by prohibiting unfair or discriminatory practices in the sale of satellite cable programming distributed by cable-affiliated programmers. The rules also limit exclusive programming contracts that may be entered into between cable operators and cable-affiliated programmers.

  COPYRIGHT.   Cable television systems are subject to Federal compulsory copyright licensing covering carriage of broadcast signals. In exchange for making semi-annual payments to a Federal copyright royalty pool and meeting certain other obligations, cable operators obtain a statutory license to retransmit broadcast signals. The amount of the royalty payment varies, depending on the amount of system revenues from certain sources, the number of distant signals carried and the location of the cable system with respect to over-the-air television stations. Cable operators are liable for interest on underpaid and unpaid royalty fees, but are not entitled to collect interest on refunds received for overpayment of copyright fees.

  Copyright music performed in programming supplied to cable television systems by pay cable networks (such as HBO) and cable programming networks (such as USA Network) has generally been licensed by the networks through private "through to the viewer" license agreements with the American Society of Composers and Publishers and BMI, Inc., although music used in local origination programming is not yet covered by a license.

  TELECOMMUNICATIONS AND CABLE INSIDE WIRING.   The FCC recently issued new
rules of particular importance to providers of cable television and telecommunications services to MDUs. These rules, which govern such inside wiring matters as procedures for an incumbent provider to sell, remove or abandon its wiring upon termination of service and shared use of space by competing providers, may affect the competitive position of providers of cable and telephone service to the MDU market. The FCC is continuing to review issues such as exclusive service contracts and application of cable home wiring rules to non-cable video distributors.

  POLE ATTACHMENTS.   The Communications Act permits the FCC, in the absence of
state regulation, to regulate rates, terms and conditions for pole attachments and use of utility conduits, ducts or other rights-of-way by cable operators. Rates for pole attachments and use of conduits and other facilities for providers of telecommunications services are subject to different FCC regulations.

  REGULATORY FEES AND OTHER MATTERS.   The FCC requires payment of annual
"regulatory fees" by the various industries it regulates, including the cable television industry. The current fee is $0.54 per subscriber. Fees are also assessed for other FCC licenses, including licenses for business radio, cable television relay system and earth stations. Fees are reassessed by the FCC annually.

  In December 1994, the FCC adopted new cable television and broadcast technical standards to support a new Emergency Alert System. The FCC has not established a date by which cable operators must install and activate equipment necessary to implement the new Emergency Alert System.

  FCC regulations also address the carriage of local sports programming, restrictions on origination and cablecasting by cable system operators, application of the rules governing political broadcasts, customer service standards, closed captioning of programming for the hearing impaired, limitations on advertising contained in nonbroadcast children's programming and equal employment opportunity requirements for cable system employees.

FEDERAL REGULATION OF TELECOMMUNICATIONS SERVICES

  Telecommunications services are subject to varying degrees of Federal, state and local regulation. The FCC exercises jurisdiction over all facilities of and services offered by telecommunications carriers to the extent those facilities are used to provide, originate or terminate interstate or international communications.

  The 1996 Telecom Act substantially revised communications regulation in the United States. The legislation is intended to allow providers to enter communications markets that have historically been closed to them as a result of legal restrictions and due to practical and economic considerations. At the same time, implementation of the 1996 Telecom Act and regulatory actions at the state level may result in increased competition in the local exchange business, which, in turn, will give incumbent providers greater flexibility to compete aggressively. The Company is unable to predict the ultimate outcome of Federal and state proceedings to implement the legislation.

  INTERCONNECTION.   The 1996 Telecom Act establishes local exchange competition as a national policy by preempting laws that prohibit competition in the local exchange. The 1996 Telecom Act also requires ILECs to enter into mutual compensation arrangements with new local telephone companies for transport and termination of local calls on each others' networks. The Act's interconnection, unbundling and resale standards have been developed in the first instance by the FCC and will be implemented by the states in numerous proceedings and through a process of negotiation and arbitration. In August 1996, the FCC adopted a wide-ranging decision regarding the statutory interconnection obligations of the LECs. Among other things, the order established pricing principles to be used by the states in determining rates for unbundled local network elements and established a method for calculating discounts to reflect costs saved by the LECs in offering their retail services to other carriers on a wholesale basis. In July 1997, the United States Court of Appeals for the Eighth Circuit struck down the pricing rules established by the FCC, ruling that the FCC lacked jurisdiction under the 1996 Telecom Act to establish pricing rules to be applied by the states. Consequently, the pricing of interconnection, unbundled network elements and wholesale ILEC services is a matter primarily within the jurisdiction of state commissions at the present time. The court generally upheld the FCC's non-pricing requirements for unbundling of network elements and offering of wholesale services. The FCC has appealed such decision to the United States Supreme Court.

  NUMBER PORTABILITY.   Another new statutory provision requires all providers
of local exchange services to give users the ability (without the impairment of quality, reliability or convenience) to retain their existing telephone numbers if they switch local exchange service providers ("number portability"). The
FCC has adopted an order requiring the implementation of interim portability and mandating that permanent number portability be available in the 100 largest metropolitan areas by December 31, 1998. However, an appeal challenging that decision is pending.

  UNIVERSAL SERVICE AND ACCESS CHARGE REFORM.   The FCC has adopted rules
implementing the universal service requirements of the 1996 Telecom Act. Pursuant to those rules, all telecommunications providers must contribute to a newly established Universal Service Fund. Carriers providing service to customers in high-cost and rural areas, as well as to low-income customers, will be eligible to collect subsidies from the fund. The fund also will subsidize service provided to schools, libraries and rural health care providers. The FCC also completed a proceeding in which it revised the rules governing access charges imposed by ILECs on interexchange carriers for use of the local network to complete long-distance calls. The policies adopted in that proceeding are intended to move the ILECs' charges for access services closer to cost. Appeals of the FCC's access charge reform and universal service orders are currently pending.

  RBOC ENTRY INTO LONG DISTANCE.   The 1996 Telecom Act opens the way for RBOCs
and their affiliates to provide long-distance telecommunications services between a local access and transport area ("LATA") and points outside that area. Prior to the 1996 Telecom Act, RBOCs were generally prohibited from offering such "interLATA" services. Under the 1996 Telecom Act such services may be offered by a RBOC outside of its local exchange service states immediately. RBOCs may offer interLATA services from within such states (in-region) only after receiving FCC approval, and in accordance with regulatory requirements. On December 31, 1997, a Federal district court judge in Texas declared portions of the 1996 Telecom Act unconstitutional. If this ruling is upheld on appeal,

RBOCs could enter the interLATA market in the very near future. If the Company decides itself to provide interLATA service, it will likely face vigorous competition from RBOC entrants, as well as from existing long-distance carriers.

  TARIFFS.   Pursuant to its forbearance authority, the FCC recently determined that it will no longer require nondominant interexchange carriers to file tariffs listing their rates, terms and conditions. This decision has been stayed by the United States Court of Appeals for the District of Columbia Circuit. Nondominant providers of exchange access services provided to interexchange carriers no longer are required to file tariffs at the FCC. Authorization from the FCC must be obtained, and a carrier must file a tariff at the FCC detailing the rates, terms and conditions of service, prior to offering international service.

  ADDITIONAL REQUIREMENTS.   Federal law imposes a number of additional
obligations on all telecommunications carriers, including the obligations to:
(i) interconnect with other carriers and not to install equipment that cannot be connected with the facilities of other carriers; (ii) ensure that their services are accessible and usable by persons with disabilities; (iii) provide Telecommunications Relay Service ("TRS"), either directly or through arrangements with other carriers or service providers (TRS enables hearing impaired individuals to communicate by telephone with hearing individuals through an operator at a relay center); (iv) comply with verification procedures in connection with changing the prescribed interexchange carrier of a customer so as to prevent "slamming," a practice by which a customer's chosen long-distance carrier is switched without the customer's knowledge; (v) protect the confidentiality of proprietary information obtained from other carriers, manufacturers and customers; (vi) pay annual regulatory fees to the FCC; (vii) contribute to the Telecommunications Relay Services Fund; and (viii) cooperate with Federal, state and local law enforcement officials in lawful investigations, while protecting the confidentiality of subscribers' communications. In addition, the Company will be subject to requirements potentially affording competitors access to its facilities and rights-of-way and enabling others to resell the Company's services.

  ADDITIONAL REQUIREMENTS IMPOSED ON LECS.   Federal law imposes a number of
additional obligations that will apply to the Company to the extent it provides local exchange and exchange access services, including the duty (i) not to prohibit or impose unreasonable or discriminatory conditions or limitations on the resale of its telecommunications services, (ii) to provide, to the extent technically feasible, number portability in accordance with FCC requirements, to provide dialing parity to competing providers of telephone exchange service and telephone toll service and the duty to permit all such providers to have nondiscriminatory access to telephone numbers, operator services, directory assistance and directory listing, with no unreasonable dialing delays, (iii) to afford access to its poles, ducts, conduits and rights-of-way to competing providers of telecommunications services on rates, terms and conditions that are consistent with section 224 of the Communications Act and (iv) to establish reciprocal compensation arrangements for the transport and termination of telecommunications.


STATE AND LOCAL REGULATION

 CABLE TELEVISION REGULATIONS

  In June of 1996, the Company and the City of Chicago entered into a franchise agreement to provide cable services to Area 1 of the City. The franchise remains in effect for 15 years, until June 2011. Under the franchise, the Company is obligated to pay to the City a franchise fee of 5 percent of its annual gross revenues received from operation of its cable television system. The franchise obligates the Company to meet a number of local regulatory requirements, including: (i) notices to subscribers of service and fee changes; (ii) system design, construction, maintenance and technical criteria that, among other things, require that the system be fully constructed within four years; (iii) interconnection with other cable operators serving the City for purposes of City PEG and leased access; (iv) various payments to the CAC for PEG local access obligations, including (a) payments over ten years aggregating $1,125,000 to fund CAC's PEG local access capital costs and (b) an annual payment of one percent of annual gross revenues; (v) preservation of 10 percent of channel capacity for PEG local access; (vi) equal employment and affirmative action requirements; and (vii) development and fulfillment of standards for customer service and consumer complaints. The Company may not transfer or assign the franchise until June 1999, and then only with the prior consent of the City.


TELECOMMUNICATIONS REGULATIONS

  The 1996 Telecommunications Act contains provisions that prohibit states and localities from adopting or imposing any legal requirement that may prohibit, or have the effect of prohibiting, market entry by new providers of intrastate or interstate telecommunications services. The FCC is required to preempt any state or local requirements to the extent necessary to enforce the open market entry requirements. States and localities may continue to regulate the provision of intrastate telecommunications services and require carriers to obtain certificates or licenses before providing service. These regulatory agencies are governed by respective Federal or state legislation and, therefore, any change or modification to such regulation or legislation can result in positive or negative effects upon the Company. Moreover, any significant changes in regulations by Federal or state governmental agencies could significantly increase the Company's costs or otherwise have an adverse effect on the Company's activities.

  STATE CERTIFICATION PROCEDURES.   CLECs desiring to provide service within the
State of Illinois must obtain certificates of exchange and interexchange telecommunications service authority. On October 27, 1997, the Company applied to the Illinois Commerce Commission ("ICC") for such certificates. Those applications are currently pending. To be awarded a certificate, an applicant must show that it has the requisite technical, financial and managerial expertise to offer the underlying services. In addition, an application for a certificate to provide local exchange service must prove that grant of the certificate would not adversely affect the prices, network design or the financial viability of the principal provider of local exchange telecommunications service. In addition to obtaining the requisite certificates, carriers are required to file tariffs describing the nature of the service, applicable rates and other charges, terms and conditions of service and the exchange, exchanges or other geographical area or areas in which the service shall be offered or provided.

  STATE RESALE REQUIREMENTS.   Once the Company receives its certification from
the ICC, it will be required to offer for resale all noncompetitive services. A carrier offering noncompetitive services to any customer must provide that service pursuant to tariff to all persons, including all telecommunications carriers and competitors. A service is competitive if it is reasonably available (or its functional equivalent or substitute is reasonably available) for some identifiable class or group of customers. A carrier may petition the ICC to request a ruling that a service be declared competitive, and thus, not subject to the resale requirements. In addition, noncompetitive services are subject to additional tariffing requirements and other regulation.

  STATE INTERCONNECTION REQUIREMENTS.   Illinois statutory law does not
explicitly regulate the terms of interconnection between telecommunications carriers. The ICC, however, has adopted detailed regulations to implement interconnection under Section 252 of the Communications Act. Specifically, the ICC is required to arbitrate interconnection agreements between competitive local exchange providers, such as the Company, and incumbent local exchange providers.

  STATE UNIVERSAL SERVICE REQUIREMENTS. Similar to the universal service fund mandated by the FCC, the ICC established a Universal Service Telephone Service Assistance Program whereby providers of local exchange services pay into a fund designed to subsidize local service for low-income residents of the state. Such funds are available to providers that service such customers.

  LOCAL FEES AND TAXES.   All providers operating in the City of Chicago are
required to remit a fee of 2 percent of all gross charges paid to the provider for telecommunications received or originated within the City. The fee is for the use of the public ways within the City. Providers, such as the Company, are required to pass the fee on to customers, and are permitted to retain up to 2 percent of the total amounts collected to reimburse themselves for expenses incurred in submitting this fee to the City. In addition, a tax of 5 percent of all gross charges for all telecommunications originated within the City of Chicago must be remitted to the City. Providers may charge customers directly for this tax, and may keep up to
1.75 percent of the amounts collected to reimburse themselves for the expenses of collecting such taxes.

  LOCAL EMERGENCY SYSTEM REQUIREMENTS.   The City of Chicago imposes upon every
network connection within the City's corporate limits a monthly rate of $1.25 per network connection to support the City's Emergency Telephone System. Each carrier, such as the Company, is required to collect this amount from each subscriber as a separate billed amount on a monthly basis. Carriers, such as the Company, can deduct three percent of the gross amount collected to reimburse themselves for the expenses of collecting and accounting for these charges. Carriers must remit the amount collected to the Chicago Emergency Telephone System Board monthly.

  To the best of the Company's knowledge, there exist no local or city regulations which materially affect the Company's planned offerings of telecommunications services.


FEDERAL AND STATE REGULATION OF INTERNET SERVICES

  Internet services, including Internet access, have traditionally been deemed an "enhanced" or "information" service and, as such, neither Federal nor state telecommunications regulations apply. As a matter of Federal policy, the FCC does not regulate the provision of "information" and "enhanced" services, and preempts certain state regulation of such services that would frustrate the Federal deregulatory policy. However, it is likely that, in the next year, the FCC will investigate the status of Internet services to discern, among other things, whether some or all Internet services should be classified as "telecommunications" and not as "information" or "enhanced" services.
At this time, the Company cannot estimate whether the FCC's future proceeding will lead to a change of regulatory treatment of Internet services, or what impact such a change would have on the Company's business plans for providing Internet services.

  The Communications Decency Act ("CD Act") would make it unlawful to: (i) knowingly send to a minor or display in a manner available to a minor
"obscene", "indecent" or "patently offensive" communications using a telecommunications device or on-line service; (ii) send such a communication to anyone with the intent to annoy, threaten or harass; or (iii) allow a telecommunications facility under one's control to be used for such purpose. A preliminary injunction against enforcement of the CD Act with respect to indecent or patently offensive communications has been affirmed by the United States Supreme Court, which found the CD Act's provisions to violate the First Amendment. Although it is unlikely that the enjoined provisions of the CD Act will ever become effective, there can be no assurance that information content made available on or through the Company's offerings, by the Company or by users of those offerings would not violate the CD Act, if it were to become effective, or similar legislation that Congress might enact in the future, or that attempts to implement defenses to such legislation would not adversely affect the Company's business or operations. Federal laws dealing with obscenity and child pornography as well as various state laws similar to those laws or to the CD Act may also apply to information content available on or through the Company's offerings. There is no assurance that those laws will not be applied in a manner that will adversely affect the Company's business or operations.

  Proposals for additional or revised statutory or regulatory requirements are considered by Congress, the FCC and state and local governments from time to time, and a number of such proposals are under consideration at this time. It is possible that certain of the provisions and requirements described herein are now, and in the future may be, the subject of federal or state legislation, agency proceedings or court litigation. It is not possible to predict what legislative, regulatory or judicial changes, if any, may occur or their impact on the Company's business or operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The directors and executive officers of the Company are listed below. Directors of the Company are elected at the annual meeting of shareholders and officers of the Company are appointed at the first meeting of the Board of Directors after each annual meeting of shareholders. Directors and executive officers of the Company are elected to serve until they resign or are removed, are otherwise disqualified to serve or until their successors are elected and qualified. The ages of the persons set forth below are as of December 31, 1997.

            NAME                AGE            POSITION(S) WITH COMPANY
-----------------------------   ---   -------------------------------------------
 Glenn W. Milligan...........    50   Chairman of the Board and Chief Executive
                                      Officer
 Robert J. Currey............    52   President, Chief Operating Officer and
                                      Director
 Ronald D. Webster...........    48   Chief Financial Officer
 Jay E. Carlson..............    36   Chief Technical Officer
 Richard Wiegand-Moss........    50   Senior Vice President of Customer
                                      Operations
 Stephen Lee.................    41   Senior Vice President of Internet and Data
                                      Services
 Susan R. Quandt.............    43   Senior Vice President of Corporate
                                      Marketing
 John Brouse.................    49   Vice President of Network Operations
 Eric D. Kurtz...............    33   Vice President of Corporate Development
                                      and Regulatory Affairs
 Roxanne Jackson.............    33   Vice President of Human Resources
 Donna Clayburn..............    40   Vice President of Marketing
 Edward T. Joyce.............    55   Director
 Dr. Charles E. Kaegi........    47   Director
 James H. Lowry..............    58   Director
 David Kronfeld..............    50   Director
 Thomas Neustaetter..........    45   Director

  GLENN W. MILLIGAN, the Company's founder, has been Chairman of the Board and Chief Executive Officer of the Company since its inception in October 1992. Prior to founding the Company, Mr. Milligan was President and Chief Executive Officer of 21st Century Technology Group, Inc. from April 1986 to October 1992. From July 1985 until March 1986, Mr. Milligan served as Regional Director for the Walt Disney Company, where he was responsible for sales and marketing in eight midwestern states. From March 1984 to March 1985, Mr. Milligan served as Area Manager of the Midwest offices of Showtime Networks, Inc. and Regional Sales Director of their North Central offices from March 1985 to June 1985. From July 1979 to November 1983, Mr. Milligan was the Chief Executive Officer of DAEOC, Inc., a diversified government contractor.

  ROBERT J. CURREY has served as a Director of the Company since February 1997 and was named President and Chief Operating Officer on March 1, 1998. Mr. Currey served as Group President of Telecommunications Services for McLeod USA, a wholly owned subsidiary of McLeod, Inc., from September 1997 through February 1998. Mr. Currey continues to serve on the board of directors of McLeod USA. From March 1990 until September 1997, he served as President and Chief Executive Officer of Consolidated Communications. From 1988 to 1990, Mr. Currey served as Senior Vice President of Operations and Engineering at Citizens Utilities Company in Stanford, CT. From 1987 to 1988, Mr. Currey served as Executive Vice President at US Sprint in Kansas City, MO.

  RONALD D. WEBSTER joined the Company as Chief Financial Officer in September 1997. He was previously Vice President and Treasurer at Telephone Data Systems, Inc., where he served from April 1988 until August 1997. Prior thereto, he held executive positions with Ideal School Supply Corp. and Trans Union Corporation.

  JAY E. CARLSON has served as the Company's Chief Technical Officer since March 1997. From October 1989 to March 1997, Mr. Carlson was the Fund Engineering Director for Jones Intercable, Inc. where he was responsible for engineering operations in the Western region. He was also instrumental in the design and construction of Jones Intercable's Alexandria, Virginia HFC broadband network, which was one of the first platforms to simultaneously carry residential and commercial telephony, video and data.

  RICHARD WIEGAND-MOSS joined the Company in May 1996 and serves as Senior Vice President of Customer Operations. Prior to joining the Company, from May 1994 to April 1996, Mr. Wiegand-Moss was Vice President of Customer Operations for Time Warner Entertainment Co. L.P. From October 1993 to April 1994, he was Senior Consultant/Project Manager for International Profit Associates, a management consulting firm providing turnaround services for companies in financial trouble and from January 1991 to September 1993, Mr. Wiegand-Moss was General Manager and Chief Operating Officer of TCI Chicago. From August 1982 until December 1990, Mr. Wiegand-Moss was Vice President and District Manager for Continental Cablevision.

  STEPHEN LEE joined the Company in January 1997 as Senior Vice President of Internet and Data Services. Mr. Lee was the Director of the Central Region Sales for MFS Datanet, Inc. from October 1993 to April 1996. From April 1996 to January 1997, Mr. Lee served as a technical consultant to the Company. From October 1983 until October 1993, Mr. Lee held various managerial positions at Graphnet, Inc. From January 1979 to October 1983, Mr. Lee was the Major Account Manager/Systems Sales Engineer for ITT World Communications, Inc.

  SUSAN R. QUANDT has served as the Company's Senior Vice President of Corporate Marketing since December 1997. From December 1994 to December 1997, Ms. Quandt served as Executive Vice President of Taylor-Winfield, an information technology market consulting and executive recruiting firm. From January 1992 to September 1994, Ms. Quandt served as Vice President of Marketing and Product Development of Call-Net Enterprises Inc., a national long-distance telephone company owned by Sprint Canada. From January 1989 to December 1991, Ms. Quandt served as Vice President of Marketing for Schneider Communications, Inc., a regional long-distance telephone company.

  JOHN BROUSE has served as the Company's Vice President of Network Operations since April 1997. Prior to that time, Mr. Brouse was Operations Engineering Director for Jones Intercable, Inc. from June 1988 to April 1997. Mr. Brouse received the cable industry's prestigious Polaris Award in 1996.

  ERIC D. KURTZ has served as the Company's Vice President of Corporate Development and Regulatory Affairs since March 1997. From April 1989 until July 1996, Mr. Kurtz was a General Manager with Time Warner's Milwaukee & Chicago Divisions. During this time span he also served as a board member of the Wisconsin Cable Communications Association and as its President from September 1994 to September 1996.

  ROXANNE JACKSON has served as the Company's Vice President of Human Resources since May 1996. Prior to that time, from January 1994 to May 1996, Ms. Jackson was the Human Resources Director for Metz Baking Group. From August 1992 until January 1994, Ms. Jackson served as the Director of Human Resources for Fox Television Stations, Inc.

  DONNA CLAYBURN has served as the Company's Vice President of Marketing since March 1997. Prior to joining the Company, from November 1994 until September 1996, Ms. Clayburn was a Senior Vice President, Affiliate Sales & Marketing and later a Marketing Consultant for Scholastic, Inc., a book and magazine publishing company. From March 1993 to November 1994, Ms. Clayburn was the Vice President, Affiliate Sales & Marketing with World African Network. From April 1989 until February 1993, she was the National Accounts Director for ESPN. From October 1986 to April 1989, Ms. Clayburn was Account Executive for Turner Broadcasting. Ms. Clayburn served as HBO Manager, BET Marketing with Time Warner from December 1982 to October 1986.

  EDWARD T. JOYCE has served as a Director of the Company since the Company's inception in October 1992. Mr. Joyce founded his own firm in 1971, now known as Edward T. Joyce and Associates, P.C., a law firm dealing with commercial litigation.

  DR. CHARLES E. KAEGI has served as a Director of the Company since the Company's inception in October 1992. Dr. Kaegi has been in private practice of medicine since July 1979. From November 1979 to present, Dr. Kaegi has held the following positions at Ravenswood Hospital Medical Center: Attending Physician (November 1979 to present); Medical Director, Alcohol & Drug Abuse Program (July 1994 to present); Medical Director, Community Mental Health Center (November 1994 to present); Medical Education (January 1980 to present); Secretary of the Department of Psychiatry (January 1993-present); and Consultant to Community Mental Health Center (March 1980 to August 1985). Dr. Kaegi is the cousin of Mr. Glenn Milligan.

  JAMES H. LOWRY has served as a Director of the Company since February 1997. Mr. Lowry serves as President and Chief Executive Officer of James H. Lowry & Associates ("JHLA"), a consulting company established in 1975. Prior to establishing JHLA, Mr. Lowry served as the Director of Public Service Practice for McKinsey & Company from 1967 to 1975.

  DAVID KRONFELD has served as a Director of the Company since February 1997. Mr. Kronfield founded JK&B Capital in January 1996 and has been its general partner since that time. Before founding JK&B Capital, Mr. Kronfield was a General Partner at Boston Capital Ventures from August 1989 to October 1995, where he specialized in the telecommunications and software industries. From October 1984 to August 1989, Mr. Kronfield served as Vice President of Acquisitions and Venture Investments at Ameritech.

  THOMAS NEUSTAETTER has served as a Director of the Company since February 1997. Mr. Neustaetter has been an officer of the Chatterjee Management Group, a division of Chatterjee Management Company, since January 1996. From January 1995 to January 1996, Mr. Neustaetter was the Managing Director for Bancroft Capital Corporation in New York City, a company he founded. From August 1986 to December 1994, Mr. Neustaetter was employed at Chemical Banking Corporation in New York City.


COMMITTEES OF THE BOARD OF DIRECTORS

  The Board currently has two committees, the Executive Committee and the Compensation Committee. The Executive Committee makes recommendations to the Board of Directors regarding issues such as finance, strategic planning and long-range goals for the Company. The current members of the Executive Committee are Glenn Milligan, Edward Joyce and David Kronfeld.

  The Compensation Committee reviews and recommends the compensation and bonus arrangements for executive level management of the Company and administers the Company's stock option plans. The current members of the Compensation Committee are Glenn Milligan, Edward Joyce and Thomas Neustaetter.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  As stated above, the current members of the Compensation Committee are Messrs. Milligan, Joyce and Neustaetter. Mr. Milligan is also the Chief Executive Officer of the Company.

  TRANSACTION WITH 21ST CENTURY TECHNOLOGY GROUP, INC.   Messrs. Milligan, Joyce
and Kaegi served as executive officers and directors of 21st Century Technology Group, Inc. As of March 26, 1996 the Company entered into an Asset Purchase Agreement with 21st Century Technology Group, Inc. pursuant to which the Company acquired (i) the contract rights to service 1,734 cable television subscribers,
(ii) contracts pertaining to subscriber lists and (iii) certain electronic equipment in exchange for the purchase price of $3,381,300. On March 26, 1996 Messrs. Milligan, Joyce and Kaegi beneficially owned approximately 15%, 27% and 24%, respectively, of the common stock of 21st Century Technology Group, Inc.

  PAYMENT OF LEGAL FEES TO EDWARD JOYCE.   In January 1997, the Company paid
approximately $459,000 of accrued legal fees to Edward Joyce, either individually or to entities controlled by him, for legal services rendered by Mr. Joyce to the Company in connection with the Company's cable service offering and its obtaining the Chicago franchise. Mr. Joyce continues from time to time to perform legal services for the Company.

  SALE OF CAPITAL STOCK.   In June 1996, the Company entered into a loan
agreement with LaSalle Northwest National Bank (the "Bank") pursuant to which the Bank agreed to make certain loans available to the Company on a revolving credit basis in the maximum principal amount of $5.0 million. In order to induce the Bank to enter into this agreement, the Bank required that the loan be unconditionally guaranteed by certain directors of the Company. Messrs. Milligan, Kaegi and Joyce agreed to be guarantors in exchange for the right and option to acquire up to an aggregate of 1,250,000 shares of Common Stock of the Company at $4 per share for a period of 10 years.

  In January 1997, pursuant to the Stock Purchase Agreement dated January 30, 1997, the Company issued an aggregate of 1,380.3 shares of Class A Convertible 8% Cumulative Preferred Stock at a price of $15,793.84 per share, and warrants to purchase up to 1,161,307.6 shares of Common Stock at a price of $.000001 per share, of which 19.2 shares of Class A Convertible 8% Cumulative Preferred Stock and warrants to purchase up to 16,141.1 shares of Common Stock were issued to Mr. Joyce.

  In January 1998, the Company agreed to issue to Messrs. Milligan, Kaegi and Joyce 4.7, 6.3 and 31.7 shares of Class A Convertible 8% Cumulative Preferred Stock, respectively, at a price of $15,793.84 per share, and warrants to purchase up to 3,995.3, 5,327.1 and 26,635.5 shares of Common Stock, respectively, at a price of $.000001 per share.

  See also "Executive Compensation--Employment Agreements" for a description of employment agreements between the Company and Messrs. Milligan, Wiegand-Moss and Day.

  See also "Certain Transactions--Sale of Capital Stock" for a description of the issuance of Common Stock and non-voting Common Stock in January 1998 to Messrs. Neustaetter, Joyce, Kronfeld, Currey, Milligan and Kaegi.


DIRECTOR COMPENSATION

  Directors of the Company receive no directors' fees. Directors are reimbursed for their reasonable out-of-pocket travel expenditures incurred in connection with their service as directors.


COMPENSATION PLAN

  1997 STOCK OPTION PLAN. The Company's Stock Option Plan (the "Stock Option Plan") provides for the grant of options that are not intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to key employees. The Compensation Committee of the Board of Directors administers the Stock Option Plan and grants options to purchase Common Stock thereunder.

  The aggregate number of shares of Common Stock that may be issued under options under the Stock Option Plan may not exceed 728,667.7 shares. Reserved shares may be either authorized but unissued shares or treasury shares, and will be distributed at the discretion of the Board of Directors.

  The Compensation Committee has the exclusive authority to establish, amend and rescind appropriate rules and regulations relating to the Stock Option Plan. Each participant's option will expire as of the earliest of : (i) the date on which it is forfeited under the provisions of the Stock Option Plan; (ii) ten years from the option date; and (iii) the date on which it expires pursuant to the relevant option agreement. The option price may be greater than, less than or equal to the fair market value on the option date as determined in the sole discretion of the Compensation Committee.

  An option participant may not exercise an option or any portion thereof until such option or such portion thereof has become fully vested. Pursuant to the Stock Option Plan, options generally vest 1/48th each month and are fully vested after four years. All options become 100% vested and immediately exercisable prior to a Change in Control (as such term is defined in the Stock Option Plan).

  On October 14, 1997, the Compensation Committee granted Messrs. Milligan and Wiegand-Moss options to acquire 131,160.3 and 109,300.0 shares of Common Stock, respectively. Each of such options vests 1/48th per month from the optionee's date of employment with the Company, even if such employment precedes the date of grant. During October and December 1997, the Compensation Committee granted options to acquire an aggregate of 488,207.4 shares of Common Stock to other current executive officers of the Company.

  As of December 31, 1997, options to acquire 728,667.7 shares of Common Stock were outstanding pursuant to the Stock Option Plan.


EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

  The following table sets forth information for the Company's fiscal year ended March 31, 1997 concerning compensation of (i) all individuals serving as the Company's Chief Executive Officer during the fiscal year ended March 31, 1997 and (ii) each other executive officer of the Company whose total annual salary and bonus equaled or exceeded $100,000 in the fiscal year ended March 31, 1997 (collectively, the "Named Executive Officers"):

                                            ANNUAL COMPENSATION
------------------------------------   ------------------------------
                                        SALARY    BONUS     OTHER(1)
------------------------------------   --------   ------   ----------
 Glenn W. Milligan(2)...............   $170,833   $6,875   $ 4,000
 Chairman of the Board, President
 and Chief Executive Officer (as of
 March 31, 1997)
 Richard Wiegand-Moss(3)............    117,709    5,729    13,750(4)
 Chief Operating Officer (as of
 March 31, 1997)
 Daniel O. Day(5)...................    116,041    5,208     2,500
 Chief Financial Officer (as of
 March 31, 1997)
--------------

(1) These amounts represent automobile allowances paid to the Named Executive Officers in the fiscal year ended March 31, 1997.
(2) Mr. Milligan currently serves as the Company's Chairman of the Board and Chief Executive Officer.
(3) Mr. Wiegand-Moss currently serves as the Company's Senior Vice President of Customer Operations.
(4) This amount represents automobile allowances and relocation expenses paid in fiscal year ended March 31, 1997.
(5) Mr. Day's employment with the Company was terminated in February 1998.


EMPLOYMENT AGREEMENTS

  GLENN W. MILLIGAN.   Mr. Milligan entered into an employment agreement with
the Company as of August 1996 for a five-year term, which will be automatically renewed for consecutive five-year terms unless either party elects not to renew the agreement. Pursuant to the employment agreement, Mr. Milligan is entitled to an initial annual base salary of $165,000 which was increased to $200,000 on February 1, 1997 upon the consummation of the Company's initial private preferred stock offering and will increase by ten percent annually. In addition, if the Company obtains a new franchise and finances its construction, Mr. Milligan's annual base salary will be increased in an amount equal to $.20 times the number of new homes passed by the Company in the new franchise area. Mr. Milligan is entitled to an annual bonus, based upon a bonus plan to be developed by management and approved by the Board of Directors, in a minimum amount of 1/24th of his annual base salary. Mr.
Milligan is also entitled annually to receive shares of the Company's common stock in an amount equal to 5,000 shares or such other number of shares as is necessary to provide him with .261% of the outstanding shares of common stock and to receive stock options covering such number of shares pursuant to a separate agreement. The agreement provides that Mr. Milligan is entitled to various fringe benefits, including a monthly automobile allowance in an amount equal to 1% of his annual base salary. Mr. Milligan has agreed not to disclose confidential information relating to the Company and has agreed not to compete with, or solicit employees or customers of, the Company during specified periods following discontinuance of his employment for any reason. Upon a termination of the employment agreement, Mr. Milligan is generally entitled to severance benefits, including continuation of health benefits for Mr. Milligan and his family for three years, outplacement services, such vested stock and stock options to which Mr. Milligan would have been entitled during the remaining contract term had the employment agreement not been terminated and a lump-sum payment, the amount of which is dependent upon the reason for termination. In addition, upon a termination of the employment agreement for any reason, Mr. Milligan has the right to require the Company to repurchase all shares of the Company's capital stock then beneficially owned by him for their fair market value.

  RICHARD WIEGAND-MOSS.   Mr. Wiegand-Moss entered into an employment agreement
with the Company as of August 1996 for a five-year term, which will be automatically renewed for consecutive four-year terms unless either party elects not to renew the agreement. Pursuant to the employment agreement, Mr. Wiegand-Moss is entitled to an initial annual base salary of $137,500 which will increase by ten percent annually. In addition, if the Company obtains a new franchise and finances its construction, Mr. Wiegand-Moss's annual base salary will be increased in an amount equal to $.165 times the number of new homes passed by the Company in the new franchise area. Mr. Wiegand-Moss is entitled to an annual bonus, based upon a bonus plan to be developed by management and approved by the Board of Directors, in a minimum amount of 1/24th of his annual base salary. Mr. Wiegand-Moss is also entitled annually to receive shares of the Company's common stock in an amount equal to 4,000 shares or such other number of shares as is necessary to provide him with .2088% of the outstanding shares of common stock and to receive stock options covering such number of shares pursuant to a separate agreement. The agreement provides that Mr. Wiegand-Moss is entitled to various fringe benefits, including a monthly automobile allowance in an amount equal to 1% of his annual base salary. Mr. Wiegand-Moss has agreed not to disclose confidential information relating to the Company and has agreed not to compete with, or solicit employees or customers of, the Company during specified periods following discontinuance of his employment for any reason. Upon a termination of the employment agreement, Mr. Wiegand-Moss is generally entitled to severance benefits, including continuation of health benefits for Mr. Wiegand-Moss and his family for three years, outplacement services and a lump-sum payment, the amount of which is dependent upon the reason for termination. In addition, upon a termination of the employment agreement for any reason, Mr. Wiegand-Moss has the right to require the Company to repurchase all shares of the Company's capital stock then beneficially owned by him for their fair market value.

     DANIEL O. DAY.   Mr. Day's employment with the Company was terminated in
February 1998. Mr. Day entered into an employment agreement with the Company as of August 1996 for a four-year term. Mr. Day has agreed not to disclose confidential information relating to the Company and has agreed not to compete with, or solicit employees or customers of, the Company during specified periods following discontinuance of his employment for any reason. Upon a termination of the employment agreement, Mr. Day is generally entitled to severance benefits, including continuation of health benefits for Mr. Day and his family for three years, outplacement services and a lump-sum payment, the amount of which is dependent upon the reason for termination. In addition, upon a termination of the employment agreement for any reason, Mr. Day has the right to require the Company to repurchase all shares of the Company's capital stock then beneficially owned by him for their fair market value.

                              CERTAIN TRANSACTIONS

TRANSACTION WITH JAMES LOWRY & ASSOCIATES

  On December 9, 1997 the Board of Directors of the Company authorized the Company to enter into a contract whereby James Lowry & Associates would assist the Company in the development of a plan to meet Chicago's Minority Business Enterprise/Women Business Enterprise certification requirements. The contract calls for payment for services rendered on an hourly basis, but not to exceed $200,000 per annum. Mr. Lowry, who became a Director of the Company in February 1997, is the President and Chief Executive Officer and the sole beneficial owner of James Lowry & Associates.


SALE OF CAPITAL STOCK

  In September 1997, pursuant to a Purchase, Joinder and Waiver Agreement (the "Purchase Agreement"), the Company issued 63.3 shares of Class A Convertible
8% Cumulative Preferred Stock at a price of $15,793.84 per share, and warrants to purchase up to 53,271 shares of Common Stock at a price of $.000001 per share to Consolidated Communications, whose President and Chief Executive Officer at such time was Mr. Currey, a Director of the Company at that time and currently the Company's President and Chief Operating Officer.

  In November 1997, pursuant to a Purchase, Joinder and Waiver Agreement, the Company issued 9.5 shares of Class A Convertible 8% Cumulative Preferred Stock at a price of $15,793.84 per share, and warrants to purchase up to 7,990.6 shares of Common Stock at a price of $.000001 per share to Mr. Webster, the Company's Chief Financial Officer.


  In January 1998, the Company agreed to issue an aggregate of 550,362.2 shares of Common Stock and an equal number of shares of non-voting Common Stock, for a total of 1,100,724.3 shares. These shares were issued in exchange for the initial and debt warrants which arose from the purchase of Class A Convertible 8% Cumulative Preferred Stock and were assigned a value of $2,343,746. The beneficial owners of such shares included Purnendu Chattenjee, JK&B Capital, William Farley, Boston Capital Ventures III, L.P., Thomas Neustaetter, Edward T. Joyce, David Kronfeld, Robert Currey, Glenn W. Milligan and Charles E. Kaegi, MD. The number of shares issued to each of these beneficial owners is set forth in the principal shareholders table. In April 1998, pursuant to a Purchase, Joinder & Waiver Agreement, the Company issued 6.3316 shares of Class A Convertible 8% Cumulative Preferred Stock at a price of $15,793.84 per share and a warrant to purchase 5327.1 shares of Common Stock at a price of $.000001 per share to Wendy Dietze, Managing Director of Credit Suisse First Boston Corporation.


TRANSACTION WITH 21ST CENTURY TECHNOLOGY GROUP, INC.


  Glenn Milligan, Edward Joyce and charles Kaegi served as executive officers and directors of 21st Century Technology Group, Inc. ("Technology"), a related party through both common ownership and common management. As of March 26, 1996 the Company entered into an Asset Purchase Agreement with technology pursuant to which the Company acquired (i) the contract rights to service 1,734 cable television subscribers, (ii) contracts pertaining to subscriber lists and (iii) certain electronic equipment in exchange for the purchase price of $3,381,300. On March 26, 1996 Messrs. Milligan, Joyce and Kaegi beneficially owned approximately 15%, 27% and 24%, respectively, of the common stock of Technology.


  From inception to March 31, 1996, operating expenses, except interest and amortization, had been allocated from Technology based on estimates of time spent by management and employees of Technology on Company activities. The Company's Board of Directors approved these allocations. Technology's Board of Directors did not formally approve these allocations. However, at the time the allocations were made, the Company's and Technology's Boards contained substantially the same individuals. For the years ended March 31, 1995 and 1996, the Company also recognized 100% of expenses paid by Technology on behalf of the Company, as well as 100% of expenses incurred by the Company. Effective April 1, 1996, the Company began recognizing and paying substantially all of its own expenses. Therefore, for the year ended March 31, 1997, there were no significant allocations from Technology or payments made by Technology on the Company's behalf.

  The Company believes that all transactions set forth above were made on terms no less favorable to the Company than would have been obtained from unaffiliated third parties. The Company has adopted a policy whereby all future transactions between the Company and its officers, directors and affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Board of Directors.

  See also "Management--Compensation Committee Interlocks and Insider Participation" for a description of certain other transactions with officers and directors of the Company.

                             PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information at January 15, 1998, regarding beneficial ownership of the capital stock of the Company by (i) each person known by the Company to beneficially own more than 5% of the outstanding capital stock of the Company, (ii) each director of the Company, (iii) each Named Executive Officer of the Company and (iv) all directors and executive officers as a group.

                                                                    NUMBER OF SHARES OF
                                                                   ---------------------
                                                                    CLASS A CONVERTIBLE
                                                                   ---------------------
                                            NUMBER OF SHARES OF        8% CUMULATIVE
                                           ---------------------   ---------------------
                                               COMMON STOCK           PREFERRED STOCK       PERCENT OF AGGREGATE
                                           ---------------------   ---------------------   -----------------------
NAME OF BENEFICIAL OWNER                   BENEFICIALLY OWNED(1)   BENEFICIALLY OWNED(2)      VOTING RIGHTS(3)
----------------------------------------   ---------------------   ---------------------   -----------------------
Purnendu Chatterjee(4)..................               757,744.7                   633.2                   31.1%
JK&B Capital(5).........................               378,872.4                   316.6                   16.5
William Farley(6).......................               303,097.7                   249.3                   13.3
Myron M. Cherry(7)......................               274,066.6                    12.7                    7.1
Boston Capital Ventures III, L.P.(8)....               151,549.0                   126.6                    6.9
Elske Bolitho(9)........................               305,000.0                      --                    7.7
Thomas Neustaetter(4)(10)...............               757,744.7                   633.2                   31.1
Charles E. Kaegi, M.D.(11)(18)..........               934,700.7                     6.3                   14.3
Edward T. Joyce(12)(18).................               768,714.4                    50.8                   19.1
David Kronfeld(13)......................               530,421.4                   443.2                   22.6
Glenn W. Milligan(14)(18)...............               661,925.1                     4.7                   15.4
James H. Lowry(18)......................                19,000.0                      --                      *
Robert J. Currey(15)....................                75,774.5                    63.3                    3.5
Richard Wiegand-Moss(16)(18)............                52,813.6                      --                    1.2
Daniel O. Day(17)(18)...................                16,673.6                      --                      *
All executive officers and directors as
 a group (17 persons)(19)...............             3,493,703.7                 1,211.1                   73.5
--------------

* Less than 1%.

(1) The persons named in this table have sole voting power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days after January 15, 1998, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Each share of Class A Convertible 8% Cumulative Preferred Stock converts into one thousand shares of Common Stock at the option of the shareholder.

(3) Percent of Aggregate Voting Rights, for each beneficial owner, was determined based upon a fraction. The numerator of such fraction is the sum of (a) the number of outstanding shares of Common Stock beneficially owned by such owner, plus (b) the number of shares of Common Stock into which the number of shares of Class A Convertible 8% Cumulative Preferred Stock beneficially owned by such owner are convertible, plus (c) the number of shares of Common Stock issuable upon exercise of options and warrants beneficially owned by such owner and which are exercisable within 60 days of January 15, 1998. The denominator of such fraction is the sum of (a) the aggregate number of shares of Common Stock outstanding on January 15, 1998, plus (b) the number of shares of Common Stock into which the aggregate number of shares of Class A Convertible 8% Cumulative Preferred Stock outstanding on January 15, 1998 are convertible, plus (c) the aggregate number of shares of Common Stock issuable upon exercise of options and warrants beneficially owned by such owner and which are exercisable within 60 days of January 15, 1998.

(4) Represents 112,517.4 shares of Common Stock, 266,354.9 shares of Common Stock issuable upon exercise of warrants and 316.6 shares of Class A Convertible 8% Cumulative Preferred Stock held by Quantum Industrial Partners LDC ("QIP"). The address of QIP is c/o Curacao Corporation Company, Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles. Also includes 65,260.1 shares of Common Stock, 154,485.9 shares of Common Stock issuable upon exercise of warrants and 183.6 shares of Class A Convertible 8% Cumulative Preferred Stock held by S-C Phoenix Holdings, L.L.C. ("S-C Phoenix"). The address of S-C Phoenix is c/o Chatterjee Management Company, 888 Seventh Avenue, New York, New York 10106. This total also includes 45.2 shares of Class A Convertible 8% Cumulative Preferred Stock, 16,067.5 shares of Common Stock and 38,035.5 shares of Common Stock issuable upon exercise of warrants held by Winston Partners II, LLC and 87.8 shares of Class A Convertible 8% Cumulative Preferred Stock, 31,189.8 shares of Common Stock and 73,833.6 shares of Common Stock issuable upon exercise of warrants held by Winston Partners II, LDC (Winston Partners II, LLC and Winston Partners II, LDC, collectively "Winston Partners"). The address of Winston Partners II, LLC is c/o Chatterjee Management Company, 888 Seventh Avenue, New York, New York 10106. The address of Winston Partners II, LDC is c/o Curacao Corporation Company, Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles. QIP, S-C Phoenix and Winston Partners are associated with Chatterjee Management Company. Chatterjee Management Company is managed and controlled by Purnendu Chatterjee. Dr. Chatterjee may be deemed to have the power to direct the voting and disposition of the shares owned by QIP, S-C Phoenix and Winston Partners. Dr. Chatterjee and Mr. George Soros may each be deemed to have the power to direct the voting and disposition of the shares owned by S-C Phoenix. In addition, Mr. Soros, Mr. Stanley F. Druckenmiller and Soros Fund Management LLC may be deemed to have the power to direct the voting and disposition of the shares owned by QIP. The Percent of Aggregate Voting Rights excludes 225,034.8 shares of non-voting Common Stock beneficially owned by Purnendu Chatterjee which the Company has agreed to issue.

(5) Represents 221.6 shares of Class A Convertible 8% Cumulative Preferred Stock, 78,762.2 shares of Common Stock and 186,448.5 shares of Common Stock issuable upon exercise of warrants held by JK&B Capital, L.P. and 95.0 shares of Class A Convertible 8% Cumulative Preferred Stock, 33,755.2 shares of Common Stock and 79,906.5 shares of Common Stock issuable upon exercise of warrants held by JK&B Capital II, L.P. (JK&B Capital, L.P. and JK&B Capital II, L.P., collectively "JK&B Capital"). The address of JK&B Capital is 205 North Michigan, Suite 800, Chicago, IL 60601. The Percent of Aggregate Voting Rights excludes 112,517.4 shares of non-voting Common Stock beneficially owned by JK&B Capital which the Company has agreed to issue.

(6) Represents the following securities held by the following entities, all of which are beneficially owned by Mr. Farley: 73.9 shares of Class A Convertible 8% Cumulative Preferred Stock, 26,254.0 shares of Common Stock and 62,149.4 shares of Common Stock issuable upon exercise of warrants held by Farley, Inc. of which Mr. Farley is the sole owner, and 105.5 shares of Class A Convertible 8% Cumulative Preferred Stock, 37,505.8 shares of Common Stock and 88,785.0 shares of Common Stock issuable upon exercise of warrants held by The Retirement Program of Farley, Inc. of which Mr. Farley is the sole member of the Pension Investment Committee of the Retirement Program of Farley, Inc. Also includes 42.2 shares of Class A Convertible 8% Cumulative Preferred Stock, 15,002.3 shares of Common Stock and 35,514 shares of Common Stock issuable upon exercise of warrants held by FTL Investments Inc. of which Mr. Farley is Chairman and Chief Executive Officer, and 31.7 shares of Class A Convertible 8% Cumulative Preferred Stock, 11,251.7 shares of Common Stock and 26,635.5 shares of Common Stock issuable upon exercise of warrants held by Union Underwear Pension Plan of which Mr. Farley is the sole member of the Pension Investment Committee of the Fruit of the Loom Board of Directors. The address of Mr. Farley is 233 South

     Wacker Drive, Chicago, Illinois, 60606. The Percent of Aggregate Voting Rights excludes 90,013.8 shares of non-voting Common Stock beneficially owned by Mr. Farley which the Company has agreed to issue.

(7) Includes 72,223.3 shares of Common Stock issuable upon exercise of options. The address of Mr. Cherry is 30 North LaSalle, #2300, Chicago, Illinois 60602. The Percent of Aggregate Voting Rights excludes 4,500.7 shares of non-voting Common Stock beneficially owned by Mr. Cherry which the Company has agreed to issue.

(8) Includes 106,542.0 shares of Common Stock issuable upon exercise of warrants. The address of Boston Capital Ventures III, L.P. is Old City Hall, 45 School Street, Boston, MA 02108. The Percent of Aggregate Voting Rights excludes 45,007.0 shares of non-voting Common Stock beneficially owned by Boston Capital Ventures III, L.P. which the Company has agreed to issue.

(9) Represents 153,000 shares of Common Stock held by Elske Bolitho, Trustee of Robert W. Bolitho Trust, and 152,000 shares of Common Stock held by Elske Bolitho, Trustee of Elske Bolitho Trust. The address of Ms. Bolitho is 13376 185th Place N, Jupiter, Florida 33478.

(10) All of such shares are beneficially owned by Purnendu Chatterjee. Mr. Neustaetter is an officer of the Chatterjee Management Group, a division of Chatterjee Management Company. Mr. Neustaetter is an officer of Chatterjee Management Company. Mr. Neustaetter disclaims beneficial ownership of these shares, over which he does not have dispositive or voting control. The business address of Mr. Neustaetter is c/o Chatterjee Management Company, 888 Seventh Avenue, New York, NY 10106.

(11) Includes 172,202.2 shares of Common Stock and 376,721.8 shares of Common Stock issuable upon exercise of options held by Charles E. Kaegi, M.D., S.C., Defined Contribution Pension Plan and Trust, 26,990.0 shares of Common Stock held by Charles E. Kaegi, M.D., S.C., Defined Benefit Pension Plan and Trust, 1,700.0 shares of Common Stock held by Charles E. Kaegi, M.D., S.C. Profit Sharing Pension Plan and Trust, 321,240.0 shares of Common Stock held jointly with Mr. Kaegi's wife, and 17,470.0 shares of non-voting Common Stock owned by Mr. Kaegi's wife. The Percent of Aggregate Voting Rights excludes 2,250.4 shares of non-voting Common Stock held by Mr. Kaegi which the Company has agreed to issue.

(12) Includes 269,516.5 shares of Common Stock issuable upon exercise of options held by Mr. Joyce, 96,620.0 shares of Common Stock and 52,291.5 shares of Common Stock issuable upon exercise of options held by Mr. Joyce's wife,
     1.864.5 shares of Common Stock issuable upon exercise of warrants held by Mr. Joyce, 12.9 shares of Class A Convertible 8% Cumulative Preferred Stock and 10,867.3 shares of Common Stock issuable upon exercise of warrants held by Edward T. Joyce, as Trustee of the Edward T. Joyce Ltd. Employees' Profit Sharing Plan, and 4.1 shares of Convertible Class A Preferred Stock and 3,409.3 shares of Common Stock issuable upon exercise of warrants held by Edward T. Joyce, as Trustee of the Individual Retirement Account for Edward T. Joyce. The Percent of Aggregate Voting Rights excludes 18,070.2 shares of non-voting Common Stock beneficially owned by Mr. Joyce which the Company has agreed to issue.

(13) All such shares are held of record by JK&B Capital and Boston Capital Ventures III, L.P. Mr. Kronfeld is a Manager of JK&B Management, L.L.C. and General Partner of JK&B Capital, L.P. and JK&B Capital II, L.P. The business address of Mr. Kronfeld is c/o JK&B Capital, 205 North Michigan, Suite 800, Chicago, IL 60601.

(14) Includes 316,060.3 shares of Common Stock issuable upon exercise of options held by Mr. Milligan, and 93,750.0 shares of Common Stock and 61,225.5 shares of Common Stock issuable upon exercise of options held by Mr. Milligan's wife. The Percent of Aggregate Voting Rights excludes 1,687.8 shares of non-voting Common Stock beneficially owned by Mr. Milligan which the Company has agreed to issue.

(15) All of such Shares are held of record by Consolidated Communications. Mr. Currey, a Director of the Company and its current President and Chief Operating Officer, was formerly Group President of Telecommunications Services for McLeod USA. Consolidated Communication and McLeod USA are both wholly owned subsidiaries of McLeod, Inc. The Percent of Aggregate Voting Rights excludes 22,503.5 shares of non-voting Common Stock beneficially owned by Consolidated Communications which the Company has agreed to issue.

(16) Includes 47,818.7 shares of Common Stock issuable upon exercise of options.

(17) Includes 3,527.2 shares of Common Stock issuable upon exercise of options.

(18) The address of each such person is c/o the Company, 350 N. Orleans Street, Suite 600, Chicago, IL 60654.

(19) Includes the aggregate of 1,216,271.6 shares of Common Stock issuable upon exercise of options and 1,018,967.5 shares of Common Stock issuable upon exercise of warrants. See notes 10, 11, 12, 13, 14, 15, 16 and 17 above. The Percent of Aggregate Voting Rights excludes 428,758.8 shares of non-voting Common Stock which the Company has agreed to issue.


                      DESCRIPTION OF CERTAIN INDEBTEDNESS


BANK CREDIT FACILITY


  The Company has received a commitment letter (the "Commitment Letter") from BankBoston, N.A. and Bank of America National Trust and Savings Association (collectively, the "Senior Lenders") pursuant to which the Senior Lenders have agreed, subject to the terms and conditions set forth in the Commitment Letter (including the negotiation of definitive loan documents and satisfactory completion by the Senior Lenders of their due diligence review), to provide a senior secured revolving credit facility (the "Bank Credit Facility") of up to $50.0 million to a subsidiary of the Company that will own the assets used in Chicago's Area 1 (the "Borrower"), which will be guaranteed by the Company, to be used for working capital and other general corporate purposes, except that prior to the time that the Borrower has at least 30,000 total subscribers and has expended at least $75 million of proceeds from the Company to expand network operations, all borrowings under the Bank Credit Facility will be required to be fully cash collateralized in accounts maintained by the Senior Lenders. The Borrower will be permitted to make available to the Company a portion of the Bank Credit Facility to finance the Company's expansion of its operations to markets outside of Chicago's Area 1. There are currently no outstanding amounts under the Bank Credit Facility.

  The following summary of the material provisions of the Commitment Letter does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Commitment Letter, a copy of which is available from the Company upon request. Defined terms that are used but not defined in this section have the meanings given to such terms in the Commitment Letter. Because the terms, conditions and covenants of the Bank Credit Facility are subject to the negotiation, execution and delivery of the definitive loan documents, certain of the actual terms, conditions and covenants thereof may differ from those described below.

  The Bank Credit Facility will mature in 2003. Borrowings under the Bank Credit Facility will be subject to a borrowing base determined on the basis of 7.5 times the prior three months' collected revenues. Amounts drawn under the Bank Credit Facility will bear interest, at the Borrower's option, at either (i) a base rate equal to the higher of (x) BankBoston, N.A.'s prime rate and (y) .50% plus the Federal funds rate or (ii) the LIBOR rate, plus, in each case, an Applicable Margin. The Applicable Margin will be an annual rate which will fluctuate based on the Borrower's Total Leverage Ratio (as defined below) and which will be between .50% and 2.00% for base rate borrowings and between 2.00% and 3.50% for LIBOR rate borrowings.

  The Bank Credit Facility will begin amortizing by equal quarterly installments of $3,125,000 beginning on the last day of the first quarter after the second anniversary of its closing plus a final payment of $12,500,000. The Commitment Letter contemplates that the Borrower will be required to repay indebtedness outstanding under the Bank Credit Facility with (i) the net cash proceeds in excess of $1 million from sales of assets, (ii) the net cash proceeds from certain issuances of debt (iii) the net cash proceeds from certain issuances of equity, (iv) the net cash proceeds in excess of $1 million from insurance recoveries and (v) 50% of annual Excess Cash Flow (as defined below) beginning on the third anniversary of the closing of the Bank Credit Facility if the leverage is greater than 4.5 to 1.0.

  The Commitment Letter contemplates that, subject to customary exceptions, the Borrowers' obligations under the Bank Credit Facility will be secured by a first priority security interest in all tangible and intangible assets of the Borrower and any of its subsidiaries, including the Area 1 franchise, the CTA attachment agreement and the pole attachment agreements with Commonwealth Edison and Ameritech and that the Company's obligations under its guarantee will be secured by a pledge of the stock of the Borrower.

  The Commitment Letter contemplates that the Bank Credit Facility will contain a number of negative covenants, including, among others, covenants limiting the ability of the Borrower, subject to customary exceptions, to incur debt, create liens, pay dividends, make distributions, make guarantees, sell assets and engage in mergers. In addition, the Commitment Letter contemplates that the Bank Credit Facility will contain usual and customary affirmative covenants, including the delivery of financial and other information.

  The Commitment Letter contemplates that the Borrower will be required to comply with certain financial tests and to maintain certain financial ratios on a consolidated basis. The Borrower must maintain (i) a Total Leverage Ratio, as of the end of any fiscal quarter beginning with the fiscal quarter ending December 31, 2000, no greater than 10.0 to 1.0 initially, with subsequent step-downs, (ii) a Senior Leverage Ratio, as of the end of any fiscal quarter beginning with the fiscal quarter ending December 31, 2000, no greater than 4.25 to 1.0 initially, with subsequent step-downs, (iii) a Fixed Charge Coverage Ratio, as of the end of each fiscal quarter beginning with the fiscal quarter ending December 31, 2001, no less than 1.0 to 1.0, (iv) an Interest Coverage Ratio, as of the end of any fiscal quarter beginning with the fiscal quarter ending December 21, 2000, no less than 2.0 to 1.0 and (v) a minimum number of subscribers to be agreed upon and a maximum level of EBITDA losses to be agreed upon, as of the end of each fiscal quarter beginning after the closing.

  Total Leverage Ratio means the ratio of total funded debt consisting of senior funded debt (including amounts outstanding under the Bank Credit Facility, capitalized leases and the Notes to Annualized EBITDA. Annualized EBITDA means EBITDA for the two most recent fiscal quarters multiplied by two. EBITDA means consolidated net income, plus depreciation, amortization, any non-cash charges, interest expense and tax expense deducted in calculating net income. Senior Leverage Ratio means the ratio of total funded debt consisting of senior funded debt (including amounts outstanding under the Bank Credit Facility and capitalized leases to Annualized EBITDA. Fixed Charge Coverage Ratio means the ratio of EBITDA to the sum of interest expense which is paid or payable in cash, distributions made to the Company for payment of cash interest on the Notes, income taxes paid or payable in cash, capital expenditures, required principal payments and required capital lease payments. Excess Cash Flow means EBITDA minus the sum of cash taxes, capital expenditures, required principal repayments, interest expense paid or payable in cash, distributions made to the Company for payment of cash interest on the Notes and the increase in working capital calculated quarterly (net of cash or cash equivalents). Interest Coverage Ratio means the ratio of EBITDA to the sum of interest expense on total debt and dividends which is paid or payable in cash for the succeeding four fiscal quarters.

  The Commitment Letter contemplates that the Bank Credit Facility will include usual and customary events of default.

                          DESCRIPTION OF THE NEW NOTES

GENERAL

  The Old Notes have been, and the New Notes will be, issued under an Indenture, dated as of February 15, 1998 (the "Indenture"), between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"). The following is a summary of certain provisions of the Indenture and the New Notes, a copy of which Indenture and the form of New Notes is available upon request to the Company at the address set forth under "Available Information". The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. For the definition of certain capitalized terms used in the following summary, see "--Certain Definitions."

  The New Notes will be issued only in fully registered form, without coupons, in denominations of principal amount at maturity of $1,000 and any integral multiple of $1,000. No service charge shall be made for any registration of transfer or exchange of New Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.


TERMS OF THE NEW NOTES

  The New Notes will be unsecured senior obligations of the Company, initially limited to $363,135,000 aggregate principal amount at maturity, and will mature on February 15, 2008. Except as described under "Exchange Offer--Acceptance of Old Securities for Exchange; Delivery of New Securities", no cash interest will accrue on the Notes prior to February 15, 2003, although for U.S. Federal income tax purposes a significant amount of OID will be recognized by a Holder as such discount accrues. See "Certain United States Federal Income Tax Consequences" for a discussion regarding the taxation of such OID. Cash interest will accrue on the Notes at the rate per annum shown on the front cover of this Prospectus from February 15, 2003, or from the most recent date to which interest has been paid or provided for, payable semiannually on February 15 and August 15 of each year, commencing August 15, 2003 to holders of record at the close of business on the February 1 or August 1 immediately preceding the interest payment date. The Company will pay interest on overdue principal at 1% per annum in excess of such rate, and it will pay interest on overdue installments of interest at such higher rate applicable to overdue principal to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

  The interest rate on the New Notes is subject to increase in certain circumstances if the Company does not file a registration statement relating to the Exchange Offer or if the registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under "Exchange Offer."

  Subject to the covenants described below under "--Certain Covenants" and applicable law, the Company may issue additional Notes under the Indenture in an unlimited principal amount at maturity. The Old Notes, the New Notes offered pursuant to the Exchange Offer and any additional Notes subsequently issued would be treated as a single class for all purposes under the Indenture.


OPTIONAL REDEMPTION

  Except as set forth in the following paragraph the New Notes will not be redeemable at the option of the Company prior to February 15, 2003. Thereafter, the New Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of Accreted Value), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

                                    REDEMPTION
                                    -----------
      PERIOD                           PRICE
------------                        -----------
        2003....................      106.1250%
        2004....................      104.0833
        2005....................      102.0417
        2006 and thereafter.....      100.0000

  In addition, at any time and from time to time prior to February 15, 2001, the Company may redeem in the aggregate up to 35% of the original principal amount at maturity of the New Notes with the proceeds (to the extent received by the Company) of one or more Equity Offerings following which there is a Public Market at a redemption price (expressed as a percentage of Accreted Value) of 112 1/4% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $236.0 million aggregate principal amount at maturity of the Notes must remain outstanding after each such redemption.

  In the case of any partial redemption, selection of the New Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no New Note of $1,000 in principal amount at maturity or less shall be redeemed in part. If any New Note is to be redeemed in part only, the notice of redemption relating to such New Note shall state the portion of the principal amount thereof to be redeemed. A different New Note in principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original New Note.


RANKING

  The indebtedness evidenced by the New Notes will be senior unsecured obligations of the Company, will rank pari passu in right of payment with all existing and future senior indebtedness of the Company and will be senior in right of payment to all future subordinated indebtedness of the Company. As of December 31, 1997, after giving effect to the Private Placement and the application of the proceeds therefrom, the Company's total indebtedness outstanding would have been approximately $200.2 million.


  Substantially all the operations of the Company are or will be conducted through one or more of its subsidiaries. The Company currently has three wholly-owned subsidiaries: 21st Century Cable TV of Illinois, Inc.; 21st Century Telecom of Illinois, Inc.; and 21st Century Telecom Group of Michigan, Inc. Moreover, 21st Century Telecom Group of Michigan, Inc. has two wholly-owned subidiaries: 21st Century Cable TV of Grand Rapids, Inc. and 21st Century Telecom of Michigan, Inc. The Company intends to transfer substantially all its assets to newly formed Restricted Subsidiaries, and thereafter the Company will be a holding company with no assets other than the capital stock of its subsidiaries. Claims of creditors of such subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiaries, and claims of preferred stockholders (if any) of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Company, including holders of the New Notes. The New Notes, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of subsidiaries of the Company. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of the Company's subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the Indenture. See "--Certain Covenants-- Limitation on Indebtedness."


CHANGE OF CONTROL

  Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that the Company repurchase such Holder's New Notes at a purchase price in cash equal to 101% of the Accreted Value thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

     (i) Prior to the earlier to occur of (A) the first public offering of common stock of Parent or (B) the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Parent or the Company, any merger, consolidation, liquidation or dissolution of the Parent or the Company, any direct or indirect transfer of securities by Parent or otherwise (for purposes of this clause (i) and clause
  (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted
  Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

     (ii) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in clause
  (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

     (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

     (iv) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

  Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's New Notes at a purchase price in cash equal to 101% of the Accreted Value thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its New Notes purchased.

  The Company shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of New Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

  The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company to incur additional Indebtedness are contained in the covenants described under "--Certain Covenants--Limitation on Indebtedness," "--Limitation on Liens" and "--Limitation on Sale/Leaseback Transactions."
Such restrictions can only be waived with the consent of the holders of a majority in principal amount at maturity of the Notes (including both Old Notes and New Notes) then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the New Notes protection in the event of a highly leveraged transaction.

  Future indebtedness of the Company may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the New Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders of New Notes following the occurrence of a Change of Control may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the New Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount at maturity of the outstanding Notes.


CERTAIN COVENANTS

  The Indenture contains covenants including, among others, the following:

  Limitation on Indebtedness.   (a) The Company shall not Incur, and shall not
permit any of its Restricted Subsidiaries to Incur, directly or indirectly, any Indebtedness, except that the Company may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Leverage Ratio would be less than 6.0 to 1.0, for Indebtedness Incurred prior to or on December 31, 1999, and less than 5.0 to 1.0 for Indebtedness Incurred thereafter.

  (b) Notwithstanding the foregoing paragraph (a), the Company and (except as specified below) any Restricted Subsidiary may Incur any or all of the following
Indebtedness:

     (1) Indebtedness Incurred pursuant to the Credit Agreement; provided, however, that the aggregate amount of such Indebtedness, when taken together with all other Indebtedness Incurred pursuant to this clause (1) and then outstanding, does not exceed the remainder of (x) $50 million minus (y) the sum of all principal payments with respect to the permanent retirement of such Indebtedness pursuant to paragraph (a)(ii)(A) of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock;"

     (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

     (3) the Notes;

     (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

     (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3) or (4) above, this clause (5) or clauses (7), (8) or (11) below; provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Restricted Subsidiary described in clause (11), such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary;

     (6) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to paragraphs (a) or (b) hereof;

     (7) Indebtedness, including Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company, Incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) to acquire equipment, inventory or network assets (including real estate) (including acquisitions by way of capital lease and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or networks assets so acquired) by the Company or a Restricted Subsidiary after the Issue Date for use in a Related Business;

     (8) Indebtedness of the Company in an amount which, when taken together with the amount of Indebtedness Incurred pursuant to this clause (8) and then outstanding, does not exceed two times the Net Cash Proceeds received by the Company after the Issue Date as a capital contribution from, or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to, a Person that is not a Subsidiary of the Company, to the extent such Net Cash Proceeds have not been used pursuant to paragraph (a)(3)(B) or paragraph
  (b)(i) of the covenant described under "--Limitation on Restricted Payments" to make a Restricted Payment; provided, however, that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Average Life of the Notes;

     (9) Indebtedness in respect of performance, surety or appeal bonds or similar obligations, in each case Incurred in the ordinary course of business of the Company and its Restricted Subsidiaries and Indebtedness due and owing to governmental entities in connection with any licenses and franchises issued by a governmental entity and necessary or desirable to conduct a Related Business;

     (10) Guarantees of the Notes issued by any Restricted Subsidiary;

     (11) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) hereof; and

     (12) Indebtedness Incurred in an aggregate amount which, when taken together with the aggregate amount of all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (11) above or paragraph (a)) does not exceed the greater of (a) $10 million and (b) an amount equal to 5% of the Company's Consolidated Net Tangible Assets as of such date.

  (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

  (d) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

  (e) For the purposes of determining the amount of Indebtedness outstanding at any time, Guarantees with respect to Indebtedness otherwise included in the determination of such amount shall not be included.

  Limitation on Restricted Payments.   (a) The Company shall not, and shall not
permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness;" or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount of any Restricted Payment, if other than in cash, to be determined in good faith by the Board of Directors and to be evidenced by a resolution of such Board set forth in an Officer's Certificate delivered to the Trustee) since the Issue Date would exceed the sum of, without duplication:

     (A) the remainder of (x) cumulative EBITDA during the period (taken as a single accounting period) beginning on the first day of the fiscal quarter of the Company beginning after the Issue Date and ending on the last day of the most recent fiscal quarter for which financial statements have been made publicly available but in no event ending more than 135 days prior to the date of such determination minus (y) the product of 1.5 times cumulative Consolidated Interest Expense during such period;

     (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees);

     (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); and

     (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of interest, dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and
  (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.

  (b) The provisions of the foregoing paragraph (a) shall not prohibit:

     (i) any acquisition of any Capital Stock of the Company or any Restricted Subsidiary or any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made out of the proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such acquisition of Capital Stock or of Subordinated Obligations shall be excluded in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

     (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations in whole or in part (including premium, if any, and accrued and unpaid interest) made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to the covenant described under "--Limitation on Indebtedness;" provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above;

     (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above;

     (iv) the purchase, redemption, retirement, repurchase or other acquisition of shares of, or options to purchase shares of, Capital Stock (other than Disqualified Stock) of the Company or Capital Stock (other than Preferred Stock) of any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors including their estates or beneficiaries under their estates), (a) upon their death, disability, retirement or termination of employment or (b) otherwise pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals received such Capital Stock; provided, however, that the aggregate amount of consideration paid for such purchases, redemptions, retirements, repurchases and other acquisitions made pursuant to this clause (iv) shall not exceed $500,000 in any calendar year; provided further, however, that such purchases, redemptions, retirements, repurchases and other acquisitions pursuant to this clause shall be excluded in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above;

     (v) any purchase or redemption of Subordinated Obligations in whole or in part (including premium, if any, and accrued and unpaid interest) from Net Available Cash to the extent permitted by the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock;" provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above;

     (vi) the purchase, redemption, acquisition, cancelation or other retirement for value of shares of Capital Stock of the Company or any of its Restricted Subsidiaries to the extent necessary, as determined in good faith by a majority of the disinterested members of the Board of Directors, to prevent the loss or to secure the renewal or reinstatement of any license or franchise held by the Company or any Restricted Subsidiary from any governmental entity; provided, however, that such purchase or redemption shall be included in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above;

     (vii) any purchase or redemption of Subordinated Obligations or Preferred Stock following a Change of Control pursuant to an obligation in the instruments governing such Subordinated Obligations or Preferred Stock to purchase or redeem such Subordinated Obligations or Preferred Stock as a result of such Change of Control; provided, however, that no such purchase or redemption shall be permitted until the Company has completely discharged its obligations described under "--Change of Control" (including the purchase of all Notes tendered for purchase by holders) arising as a result of such Change of Control; provided further, however, that such purchase or redemption shall be included in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above; or

     (viii) cash dividends paid after February 15, 2003 in respect of the Exchangeable Preferred Stock in an aggregate amount in any twelve month period not to exceed 13 3/4% of the aggregate liquidation preference outstanding at the beginning of such twelve month period; provided, however, that at the time of payment of any such dividends, no Default shall have occurred and be continuing; provided further, however, that all such dividends shall be included in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above.

  Limitation on Restrictions on Distributions from Restricted Subsidiaries.
The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary, (b) pay any Indebtedness owed to the Company, (c) make any loans or advances to the Company or (d) transfer any of its property or assets to the Company, except:

     (i) any encumbrance or restriction pursuant to the Indenture, the Exchangeable Preferred Stock or any other agreement in effect at or entered into on the Issue Date;

     (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

     (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement or instrument referred to in clause (i) or (ii) of this covenant or this clause (iii) or contained in any amendment to an agreement or instrument referred to in clause
  (i) or (ii) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the

  Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

     (iv) any such encumbrance or restriction consisting of customary non-assignment or anti-alienation provisions in (a) leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder or subletting and (b) licenses or franchises to the extent such provisions restrict the transfer of the license or franchise;

     (v) in the case of clause (d) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

     (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

     (vii) any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was Incurred if the Board of Directors determines in good faith that any such encumbrance or restriction will not materially affect the Company's ability to pay principal or interest on the Notes when due and such encumbrance or restriction by its terms expressly permits such Restricted Subsidiary, (A) in the absence of a payment default in respect of such Indebtedness or other agreement, to make cash payments to the Company (in any form) sufficient to pay when due all amounts of principal and interest on the Notes and (B) following the occurrence and during the continuance of a payment default in respect of such Indebtedness or other agreement, to resume making cash payments to the Company (in any form) sufficient to pay when due all amounts of principal and interest on the Notes upon the earlier of the cure of such payment default and the lapse of 179 consecutive days following the date when such encumbrance or restriction became operative to prohibit or limit such Restricted Subsidiary from making such payments to the Company; provided, however, that no Restricted Subsidiary shall be affected by the operation of any such encumbrances or restrictions following the occurrence of a payment default on more than one occasion in any consecutive 360-day period.

  Limitation on Sales of Assets and Subsidiary Stock.   (a) The Company shall
not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be):

     (A) first, to the extent the Company elects in its sole discretion (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

     (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects in its sole discretion, to acquire Additional Assets within one year after the receipt of such Net Available Cash;

     (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior Indebtedness designated by the Company) to purchase Notes (and such other Senior Indebtedness) pursuant to and subject to the conditions contained in the Indenture; and

     (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for the general corporate and working capital purposes of the Company and its Restricted Subsidiaries;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this paragraph, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions occurring after the Issue Date which are not applied in accordance with this paragraph exceeds $5 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments.

  For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash; and (z) Temporary Cash Investments.

  (b) In the event of an Asset Disposition that requires the purchase of the Notes (and other Senior Indebtedness) pursuant to clause (a) (ii) (C) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (and other Senior Indebtedness) at a purchase price of 100% of their Accreted Value (in the case of Notes) or 100% of their principal amount (in the case of other Senior Indebtedness) plus accrued but unpaid interest, if any, to the date of purchase (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of Notes (and any other Senior Indebtedness) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, the Company will be required to apply the remaining Net Available Cash in accordance with clause (a) (ii) (D) above. The Company shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness) pursuant to this covenant if the Net Available Cash available therefor is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

  (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

  Limitation on Affiliate Transactions.   (a) The Company shall not, and shall
not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, license, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $1.0 million, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and
(3) if such Affiliate Transaction involves an amount in excess of $5.0 million, have been determined by a nationally recognized investment banking firm or other qualified appraiser under the relevant circumstances to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

  (b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any Permitted Investment or any Restricted Payment permitted to be paid pursuant to the covenant described under "--Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $500,000 in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; provided, however, that no beneficial owner (as defined in Rule 13d-1 and 13d-5 of the Exchange
Act) of 5% or more of the Capital Stock of the Company holds, directly or indirectly, any Investments in any such Restricted Subsidiary (other than indirectly through the Company), (vii) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company and (viii) any transaction pursuant to an agreement or arrangement in effect on the Issue Date.

  Limitation on the Sale or Issuance of Capital Stock of Certain Restricted
Subsidiaries.   The Company shall not sell or otherwise dispose of any Capital
Stock (other than Qualified Preferred Stock) of an Existing Restricted Subsidiary, and shall not permit any Existing Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock (other than Qualified Preferred Stock), except (i) to the Company or a Wholly Owned Subsidiary, (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary, (iii) if, immediately after giving effect to such issuance, sale or other disposition, such Existing Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under "--Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition, (iv) to directors of directors' qualifying shares of common stock of any Restricted Subsidiary, to the extent mandated by applicable law, or (v) the issuance or sale of Capital Stock of a Restricted Subsidiary that has a class of equity security registered under Section 12 of the Exchange Act pursuant to an employee stock option plan approved by the Board of Directors.

  Limitation on Liens.   The Company shall not, and shall not permit any
Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in respect of payment to the Notes, prior to) the obligations so secured for so long as such obligations are so secured; provided, however, that the Company and its Restricted Subsidiaries may Incur other Liens to secure Indebtedness as long as the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this proviso at any time does not exceed $5.0 million.

  Limitation on Sale/Leaseback Transactions.   The Company shall not, and shall
not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "--Limitation on Indebtedness" and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to the covenant described under "-- Limitation on Liens," (ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property and (iii) the Company applies the proceeds of such transaction in compliance with the covenant described under "--Limitation on Sale of Assets and Subsidiary Stock."

  Limitation on Market Swaps.   The Company will not, and will not permit any
Restricted Subsidiary to, engage in any Market Swaps, unless:

     (i) at the time of entering into the agreement to swap markets and immediately after giving effect to the proposed Market Swap, no Default shall have occurred and be continuing;

     (ii) the respective fair market values of the markets and other assets (to be determined in good faith by the Board of Directors and to be evidenced by a resolution of such Board set forth in an Officer's Certificate delivered to the Trustee) being purchased and sold by the Company or any of its Restricted Subsidiaries are substantially the same at the time of entering into the agreement to swap markets; and

     (iii) the cash payments, if any, received by the Company or such Restricted Subsidiary in connection with such Market Swap are treated as Net Available Cash received from an Asset Disposition.

  Limitation on Lines of Business.   The Company shall not, and shall not permit
any Restricted Subsidiary to, engage in any trade or business other than a Related Business.

  Merger and Consolidation.   The Company shall not consolidate with or merge
with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

     (i) the resulting, surviving or transferee Person (the "Successor
  Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

     (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing,

     (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness;"

     (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

     (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and

     (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

  The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

  SEC Reports.   Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections if it were subject thereto (unless the Commission will not accept such a filing, in which case the Company shall provide such documents to the Trustee). In addition, for so long as any of the Notes are outstanding, the Company will make available to any prospective purchaser of the Notes or beneficial owner thereof (upon written request to the Company) in connection with any sales thereof the information required by Rule 144A(d) (4) under the Securities Act.


DEFAULTS

  An Event of Default is defined in the Indenture as (i) a default in the payment of interest on the Notes when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,
(iii) the failure by the Company to comply with its obligations under "-- Certain Covenants--Merger and Consolidation" above, (iv) the failure by the Company to comply for 30 days after the notice described below with any of its obligations in the covenants described above under "--Change of Control"
(other than a failure to purchase Notes) or under "--Certain Covenants" under "--Limitation on Indebtedness," "--Limitation on Restricted Payments," "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries," "-- Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Notes), "--Limitation on Affiliate Transactions," "--Limitation on the Sale or Issuance of Capital Stock of Certain Restricted Subsidiaries," "-- Limitation on Liens," "--Limitation on Sale/Leaseback Transactions,"
"Limitation on Market Swaps," "Limitation on Lines of Business" or "--SEC Reports," (v) the failure by the Company to comply for 60 days after the notice described below with its other agreements contained in the Indenture, (vi) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million and such non-payment continues, or such acceleration is not rescinded, within 10 days after notice (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions") or (viii) any judgment or decree (not covered by insurance or indemnification by a Person other than the Company or a Restricted Subsidiary, which indemnity party is solvent and has acknowledged responsibility) for the payment of money in excess of $10 million is entered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived, bonded over or stayed within 10 days after notice (the "judgment default provision") . However, a default under clauses (iv), (v), (vi) and (viii) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount at maturity of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified herein after receipt of such notice.

  If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount at maturity of the outstanding Notes may declare the Accreted Value of and accrued but unpaid interest on all the Notes to be due and payable (collectively, the "Default Amount"). Upon such a declaration, the Default Amount shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the Default Amount on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount at maturity of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount at maturity of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the holders of a majority in principal amount at maturity of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount at maturity of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

  The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.


AMENDMENTS AND WAIVERS

  Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount at maturity of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, no amendment may, among other things, (i) reduce the amount of Notes whose holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "--Optional Redemption," (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes or (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

  Without the consent of any holder of the Notes, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any holder of the Notes or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

  The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

  After an amendment under the Indenture becomes effective, the Company is required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.


TRANSFER AND EXCHANGE

  A holder may transfer or exchange the New Notes in accordance with the Exchange Offer and the Indenture. The Company, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture.


DEFEASANCE

  The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under "--Change of Control" and under the covenants described under "--Certain Covenants" (other than the covenant described under "--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clauses (iii) and (iv) under "--Certain Covenants--Merger and Consolidation" above ("covenant defeasance").

  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries) or (viii) under "--Defaults" above or because of the failure of the Company to comply with clause (iii) or (iv) under "--Certain Covenants--Merger and Consolidation" above.

  In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay principal and interest on the Notes when due (whether at scheduled maturity or upon redemption as to which irrevocable instructions have been given to the Trustee) in accordance with the terms of the Indenture and the Notes (the value of such money or U.S. Government Obligations may not be sufficient to pay the Default Amount at any particular point in time) and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).


CONCERNING THE TRUSTEE

  State Street Bank and Trust Company is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

  The Holders of a majority in principal amount at maturity of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions, including furnishing the Trustee with indemnity satisfactory to it. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.


GOVERNING LAW

  The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.


CERTAIN DEFINITIONS

  "Accreted Value" means, as of any date (the "Specified Date"), the amount provided below for each $1,000 principal amount at maturity of Notes:

     (i) if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

SEMI-ANNUAL
-------------------------
ACCRUAL DATE                ACCRETED VALUE
-------------------------   --------------
  Issue Date.............        $  550.76
  August 15, 1998........           585.69
  February 15, 1999......           621.56
  August 15, 1999........           659.63
  February 15, 2000......           700.03
  August 15, 2000........           742.91
  February 15, 2001......           788.41
  August 15, 2001........           836.70
  February 15, 2002......           887.95
  August 15, 2002........           942.34
  February 15, 2003......         1,000.00

     (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of 12 30-day months, and the denominator of which is 180 (or, if the Semi-Annual Accrual Date immediately preceding the Specified Date is the Issue Date, the denominator of which is 186); or

     (iii) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is or becomes a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
For purposes of the provisions described under "--Certain Covenants--Limitation on Restricted Payments," "--Certain Covenants--Limitation on Affiliate Transactions" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

  "Annualized EBITDA" as of any date of determination means EBITDA for the most recent two consecutive fiscal quarters for which financial statements have been made publicly available but in no event ending more than 135 days prior to the date of such determination multiplied by two.

  "Area 1 Franchise" means the Company's cable television franchise pursuant to a Franchise Agreement between the Company and the City of Chicago in effect on the Issue Date.

  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) (that is not for security purposes) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock (other than Qualified Preferred Stock) of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets (other than Capital Stock or other Investments in an Unrestricted Subsidiary) of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (a) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary, (b) for purposes of the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that (x) constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments," (y) complies with the covenant described under "--Certain Covenants--Merger and Consolidation" or (z) constitutes a Market Swap permitted by the covenant described under "--Certain Covenants--Limitation on Market Swaps" and (c) a disposition of assets with a fair market value of less than $250,000).

  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years (calculated to the nearest one-twelfth) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of each such principal payment by
(ii) the sum of all such principal payments.

  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

  "Business Day" means any day other than a Saturday, Sunday or day on which banking institutions are not required to be open in the States of New York, Illinois and Massachusetts.

  "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or nonvoting) equity of such Person, including any common stock and Preferred Stock, whether outstanding on the Issue Date or issued after the Issue Date, but excluding any debt securities convertible into such equity.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "consolidated" means the consolidation of accounts of the Company and its Subsidiaries in accordance with GAAP.

  "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Company and its Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (i) all intercompany items between the Company and any Restricted Subsidiary and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred in such period by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Restricted Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; excluding, however, (y) a proportional amount of any of the foregoing items or other interest expense incurred by a Restricted Subsidiary in such period to the extent the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (iii) of the definition thereof and (z) any fees or debt issuance costs (and any amortization thereof) payable in connection with the sale of the Notes and Units on the Issue Date.

  "Consolidated Leverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries calculated on a consolidated basis as of the end of the most recent fiscal quarter for which financial statements have been made publicly available but in no event ending more than 135 days prior to the date of such determination to (ii) Annualized EBITDA as of such date of determination; provided, however, that

     (1) if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of Indebtedness outstanding at the end of such fiscal quarter shall be calculated after giving effect on a pro forma basis to the Incurrence of such Indebtedness as if such Indebtedness had been outstanding as of the end of such fiscal quarter and to the discharge of any other Indebtedness to the extent it was outstanding as of the end of such fiscal quarter and is to be repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such Indebtedness had been discharged as of the end of such fiscal quarter,

     (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of such fiscal quarter or if any Indebtedness that was outstanding as of the end of such fiscal quarter is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio, the aggregate amount of Indebtedness outstanding as of the end of such fiscal quarter shall be calculated on a pro forma basis as if such discharge had occurred as of the end of such fiscal quarter and EBITDA shall be calculated as if the Company or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the period of the most recent two consecutive fiscal quarters for which financial statements have been made publicly available but in no event ending more than 135 days prior to the date of such determination (the "Reference Period") in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

     (3) if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for the Reference Period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for the Reference Period,

     (4) if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all an operating unit of a business, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period,

     (5) if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Reference Period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during the Reference Period, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of the Reference Period; and

     (6) the aggregate amount of Indebtedness outstanding at the end of such most recent fiscal quarter will be deemed to include the total principal amount of funds outstanding or available to be borrowed on the date of determination under any revolving credit or similar facilities of the Company or its Restricted Subsidiaries.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company.

  "Consolidated Net Income" means, for any period, the aggregate net income of the Company and its consolidated Subsidiaries for such period; provided, however, that the following shall not be included in such Consolidated Net
Income:

     (i) any net income (or loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below);

     (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

     (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     (iv) the after-tax gain or loss realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and the after-tax gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

     (v) extraordinary gains or losses; and

     (vi) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of the covenant described under "Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any payments of interest, dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such interest, dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

  "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of: (i) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;
(ii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (iii) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (v) treasury stock; (vi) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (vii) Investments in and assets of Unrestricted Subsidiaries.

  "Consolidated Net Worth" means, at any date of determination, the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which financial statements have been made publicly available but in no event ending more than 135 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

  "Credit Agreement" means one or more term loans or revolving credit or working capital facilities (including any letter of credit subfacility) with one or more banks or other institutional lenders in favor of the Company or any Restricted Subsidiary.

  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or
(iii) is redeemable or must be purchased, upon the occurrence of certain events or otherwise, by such Person at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under "-- Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" and "-- Change of Control" and (y) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

  "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:
(a) Consolidated Interest Expense, (b) all income tax expense of the Company and its consolidated Restricted Subsidiaries, (c) depreciation expense of the Company and its consolidated Restricted Subsidiaries, (d) amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and (e) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

  "Equity Offering" means either (a) an underwritten primary public offering of common stock of Parent or the Company pursuant to an effective registration statement under the Securities Act or (b) a primary offering of Capital Stock (other than Disqualified Stock) of the Company to one or more Persons primarily engaged in a Related Business.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Existing Restricted Subsidiary" means any Restricted Subsidiary in existence on the Issue Date and any Restricted Subsidiary formed after the Issue Date which thereafter conducts all or any portion of the Company's business pertaining to its Area 1 Franchise in Chicago, as in effect on the Issue Date.

  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

     (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

     (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

     (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

     (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person (including any Restricted Subsidiary), the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

     (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

     (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair value of such property or assets or the amount of the obligation so secured, in each case as of the date of determination; and

     (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

  "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap, floor, collar or forward interest rate agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

  "Issue Date" means the date on which the Old Notes were issued under the Indenture.

  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

  "Market Assets" means assets used or useful in the ownership or operation of a Related Business, including any and all licenses, franchises and assets related thereto.

  "Market Swap" means the execution of a definitive agreement, subject only to governmental approval and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Market Assets between the Company or any of its Restricted Subsidiaries and another Person or group of Persons; provided that any amendment to or waiver of any closing condition which individually or in the aggregate is material to the Market Swap will be deemed to be a new Market Swap; provided, however, that the Market Assets to be sold by the Company or its Restricted Subsidiaries in connection with a Market Swap do not include assets used in or necessary for the ownership or operation of the Company's business pertaining to its Area 1 franchise in Chicago; provided further, however, that the cash and other assets to be received by the Company or its Restricted Subsidiaries which do not constitute Market Assets do not constitute more than 15% of the total consideration to be received by the Company or its Restricted Subsidiaries in such Market Swap.

  "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition and
(iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the proceeds of such issuance or sale in the form of cash or cash equivalents including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in such form of cash or cash equivalents and the conversion of other property received when converted to such form of cash or cash equivalents, net of any and all issuance costs, including attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

  "Parent" means any Person that owns directly or indirectly all the Voting Stock of the Company.

  "Permitted Holders" means Purnendu Chatterjee, JK&B Capital, William Farley, Boston Capital Ventures II, L.P., Glenn W. Milligan, Edward T. Joyce and each of their affiliates.

  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) commissions, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents either the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" or the consideration not constituting Market Assets received in a Market Swap as permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Market Swaps;" and (ix) any Person principally engaged in a Related Business if (a) the Company or a Restricted Subsidiary, after giving effect to such Investment, will own at least 20% of the Voting Stock of such Person and (b) the amount of such Investment, when taken together with the aggregate amount of all Investments made pursuant to this clause (ix) and then outstanding, does not exceed $10.0 million.

  "Permitted Liens" means, with respect to any Person,

     (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation and other types of social security, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory or regulatory obligations of such Person or deposits of cash, cash equivalents or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

     (b) Liens imposed by law, such as carriers', landlords', warehousemen's and mechanics', suppliers', repairmen's or other similar Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens in favor of customs and revenue authorities to secure payment of customs duties;

     (c) Liens for taxes, assessments, governmental charges or claims subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

     (d) Liens in favor of issuers of surety or payment and performance bonds or letters of credit and bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit and bankers' acceptances do not constitute Indebtedness;

     (e) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, pole attachment, use of conduit, use of trenches, or similar rights, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties or other municipal and zoning ordinances, title defects or other irregularities which were not Incurred in connection with

  Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

     (f) Liens securing Indebtedness Incurred after the Issue Date pursuant to clause (b) (7) of the covenant described under "--Limitation on Indebtedness" or otherwise Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that the Liens securing such Indebtedness may not extend to any property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred other than the property financed with the proceeds of such Indebtedness and the proceeds thereof, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

     (g) Liens to secure Indebtedness permitted under the provisions described in clause (b)(1) under "--Certain Covenants--Limitation on Indebtedness;"

     (h) Liens existing on the Issue Date;

     (i) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries;

     (j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries;

     (k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Subsidiary of such Person;

     (l) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations; and

     (m) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

     (n) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; and

     (o) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (h), (i) and (j); provided, however, that (I) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (II) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (h), (i) or
  (j) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any accrued and unpaid interest, fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f), (i) or (j) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock." For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated, whether voting or nonvoting) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

  "principal" of a Note means the Accreted Value of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

  "principal amount at maturity" of a Note means the amount specified as such on the face of such Note.

  "Public Market" means any time after (x) a Public Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock of Parent or the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

  "Public Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

  "Qualified Preferred Stock" of a Restricted Subsidiary means a series of Preferred Stock of such Restricted Subsidiary which (i) has a fixed liquidation preference that is no greater in the aggregate than the sum of (x) the fair market value (as determined in good faith by the Board of Directors at the time of the issuance of such series of Preferred Stock) of the consideration received by such Restricted Subsidiary for the issuance of such series of Preferred Stock and (y) accrued and unpaid dividends to the date of liquidation, (ii) has a fixed annual dividend and has no right to share in any dividend or other distributions based on the financial or other similar performance of such Restricted Subsidiary and (iii) does not entitle the holders thereof to vote in the election of directors, managers or trustees of such Restricted Subsidiary unless such Restricted Subsidiary has failed to pay dividends on such series of Preferred Stock for a period of at least 12 consecutive calendar months.

  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

  "Refinancing Indebtedness" means Indebtedness that Refinances any
Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus accrued and unpaid interest, fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

  "Related Business" means the businesses of the Company and the Restricted Subsidiaries on the Issue Date and any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

  "Restricted Payment" with respect to any Person means

     (i) the declaration or payment of any dividends or any other distributions of any sort (including any payment in connection with any merger or consolidation involving such Person) in respect of its Capital Stock held by Persons other than the Company or any Restricted Subsidiary or similar payment to the direct or indirect holders (other than the Company or a Restricted Subsidiary) of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)),

     (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock),

     (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase, redemption or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption or acquisition) or

     (iv) the making of any Investment (other than a Permitted Investment) in any Person.

  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

  "SEC" means the Securities and Exchange Commission.

  "Senior Indebtedness" means Indebtedness (including interest on such Indebtedness) of the Company, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of the Company or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

  "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

  "Temporary Cash Investments" means any of the following:

     (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,

     (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

     (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above,

     (iv) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group,

     (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc., and

     (vi) investments in money-market funds (other than single-state funds) that make investments in instruments of the type described in clause (i)-(v) above in accordance with the regulations of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended.

  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under

"--Certain Covenants--Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital
Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.


              DESCRIPTION OF THE NEW EXCHANGEABLE PREFERRED STOCK

  The following is a summary of certain provisions of the New Exchangeable Preferred Stock and the Amendment to the Articles of Incorporation (the
"Amended Articles") setting forth the rights and privileges of the New Exchangeable Preferred Stock. A copy of the Amended Articles and the form of New Exchangeable Preferred Stock is available upon request to the Company at the address set forth under "Available Information." The following summary of certain provisions of the Amended Articles does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Amended Articles. The definitions of certain capitalized terms used but not defined in the following summary are set forth under "Description of the Exchange Debentures--Certain Definitions." Other capitalized terms used but not defined herein and not otherwise defined under "Description of the Exchange Debentures--Certain Definitions" are defined in the Amended Articles.


GENERAL

  At the consummation of the Exchange Offer, the Company will issue up to 51,833.33 shares of its registered 13 3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010, $0.01 par value per share, designated as "13 3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010," in exchange for an equal number shares of its outstanding 13 3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010, $0.01 par value per share. Subject to certain conditions, the New Exchangeable Preferred Stock will be exchangeable for the Exchange Debentures at the option of the Company on any scheduled dividend payment date on or after the date of issuance of the New Exchangeable Preferred Stock. When issued, the New Exchangeable Preferred Stock will be validly issued, fully paid and nonassessable. The holders of the New Exchangeable Preferred Stock will have no preemptive or preferential right to purchase or subscribe for stock, obligations, warrants, or other securities of the Company of any class.

RANKING

  The Exchangeable Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to all classes of common stock and to each other class of Capital Stock or series of Preferred Stock outstanding on the Issue Date (including the Class A Preferred Stock and the Class B Preferred Stock) and each other class or series established hereafter by the Board of Directors the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Exchangeable Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of common stock of the Company, as "Junior Stock"); (ii) subject to certain conditions, on a parity with each class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Exchangeable Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Parity Stock"); and
(iii) subject to certain conditions, junior to each class of Capital Stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Exchangeable Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock").

  While any shares of Exchangeable Preferred Stock are outstanding, the Company may not authorize, create or increase the authorized amount of any class or series of stock that ranks senior to or on parity with the Exchangeable Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of a majority of the outstanding shares of Exchangeable Preferred Stock. However, without the consent of any holder of Exchangeable Preferred Stock, the Company may create additional classes of stock, increase the authorized number of shares of preferred stock or issue series of a stock that ranks junior to the Exchangeable Preferred Stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution and winding up. See "-- Voting Rights."


  Substantially all the operations of the Company are or will be conducted through one or more of its subsidiaries. The Company currently has three wholly-owned subsidiaries: 21st Century Cable TV of Illinois, Inc.; 21st Century Telecom of Illinois, Inc.; and 21st Century Telecom Group of Michigan, Inc. Moreover, 21st Century Telecom Group of Michigan, Inc. has two wholly-owned subidiaries: 21st Century Cable TV of Grand Rapids, Inc. and 21st Century Telecom of Michigan, Inc. The Company intends to transfer substantially all its assets to newly formed Restricted Subsidiaries, and thereafter the Company will be a holding company with no assets other than the capital stock of its subsidiaries. Claims of creditors of such subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiaries, and claims of preferred stockholders (if any) of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Company, including holders of the Exchangeable Preferred Stock. The Exchangeable Preferred Stock, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of subsidiaries of the Company. Although the Amended Articles limit the incurrence of Indebtedness and preferred stock of certain of the Company's subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Amended Articles does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the Amended Articles. See "--Certain Covenants--Limitation on Indebtedness."


DIVIDENDS

  The holders of shares of New Exchangeable Preferred Stock will be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends from the Issue Date accruing at the rate per share of 13 3/4% per annum, payable quarterly in arrears on each of February 15, May 15, August 15 and November 15 or, if any such date is not a Business Day, on the next succeeding Business Day, to the holders of record as of the next preceding February 1, May 1, August 1 and November 1. Dividends will be payable in cash, except that on each dividend payment date occurring on or prior to the fifth anniversary of the Issue Date, dividends may be paid, at the Company's option, by the issuance of additional shares of New Exchangeable Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. The issuance of such additional shares of New Exchangeable Preferred Stock will constitute "payment" of the related dividend for all purposes of the Amended Articles. The first dividend payment of New Exchangeable Preferred Stock will be payable on May 15, 1998.

Dividends payable on the New Exchangeable Preferred Stock will be computed on a basis of the 360-day year consisting of twelve 30-day months and will be deemed to accrue on a daily basis. For a discussion of certain Federal income tax considerations relevant to the payment of dividends on the New Exchangeable Preferred Stock, see "Certain United States Federal Income Tax Consequences."

  Dividends on the New Exchangeable Preferred Stock will accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Amended Articles will provide that the Company will take all actions required or permitted under the Illinois Business Corporation Act (the "IBCA") to permit the payment of dividends on the Exchangeable Preferred Stock, including through the revaluation of its assets in accordance with the IBCA.

  No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the New Exchangeable Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum set apart (or, on or prior to February 15, 2003, shares of New Exchangeable Preferred Stock for which have been issued and are held for holders by the Transfer Agent) for the payment of such dividend, upon all outstanding shares of New Exchangeable Preferred Stock.

  Except as provided in the next sentence, no dividend will be declared or paid on any Parity Stock unless full cumulative dividends have been paid on the New Exchangeable Preferred Stock for all prior dividend periods. If accrued dividends on the New Exchangeable Preferred Stock for all prior dividend periods have not been paid in full then any dividend declared on the New Exchangeable Preferred Stock for any dividend period and on any Parity Stock will be declared ratably in proportion to accrued and unpaid dividends on the New Exchangeable Preferred Stock and such Parity Stock.

  The Company will not (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock or (ii) redeem, purchase or otherwise acquire for consideration any Junior Stock through a sinking fund or otherwise, unless (A) all accrued and unpaid dividends with respect to the New Exchangeable Preferred Stock and any Parity Stock at the time such dividends are payable have been paid or funds have been set apart (or, on or prior to February 15, 2003, shares of New Exchangeable Preferred Stock for which have been issued and are held for holders by the Transfer Agent) for payment of such dividends and (B) sufficient funds have been paid or set apart (or, on or prior to February 15, 2003, shares of New Exchangeable Preferred Stock for which have been issued and are held for holders by the Transfer Agent) for the payment of the dividend for the current dividend period with respect to the New Exchangeable Preferred Stock and any Parity Stock.


OPTIONAL REDEMPTION

  Except as set forth in the following paragraph, the Exchangeable Preferred Stock will not be redeemable at the option of the Company prior to February 15, 2003. Thereafter, the Exchangeable Preferred Stock will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of the liquidation preference thereof), plus accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) (subject to the rights of holders of record on the relevant record date to receive dividends due on the relevant dividend payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

                              REDEMPTION
                              ----------
    PERIOD                       PRICE
----------                       -----
    2003.....................   106.8750%
    2004.....................   104.5833

    2005.....................   102.2917
    2006 and thereafter......   100.0000

  In the case of any partial redemption, selection of the Exchangeable Preferred Stock for redemption will be made on a pro rata basis.

  In addition, at any time prior to February 15, 2001, the Company may redeem the Exchangeable Preferred Stock, in whole, but not in part, with the proceeds (to the extent received by the Company) of an Equity Offering, at a redemption price of 113 3/4% of the liquidation preference thereof, plus accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) (subject to the rights of holders of record on the relevant record date to receive dividends due on the relevant dividend payment date).


MANDATORY REDEMPTION

  On February 15, 2010, the Company will be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Exchangeable Preferred Stock at a price in cash equal to the liquidation preference thereof, plus accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period), if any, to the date of redemption (subject to the rights of holders of record on the relevant record date to receive dividends on the relevant dividend payment date). The Company will not be required to make sinking fund payments with respect to the Exchangeable Preferred Stock. The Amended Articles will provide that the Company will take all actions required or permitted under the IBCA to permit such redemption.


EXCHANGE

  The Company may, at its option, subject to certain conditions, on any scheduled dividend payment date, exchange the Exchangeable Preferred Stock, in whole, but not in part, for the Exchange Debentures; provided, however, that (i) on the date of such exchange there are no accumulated and unpaid dividends on the Exchangeable Preferred Stock (including the dividend payable on such date) or other contractual impediments to such exchange; (ii) there shall be funds legally available sufficient therefor; (iii) immediately after giving effect to such exchange, no Default (as defined in the Exchange Indenture) shall have occurred and be continuing; and (iv) the Company shall have delivered to the Trustee under the Exchange Indenture an opinion of counsel with respect to the due authorization and issuance of the Exchange Debentures.

  Upon any exchange pursuant to the preceding paragraph, holders of outstanding shares of Exchangeable Preferred Stock will be entitled to receive, subject to the second succeeding sentence, $1.00 principal amount of Exchange Debentures for each $1.00 liquidation preference of Exchangeable Preferred Stock held by them. The Exchange Debentures will be issued in registered form, without coupons. Exchange Debentures issued in exchange for Exchangeable Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts less than $1,000 so that each holder of Exchangeable Preferred Stock will receive certificates representing the entire amount of Exchange Debentures to which such holder's shares of Exchangeable Preferred Stock entitle such holder; provided, however, that the Company may pay cash in lieu of issuing an Exchange Debenture in a principal amount less than $1,000. The Company will send a written notice of exchange by mail to each holder of record of shares of Exchangeable Preferred Stock not fewer than 30 days nor more than 60 days before the date fixed for such exchange. On and after the Exchange Date, dividends will cease to accrue on the outstanding shares of Exchangeable Preferred Stock, and all rights of the holders of Exchangeable Preferred Stock (except the right to receive the Exchange Debentures, an amount in cash (or, prior to February 15, 2003, at the option of the Company, in Exchange Debentures), in each case, to the extent applicable, equal to the accumulated and unpaid dividends to the exchange date and, if the Company so elects, cash in lieu of any Exchange Debenture that is in a principal amount that is not an integral multiple of $1,000) will terminate. The person entitled to receive the Exchange Debentures issuable upon such exchange will be treated for all purposes as the registered holder of such Exchange Debentures. See "Description of the Exchange Debentures."


LIQUIDATION PREFERENCE

  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each holder of Exchangeable Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution to stockholders, an amount equal to the liquidation preference per share of Exchangeable Preferred Stock held by such holder, plus accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up before any distribution is made on any Junior Stock, including the Class A Preferred Stock, the Class B Preferred Stock and the common stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Exchangeable Preferred Stock and all other Parity Stock are not paid in full, the holders of the Exchangeable Preferred Stock and the Parity Stock will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled. After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, the holders of shares of Exchangeable Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company nor the consolidation or merger of the Company with one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

  The Amended Articles will not contain any provision requiring funds to be set aside to protect the liquidation preference of the Exchangeable Preferred Stock, although such liquidation preference will be substantially in excess of the par value of such shares of Exchangeable Preferred Stock.


VOTING RIGHTS

  The holders of Exchangeable Preferred Stock, except as otherwise required under Illinois law or as provided in the Amended Articles, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

  The Amended Articles will provide that if (i) dividends on the Exchangeable Preferred Stock are in arrears and unpaid for six or more dividend periods (whether or not consecutive); (ii) the Company fails to redeem the Exchangeable Preferred Stock on February 15, 2010, or fails to otherwise discharge any redemption obligation with respect to the Exchangeable Preferred Stock; (iii) a breach or violation of any of the provisions described under the captions "-- Change of Control" or "--Certain Covenants" occurs and the breach or violation continues for a period of 30 days or more after the Company receives notice thereof specifying the default from the holders of at least 25% of the shares of Exchangeable Preferred Stock then outstanding; or (iv) the Company fails to pay at final maturity (giving effect to any applicable grace period) the principal amount of any Indebtedness of the Company or any Significant Subsidiary or the final maturity of any such Indebtedness is accelerated because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million and such nonpayment continues, or such acceleration is not rescinded, within 10 days, then the holders of the outstanding shares of Exchangeable Preferred Stock, voting together as a single class, will be entitled to elect to serve on the Board of Directors the lesser of (x) two additional members to the Board of Directors or (y) that number of directors constituting 25% of the members of the Board of Directors, and the number of members of the Board of Directors will be immediately and automatically increased by such number. Such voting rights of the Exchangeable Preferred Stock will continue until such time as, in the case of a dividend default, all dividends in arrears on the Exchangeable Preferred Stock are paid in full in cash (or, if prior to February 15, 2003, in shares of Exchangeable Preferred Stock) and, in all other cases, any failure, breach or default giving rise to such voting rights is remedied or waived by the holders of a majority of the shares of Exchangeable Preferred Stock then outstanding, at which time the term of any directors elected pursuant to the provisions of this paragraph (subject to the rights of holders of any other preferred stock to elect such directors) shall terminate. Each such event described in clauses (i) through (iv) above is referred to herein as a "Voting Rights Triggering Event."

  The Amended Articles will also provide that the Company will not authorize, create or increase the authorized amount of any class of Senior Stock or Parity Stock without the affirmative vote or consent of holders of a majority of the shares of Exchangeable Preferred Stock then outstanding, voting or consenting, as the case may be, as one class. In addition, the Amended Articles will provide that the Company may not authorize the issuance of any additional shares of Exchangeable Preferred Stock without the affirmative vote or consent of the holders of a majority of the then outstanding shares of Exchangeable Preferred Stock, voting or consenting, as the case may be, as one class. The Amended Articles will also provide that, except as set forth above, (a) the creation, authorization or issuance of any shares of Junior Stock, or (b) the increase or decrease in the amount of authorized Capital Stock of any class, including any preferred stock, shall not require the consent of the holders of Exchangeable Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Exchangeable Preferred Stock.


CHANGE OF CONTROL

  The Amended Articles will provide that upon the occurrence of a Change of Control, the Company shall offer to repurchase the Exchangeable Preferred Stock at a purchase price in cash equal to 101% of the liquidation preference thereof plus accumulated and unpaid dividends, if any, to the date of purchase (subject to the rights of holders of record on the relevant record date to receive dividends due on the relevant dividend payment date), as described below.

  A Change of Control will be deemed to have occurred upon the occurrence of any of the following events (each a "Change of Control"):

     (i) Prior to the earlier to occur of (A) the first public offering of common stock of Parent or (B) the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Parent or the Company, any merger, consolidation, liquidation or dissolution of the Parent or the Company, any direct or indirect transfer of securities by Parent or otherwise (for purposes of this clause (i) and clause
  (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted
  Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

     (ii) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in clause
  (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

     (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

     (iv) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person.

  Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Exchangeable Preferred Stock at a purchase price in cash equal to 101% of the aggregate liquidation preference thereof plus accumulated and unpaid dividends, if any, thereon to the date of purchase; (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Exchangeable Preferred Stock purchased.

  In the event the Company is prohibited by applicable law or by the terms of Indebtedness of the Company from making the offer described above or from purchasing Exchangeable Preferred Stock pursuant to such offer then, within 60 days of the occurrence of the Change of Control, holders of a majority of the Exchangeable Preferred Stock may designate an Independent Financial Advisor to determine, within 20 days of such designation, in the opinion of such firm, the appropriate dividend rate (the "reset rate") that the Exchangeable Preferred Stock should bear so that, after the dividend rate on the shares of Exchangeable Preferred Stock is reset to such reset rate, the Exchangeable Preferred Stock would have a market value of 101% of the liquidation preference; provided, however, that no such reset shall be required to be made if such Independent Financial Advisor determines that the Exchangeable Preferred Stock, after giving effect to the Change of Control, has a market value of 101% of the liquidation preference thereof or greater. Upon the determination of the reset rate, the Exchangeable Preferred Stock shall accrue and accumulate dividends at the reset rate as of the date of occurrence of the Change of Control; provided, however, that the reset rate shall in no event be less than 13 3/4% per annum (the initial dividend rate on the Exchangeable Preferred Stock) or greater than 15% per annum. The reasonable fees and expenses, including reasonable fees and expenses of legal counsel, if any, and customary indemnification, of the above-referenced Independent Financial Advisor shall be borne by the Company.

  The Company shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Exchangeable Preferred Stock pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

  The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. The Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness are contained in the covenant described under "--Certain Covenants--Limitation on Indebtedness." Such restrictions can only be waived with the consent of the holders of a majority of the outstanding shares of the Exchangeable Preferred Stock. Except for the limitations contained in such covenants, however, the Amended Articles of Designation will not contain any covenants or provisions that may afford holders of the Exchangeable Preferred Stock protection in the event of a highly leveraged transaction.

  Future indebtedness of the Company may contain, prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the Company's ability to pay cash to the holders of Exchangeable Preferred Stock following the occurrence of a Change of Control may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any repurchases. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Exchangeable Preferred Stock, the Company could seek the consent of its lenders to make such purchase, or could attempt to refinance the borrowings that contain such prohibitions. If the Company does not obtain such consent or repay such borrowings, the Company would be required to utilize the reset provision described herein.


CERTAIN COVENANTS

  The Amended Articles contains covenants including, among others, the following:

  Limitation on Indebtedness.   (a) The Company shall not Incur, and shall not
permit any of its Restricted Subsidiaries to Incur, directly or indirectly, any Indebtedness, except that the Company may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Leverage Ratio would be less than 6.0 to 1.0, for Indebtedness Incurred prior to or on December 31, 1999, and less than 5.0 to 1.0 for Indebtedness Incurred thereafter.

  (b) Notwithstanding the foregoing paragraph (a), the Company and (except as specified below) any Restricted Subsidiary may Incur any or all of the following
Indebtedness:

     (1) Indebtedness Incurred pursuant to the Credit Agreement; provided, however, that the aggregate amount of such Indebtedness, when taken together with all other Indebtedness Incurred pursuant to this clause (1) and then outstanding, does not exceed the remainder of (x) $50 million minus (y) the sum of all principal payments with respect to the permanent retirement of such Indebtedness pursuant to paragraph (a)(ii)(A) of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock;"

     (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

     (3) the Notes;

     (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

     (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3) or (4) above, this clause (5) or clauses (7), (8) or (11) below; provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Restricted Subsidiary described in clause (11), such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary;

     (6) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to paragraphs (a) or (b) hereof;

     (7) Indebtedness, including Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company, Incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) to acquire equipment, inventory or network assets (including real estate) (including acquisitions by way of capital lease and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or networks assets so acquired) by the Company or a Restricted Subsidiary after the Issue Date for use in a Related Business;

     (8) Indebtedness of the Company in an amount which, when taken together with the amount of Indebtedness Incurred pursuant to this clause (8) and then outstanding, does not exceed two times the Net Cash Proceeds received by the Company after the Issue Date as a capital contribution from, or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to, a Person that is not a Subsidiary of the Company, to the extent such Net Cash Proceeds have not been used pursuant to paragraph (a) (3) (B) or paragraph (b)
  (i) of the covenant described under "--Limitation on Restricted Payments" to make a Restricted Payment; provided, however, that such Indebtedness does not mature prior to the Stated Maturity of the Exchangeable Preferred Stock and has an Average Life longer than the Average Life of the Exchangeable Preferred Stock;

     (9) Indebtedness in respect of performance, surety or appeal bonds or similar obligations, in each case Incurred in the ordinary course of business of the Company and its Restricted Subsidiaries and Indebtedness due and owing to governmental entities in connection with any licenses and franchises issued by a governmental entity and necessary or desirable to conduct a Related Business;

     (10) Guarantees of the Notes issued by any Restricted Subsidiary;

     (11) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) hereof; and

     (12) Indebtedness Incurred in an aggregate amount which, when taken together with the aggregate amount of all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (11) above or paragraph (a)) does not exceed the greater of (a) $10 million and (b) an amount equal to 5% of the Company's Consolidated Net Tangible Assets as of such date.

  (c) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and
(ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

  (d) For the purposes of determining the amount of Indebtedness outstanding at any time, Guarantees with respect to Indebtedness otherwise included in the determination of such amount shall not be included.

  Limitation on Restricted Payments.   (a) The Company shall not, and shall not
permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution (including any payment in connection with any merger or consolidation involving the Company) on or in respect of, in the case of the Company, any Junior Stock or, in the case of any Restricted Subsidiary, any Capital Stock, in each case held by Persons other than the Company or any Restricted Subsidiary or similar payment to the direct or indirect holders (other than the Company or a Restricted Subsidiary) of any such Stock (other than dividends or distributions payable solely in Junior Stock (other than Disqualified Stock) and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) purchase, redeem or otherwise acquire or retire for value any Junior Stock of the Company or any Capital Stock of any direct or indirect parent of the Company, or (iii) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, other acquisition, retirement or investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) any accrued and payable dividends (including dividends for the then current dividend period) with respect to the Exchangeable Preferred Stock or any Parity Stock have not been paid in full and funds for such payment have not been set apart (or, if on or prior to February 15, 2003, shares of Exchangeable Preferred Stock have not been issued in payment of such dividends and are not held by the Transfer Agent); (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness;" or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount of any Restricted Payments, if other than in cash, to be determined in good faith by the Board of Directors and to be evidenced by a resolution of such Board set forth in an Officer's Certificate delivered to the Transfer Agent) since the Issue Date would exceed the sum of, without duplication:

     (A) the remainder of (x) cumulative EBITDA during the period (taken as a single accounting period) beginning on the first day of the fiscal quarter of the Company beginning after the Issue Date and ending on the last day of the most recent fiscal quarter for which financial statements have been made publicly available but in no event ending more than 135 days prior to the date of such determination minus (y) the product of 1.5 times cumulative Consolidated Interest Expense during such period;

     (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Junior Stock (in each case other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees);

     (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Junior Stock (in each case other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); and

     (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of interest, dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and
  (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

  provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.

  (b) The provisions of the foregoing paragraph (a) shall not prohibit:

     (i) any acquisition of Junior Stock made out of the proceeds of the substantially concurrent sale of, or any acquisition of any Junior Stock of the Company made by exchange for, other Junior Stock of the Company (in each case other than Disqualified Stock and other than Junior Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such acquisition of Junior Stock shall be excluded in the calculation of the amount of Restricted Payments and
  (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

     (ii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, all accumulated dividends on the Exchangeable Preferred Stock have been paid in full and no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

     (iii) the purchase, redemption, retirement, repurchase or other acquisition of shares of, or options to purchase shares of, Junior Stock (other than Disqualified Stock) of the Company or Capital Stock (other than Preferred Stock) of any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors including their estates or beneficiaries under their estates), (a) upon their death, disability, retirement or termination of employment or (b) otherwise pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals received such Capital Stock; provided, however, that the aggregate amount of consideration paid for such purchases, redemptions, retirements, repurchases and other acquisitions made pursuant to this clause (iv) shall not exceed $500,000 in any calendar year; provided further, however, that such purchases, redemptions, retirements, repurchases and other acquisitions pursuant to this clause shall be excluded in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above;

     (iv) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Junior Stock of the Company or Capital Stock of any of its Restricted Subsidiaries to the extent necessary, as determined in good faith by a majority of the disinterested members of the Board of Directors, to prevent the loss or to secure the renewal or reinstatement of any license or franchise held by the Company or any Restricted Subsidiary from any governmental entity; provided, however, that such purchase or redemption shall be included in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above; or

     (v) any purchase or redemption of Junior Stock following a Change of Control pursuant to an obligation in the instruments governing such Junior Stock to purchase or redeem such Junior Stock as a result of such Change of Control; provided, however, that no such purchase or redemption shall be permitted until the Company has completely discharged its obligations described under "--Change of Control" (including the purchase of all Exchangeable Preferred Stock tendered for purchase by holders) arising as a result of such Change of Control; provided further, however, that such purchase or redemption shall be included in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above.

  Limitation on Restrictions on Distributions from Restricted Subsidiaries.
The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary, (b) pay any Indebtedness owed to the Company, (c) make any loans or advances to the Company or (d) transfer any of its property or assets to the Company, except:

     (i) any encumbrance or restriction pursuant to the Indenture, the Amended Articles or any other agreement in effect at or entered into on the Issue Date;

     (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

     (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement or instrument referred to in clause (i) or (ii) of this covenant or this clause (iii) or contained in any amendment to an agreement or instrument referred to in clause
  (i) or (ii) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the holders of the Exchangeable Preferred Stock than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

     (iv) any such encumbrance or restriction consisting of customary non-assignment or anti-alienation provisions in (a) leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder or subletting and (b) licenses or franchises to the extent such provisions restrict the transfer of the license or franchise;

     (v) in the case of clause (d) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

     (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

     (vii) any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was Incurred if the Board of Directors determines in good faith that any such encumbrance or restriction will not materially affect the Company's ability to pay the mandatory redemption price and dividends on the Exchangeable Preferred Stock when due and such encumbrance or restriction by its terms expressly permits such Restricted Subsidiary, (A) in the absence of a payment default in respect of such Indebtedness or other agreement, to make cash payments to the Company (in any form) sufficient to pay when due all amounts of the mandatory redemption price and dividends on the Exchangeable Preferred Stock and (B) following the occurrence and during the continuance of a payment default in respect of such Indebtedness or other agreement, to resume making cash payments to the Company (in any form) sufficient to pay when due all amounts of the mandatory redemption price and dividends on the Exchangeable Preferred Stock upon the earlier of the cure of such payment default and the lapse of 179 consecutive days following the date when such encumbrance or restriction became operative to prohibit or limit such Restricted Subsidiary from making such payments to the Company; provided, however, that no Restricted Subsidiary shall be affected by the operation of such encumbrances or restrictions following the occurrence of a payment default on more than one occasion in any consecutive 360-day period.

  Limitation on Sales of Assets and Subsidiary Stock.   (a) The Company shall
not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

     (A) first, to the extent the Company elects in its sole discretion (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Indebtedness (other than any Disqualified Stock) of the Company or a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

     (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects in its sole discretion, to acquire Additional Assets within one year after the receipt of such Net Available Cash;

     (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Exchangeable Preferred Stock (and to holders of Parity Stock designated by the Company) to purchase Exchangeable Preferred Stock (and such Parity Stock) pursuant to and subject to the conditions contained in the Amended Articles; and

     (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for the general corporate and working capital purposes of the Company and its Restricted Subsidiaries;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this paragraph, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions occurring after the Issue Date which are not applied in accordance with this paragraph exceeds $5 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments.

  For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash; and (z) Temporary Cash Investments.

  (b) In the event of an Asset Disposition that requires the purchase of Exchangeable Preferred Stock (and Parity Stock) pursuant to clause (a)(ii)(C) above, the Company will be required to purchase Exchangeable Preferred Stock tendered pursuant to an offer by the Company for the Exchangeable Preferred Stock (and Parity Stock) at a purchase price of 100% of their liquidation preference plus accrued but unpaid dividends, if any, to the date of purchase (or, in respect of such Parity Stock, such lesser price, if any, as may be provided for by the terms of such Parity Stock) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Amended Articles. If the aggregate purchase price of Exchangeable Preferred Stock (and any Parity Stock) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, the Company will be required to apply the remaining Net Available Cash in accordance with clause
(a)(ii)(D) above. The

Company shall not be required to make such an offer to purchase Exchangeable Preferred Stock (and Parity Stock) pursuant to this covenant if the Net Available Cash available therefor is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required by this covenant or by the covenant in the Exchange Indenture described under "Description of the Exchange Debentures--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" with respect to the Net Available Cash from any subsequent Asset Disposition).

  (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchangeable Preferred Stock pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

  Limitation on Affiliate Transactions.   (a) The Company shall not, and shall
not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, license, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $1.0 million, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and
(3) if such Affiliate Transaction involves an amount in excess of $5.0 million, have been determined by a nationally recognized investment banking firm or other qualified appraiser under the relevant circumstances to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

  (b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any Permitted Investment or any Restricted Payment permitted to be paid pursuant to the covenant described under "--Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $500,000 in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; provided, however, that no beneficial owner (as defined in Rule 13d-1 and 13d-5 of the Exchange
Act) of 5% or more of the Capital Stock of the Company holds, directly or indirectly, any Investments in any such Restricted Subsidiary (other than indirectly through the Company), (vii) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company and (viii) any transaction pursuant to an agreement or arrangement in effect on the Issue Date.

  Limitation on the Sale or Issuance of Capital Stock of Certain Restricted
Subsidiaries.   The Company shall not sell or otherwise dispose of any Capital
Stock (other than Qualified Preferred Stock) of an Existing Restricted Subsidiary, and shall not permit any Existing Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock (other than Qualified Preferred Stock), except (i) to the Company or a Wholly Owned Subsidiary, (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary, (iii) if, immediately after giving effect to such issuance, sale or other disposition, such Existing Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under "--Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition, (iv) to directors of directors' qualifying shares of common stock of any Restricted Subsidiary, to the extent mandated by applicable law, or (v) the issuance or sale of Capital

Stock of a Restricted Subsidiary that has a class of equity security registered under Section 12 of the Exchange Act pursuant to an employee stock option plan approved by the Board of Directors.

  Limitation on Market Swaps.   The Company will not, and will not permit any
Restricted Subsidiary to, engage in any Market Swaps, unless:

     (i) at the time of entering into the agreement to swap markets and immediately after giving effect to the proposed Market Swap, no Default shall have occurred and be continuing;

     (ii) the respective fair market values of the markets and other assets (to be determined in good faith by the Board of Directors and to be evidenced by a resolution of such Board set forth in an Officer's Certificate delivered to the Transfer Agent) being purchased and sold by the Company or any of its Restricted Subsidiaries are substantially the same at the time of entering into the agreement to swap markets; and

     (iii) the cash payments, if any, received by the Company or such Restricted Subsidiary in connection with such Market Swap are treated as Net Available Cash received from an Asset Disposition.

  Limitation on Lines of Business.   The Company shall not, and shall not permit
any Restricted Subsidiary to, engage in any trade or business other than a Related Business.

  Merger and Consolidation.   The Company shall not consolidate with or merge
with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

     (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume all the obligations of the Company under the Exchangeable Preferred Stock and the Amended Articles;

     (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing,

     (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness;"

     (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

     (v) the Company shall have delivered to the Transfer Agent an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer comply with the Amended Articles; and

     (vi) the Company shall have delivered to the Transfer Agent an Opinion of Counsel to the effect that the holders of the Exchangeable Preferred Stock will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

  The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Amended Articles, but the predecessor

Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the liquidation preference of, the mandatory redemption price of and dividends on the Exchangeable Preferred Stock.

  SEC Reports.   Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the holders of the Exchangeable Preferred Stock with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections if it were subject thereto (unless the SEC will not accept such a filing, in which case the Company shall provide such documents to the Transfer Agent). In addition, for so long as any of the Exchangeable Preferred Stock is outstanding, the Company will make available to any prospective purchaser of the Exchangeable Preferred Stock or beneficial owner thereof (upon written request to the Company) in connection with any sales thereof the information required by Rule144A(d) (4) under the Securities Act.


                     DESCRIPTION OF THE EXCHANGE DEBENTURES

  The Exchange Debentures, if issued, will be issued under the Exchange Indenture, to be dated as of February 15, 1998 (the "Exchange Indenture"), between the Company and IBJ Schroder Bank and Trust Company, as Trustee (the "Trustee"). The following is a summary of certain provisions of the Exchange Indenture and the Exchange Debentures. A copy of the Exchange Indenture and the form of Exchange Debentures are available upon request to the Company at the address set forth under "Available Information." The following summary of certain provisions of the Exchange Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Exchange Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. The terms of the Notes limit the Company's ability to issue the Exchange Debentures. For definition of certain capitalized terms used in the following summary, see "Description of the New Notes--Certain Definitions."

  The Exchange Debentures will be unsecured subordinated obligations of the Company, limited in aggregate principal amount to the sum of the liquidation preference of the Exchangeable Preferred Stock, plus, without duplication, accumulated and unpaid dividends on the Exchange Date of the Exchangeable Preferred Stock (plus any additional Exchange Debentures issued in lieu of cash interest as described herein). The Exchange Debentures will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 (other than as described in "--Exchangeable Preferred Stock--Exchange" or with respect to additional Exchange Debentures issued in lieu of cash interest as described herein). The Exchange Debentures will be subordinated to all existing and future senior and senior subordinated debt of the Company.

  Principal of, premium, if any, and interest on the Exchange Debentures will be payable, and the Exchange Debentures may be presented for registration of transfer or exchange, at the office of the Paying Agent and Registrar. The Trustee will initially act as Paying Agent and Registrar. The Company may change any Paying Agent and Registrar without prior notice to holders of the Exchange Debentures. Holders of the Exchange Debentures must surrender Exchange Debentures to the Paying Agent to collect principal payments.

  The Exchange Debentures will mature on February 15, 2010. Each Exchange Debenture will bear interest at the rate of 13 3/4% per annum from the most recent interest payment date to which interest has been paid or provided for or, if no interest has been paid or provided for, from the Exchange Date. Interest will be payable semiannually in cash (or, on or prior to February 15, 2003, in additional Exchange Debentures, at the option of the Company) in arrears on each February 15 and August 15, commencing with the first such date after the Exchange Date. Interest on the Exchange Debentures will be computed on the basis of a 360-day year comprised of twelve 30-day months and the actual number of days elapsed.

OPTIONAL REDEMPTION

  Except as set forth in the following paragraph, the Exchange Debentures will not be redeemable at the option of the Company prior to February 15, 2003. Thereafter, the Exchange Debentures will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

                              REDEMPTION
                              ----------
  PERIOD                         PRICE
--------                         -----
  2003.......................   106.8750%
  2004.......................   104.5833
  2005.......................   102.2917
  2006 and thereafter........   100.0000

  In addition, at any time and from time to time prior to February 15, 2001, the Company may redeem the Exchange Debentures, in whole, but not in part, with the proceeds of an Equity Offering at 113 3/4% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).


RANKING

  The indebtedness evidenced by the Exchange Debentures will be subordinated, unsecured obligations of the Company. The payment of the principal of, premium (if any) and interest on the Exchange Debentures is subordinate in right of payment, as set forth in the Exchange Indenture, to the prior payment in full of all Senior Indebtedness (including senior subordinated indebtedness) of the Company, whether outstanding on the Issue Date or thereafter incurred.

  As of December 31, 1997, after giving effect to the Private Placement and the application of the proceeds thereof, the outstanding Senior Indebtedness of the Company would have been approximately $200.2 million. Although the Exchange Indenture contains limitations on the amount of additional Indebtedness that the Company may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "--Certain Covenants--Limitation on Indebtedness."


  Substantially all the operations of the Company are or will be conducted through one or more of its subsidiaries. The Company currently has three wholly-owned subsidiaries: 21st Century Cable TV of Illinois, Inc.; 21st Century Telecom of Illinois, Inc.; and 21st Century Telecom Group of Michigan, Inc. Moreover, 21st Century Telecom Group of Michigan, Inc. has two wholly-owned subidiaries: 21st Century Cable TV of Grand Rapids, Inc. and 21st Century Telecom of Michigan, Inc. The Company intends to transfer substantially all its assets to newly formed Restricted Subsidiaries, and thereafter the Company will be a holding company with no assets other than the capital stock of its subsidiaries. Claims of creditors of such subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiaries, and claims of preferred stockholders (if any) of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Company, including holders of the Exchange Debentures, even if such obligations do not constitute Senior Indebtedness. The Exchange Debentures, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of subsidiaries of the Company. Although the Exchange Indenture limits the incurrence of Indebtedness and preferred stock of certain of the Company's subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Exchange Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the Exchange Indenture. See "-- Certain Covenants--Limitation on Indebtedness."

  Only Indebtedness of the Company that is Senior Indebtedness (including senior subordinated indebtedness) will rank senior to the Exchange Debentures in accordance with the provisions of the Exchange Indenture. The Exchange Debentures will in all respects rank pari passu with all other Subordinated Indebtedness of the Company.

  The Company may not pay principal of, premium (if any) or interest on, the Exchange Debentures or make any deposit pursuant to the provisions described under "Defeasance" below and may not repurchase, redeem or otherwise retire any Exchange Debentures (collectively, "pay the Exchange Debentures") if (i) any Designated Senior Indebtedness is not paid when due or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full. However, the Company may pay the Exchange Debentures without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause
(i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Exchange Debentures for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions described in the first sentence of this paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Exchange Debentures after the end of such Payment Blockage Period. The Exchange Debentures shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

  Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness will be entitled to receive payment in full of such Senior Indebtedness before the holders of Exchange Debentures are entitled to receive any payment, and until the Senior Indebtedness is paid in full, any payment or distribution to which holders of Exchange Debentures would be entitled but for the subordination provisions of the Exchange Indenture will be made to holders of such Senior Indebtedness as their interests may appear. If a distribution is made to holders of Exchange Debentures that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

  If payment of the Exchange Debentures is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of Designated Senior Indebtedness or the Representative of such holders of the acceleration.

  By reason of the subordination provisions contained in the Exchange Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness of the Company may recover more, ratably, than the holders of Exchange Debentures, and creditors of the Company who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of Exchange Debentures.

  The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Exchange Debentures pursuant to the provisions described under "--Defeasance."


CHANGE OF CONTROL

  The Exchange Indenture will provide that upon the occurrence of a Change of Control (as defined under "Description of the New Exchangeable Preferred Stock- -Change of Control"), each holder of Exchange Debentures shall have the right to require that the Company repurchase such holder's Exchange Debentures at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

  Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Exchange Debentures at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);
(2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Exchange Debentures purchased.

  The Company shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Exchange Debentures pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

  The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. The Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Exchange Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness are contained in the covenants described under "-- Certain Covenants--Limitation on Indebtedness." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Exchange Debentures then outstanding. Except for the limitations contained in such covenants, however, the Exchange Indenture will not contain any covenants or provisions that may afford holders of the Exchange Debentures protection in the event of a highly leveraged transaction.

  Future indebtedness of the Company may contain, prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Exchange Debentures could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders of Exchange Debentures following the occurrence of a Change of Control may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Exchange Debentures, the Company could seek the consent of its lenders to make such purchase, or could attempt to refinance the borrowings that contain such prohibitions. If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from purchasing Exchange Debentures. The provisions under the Exchange Indenture relative to the Company's obligation to make an offer to repurchase the Exchange Debentures as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the outstanding Exchange Debentures.


CERTAIN COVENANTS

  The Exchange Indenture contains covenants including, among others, the following:

  Limitation on Indebtedness.   (a) The Company shall not Incur, and shall not
permit any of its Restricted Subsidiaries to Incur, directly or indirectly, any Indebtedness, except that the Company may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Leverage Ratio would be less than 6.0 to 1.0, for Indebtedness Incurred prior to or on December 31, 1999, and less than 5.0 to 1.0 for Indebtedness Incurred thereafter.

  (b) Notwithstanding the foregoing paragraph (a), the Company and (except as specified below) any Restricted Subsidiary may Incur any or all of the following
Indebtedness:

     (1) Indebtedness Incurred pursuant to the Credit Agreement; provided, however, that the aggregate amount of such Indebtedness, when taken together with all other Indebtedness Incurred pursuant to this clause (1) and then outstanding, does not exceed the remainder of (x) $50 million minus (y) the sum of all principal payments with respect to the permanent retirement of such Indebtedness pursuant to paragraph (a) (ii) (A) of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock;"

     (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

     (3) the Notes and the Exchange Debentures (including any Exchange Debentures issued in lieu of cash interest payments with respect to the Exchange Debentures);

     (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

     (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3) or (4) above, this clause (5) or clauses (7), (8) or (11) below; provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Restricted Subsidiary described in clause (11), such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary;

     (6) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to paragraphs (a) or (b) hereof;

     (7) Indebtedness, including Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company, Incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) to acquire equipment, inventory or network assets (including real estate) (including acquisitions by way of capital lease and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or networks assets so acquired) by the Company or a Restricted Subsidiary after the Issue Date for use in a Related Business;

     (8) Indebtedness of the Company in an amount which, when taken together with the amount of Indebtedness Incurred pursuant to this clause (8) and then outstanding, does not exceed two times the Net Cash Proceeds received by the Company after the Issue Date as a capital contribution from, or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to, a Person that is not a Subsidiary of the Company, to the extent such Net Cash Proceeds have not been used pursuant to paragraph (a) (3) (B) or paragraph (b)
  (i) of the covenant described under "--Limitation on Restricted Payments" to make a Restricted Payment; provided, however, that such Indebtedness does not mature prior to the Stated Maturity of the Exchange Debentures and has an Average Life longer than the Average Life of the Exchange Debentures;

     (9) Indebtedness in respect of performance, surety or appeal bonds or similar obligations, in each case Incurred in the ordinary course of business of the Company and its Restricted Subsidiaries and Indebtedness due and owing to governmental entities in connection with any licenses and franchises issued by a governmental entity and necessary or desirable to conduct a Related Business;

     (10) Guarantees of the Notes issued by any Restricted Subsidiary;

     (11) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) hereof; and

     (12) Indebtedness Incurred in an aggregate amount which, when taken together with the aggregate amount of all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (11) above or paragraph (a)) does not exceed the greater of (a) $10 million and (b) an amount equal to 5% of the Company's Consolidated Net Tangible Assets as of such date.

  (c) Notwithstanding the foregoing, the Company shall not Incur (i) any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Exchange Debentures to at least the same extent as such Subordinated Obligations or (ii) any Secured Indebtedness that is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Exchange Debentures equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

  (d) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

  (e) For the purposes of determining the amount of Indebtedness outstanding at any time, Guarantees with respect to Indebtedness otherwise included in the determination of such amount shall not be included.

  Limitation on Restricted Payments.   (a) The Company shall not, and shall not
permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the

Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness;" or
(3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount of any Restricted Payment, if other than in cash, to be determined in good faith by the Board of Directors and to be evidenced by a resolution of such Board set forth in an Officer's Certificate delivered to the Trustee) since the Issue Date would exceed the sum of, without duplication:

     (A) the remainder of (x) cumulative EBITDA during the period (taken as a single accounting period) beginning on the first day of the fiscal quarter of the Company beginning after the Issue Date and ending on the last day of the most recent fiscal quarter for which financial statements have been made publicly available but in no event ending more than 135 days prior to the date of such determination minus (y) the product of 1.5 times cumulative Consolidated Interest Expense during such period;

     (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees);

     (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); and

     (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of interest, dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and
  (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.

  (b) The provisions of the foregoing paragraph (a) shall not prohibit:

     (i) any acquisition of any Capital Stock of the Company or any Restricted Subsidiary or any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made out of the proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such acquisition of Capital Stock or of Subordinated Obligations shall be excluded in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3) (B) of paragraph(a) above;

     (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations in whole or in part (including premium, if any, and accrued and unpaid interest) made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to the covenant described under "--Limitation on Indebtedness;" provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above;

     (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above;

     (iv) the purchase, redemption, retirement, repurchase or other acquisition of shares of, or options to purchase shares of, Capital Stock (other than Disqualified Stock) of the Company or Capital Stock (other than Preferred Stock) of any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors including their estates or beneficiaries under their estates), (a) upon their death, disability, retirement or termination of employment or (b) otherwise pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals received such Capital Stock; provided, however, that the aggregate amount of consideration paid for such purchases, redemptions, retirements, repurchases and other acquisitions made pursuant to this clause (iv) shall not exceed $500,000 in any calendar year; provided further, however, that such purchases, redemptions, retirements, repurchases and other acquisitions pursuant to this clause shall be excluded in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above;

     (v) any purchase or redemption of Subordinated Obligations in whole or in part (including premium, if any, and accrued and unpaid interest) from Net Available Cash to the extent permitted by the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock;" provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above;

     (vi) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company or any of its Restricted Subsidiaries to the extent necessary, as determined in good faith by a majority of the disinterested members of the Board of Directors, to prevent the loss or to secure the renewal or reinstatement of any license or franchise held by the Company or any Restricted Subsidiary from any governmental entity; provided, however, that such purchase or redemption shall be included in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above; or

     (vii) any purchase or redemption of Subordinated Obligations or Preferred Stock following a Change of Control pursuant to an obligation in the instruments governing such Subordinated Obligations or Preferred Stock to purchase or redeem such Subordinated Obligations or Preferred Stock as a result of such Change of Control; provided, however, that no such purchase or redemption shall be permitted until the Company has completely discharged its obligations described under "--Change of Control" (including the purchase of all Exchange Debentures tendered for purchase by holders) arising as a result of such Change of Control; provided further, however, that such purchase or redemption shall be included in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above.

  Limitation on Restrictions on Distributions from Restricted Subsidiaries.
The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary, (b) pay any Indebtedness owed to the Company, (c) make any loans or advances to the Company or (d) transfer any of its property or assets to the Company, except:

     (i) any encumbrance or restriction pursuant to the Indenture, the Exchange Indenture or any other agreement in effect at or entered into on the Issue Date;

     (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

     (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement or instrument referred to in clause (i) or (ii) of this covenant or this clause (iii) or contained in any amendment to an agreement or instrument referred to in clause
  (i) or (ii) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

     (iv) any such encumbrance or restriction consisting of customary non-assignment or anti-alienation provisions in (a) leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder or subletting and (b) licenses or franchises to the extent such provisions restrict the transfer of the license or franchise;

     (v) in the case of clause (d) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

     (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

     (vii) any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was Incurred if the Board of Directors determines in good faith that any such encumbrance or restriction will not materially affect the Company's ability to pay principal or interest on the Exchange Debentures when due and such encumbrance or restriction by its terms expressly permits such Restricted Subsidiary, (A) in the absence of a payment default in respect of such Indebtedness or other agreement, to make cash payments to the Company (in any form) sufficient to pay when due all amounts of principal and interest on the Exchange Debentures and (B) following the occurrence and during the continuance of a payment default in respect of such Indebtedness or other agreement, to resume making cash payments to the Company (in any form) sufficient to pay when due all amounts of principal and interest on the Exchange Debentures upon the earlier of the cure of such payment default and the lapse of 179 consecutive days following the date when such encumbrance or restriction became operative to prohibit or limit such Restricted Subsidiary from making such payments to the Company; provided, however, that no restricted Subsidiary shall be affected by the operation of any such encumbrances or restrictions following the occurrence of a payment default on more than one occasion in any consecutive 360-day period.

  Limitation on Sales of Assets and Subsidiary Stock.   (a) The Company shall
not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

     (A) first, to the extent the Company elects in its sole discretion (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Indebtedness (other than any Disqualified Stock) of the Company or a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

     (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects in its sole discretion, to acquire Additional Assets within one year after the receipt of such Net Available Cash;

     (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Exchange Debentures to purchase Exchange Debentures pursuant to and subject to the conditions contained in the Exchange Indenture; and

     (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for the general corporate and working capital purposes of the Company and its Restricted Subsidiaries;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this paragraph, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions occurring after the Issue Date which are not applied in accordance with this paragraph or with the covenant in the Amended Articles described under "Description of Exchangeable Preferred Stock--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" exceeds $5 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments.

  For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash; and (z) Temporary Cash Investments.

  (b) In the event of an Asset Disposition that requires the purchase of the Exchange Debentures pursuant to clause (a) (ii) (C) above, the Company will be required to purchase Exchange Debentures tendered pursuant to an offer by the Company for the Exchange Debentures at a purchase price of 100% of their principal amount plus accrued but unpaid interest, if any, to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Exchange Indenture. If the aggregate purchase price of Exchange Debentures tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, the Company will be required to apply the remaining Net Available Cash in accordance with clause (a)
(ii) (D) above. The Company shall not be required to make such an offer to purchase Exchange Debentures pursuant to this covenant if the Net Available Cash available therefor (including any Net Available Cash that was not required to be applied to make on an offer under the corresponding provisions of the Amended Articles) is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

  (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchange Debentures pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

  Limitation on Affiliate Transactions.   (a) The Company shall not, and shall
not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, license, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $1.0 million, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and
(3) if such Affiliate Transaction involves as amount in excess of $5.0 million, have been determined by a nationally recognized investment banking firm or other qualified appraiser under the relevant circumstances to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

  (b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any Permitted Investment or any Restricted Payment permitted to be paid pursuant to the covenant described under "--Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $500,000 in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; provided, however, that no beneficial owner (as defined in Rule 13d-1 and 13d-5 of the Exchange
Act) of 5% or more of the Capital Stock of the Company holds, directly or indirectly, any Investments in any such Restricted Subsidiary (other than indirectly through the Company), (vii) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company and (viii) any transaction pursuant to an agreement or arrangement in effect on the Issue Date.

  Limitation on the Sale or Issuance of Capital Stock of Certain Restricted
Subsidiaries.   The Company shall not sell or otherwise dispose of any Capital
Stock (other than Qualified Preferred Stock) of an Existing Restricted Subsidiary, and shall not permit any Existing Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock (other than Qualified Preferred Stock), except (i) to the Company or a Wholly Owned Subsidiary, (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary, (iii) if, immediately after giving effect to such issuance, sale or other disposition, such Existing Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under "--Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition, (iv) to directors of directors' qualifying shares of common stock of any Restricted Subsidiary, to the extent mandated by applicable law, or (v) the issuance or sale of Capital Stock of a Restricted Subsidiary that has a class of equity security registered under Section 12 of the Exchange Act pursuant to an employee stock option plan approved by the Board of Directors.

  Limitation on Market Swaps.   The Company will not, and will not permit any
Restricted Subsidiary to, engage in any Market Swaps, unless:

     (i) at the time of entering into the agreement to swap markets and immediately after giving effect to the proposed Market Swap, no Default shall have occurred and be continuing;

     (ii) the respective fair market values of the markets and other assets (to be determined in good faith by the Board of Directors and to be evidenced by a resolution of such Board set forth in an Officer's Certificate delivered to the Trustee) being purchased and sold by the Company or any of its Restricted Subsidiaries are substantially the same at the time of entering into the agreement to swap markets; and

     (iii) the cash payments, if any, received by the Company or such Restricted Subsidiary in connection with such Market Swap are treated as Net Available Cash received from an Asset Disposition.

  Limitation on Lines of Business.   The Company shall not, and shall not permit
any Restricted Subsidiary to, engage in any trade or business other than a Related Business.

  Merger and Consolidation.   The Company shall not consolidate with or merge
with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

     (i) the resulting, surviving or transferee Person (the "Successor
  Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Exchange Debentures and the Exchange Indenture;

     (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing,

     (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under

   "--Limitation on Indebtedness;"

     (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

     (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Exchange Indenture; and

     (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

  The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Exchange Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Exchange Debentures.

  SEC Reports.   Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and holders of the Exchange Debentures with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections if it were subject thereto (unless the SEC will not accept such a filing, in which case the Company shall provide such documents to the Trustee). In addition, for so long as any of the Exchange Debentures are outstanding, the Company will make available to any prospective purchaser of the Exchange Debentures or beneficial owner thereof (upon written request to the Company) in connection with any sales thereof the information required by Rule 144A(d) (4) under the Securities Act.


DEFAULTS

  An Event of Default is defined in the Exchange Indenture as (i) a default in the payment of interest on the Exchange Debentures when due and continued for 30 days, (ii) a default in the payment of principal of any Exchange Debenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations under "--Certain Covenants--Merger and Consolidation" above,
(iv) the failure by the Company to comply for 30 days after the notice described below with any of its obligations in the covenants described above under "Change of Control" (other than a failure to purchase Exchange Debentures) or under "--Certain Covenants" under "--Limitation on Indebtedness," "--
Limitation on Restricted Payments," "--Limitation on Restrictions on Distributions from Restricted Subsidiaries," "--Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Exchange Debentures), "--Limitation on Affiliate Transactions," "--Limitation on the Sale or
Issuance of Capital Stock of Certain Restricted Subsidiaries," "--Limitation on Market Swaps," "--Limitation on Lines of Business" or "--SEC Reports,"
(v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Exchange Indenture, (vi) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million and such nonpayment continues, or such acceleration is not rescinded, within 10 days after notice (the "cross acceleration provision"),
(vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions") or (viii) any judgment or decree (not covered by insurance or indemnification by a person other than the Company or a Restricted Subsidiary, which indemnity party is solvent and has acknowledged responsibility) for the payment of money in excess of $10 million is entered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived, bonded over or stayed within 10 days after notice (the "judgment default provision"). However, a default under clauses (iv), (v),
(vi) and (viii) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Exchange Debentures notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

  If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Exchange Debentures may declare the principal of and accrued but unpaid interest on all the Exchange Debentures to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Exchange Debentures will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Exchange Debentures. Under certain circumstances, the holders of a majority in principal amount of the outstanding Exchange Debentures may rescind any such acceleration with respect to the Exchange Debentures and its consequences. Subject to the provisions of the Exchange Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Exchange Indenture at the request or direction of any of the holders of the Exchange Debentures unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of an Exchange Debenture may pursue any remedy with respect to the Exchange Indenture or the Exchange Debentures unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Exchange Debentures have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Exchange Debentures have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Exchange Debentures are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Exchange Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of an Exchange Debenture or that would involve the Trustee in personal liability.

  The Exchange Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of the Exchange Debentures notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Exchange Debenture, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Exchange Debentures. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.


AMENDMENTS AND WAIVERS

  Subject to certain exceptions, the Exchange Indenture may be amended with the consent of the holders of a majority in principal amount of the Exchange Debentures then outstanding (including consents obtained in connection with a tender offer or exchange for the Exchange Debentures) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Exchange Debentures then outstanding. However, without the consent of each holder of an outstanding Exchange Debenture affected thereby, no amendment may, among other things, (i) reduce the amount of Exchange Debentures whose holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Exchange Debenture, (iii) reduce the principal of or extend the Stated Maturity of any Exchange Debenture, (iv) reduce the premium payable upon the redemption of any Exchange Debenture or change the time at which any Exchange Debenture may be redeemed as described under "--Optional Redemption," (v) make any Exchange Debenture payable in money other than that stated in the Exchange Debenture, (vi) impair the right of any holder of the Exchange Debentures to receive payment of principal of and interest on such holder's Exchange Debentures on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Exchange Debentures, (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions or (viii) make any change to the subordination provisions of the Exchange Indenture that would adversely affect the holders of Exchange Debentures.

  Without the consent of any holder of the Exchange Debentures, the Company and Trustee may amend the Exchange Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Exchange Indenture, to provide for uncertificated Exchange Debentures in addition to or in place of certificated Exchange Debentures (provided that the uncertificated Exchange Debentures are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Exchange Debentures are described in Section 163(f) (2) (B) of the Code), to add guarantees with respect to the Exchange Debentures, to secure the Exchange Debentures, to add to the covenants of the Company for the benefit of the holders of the Exchange Debentures or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any holder of the Exchange Debentures or to comply with any requirement of the SEC in connection with the qualification of the Exchange Indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the Exchange Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

  The consent of the holders of the Exchange Debentures is not necessary under the Exchange Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

  After an amendment under the Exchange Indenture becomes effective, the Company is required to mail to holders of the Exchange Debentures a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Exchange Debentures, or any defect therein, will not impair or affect the validity of the amendment.


TRANSFER

  The Exchange Debentures will be issued in registered form and will be transferable only upon the surrender of the Exchange Debentures being transferred for registration of transfer. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.


DEFEASANCE

  The Company at any time may terminate all its obligations under the Exchange Debentures and the Exchange Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Exchange Debentures, to replace mutilated, destroyed, lost or stolen Exchange Debentures and to maintain a registrar and paying agent in respect of the Exchange Debentures. The Company at any time may terminate its obligations under "Change of Control" and under the covenants described under "--Certain Covenants" (other than the covenant described under "--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "--Defaults" above and the limitations contained in clauses (iii) and (iv) under "--Certain Covenants--Merger and Consolidation" above ("covenant defeasance").

  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Exchange Debentures may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Exchange Debentures may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries) or (viii) under "--Defaults" above or because of the failure of the Company to comply with clause (iii) or
(iv) under "--Certain Covenants--Merger and Consolidation" above.

  In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay principal and interest on the Exchange Debentures when due (whether at scheduled maturity or upon redemption as to which irrevocable instructions have been given to the Trustee) in accordance with terms of the Exchange Indenture and the Exchange Debentures and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Exchange Debentures will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

  IBJ Schroder Bank and Trust Company is to be the Trustee under the Exchange Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Exchange Debentures.

  The Holders of a majority in principal amount of the outstanding Exchange Debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Exchange Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Exchange Indenture at the request of any holder of Exchange Debentures, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Exchange Indenture.


GOVERNING LAW

  The Exchange Indenture provides that it and the Exchange Debentures will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.


CERTAIN DEFINITIONS

  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is or becomes a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
For purposes of the provisions described under "--Certain Covenants--Limitation on Restricted Payments," "--Certain Covenants--Limitation on Affiliate Transactions" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

  "Annualized EBITDA" as of any date of determination means EBITDA for the most recent two consecutive fiscal quarters for which financial statements have been made publicly available but in no event ending more than 135 days prior to the date of such determination multiplied by two.

  "Area 1 Franchise" means the Company's cable television franchise pursuant to a Franchise Agreement between the Company and the City of Chicago in effect on the Issue Date.

  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) (that is not for security purposes) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock (other than Qualified Preferred Stock) of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets (other than Capital Stock or other Investments in an Unrestricted Subsidiary) of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (a) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary, (b) for purposes of the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that (x) constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under "--Certain Covenants-- Limitation on Restricted Payments," (y) complies with the covenant described under "--Certain Covenants--Merger and Consolidation" or (z) constitutes a Market Swap permitted by the covenant described under "--Certain Covenants-- Limitation on Market Swaps" and (c) a disposition of assets with a fair market value of less than $250,000).

  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years (calculated to the nearest one-twelfth) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of each such principal payment by
(ii) the sum of all such principal payments.

  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

  "Business Day" means any day other than a Saturday, Sunday or day on which banking institutions are not required to be open in the States of New York, Illinois or Massachusetts.

  "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or nonvoting) equity of such Person, including any common stock and Preferred Stock, whether outstanding on the Issue Date or issued after the Issue Date, but excluding any debt securities convertible into such equity.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "consolidated" means the consolidation of accounts of the Company and its Subsidiaries in accordance with GAAP.

  "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Company and its Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (i) all intercompany items between the Company and any Restricted Subsidiary and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred in such period by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Restricted Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; excluding, however, (y) a proportional amount of any of the foregoing items or other interest expense incurred by a Restricted Subsidiary in such period to the extent the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (iii) of the definition thereof and (z) any fees or debt issuance costs (and any amortization thereof) payable in connection with the sale of the Notes and Units on the Issue Date.

  "Consolidated Leverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries calculated on a consolidated basis as of the end of the most recent fiscal quarter for which financial statements have been made publicly available but in no event ending more than 135 days prior to the date of such determination to (ii) Annualized EBITDA as of such date of determination; provided, however, that

     (1) if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of Indebtedness outstanding at the end of such fiscal quarter shall be calculated after giving effect on a pro forma basis to the Incurrence of such Indebtedness as if such Indebtedness had been outstanding as of the end of such fiscal quarter and to the discharge of any other Indebtedness to the extent it was outstanding as of the end of such fiscal quarter and is to be repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such Indebtedness had been discharged as of the end of such fiscal quarter,

     (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of such fiscal quarter or if any Indebtedness that was outstanding as of the end of such fiscal quarter is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio, the aggregate amount of Indebtedness outstanding as of the end of such fiscal quarter shall be calculated on a pro forma basis as if such discharge had occurred as of the end of such fiscal quarter and EBITDA shall be calculated as if the Company or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the period of the most recent two consecutive fiscal quarters for which financial statements have been made publicly available but in no event ending more than 135 days prior to the date of such determination (the "Reference Period") in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

     (3) if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for the Reference Period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the

  Reference Period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for the Reference Period,

     (4) if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all an operating unit of a business, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period,

     (5) if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Reference Period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during the Reference Period, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of the Reference Period; and

     (6) the aggregate amount of Indebtedness outstanding at the end of such most recent fiscal quarter will be deemed to include the total principal amount of funds outstanding or available to be borrowed on the date of determination under any revolving credit or similar facilities of the Company or its Restricted Subsidiaries.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company.

  "Consolidated Net Income" means, for any period, the aggregate net income of the Company and its consolidated Subsidiaries for such period; provided, however, that the following shall not be included in such Consolidated Net
Income:

     (i) any net income (or loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below);

     (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

     (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     (iv) the after-tax gain or loss realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and the after-tax gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

     (v) extraordinary gains or losses; and

     (vi) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of the covenant described under "Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any payments of interest, dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such interest, dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

  "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of: (i) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;
(ii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (iii) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (v) treasury stock; (vi) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (vii) Investments in and assets of Unrestricted Subsidiaries.

  "Consolidated Net Worth" means, at any date of determination, the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which financial statements have been made publicly available but in no event ending more than 135 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

  "Credit Agreement" means one or more term loans or revolving credit or working capital facilities (including any letter of credit subfacility) with one or more banks or other institutional lenders in favor of the Company or any Restricted Subsidiary.

  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

  "Default" means any event which is, or after notice or passage of time or both would be, in the case of the Exchangeable Preferred Stock, a Voting Rights Triggering Event and, in the case of the Exchange Debentures, an Event of Default.

  "Designated Senior Indebtedness" means (i) the Notes and any Indebtedness Incurred pursuant to paragraph (b) (1) of the covenant described under "-- Certain Covenants--Limitation on Indebtedness" and (ii) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Exchange Indenture.

  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or
(iii) is redeemable or must be purchased, upon the occurrence of certain events or otherwise, by such Person at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Exchangeable Preferred Stock or Exchange Debentures, as the case may be; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Exchangeable Preferred Stock or Exchange Debentures, as the case may be, shall not constitute Disqualified Stock if (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Exchangeable Preferred Stock or Exchange Debentures, as the case may be, and described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" and "--Change of Control" and (y) any such requirement only becomes operative after compliance with such terms applicable to the Exchangeable Preferred Stock or Exchange Debentures, as the case may be, including the purchase of any Exchangeable Preferred Stock or Exchange Debentures, as the case may be, tendered pursuant thereto.

  "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:
(a) Consolidated Interest Expense, (b) all income tax expense of the Company and its consolidated Restricted Subsidiaries, (c) depreciation expense of the Company and its consolidated Restricted Subsidiaries, (d) amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and (e) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

  "Equity Offering" means either (a) an underwritten primary public offering of common stock of Parent or the Company pursuant to an effective registration statement under the Securities Act or (b) a primary offering of Capital Stock (other than Disqualified Stock) of the Company to one or more Persons primarily engaged in a Related Business.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Exchange Date" means the date on which the Exchange Debentures are exchanged for the Exchangeable Preferred Stock.

  "Existing Restricted Subsidiary" means any Restricted Subsidiary in existence on the Issue Date and any Restricted Subsidiary formed after the Issue Date which thereafter conducts all or any portion of the Company's business pertaining to its Area 1 franchise in Chicago, as in effect on the Issue Date.

  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

  "Holder" or "Debentureholder" means the Person in whose name an Exchange Debenture is registered on the Registrar's books.

  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

     (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

     (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

     (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

     (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person (including any Restricted Subsidiary), the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

     (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

     (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair value of such property or assets or the amount of the obligation so secured, in each case as of the date of determination; and

     (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

  "Independent Financial Advisor" means a United States investment banking firm of national standing in the United States which does not, and whose directors, officers and employees or affiliates do not, have a direct or indirect financial interest in the Company.

  "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap, floor, collar or forward interest rate agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

  "Issue Date" means the date on which the shares of Old Exchangeable Preferred Stock were issued pursuant to the Amended Articles.

  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

  "Market Assets" means assets used or useful in the ownership or operation of a Related Business, including any and all licenses, franchises and assets related thereto.

  "Market Swap" means the execution of a definitive agreement, subject only to governmental approval and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Market Assets between the Company or any of its Restricted Subsidiaries and another Person or group of Persons; provided that any amendment to or waiver of any closing condition which individually or in the aggregate is material to the Market Swap will be deemed to be a new Market Swap; provided, however, that the Market Assets to be sold by the Company or its Restricted Subsidiaries in connection with a Market Swap do not include assets used in or necessary for the ownership or operation of the Company's business pertaining to its Area 1 Franchise in Chicago; provided further, however, that the cash and other assets to be received by the Company or its Restricted Subsidiaries which do not constitute Market Assets do not constitute more than 15% of the total consideration to be received by the Company or its Restricted Subsidiaries in such Market Swap.

  "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition and
(iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the proceeds of such issuance or sale in the form of cash or cash equivalents including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in such form of cash or cash equivalents and the conversion of other property received when converted to such form of cash or cash equivalents, net of any and all issuance costs, including attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

  "Parent" means any Person that owns directly or indirectly all the Voting Stock of the Company.

  "Permitted Holders" means Purnendu Chatterjee, JK&B Capital, William Farley, Boston Capital Ventures II, L.P., Glenn W. Milligan, Edward T. Joyce and each of their affiliates.

  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) commissions, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents either the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" or the consideration not constituting Market Assets received in a Market Swap as permitted pursuant to the covenant described under "-- Certain Covenants--Limitation on Market Swaps;" and (ix) any Person principally engaged in a Related Business if (a) the Company or a Restricted Subsidiary, after giving effect to such Investment, will own at least 20% of the Voting Stock of such Person and (b) the amount of such Investment, when taken together with the aggregate amount of all Investments made pursuant to this clause (ix) and then outstanding, does not exceed $10.0 million.

  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated, whether voting or nonvoting) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

  "principal" of an Exchange Debenture means the principal amount of the Exchange Debenture plus the premium, if any, payable on the Exchange Debenture which is due or overdue or is to become due at the relevant time.

  "Public Market" means any time after (x) a Public Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock of Parent or the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

  "Public Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

  "Qualified Preferred Stock" of a Restricted Subsidiary means a series of Preferred Stock of such Restricted Subsidiary which (i) has a fixed liquidation preference that is no greater in the aggregate than the sum of (x) the fair market value (as determined in good faith by the Board of Directors at the time of the issuance of such series of Preferred Stock) of the consideration received by such Restricted Subsidiary for the issuance of such series of Preferred Stock and (y) accrued and unpaid dividends to the date of liquidation, (ii) has a fixed annual dividend and has no right to share in any dividend or other distributions based on the financial or other similar performance of such Restricted Subsidiary and (iii) does not entitle the holders thereof to vote in the election of directors, managers or trustees of such Restricted Subsidiary unless such Restricted Subsidiary has failed to pay dividends on such series of Preferred Stock for a period of at least 12 consecutive calendar months.

  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

  "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the covenant described under "Certain Covenants--Limitation on Indebtedness", including Indebtedness that Refinances Refinancing

Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus accrued and unpaid interest, fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

  "Related Business" means the businesses of the Company and the Restricted Subsidiaries on the Issue Date and any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

  "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

  "Restricted Payment" with respect to any Person means

     (i) the declaration or payment of any dividends or any other distributions of any sort (including any payment in connection with any merger or consolidation involving such Person) in respect of its Capital Stock held by Persons other than the Company or any Restricted Subsidiary or similar payment to the direct or indirect holders (other than the Company or a Restricted Subsidiary) of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)),

     (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock),

     (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase, redemption or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption or acquisition) or

     (iv) the making of any Investment (other than a Permitted Investment) in any Person.

  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

  "SEC" means the Securities and Exchange Commission.

  "Secured Indebtedness" means Indebtedness that is secured by a Lien on assets of the Company or a Restricted Subsidiary.

  "Senior Indebtedness" of the Company means (i) Indebtedness of the Company, whether outstanding on the Issue Date or thereafter Incurred, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of (i) and (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Exchange Debentures; provided, however, that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities) or (4) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Exchange Indenture.

  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Exchange Debentures pursuant to a written agreement to that effect.

  "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

  "Temporary Cash Investments" means any of the following:

     (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,

     (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

     (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above,

     (iv) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group,

     (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc., and

     (vi) investments in money-market funds (other than single-state funds) that make investments in instruments of the type described in clauses (i)-(v) above in accordance with the regulations of the SEC under the Investment Company Act of 1940, as amended.

  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Certain Covenants--Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee and the Transfer Agent by promptly filing with the Trustee and the Transfer Agent a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital
Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.


                         BOOK-ENTRY, DELIVERY AND FORM

GENERAL

  The New Notes and New Exchangeable Preferred Stock will be issued in the form of one or more fully registered New Notes in global form ("Global Notes") or one or more shares of New Exchangeable Preferred Stock in global form ("Global Preferred Stock"). Global Notes and Global Preferred Stock are collectively referred to herein as "Global Securities."

  Upon issuance of the Global Securities, the Depositary or its nominee will credit, on its book-entry registration and transfer system, the number of New Notes or New Exchangeable Preferred Stock, as the case may be, represented by such Global Securities to the accounts of institutions that have accounts with the Depositary or its nominee ("participants"). The accounts to be credited shall be designated by the Initial Purchasers. Ownership of beneficial interests in the Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interest in such Global Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to participants' interests) for such Global Securities, or by participants or persons that hold interests through participants (with respect to beneficial interests of persons other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Securities.

  So long as the Depositary, or its nominee, is the registered holder of any Global Securities, the Depositary or such nominee, as the case may be, will be considered the sole legal owner and holder of such New Notes or New Exchangeable Preferred Stock (or Exchange Debentures), as the case may be, represented by such Global Securities for all purposes under the Indenture and the Amended Articles (or the Exchange Indenture) and the New Notes and New Exchangeable Preferred Stock (or Exchange Debentures), as the case may be. Except as set forth below, owners of beneficial interests in Global Securities will not be entitled to have such Global Securities or any New Notes or New Exchangeable Preferred Stock (or Exchange Debentures) represented thereby registered in their names, will not receive or be entitled to receive physical delivery or certificated securities in exchange therefor and will not be considered to be the owners or holders of such Global Securities or any New Notes or New Exchangeable Preferred Stock (or Exchange Debentures) represented thereby for any purpose under the New Notes or New Exchangeable Preferred Stock (or Exchange Debentures), the Amended Articles or the Indentures. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in a Global Security desires to take any action that the Depositary, as the holder of such Global Security, is entitled to take, the Depositary would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  Any payment of principal, interest, liquidation preference or dividends due on the Securities on any payment date or at maturity or upon mandatory redemption will be made available by the Company to the applicable Trustee or Transfer Agent by such date. As soon as possible thereafter, the Trustee or Transfer Agent will make such payments to the Depositary or its nominee, as the case may be, as the registered owner of the applicable Global Security in accordance with existing arrangements between the Trustee or the Transfer Agent and the Depositary.

  The Company expects that the Depositary or its nominee, upon receipt of any payment of principal, interest, liquidation preference or dividends in respect of the Global Securities will credit immediately the accounts of the related participants with payments in amounts proportionate to their respective beneficial interests in such Global Security as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in the Global Securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

  None of the Company, the Trustee, the Transfer Agent and any payment agent for the Global Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any of the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for other aspects of the relationship between the Depositary and its participants or the relationship between such participants and the owners of beneficial interests in the Global Securities owning through such participants.

  As long as the New Notes or the New Exchangeable Preferred Stock (or Exchange Debentures) are represented by a Global Security, the Depositary's nominee will be the holder of such securities and therefore will be the only entity that can exercise a right to repayment or repurchase of such securities, including following a change of control or a tender offer for such securities. Notice by participants or by owners of beneficial interests in a Global Security held through such participants of the exercise of the option to elect repayment of beneficial interests in securities represented by a Global Security must be transmitted to the Depositary in accordance with its procedures on a form required by the Depositary and provided to participants. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular security, the beneficial owner of such security must instruct the broker or other participant to exercise a right to repayment. Different firms have cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a security in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary. The Company will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

  Unless and until exchanged in whole or in part for securities in definitive form in accordance with the terms of such securities, the Global Securities may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of each successor.

  Although the Depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Securities among participants of the Depositary, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Trustees, the Company and the Transfer Agent will have any responsibility for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. The Company, the Trustees and the Transfer Agent may conclusively rely on, and shall be protected in relying on, instructions from the Depositary for all purposes.


 Certificated Securities

  A Global Security shall be exchangeable for corresponding certificated securities registered in the name of persons other than the Depositary or its nominee only if (A) the Depositary (i) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) at any time ceases to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default (as defined in the Indenture) with respect to the Notes or the Exchange Debentures or a Voting Rights Triggering Event with respect to the Exchangeable Preferred Stock or (C) the Company executes and delivers to the applicable Trustee or the Transfer Agent, as appropriate, an order that such Global Security shall be so exchangeable. Any certificated Securities will be issued only in fully registered form, and in the case of Certificated Notes or Certificated Exchange Debentures, as the case may be, shall be issued without coupons in denominations of $1,000 and integral multiples thereof. Any Certificated Securities so issued will be registered in such names and in such denominations as the Depositary shall request.


 The Clearing System

  The Depositary has advised the Company as follows: The Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of institutions that have accounts with the Depositary ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.


                          DESCRIPTION OF CAPITAL STOCK

  The following summary description of the Company's existing equity securities and of certain provisions of the Company's Articles of Incorporation and Bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of the Company's Articles of Incorporation and Bylaws and other material agreements referenced herein. However, such description describes all material matters relating to such securities.


AUTHORIZED CAPITAL STOCK

  Pursuant to the Company's Articles of Incorporation, the Company has the authority to issue up to 50,000,000 shares of common stock, with no par value (the "Common Stock"), 1,000,000 shares of non-voting common stock, with no par value (the "Non-Voting Common Stock"), 500,000 shares of Class A Convertible
8% Cumulative Preferred Stock, with no par value (the "Class A Preferred Stock"), 500,000 shares of Class B Convertible 8% Cumulative Preferred Stock, with no par value (the "Class B Preferred Stock" and, together with the Class
A Preferred Stock, the "Existing Preferred Stock"), and 100,000 shares of
13 3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010, par value $.01 per share.

  The rights of the holders of Common Stock discussed below are subject to the rights of the holders of Existing Preferred Stock and to such rights as the Board of Directors may hereafter confer on future holders of other series of the Company's preferred stock.


COMMON STOCK


  At December 31, 1997, there were 2,388,743.5 shares of Common Stock outstanding and held of record by approximately 60 shareholders. In January 1998 the purchase agreement associated with the Class A Convertible 8% Cumulative Preferred Stock was amended to replace the initial and debt warrant provisions with a provision that would provide for the issuance of additional shares of voting and non-voting common stock that would increase the Class A preferred shareholders' ownership on a fully-diluted basis by an additional 8%. This amendment resulted in the Company issuing 522,032.2 shares of voting common stock related to the Class A Convertible 8% Cumulative Preferred Stock that was outstanding at December 31, 1997. At December 31, 1997, options and warrants to purchase an aggregate of 3,220,231.3 shares of Common Stock were outstanding. In addition, in connection with the sale of shares of Class A Preferred Stock to several common shareholders and certain other persons and entities in January 1998, the Company agreed to issue warrants to purchase an aggregate of 80,299.6 shares of Common Stock and to issue 28,330 shares of Common Stock. All outstanding options and warrants provide for antidilution adjustments in the event of certain mergers, consolidations, reorganizations, recapitalizations, stock dividends, stock splits or other changes in the corporate structure of the Company.

  Voting Rights.   Except as otherwise required by law, the holders of Common
Stock are entitled to attend all special and annual meetings of the shareholders of the Company. Holders of Common Stock are entitled to vote on all matters submitted to the shareholders together with holders of the Existing Preferred Stock, with all such holders voting together as a single class and with each share of Common Stock entitled to one vote.

  Liquidation Rights.   In the event of any dissolution, liquidation or winding
up of the Company, whether voluntary or involuntary (collectively, a "Liquidation"), holders of Common Stock, together with holders of non-voting Common Stock, will be entitled to participate in the distribution of any assets of the Company remaining after the Company shall have paid, or provided for payment of, all debts and liabilities of the Company (including the Notes and, if issued, the Exchange Debentures) and after the Company shall have paid, or set aside for payment, to the holders of the Existing Preferred Stock and any other class of stock having a liquidation preference over the Common Stock (including the Exchangeable Preferred Stock), up to the full preferential amounts to which they are entitled.

NON-VOTING COMMON STOCK


  In January 1998 the purchase agreement associated with the Class A Convertible 8% Cumulative Preferred Stock was amended to replace the initial and debt warrant provisions with a provision that would provide for the issuance of additional shares of voting and non-voting common stock that would increase the Class A preferred shareholders' ownership on a fully-diluted basis by an additional 8%. This amendment resulted in the Company issuing 522,032.2 shares of non-voting common stock related to the Class A Convertible 8% Cumulative Preferred Stock that was outstanding at December 31, 1997. In addition, in connection with the sale of shares of Class A Preferred Stock to several common shareholders and certain other persons and entities in January 1998, the Company has agreed to issue 28,330.0 shares of Non-Voting Common Stock. The terms of the Non-Voting Common Stock are the same as those of the Common Stock, except that shares of the Non-Voting Common Stock do not have voting rights.


CLASS A PREFERRED STOCK

  At December 31, 1997, 1,453.1 shares of Class A Preferred Stock were outstanding and held of record by approximately 35 shareholders. The Company issued to several common shareholders and certain other persons and entities in January 1998 an aggregate of 95.4 shares of Class A Preferred Stock at a price of $15,793.84 per share.

  Voting Rights.   Except as otherwise required by law, the holders of shares of
Class A Preferred Stock are entitled to attend all special and annual meetings of the shareholders of the Company. Holders of Class A Preferred Stock are entitled to vote on all matters submitted to the shareholders for a vote, together with holders of the Common Stock and the Class B Preferred Stock, with all such holders voting together as a single class and with each share of Class A Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of such share of Class A Preferred Stock.

  Nominees to the Board of Directors.   Pursuant to the Shareholders Agreement
dated as of January 30, 1997, as amended (the "Shareholders Agreement"), the shareholders of the Company have agreed to elect to the Board of Directors three persons designated by the holders of Class A Preferred Stock.

  Liquidation Rights.   Upon a Liquidation, each holder of shares of Class A
Preferred Stock will be entitled to receive out of the assets of the Company remaining after the Company shall have paid, or provided payment for, all debts and liabilities of the Company (including the Notes and, if issued, the Exchange Debentures) and after the Company shall have paid, or set aside for payment, to the holders of the Exchangeable Preferred Stock and any other class of stock having a liquidation preference senior to the Class A Preferred Stock, up to the full preferential amounts to which they are entitled, but before any payment or distribution is made on the Common Stock or any other class of stock of the Company ranking junior to the Class A Preferred Stock as to liquidation preference, an amount in cash equal to the greater of (i) that amount which such holder would have received if such holder had converted all its Class A Preferred Stock into Common Stock immediately prior to the Liquidation; and (ii) the aggregate Liquidation Value (defined below) of all shares of Class A Preferred Stock then held by such holder (plus all accrued and unpaid dividends thereon). The Liquidation Value of any share of Class A Preferred Stock is equal to the aggregate purchase price paid pursuant to the Stock Purchase Agreement dated January 30, 1997, as amended (the "Stock Purchase Agreement"), by and among the Company and certain investors (the "Investors") for Class A
Preferred Stock and warrants to purchase Common Stock divided by the number of shares of Class A Preferred Stock issued pursuant to the Stock Purchase Agreement.

  If the assets distributable upon such dissolution, liquidation or winding up are insufficient to pay cash in the full amount of the liquidation preference on the Existing Preferred Stock, then such assets or the proceeds thereof will be distributed among the holders of shares of Existing Preferred Stock ratably based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Existing Preferred Stock then held by such holders.

  Conversion Into Common Stock.   At any time and from time to time, any holder
of Class A Preferred Stock may convert all or any portion of the Class A Preferred Stock (including any fraction of a share) held by such holder into Common Stock, with each share of Class A Preferred Stock being convertible into one thousand shares of Common Stock (subject to adjustment under certain circumstances). The Class A Preferred Stock will be automatically so converted into Common Stock upon the closing of a firm commitment underwritten public offering (a "Qualified Public Offering") of Common Stock in which (i) the aggregate public offering price is at least $25 million, (ii) the price per share of Common Stock is at least twice the Liquidation Value per share of Class A Preferred Stock (subject to adjustment in the event of an "Organic Change," as defined in the Company's Articles of Incorporation), (iii) the Common Stock will be traded on a national securities exchange or The Nasdaq Stock Market and (iv) the shares of Common Stock issued in such offering represent at least 20% of the sum of (a) the aggregate shares of Common Stock outstanding after such offering plus (b) the number of shares of Common Stock underlying options having an exercise price less than the "Conversion Price," as defined in the Company's Articles of Incorporation, in effect at the time of issuance of said options, plus (c) the number of shares of Common Stock issuable upon conversion or exchange of a convertible security issuable upon exercise of options and having a conversion price less than the Conversion Price in effect at the time of issuance of said convertible securities, plus (d) the number of shares of Common Stock issuable upon conversion or exchange of a convertible or exchangeable security having a per share conversion or exchange price less than the Conversion Price in effect at the time of issuance of said convertible or exchangeable securities.


CLASS B PREFERRED STOCK

  As of the date hereof, there are no outstanding shares of Class B Preferred Stock. Pursuant to the Stock Purchase Agreement, shares of Class B Preferred Stock are issuable in exchange for a like number of shares of Class A Preferred Stock upon the refusal of a holder of Class A Preferred Stock to purchase such holder's pro rata portion of additional shares of Class A Preferred Stock offered to the holders of Class A Preferred Stock. The terms of the Class B Preferred Stock are the same as those of the Class A Preferred Stock, except that the conversion rights associated with the Class B Preferred Stock have more limited anti-dilution protection than the Class A Preferred Stock.


WARRANTS

  At December 31, 1997, pursuant to the Stock Purchase Agreement, the Company had issued warrants ("Secondary Warrants") to the holders of Class A Preferred Stock to purchase, in the aggregate, 1,222,569.0 shares of Common Stock at a price of $.000001 per share. In addition, in connection with the sale of shares of Class A Preferred Stock to several holders of Common Stock in January 1998, the Company has agreed to issue warrants to purchase an aggregate of 80,299.6 shares of Common Stock. These warrants are exercisable at any time until January 30, 2007. In addition, warrants having the same terms as the Secondary Warrants entitling the holder thereof to purchase 18,994.6 shares of Common Stock are held by a financial advisor of the Company.


CERTAIN COVENANTS

  Pursuant to the Shareholders Agreement, the Company has agreed that, unless it has obtained the prior approval of a majority of the members of the Company's Board of Directors elected by the holders of Class A Preferred Stock, voting as a separate class, it will not (i) pay or declare dividends on any of its equity securities other than the Exchangeable Preferred Stock and the Existing Preferred Stock, (ii) redeem or otherwise acquire any of its equity securities other than mandatory redemptions of the Exchangeable Preferred Stock and mandatory repurchases of the Warrants, (iii) issue or sell any Existing Preferred Stock or any other equity securities other than equity securities that rank junior to the Existing Preferred Stock, (iv) merge or consolidate with another person or entity, (v) sell more that 20% of the consolidated assets of the Company and its subsidiaries, (vi) liquidate itself, (vii) agree to restrictions on its ability to perform its obligations in respect of the Existing Preferred Stock (other than as set forth in the Indenture, the Amended Articles, the Warrant Agreement, the Exchange Indenture or in connection with certain senior indebtedness) and (viii) incur or commit to incur more than $500,000 of indebtedness (subject to certain limited exceptions). These restrictions will terminate upon consummation of a Qualified Public Offering.

  In addition, pursuant to the Stock Purchase Agreement, the Company has agreed that, without the prior written consent of the holders of a majority of the Common Stock issuable upon conversion of the Class A Preferred Stock, it will not (i) increase the authorized number of shares of the Existing Preferred Stock or impair the rights of the holders thereof, (ii) prior to May 31, 1999, grant or issue any phantom stock, shadow stock, stock appreciation or other right directly or indirectly to participate in or benefit from the common equity of the Company on an ongoing basis, other than capital stock of the Company or options, warrants or other securities exercisable or exchangeable for or convertible into any such capital stock or (iii) grant to the Company's employees, directors and consultants any options, warrants or other rights to subscribe for capital stock of the Company other than pursuant to the Company's stock option plan in effect on the date of the Stock Purchase Agreement, unless all options covered by such plan have been granted.


REGISTRATION RIGHTS

  The Company is obligated under the Registration Rights Agreement dated January 30, 1997 (the "1997 Registration Rights Agreement") at any time after the earlier of January 30, 2001 or the completion of a public offering of its equity securities, at the demand of the holders (the "Majority Holders") of a majority of the Common Stock underlying the Existing Preferred Stock and the Existing Warrants (the "Underlying Common Stock") to register under the Securities Act the Underlying Common Stock held by such holders.

  In addition, if the Company proposes to register any of its securities under the Securities Act (subject to certain limited exceptions, including the Exchange Offer or the Shelf Registration Statement for the Old Notes or the Old Exchangeable Preferred Stock and any registration statement for the Warrants and the Common Stock underlying the Warrants) it must include in such registration all Registrable Common Stock (as defined below) that the Company has been requested to include therein. "Registrable Common Stock" means (i) Underlying Common Stock (when issued) and any other Common Stock held by a holder (other than an Original Common Stock Holder (as defined below)) of such Underlying Common Stock (collectively, "New Registrable Common Stock") and (ii) Common Stock that on January 30, 1997 was held, and that when requested to be registered is held, by a person or entity that owned Common Stock on January 30, 1997 (such person or entity being herein referred to as an "Original Common Stock Holder.")

  Pursuant to the 1997 Registration Rights Agreement, except with respect to the Notes and the Units, the Company may not grant demand registration rights to any other person or entity without the prior written consent of the holders of a majority of the Underlying Common Stock. The Company can, however, grant rights to other persons to (i) participate in a piggyback registration so long as such rights are subordinate to the rights of the holders of New Registrable Common Stock and (ii) demand registration so long as the holders of New Registrable Common Stock are entitled to participate in any such registrations with such persons or entities pro rata on the basis of the number of shares owned by each such holder. Except with respect to the shares of Common Stock issuable upon the exercise of the Warrants, the Company may not include in any demand registration triggered by the holders of New Registrable Common Stock any securities which are not New Registrable Common Stock without the prior written consent of the holders of a majority of the New Registrable Common Stock that requested such demand registration.


PREEMPTIVE RIGHTS

  If the Company issues any equity securities subject to certain limited exemptions (including the New Exchangeable Preferred Stock), the Company must first offer to sell such equity securities to the holders of Class A

Preferred Stock ratably based on the number of shares then held by such holders. If the holders of Class A Preferred Stock do not purchase all the offered securities, then the Company may sell the remaining securities, for a period of 120 days, to purchasers on terms no more favorable to such purchasers than those offered to the holders of Class A Preferred Stock.


RIGHT TO REQUIRE SALE

  Unless the Company has theretofore consummated a Qualified Public Offering, beginning on the fourth anniversary of the date of issuance of the Notes and terminating on the earlier to occur of three years thereafter or the consummation of a Qualified Public Offering, the Majority Holders shall have the right to require the Company to retain an investment banking firm of nationally recognized standing, selected by the Company and reasonably acceptable to the Designated Holders (as defined below), for the purpose of soliciting bids in connection with a sale of the Company. The Board of Directors of the Company shall consider all bona fide bids received, and shall, in good faith, select the best offer. The Company's shareholders have agreed to vote for the approval of the bid selected by the Board of Directors, and to sell their shares of Company capital stock if the transaction is structured as a stock sale. "Designated Holders" means holders of not less than 51% of the sum of (i) the shares of outstanding Common Stock held by holders of Class A Preferred Stock and (ii) the shares of Common Stock issuable upon conversion of the Class A Preferred Stock.


RESTRICTIONS ON TRANSFER

  If any Original Common Stock Holder proposes to transfer any of the Company's equity securities held by it, it must first offer such equity securities to the holders of the Existing Preferred Stock on the same terms and conditions as the proposed transfer. Such holders of Existing Preferred Stock (or their designees) may purchase all, but not less than all, of such equity securities, which will be allocated among the holders of the Existing Preferred Stock (or their designees) ratably in accordance with the number of shares of Existing Preferred Stock held by such holders. If holders of the Existing Preferred Stock do not purchase all such equity securities, then such Original Common Stock Holder may sell the equity securities for a period of 60 days to other purchasers on terms no more favorable to such purchasers than those offered to the holders of the Existing Preferred Stock.

  In addition, if any Original Common Stock Holder or holder of Existing Preferred Stock (the "Transferring Holder") proposes to transfer any of the Company's equity securities, it must offer the right to participate in the proposed transfer to the other Original Common Stock Holders and holders of Existing Preferred Stock (collectively, the "Other Holders"). If any of the Other Holders elects to participate in the proposed transfer, the Transferring Holder and such Other Holders will be entitled to transfer their equity securities to the proposed transferee ratably in accordance with their securities to be transferred. If the prospective transferee declines to allow the participation of Other Holders, then no equity securities are permitted to be sold to such prospective transferee. Furthermore, no Original Common Stock Holder or holder of Existing Preferred Stock may encumber any of the Company's equity securities without the prior consent of the Majority Holders.


DIVIDEND POLICY

  Except with respect to the Exchangeable Preferred Stock and the Existing Preferred Stock, the Board of Directors may not declare or pay any dividends on any class or series of stock without the prior consent of the Majority Holders. When and if dividends are declared (other than with respect to the Exchangeable Preferred Stock), and to the extent permitted under the Illinois Business Corporation Act, the Company is required to pay preferential dividends in cash to holders of Existing Preferred Stock. Dividends on each share of Existing Preferred Stock will accrue on a daily basis at a rate of eight percent (8%) per annum of the sum of the Liquidation Value plus all accumulated and unpaid dividends from and including the date of issuance. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surpluses or other funds of the Company legally available for payment of dividends. Accrued dividends on the Existing Preferred Stock are required to be paid upon a Liquidation, although no portion of such accrued dividends may be paid in shares of Common Stock or Existing Preferred Stock and no portion of such accrued dividends may be converted into Common Stock. Except as otherwise provided, if at any time the Company pays less than the total amount of dividends than accrued with respect to the Existing Preferred Stock, such payment shall be distributed pro rata among holders thereof based on the number of shares of the Existing Preferred Stock held by each such holder.

  If the Company declares or pays a dividend upon any class of Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of such class of Common Stock, then the Company shall pay to the holders of Existing Warrants the dividend that would have been paid on the shares of Common Stock issuable upon the exercise of the Existing Warrants had the Existing Warrants been exercised in full immediately prior to the date on which a record is taken, or if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


GENERAL

  The Federal income tax discussion set forth below summarizes certain United States Federal income tax consequences that may be relevant to initial holders of the New Exchangeable Preferred Stock, Exchange Debentures, and New Notes who are United States Persons (as defined below) and hold their New Exchangeable Preferred Stock, Exchange Debentures and New Notes as capital assets ("Holders"). The discussion is intended only as a summary and does not purport to be a complete analysis or listing of all potential tax considerations that may be relevant to such Holders of the New Exchangeable Preferred Stock, Exchange Debentures and New Notes. The discussion does not include special rules that may apply to certain holders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and persons holding the New Exchangeable Preferred Stock, Exchange Debentures and New Notes as part of a "straddle," "hedge" or "conversion transaction," and investors who are not United States Persons), and does not address the tax consequences of the law of any state, locality or foreign jurisdiction. The discussion is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder and current administrative rulings and court decisions. All of the foregoing are subject to change (possibly with retroactive effect) and any such change could affect the continuing validity of this discussion.

  As used herein, "United States Person" means a beneficial owner of the New Exchangeable Preferred Stock, Exchange Debentures or New Notes who or that (i) is a citizen or resident of the United States, (ii) is a corporation, partnership or other entity created or organized in or under the laws of the United States or political subdivision thereof, (iii) is an estate the income of which is subject to United States Federal income taxation regardless of its source, (iv) is a trust if (A) a United States court is able to exercise primary supervision over the administration of the trust and (B) one or more United States fiduciaries have authority to control all substantial decisions of the trust or (v) is otherwise subject to United States Federal income tax on a net income basis in respect of its worldwide taxable income.


THE NEW NOTES


  THE EXCHANGE. The exchange of Old Notes for New Notes will not be treated as an exchange for federal income tax purposes because the New Notes will not differ materially in kind or extent from the Old Notes and because the exchange will occur by operation of the original terms of the Old Notes. As a result, U.S. Holders who exchange their Old Notes for New Notes will not recognize any income, gain or loss for federal income tax purposes. A U.S. Holder will have the same adjusted issue price, adjusted basis and holding period in the New Notes immediately after the exchange as it had in the Old Notes immediately before the exchange.

  STATUS OF THE NEW NOTES FOR FEDERAL INCOME TAX PURPOSES. The discussion set forth in this section is based on the assumption that the New Notes will be treated as indebtedness for Federal income tax purposes. Based upon the facts that the Company's sole business enterprise is in a developmental stage, the New Notes are effectively subordinated to indebtedness incurred by the Restricted Subsidiaries, and the proceeds of the New Notes are to be used in substantial part to acquire basic business assets, the IRS may contend that the New Notes do not, in whole or in part, constitute indebtedness for Federal income tax purposes. If it were determined that the New Notes should be treated, in whole or in part, as an equity interest in the Company, rather than as indebtedness, some portion or all of the interest expense (including original issue discount) on the New Notes would not be deductible for Federal income tax purposes. As a result, the amount of after tax income available to pay amounts due under the New Notes, as well as distributions with respect to the New Exchangeable Preferred Stock, could be substantially reduced with a material adverse affect on the Holders of the New Notes and the New Exchangeable Preferred Stock. In addition, the tax consequences of holding the New Notes would differ significantly from those described below.

  The determination of whether an instrument issued by a corporation constitutes indebtedness for Federal income tax purpose or should be treated, in whole or in part, as an equity interest in the corporation is determined under current law by reference to certain general guidelines and factors distilled from decisional law and IRS rulings. The following are the principal factors that weigh in favor of treating an instrument as indebtedness (i) the instrument has a fixed maturity that is not unreasonably far in the future, (ii) the instrument contains an unconditional obligation to pay a fixed amount upon maturity, (iii) the instrument contains an unconditional obligation to pay interest determined at a fixed rate, (iv) the holder has customary creditor remedies upon default,
(v) the instrument is not convertible into equity of the issuer, does not provide for payments based upon the income or profits of the issuer and does not confer upon the holder voting rights or other powers to affect control of the management of the issuer, (vi) the issuer has sufficient anticipated cash flow to satisfy the payments anticipated to become due under the instrument, (vii) there is substantial disparity between the holdings of the instrument and the holdings of the stock of the issuer in terms of the identity of the holders and their proportionate interest, (viii) the issuer's debt/equity ratio is not excessive, (ix) the obligations evidenced by the instrument are not subordinated to other creditors, (x) subsequent to issuance, the holder takes reasonable steps to enforce its rights as a creditor and (xi) the instrument was not issued to provide funds for the acquisition of basic business assets. The presence or absence of any one of the foregoing factors is not determinative. Counsel to the Company has given an opinion that, more likely than not, the New Notes will be treated as indebtedness for Federal income tax purposes. Counsel's opinion is based upon the clear presence of factors (i), (ii), (iii), (iv) and (v) and its assessment of the other factors, relying significantly on the validity and reasonableness (without independent investigation) of the Company's business plan under which there is projected sufficient cash flow to satisfy all payment obligations under the New Notes. Moreover, Counsel's view is based in part on its understanding that the Old Notes would not be sold at original issuance to holders of the Company's Common Stock or Class A Preferred Stock and would be sold at original issuance to traditional purchasers of high yield debt and that the original purchasers of the Old Notes and the original purchasers of the Units would not, in every case, purchase the Old Notes and Units in identical proportions. No assurance can be given that the IRS will not assert that the New Notes do not, in whole or in part, constitute indebtedness for federal income tax purposes. Moreover, although the opinion represents counsel to the Company's view that the factors indicating that the New Notes should be treated as indebtedness outweigh those indicating that it should be treated, in whole or in part, as a form of equity interest in the Company, that opinion is not binding on any court that might have jurisdiction to adjudicate the matter.

  ORIGINAL ISSUE DISCOUNT. The New Notes have original issue discount for Federal income tax purposes. The amount of OID on a New Note is the excess of its "stated redemption price at maturity" (the sum of all payments to be made on the New Note, whether denominated as interest or principal) over its "issue price." The "issue price" of each New Note is equal to the first price at which a substantial amount of the Notes were sold for money (excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers). Each New Note Holder (whether a cash or accrual method taxpayer) is required to include in income such OID as it accrues, in advance of the receipt of some or all of the related cash payments.

  The amount of OID includable in income by the initial Holder of a New Note is the sum of the "daily portions" of OID with respect to the New Note for each day during the taxable year or portion of the taxable year on which such Holder held such New Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The accrual periods for a New Note will be periods that are each selected by the New Note Holder that are no longer than one year, provided that each scheduled payment occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of OID allocable to any accrual period other than the initial short accrual period (if any) and the final accrual period is an amount equal to the product of the New Note's "adjusted issue price" at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). The amount of OID allocable to the final accrual period is the difference between the amount payable at maturity and the adjusted issue price of the New Note at the beginning of the final accrual period. The amount of OID allocable to any initial short accrual period may be computed under any reasonable method. The adjusted issue price of the New Note at the start of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period and reduced by any prior payments (whether stated as interest or principal) with respect to such New Note. The Company is required to report the amount of OID accrued on New Notes held of record by persons other than corporations and other exempt New Note Holders, which may be based on accrual periods other than those chosen by the New Note Holder. A New Note Holder is not required to recognize any income upon the receipt of interest payments on the New Notes. The tax basis of a New Note in the hands of the Holder will be increased by the amount of OID, if any, on the New Note that is included in the Holder's income pursuant to these rules, and will decreased by the amount of any payments (whether stated as interest or principal) made with respect to the New Note.

  APPLICABLE HIGH YIELD DISCOUNT OBLIGATION. If the yield to maturity of the New Notes (as determined for United States Federal income tax purposes) exceeds the AFR plus 500 basis points, the New Notes will be subject to the AHYDO rules of the Code. The AFR is an interest rate, announced monthly by the IRS, that is based on the yield of debt obligations issued by the U.S. Treasury. The AFR for the month of February, 1998 for instruments with a weighted average maturity in excess of nine years providing for semi-annual compounding is 5.93%. Pursuant to the AHYDO rules, the Company's deductions with respect to OID will be suspended until such OID is actually paid, and the "disqualified portion" of such OID (defined as the portion that is attributable to the yield on such New Note in excess of the applicable Federal rate plus 600 basis points) will be permanently nondeductible. These rules generally do not affect the amount, timing or character of a Holder's income; however, domestic corporate Holders may be eligible for a dividends-received deduction with respect to their inclusion in income of the "disqualified portion" (as defined above) if such amount, if paid with respect to stock, would have been treated as a dividend (i.e., among other things, would have been paid out of earnings and profits, which the Company does not believe that it currently has). See "--The New Exchangeable Preferred Stock--Certain Federal Income Tax Consequences to the Company and to Corporate Holders" for a more extensive discussion of the AHYDO rules. The availability of the dividends-received deduction is subject to a number of complex limitations. See "--The New Exchangeable Preferred Stock--Distributions on the New Exchangeable Preferred Stock."

  MARKET DISCOUNT. If a New Note is acquired by a subsequent purchaser at a "market discount," some or all of any gain realized upon a disposition (including a sale or a taxable exchange) or payment at maturity of such New Note may be treated as ordinary income. "Market discount" with respect to a security is, subject to a de minimis exception, the excess of (i) the issue price of the security increased by all previously accrued original issue discount and probably reduced (although the Code does not expressly so provide) by any cash payments in respect of such security over (ii) such Holder's initial tax basis in the security. The amount of market discount treated as having accrued will be determined either on a ratable basis, or, if the Holder so elects, on a constant interest method. Upon any subsequent disposition (including a gift or payment at maturity) of such New Note (other than in connection with certain nonrecognition transactions), the lesser of any gain on such disposition (or appreciation, in the case of a gift) or the portion of the market discount that accrued while the New Note was held by such Holder will be treated as ordinary interest income at the time of the disposition. In lieu of including accrued market discount in income at the time of disposition, a Holder may elect to include market discount in income currently. Unless a New Note Holder so elects, such Holder may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such New Note until the Holder disposes of the New Note. The election to include market discount in income currently, once made, is irrevocable and applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

  ACQUISITION PREMIUM. A subsequent Holder of a Note is generally subject to rules for accruing OID described above. However, if such Holder's purchase price for the Note exceeds the "revised issue price" (the sum of the issue price of the Note and the aggregate amount of the OID includible in the gross income of all Holders for periods before the acquisition of the Note by such Holder and probably reduced (although the Code does not expressly so provide) by any cash payment in respect of such security), the excess (referred to as "acquisition premium") is offset ratably against the amount of OID otherwise includable in such Holder's taxable income (i.e., such Holder may reduce the daily portions of OID by a fraction, the numerator of which is the excess of such Holder's purchase price for the Note over the revised issue price, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date over the Note's revised issue price).

  DISPOSITION OF NEW NOTES. A Holder of New Notes will recognize gain or loss upon the sale, redemption, retirement or other disposition of such New Notes; such gain or loss will generally be equal to the difference between (i) the amount of cash and the fair market value of property received and (ii) the Holder's adjusted tax basis (increased by any accrued OID or market discount previously included in income by the Holder and reduced by any previous payments with respect to the New Notes) in such New Notes. Subject to the market discount rules discussed above, gain or loss recognized will be capital gain or loss, provided such New Notes are held as capital assets by the Holder, and will be long term capital gain or loss if the Holder has held such New Notes (or is treated as having held such New Notes) for longer than one year. Under current law, capital gains recognized by corporations are currently taxed at a maximum rate of 35% and the maximum rate on net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses) in the case of individuals is currently 20% for New Notes held for more than 18 months (28% if held more than 12 months but not more than 18 months). Under the Code, an individual Holder's net capital losses are currently deductible only to the extent of $3,000 per year.

  REPORTING REQUIREMENTS. The Company will provide annual information statements to Holders of the New Notes and to the Internal Revenue Service, setting forth the amount of original issue discount determined to be attributable to the New Notes for that year.

THE NEW EXCHANGEABLE PREFERRED STOCK


  THE EXCHANGE. U.S. Holders who exchange their Old Exchangeable Preferred Stock for New Exchangeable Preferred Stock will not recognize any income, gain or loss for federal income tax purposes. A U.S. Holder will have the same issue price, adjusted basis and holding period in the New Exchangeable Preferred Stock immediately after the exchange as it had in the Old Exchangeable Preferred Stock immediately before the exchange.

  DISTRIBUTIONS ON THE NEW EXCHANGEABLE PREFERRED STOCK. Distributions on the New Exchangeable Preferred Stock paid in cash will be taxable to the Holder as ordinary income and treated as a dividend to the extent of the Company's current and accumulated earnings and profits (as determined for Federal income tax purposes). A distribution on the New Exchangeable Preferred Stock made in the form of additional shares of New Exchangeable Preferred Stock ("PIK Shares") will be treated as being in an amount equal to the fair market value of the PIK Shares and will be a taxable distribution treated as a dividend to the extent of the Company's current and accumulated earnings and profits (as determined for Federal income tax purposes). The holding period of any such PIK Shares will commence on the date of their distribution.

  To the extent that the amount of any distribution paid on the New Exchangeable Preferred Stock (including distributions made in the form of PIK Shares) exceeds the Company's current and accumulated earnings and profits allocable to such distributions (as determined for Federal income tax purposes), such distribution will be treated as a return of capital, thus reducing the Holder's adjusted tax basis in such New Exchangeable Preferred Stock. Any such excess distribution that is greater than the Holder's adjusted basis in the New Exchangeable Preferred Stock will be taxed as capital gain and will be long-term capital gain if the Holder's holding period for such New Exchangeable Preferred Stock exceeds one year. For purposes of the remainder of this discussion, the term
"dividend" refers to a distribution paid out of the Company's allocable earnings and profits, unless the context indicates otherwise.

  It is anticipated that the mandatory redemption price of the New Exchangeable Preferred Stock will exceed such stock's issue price by more than a de minimis amount. As a result, such excess (a "redemption premium") will be required, pursuant to section 305(c) of the Code, to be accrued by the Holder as a constructive distribution of additional New Exchangeable Preferred Stock over the term of the New Exchangeable Preferred Stock in a manner similar to the accrual of original issue discount as described below in the discussion "-- Taxation of Stated Interest and Original Issue Discount on Exchange Debentures." The Company determined the issue price of the Exchangeable Preferred Stock by allocating the aggregate issue price of each Unit between the Exchangeable Preferred Stock and associated Warrants comprising such Unit based upon their relative fair market values. The Company intends to allocate $946 of the aggregate issue price of a Unit to the Exchangeable Preferred Stock and $54 of the aggregate issue price to the associated Warrants as set forth in the Private Placement offering circular. That allocation by the Company will be binding on each holder, unless the holder explicitly discloses (on a statement attached to the holder's timely filed United States Federal income tax return for the year that includes the acquisition date of the Unit) that its allocation of the Unit's issue price between the Exchangeable Preferred Stock and the Warrants is different from the Company's allocation. The Company's allocation, however, is not binding on the IRS, and therefore, there can be no assurance that the IRS will respect such allocation. If a holder purchases a Unit as part of the initial issuance at a price that is lower than the aggregate issue price assumed in computing the dollar amounts set forth above, then the issue price of such Unit will be allocated between the Exchangeable Preferred Stock and the associated Warrants in proportion to the allocation described above. A Holder's initial tax basis in each security comprising a Unit will be the issue price allocated thereto.

  Constructive distributions (including those arising from a redemption premium) are taxable to the Holder as dividends to the extent of the Company's current or accumulated earnings and profits. If the size of the constructive dividend is greater than the Company's current or accumulated earnings and profits, the excess is treated as a tax-free recovery of basis in the New Exchangeable Preferred Stock until such Holder's basis is equal to zero, and then as capital gain from the sale or exchange of the New Exchangeable Preferred Stock.

  If the fair market value of any PIK Shares at the time of distribution is less than the redemption price of such PIK Shares by more than a statutorily defined de minimis amount, then the resulting redemption premium will be required, pursuant to section 305(c) of the Code, to be accrued by the Holder as a constructive distribution of additional PIK Shares over the term of the PIK Shares in a manner similar to the accrual of original issue discount as described below in the discussion "--Taxation of Stated Interest and Original Issue Discount on Exchange Debentures."

  PIK Shares issued on different dates will very likely have different amounts of redemption premium. A Holder would be treated as having received constructive distributions on its PIK Shares in differing amounts depending on the issue price of each PIK Share and PIK Shares would not be interchangeable with each other or with New Exchangeable Preferred Stock due to their differing United States Federal income tax characteristics.

  Dividends received by corporate Holders generally will be eligible for the 70% dividends-received deduction available under Section 243 of the Code. The availability of such dividends-received deduction is subject to numerous exceptions and restrictions, including those relating to (i) the holding period of the stock, (ii) stock treated as "debt-financed portfolio stock" within the meaning of Section 246A of the Code, (iii) dividends treated as "extraordinary dividends" for purposes of Section 1059 of the Code and (iv) Holders who pay alternative minimum tax. A recent amendment made by the Taxpayer Relief Act of 1997 requires a corporate Holder to satisfy a separate 46-day holding period requirement with respect to each dividend (91 days in the case of preferred stock dividends with respect to periods aggregating more than 366 days) in order to be eligible for such dividends-received deduction. Corporate shareholders should consult their own tax advisors regarding the extent, if any, to which such exceptions and restrictions may apply to their particular factual situations.

  The Company does not now have any current or accumulated earnings and profits and is unable to predict whether or when it will have sufficient earnings and profits for distributions with respect to the New Exchangeable Preferred Stock to be treated as dividends. Until such time, if any, as such distributions are treated as dividends, corporate Holders of the New Exchangeable Preferred Stock will not be eligible for the dividends-received deduction described above.

  SALE, REDEMPTION AND EXCHANGE OF EXCHANGEABLE PREFERRED STOCK. A redemption of shares of New Exchangeable Preferred Stock for cash or in exchange for Exchange Debentures would be a taxable event.

  A redemption of shares of New Exchangeable Preferred Stock for cash will generally be treated as a sale or exchange if the Holder does not own, actually or constructively within the meaning of Section 318 of the Code, any stock of the Company other than the New Exchangeable Preferred Stock. For this purpose, a Holder that holds Warrants will be treated as constructively owning shares of Common Stock that it can acquire upon exercise of the Warrants. In addition, under Section 318 of the Code, a person generally will be treated as the owner of stock of the Company owned by certain related parties or certain entities in which the person owns an interest. If a Holder does own, actually or constructively, other stock of the Company, a redemption of New Exchangeable Preferred Stock may be treated as a dividend to the extent of the Company's current and accumulated earnings and profits (as determined for Federal income tax purposes). Dividend treatment would not apply, however, if the redemption is "not essentially equivalent to a dividend" with respect to the Holder under
Section 302(b)(1) of the Code. A distribution to a Holder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the Holder's stock interest in the Company. For this purpose, a redemption of New Exchangeable Preferred Stock that results in a reduction in the proportionate interest in the Company (taking into account any actual ownership of Common Stock of the Company and any stock constructively owned) of a Holder whose relative stock interest in the Company is minimal should be regarded as a meaningful reduction in the Holder's stock interest in the Company.

  If a redemption of the New Exchangeable Preferred Stock for cash is not treated as a distribution taxable as a dividend, the redemption would result in capital gain or loss equal to the difference between the amount of cash received and the Holder's adjusted tax basis in the New Exchangeable Preferred Stock redeemed, except to the extent that the redemption price includes dividends which have been declared by the Board of Directors of the Company prior to the redemption. Similarly, upon the sale of the New Exchangeable Preferred Stock (other than in a redemption or in exchange for the Exchange Debentures), the difference between the sum of the amount of cash and the fair market value of other property received and the Holder's adjusted basis in the New Exchangeable Preferred Stock would result in capital gain or loss. This gain or loss would be long-term capital gain or loss if the Holder's holding period for the New Exchangeable Preferred Stock exceeds one year. Under current law, capital gains recognized by corporations are currently taxed at a maximum rate of 35% and the maximum rate on net capital gains in the case of individuals is currently 20% for property held for more than 18 months (28% if held more than 12 months but not more than 18 months). A redemption of New Exchangeable Preferred Stock in exchange for Exchange Debentures will be subject to the same general rules as a redemption for cash, except that any gain or loss generally will be determined based upon the issue price of the Exchange Debentures (as determined for purposes of computing the original issue discount on such Exchange Debentures). See the discussion below under "--Original Issue Discount."

  If a redemption of the New Exchangeable Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution will be measured by the amount of cash or the issue price of the Exchange Debentures, as the case may be, received by the Holder. It is possible, however, that the fair market value of the Exchange Debentures (if different from their issue price) may constitute the amount of the distribution. The Holder's adjusted tax basis in the redeemed New Exchangeable Preferred Stock will be transferred to any remaining stock holdings in the Company, subject to reduction or possible gain recognition under Section 1059 of the Code in respect of the nontaxed portion of such dividend. If the Holder does not retain any actual stock ownership in the Company (i.e., such Holder is treated as having received a dividend because he constructively owns stock in the Company but such Holder does not actually own any Company Stock), such Holder may lose the benefit of his basis in the New Exchangeable Preferred Stock. However, such basis may be transferred to the person or entity whose ownership of New Exchangeable Preferred Stock was attributed to the Holder.

  ORIGINAL ISSUE DISCOUNT. In the event that the New Exchangeable Preferred Stock is exchanged for Exchange Debentures and the "stated redemption price at maturity" of the Exchange Debentures exceeds their "issue price" by more than a de minimis amount, the Exchange Debentures will be treated as having OID equal to the amount of such excess.

  If the Exchange Debentures are traded on an established securities market within the 60-day period ending thirty days after the Exchange Date, the issue price of the Exchange Debentures will be their fair market value as of their issue date. Subject to certain limitations described in the Treasury Regulations, the Exchange Debentures will be deemed to be traded on an established securities market if, at a minimum, price quotations will be readily available from dealers, brokers or traders. If the New Exchangeable Preferred Stock, but not the Exchange Debentures issued in exchange therefor, is traded on an established securities market within the 60-day period ending thirty days after the Exchange Date, then the issue price of each Exchange Debenture should be the fair market value of the New Exchangeable Preferred Stock exchanged therefor at the time of the exchange. The New Exchangeable Preferred Stock generally will be deemed to be traded on an established securities market if, at a minimum, it appears on a system of general circulation that provides a reasonable basis to determine fair market value based either on recent price quotations or recent sales transactions. In the event that neither the New Exchangeable Preferred Stock nor the Exchange Debentures are traded on an established securities market within the applicable period, the issue price of the Exchange Debentures will be their stated principal amount (i.e., their face value) unless either (i) the Exchange Debentures do not bear "adequate stated interest" within the meaning of Section 1274 of the Code, which is unlikely or
(ii) the Exchange Debentures are issued in a so-called "potentially abusive situation" as defined in the Treasury Regulations under Section 1274 of the Code (including a situation involving a recent sales transaction), which is unlikely, in which case the issue price of such Exchange Debentures generally will be the fair market value of the New Exchangeable Preferred Stock surrendered in exchange therefor.

  The "stated redemption price at maturity" of the Exchange Debentures should equal the total of all payments under the Exchange Debentures. The "stated redemption price at maturity" would include any optional redemption premium on the Exchange Debentures if assuming that such optional redemption will occur would result in a lower yield to maturity on the Exchange Debentures.

  TAXATION OF STATED INTEREST AND ORIGINAL ISSUE DISCOUNT ON EXCHANGE DEBENTURES. Each Holder of an Exchange Debenture with OID will be required to include in gross income an amount equal to the sum of the "daily portions" of the OID for all days during the taxable year in which such Holder holds the Exchange Debenture. The daily portions of OID required to be included in a Holder's gross income in a taxable year will be determined under a constant yield method by allocating to each day during the taxable year in which the Holder holds the Exchange Debenture a pro rata portion of the OID thereon which is attributable to the "accrual period" in which such day is included. The amount of the OID attributable to each accrual period will be the product of the "adjusted issue price" of the Exchange Debenture at the beginning of such accrual period multiplied by the "yield to maturity" of the Exchange Debenture (properly adjusted for the length of the accrual period). The adjusted issue price of an Exchange Debenture at the beginning of an accrual period is the original issue price of the Exchange Debenture plus the aggregate amount of OID that accrued in all prior accrual periods, and less any cash payments. The "yield to maturity" is the discount rate that, when used in computing the present value of all principal and interest payments to be made under the Exchange Debenture, produces an amount equal to the issue price of the Exchange Debenture. An "accrual period" may be of any length and may vary in length over the term of the debt instrument, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day or the first day of an accrual period.

  In the event that the Exchange Debentures are issued on or before February 15, 2003, the Company will have the option to pay interest thereon in PIK Debentures. The issuance of PIK Debentures in lieu of cash interest is not treated as a payment of interest. Instead, the underlying Exchange Debenture and any PIK Debenture that may be issued thereon are treated as a single debt instrument under the OID rules. Moreover, because the terms of the PIK Debentures and the underlying Exchange Debentures are identical so that the two are fungible in all respects, the issuance of a PIK Debenture should be treated simply as a division of the underlying Exchange Debenture, so that the Holder's tax basis and adjusted issue price in the underlying Exchange Debenture should be allocated between the underlying Exchange Debenture and the PIK Debenture in proportion to their relative principal amounts.

  For purposes of determining the stated redemption price at maturity and the rate at which OID accrues on an Exchange Debenture issued on or before February 15, 2003, applicable regulations require that it be assumed that the Company will pay interest in the form of PIK Debentures to the maximum extent permitted under the terms of the Exchange Debentures if doing so would reduce the yield to maturity on such Exchange Debentures. In such a case, if the Company elects to pay in cash an interest payment on such Exchange Debentures payable in cash or in PIK Debentures, the cash payment will be treated as a pro rata prepayment on the Exchange Debentures. As a result, the Holder would realize gain in an amount equal to the excess of the cash payment over the portion of the Holder's tax basis that would have been allocated to such PIK Debentures, and the Holder's tax basis in the Exchange Debentures held would be reduced by such allocated portion of the Holder's tax basis. For purposes of determining the stated redemption price at maturity and the rate at which OID accrues on an Exchange Debenture issued on or before February 15, 2003, applicable regulations require that it be assumed that the Company will pay interest in cash and not in the form of PIK Debentures if paying interest in the form of PIK Debentures would not reduce the yield to maturity on such Exchange Debentures. In such a case, if the Company elects to pay in the form of PIK Debentures an interest payment on such Exchange Debentures payable in cash or in PIK Debentures, the future accruals of OID will be calculated based on a redetermination of the stated redemption price at maturity and yield to maturity made by treating the Exchange Debenture as if it were retired and reissued on such payment date at a price equal to the adjusted issue price of the Exchange Debentures at such time.

  In the event that Exchange Debentures are issued after February 15, 2003 when the Company does not have the option to pay interest thereon in PIK Debentures, stated interest would be included in income by a Holder in accordance with such Holder's usual method of accounting. In all other cases, all stated interest paid will be treated as payments on Exchange Debentures under the rules discussed above.

  BOND PREMIUM ON EXCHANGE DEBENTURES. If the Holder's basis in the Exchange Debentures exceeds the sum of all amounts payable on the Exchange Debentures after the date on which Holder acquires them (computed by applying certain provisions of the Treasury Regulations regarding the determination of the amounts of future payments), such excess will be deductible by the Holder of the Exchange Debentures as amortizable bond premium over the term of the Exchange Debentures (or the period ending on such earlier call date) under a yield-to-maturity formula, if an election by the Holder under Section 171 of the Code is made or is already in effect. This election is revocable only with the consent of the IRS and applies to all obligations owned or acquired by the Holder on or after the first day of the taxable year to which the election applies. To the extent the excess is deducted as amortizable bond premium, the Holder's adjusted tax basis in the Exchange Debentures is reduced. Except as may otherwise be provided in future Treasury Regulations, the amortizable bond premium will be treated as an offset to interest income on the Exchange Debentures rather than as a separate deduction item.

  ACQUISITION PREMIUM ON EXCHANGE DEBENTURES. A Holder of an Exchange Debenture issued with OID who purchases such Exchange Debenture for an amount that is greater than its then adjusted issue price but equal to or less than the sum of all amounts payable on the Exchange Debenture after the purchase date will be considered to have purchased such Exchange Debenture at an "acquisition premium." Under the acquisition premium rules, the amount of OID that such Holder must include in income with respect to such Exchange Debenture for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

  MARKET DISCOUNT ON EXCHANGE DEBENTURES. Holders of shares of Old Exchangeable Preferred Stock who tender such shares for shares of New Exchangeable Preferred Stock should be aware that the disposition of Exchange Debentures may be affected by the market discount provisions of the Code. The market discount rules generally provide that if a Holder of a debt instrument purchases it at a "market discount" and thereafter realizes gain upon a disposition or a retirement of the debt instrument, the lesser of such gain or the portion of the market discount that has accrued on a straight-line basis (or, if the Holder so elects under Section 1276(b) of the Code, on a constant interest rate basis) while the debt instrument was held by such Holder will be taxed as ordinary income at the time of such disposition. "Market discount" with respect to the Exchange Debentures is the amount, if any, by which the "revised issue price" of an Exchange Debenture (or its stated redemption price at maturity if the Exchange Debenture does not have any OID) exceeds the Holder's basis in the Exchange Debenture immediately after such Holder's acquisition, subject to a de minimis exception. The "revised issue price" of an Exchange Debenture is its issue price increased by the portion of OID previously includible in the gross income of prior holders for periods prior to the acquisition of the Exchange Debenture by the Holder (without regard to any acquisition premium exclusion) and reduced by prior payments with respect to the Exchange Debentures.

  A Holder who acquires an Exchange Debenture at a market discount also may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry such Exchange Debenture until the Holder disposes of the Exchange Debenture in a taxable transaction. Moreover, any partial principal payment with respect to Exchange Debentures will be includible as ordinary income to the extent of any accrued market discount on such Exchange Debentures. Such accrued market discount will also generally be includible as ordinary income upon the occurrence of certain otherwise non-taxable transfers (such as gifts). A Holder of Exchange Debentures acquired at a market discount may elect for Federal income tax purposes to include market discount in gross income as the discount accrues, either on a straight-line basis or on a constant interest rate basis. This current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If a Holder of Exchange Debentures makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of such debt instruments, and with respect to the deferral of interest deductions on indebtedness incurred or maintained to purchase or carry such debt instruments, would not apply.

  REDEMPTION OR SALE OF EXCHANGE DEBENTURES. Generally, any redemption or sale of Exchange Debentures by a Holder would result in taxable gain or loss equal to the difference between the sum of the amount of cash and the fair market value of other property received (except to the extent that cash received is attributable to accrued but previously untaxed interest, which portion of the consideration would be taxed as ordinary income) and the Holder's adjusted tax basis in the Exchange Debentures. The adjusted tax basis of a Holder who receives an Exchange Debenture in exchange for New Exchangeable Preferred Stock will generally be equal to the issue price of the Exchange Debenture increased by any OID or market discount with respect to the Exchange Debenture included in the Holder's income prior to sale or redemption of the Exchange Debenture, reduced by any amortizable bond premium applied against the Holder's income prior to sale or redemption of the Exchange Debenture and by payments on the Exchange Debentures. Subject to the above discussion of market discount, such gain or loss would be long-term capital gain or loss if the Holder's holding period for the Exchange Debentures exceeds one year. The same principles with respect to acquisition premium affect the Exchange Debentures as described in "--Acquisition Premium" discussion with respect to the New Notes.

  CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND TO CORPORATE HOLDERS. It is possible that the Exchange Debentures will be treated as AHYDOs for Federal income tax purposes, especially if the Exchange Debentures are issued on or before February 15, 2003. The Exchange Debentures will constitute AHYDOs if they (i) have a term of more than five years, (ii) have a yield to maturity equal to or greater than the sum of the applicable Federal rate (the "AFR") at the time of issuance of the Exchange Debentures plus 500 basis points and (iii) have "significant OID." The AFR is an interest rate, announced monthly by the IRS, that is based on the yield of debt obligations issued by the United States Treasury. A debt instrument is treated as having "significant OID" if the aggregate amount that would be includible in gross income with respect to such debt instrument for periods before the close of any accrual period ending after the date five years after the date of issue exceeds the sum of (i) the aggregate amount of interest to be paid in cash under the debt instrument before the close of such accrual period and (ii) the product of the initial issue price of such debt instrument and its yield to maturity. In determining whether any Exchange Debentures issued on or prior to February 15, 2003 are AHYDOs, it will be presumed that interest will be paid in the form of PIK Debentures to the maximum extent permitted under the terms of the Exchange Debentures. Because the amount of OID, if any, attributable to the Exchange Debentures will be determined at the time such Exchange Debentures are issued and the AFR at that point in time is not predictable, it is impossible currently to determine whether Exchange Debentures will be treated as AHYDOs.

  If the Exchange Debentures are treated as AHYDOs, (i) as described in the following paragraph, a portion of the OID that accrues on the Exchange Debentures may be treated as a dividend generally eligible for the dividends-received deduction in the case of corporate Holders, (ii) the Company would not be entitled to deduct the

"disqualified portion" of the OID that accrues on the Exchange Debentures and
(iii) the Company would be allowed to deduct the remainder of the OID only when it pays amounts attributable to such OID in cash. (In particular, in the case of a payment in cash of an interest payment payable on or before February 15, 2003 on an Exchange Debenture issued on or prior to February 15, 2003 and interest on which (for purposes of accruing OID under applicable regulations) is presumed to be paid in the form of PIK Debentures to the maximum extent permitted under the terms of the Exchange Debentures, the Company may be able to deduct only a small portion of such cash payment attributable to OID because the payment as a whole would be treated as a prepayment of a ratable portion of the Exchange Debentures.)

  If an Exchange Debenture is treated as an AHYDO, a corporate Holder would be treated as receiving dividend income to the extent of the lesser of (i) an allocable portion of the Company's current and accumulated earnings and profits and (ii) the "disqualified portion" of the OID of such AHYDO. The
"disqualified portion" of the OID is equal to the lesser of (x) the amount of OID or (y) the portion of the "total return" (i.e., the excess of all payments to be made with respect to the Exchange Debenture over its issue price) with respect to the Exchange Debenture in excess of the AFR at issuance plus 600 basis points per annum.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  A Holder may be subject to backup withholding at the rate of 31 percent with respect to interest on the New Notes, distributions (actual or constructive) on the New Exchangeable Preferred Stock interest (including OID) on the Exchange Debentures or sales proceeds of any of the foregoing, unless such Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates its exempt status or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A Holder who does not provide the Company with the Holder's correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount paid as backup withholding would be creditable against the Holder's Federal income tax liability.

  The Company will furnish annually to the IRS and to record Holders of the New Exchangeable Preferred Stock (other than with respect to certain exempt holders) information relating to dividends paid during the calendar year. In the case of New Exchangeable Preferred Stock or PIK Shares subject to Section 305(c) of the Code, such information may be based upon dividends accruing to the record Holder of such New Exchangeable Preferred Stock or PIK Shares at the time of issuance.

  The Company will furnish annually to the IRS and to record Holders of the New Notes and Exchange Debentures (other than with respect to certain exempt holders) information relating to the stated interest and the OID, if any, accruing during the calendar year. Such information will be based on the amount of OID that would have accrued to a Holder who acquired the New Note or the Exchange Debenture on original issue. Accordingly, other Holders will be required to determine for themselves whether they are eligible to report a reduced amount of OID for Federal income tax purposes.

  THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF NEW NOTES, NEW EXCHANGEABLE PREFERRED STOCK OR EXCHANGE DEBENTURES IN LIGHT OF HIS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH HOLDER OF NEW NOTES, NEW EXCHANGEABLE PREFERRED STOCK OR EXCHANGE DEBENTURES SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES, NEW EXCHANGEABLE PREFERRED STOCK OR EXCHANGE DEBENTURES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, OR SUBSEQUENT VERSIONS THEREOF.

                              PLAN OF DISTRIBUTION


  Each broker-dealer that receives New Notes or shares of New Exchangeable Preferred Stock for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes or shares of Exchangeable Preferred Stock. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resale of New Notes or shares of New Exchangeable Preferred Stock received in exchange for Old Notes or shares of Old Exchangeable Preferred Stock where such Old Notes or shares of Old Exchangeable Preferred Stock were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. Each broker-dealer that acquired Old Securities directly from the Company, and not as a result of market-making or trading activities, must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resale of the New Securities and cannot rely on the position of the staff of the Commission enunciated in no-action letters issued to third parties. In addition, until [________, 1998] (90 days after the date of this Prospectus), all dealers effecting transactions in the New Notes or shares of New Exchangeable Preferred Stock may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sale of New Notes or shares of New Exchangeable Preferred Stock by broker-dealers. New Notes and shares of New Exchangeable Preferred Stock received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or New Exchangeable Preferred Stock or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes or shares of New Exchangeable Preferred Stock. Any broker-dealer that resells New Notes or shares of New Exchangeable Preferred Stock that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes or shares of New Exchangeable Preferred Stock may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes or shares of New Exchangeable Preferred Stock and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letters of Transmittal state that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in a Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the reasonable fees and expenses, if any, of one counsel for the Initial Purchasers of the Old Notes and the Old Exchangeable Preferred Stock) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Notes and the Exchangeable Preferred Stock (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS


  The legality of the Notes and Exchange Debentures offered hereby is being passed upon for the Company by the Piper & Marbury L.L.P., Washington, D.C., special counsel for the Company. The legality of the Exchangeable Preferred Stock offered hereby is being passed upon for the Company by Neal, Gerber & Eisenberg, Chicago, Illinois, counsel for the Company. Mark Tauber, a partner of Piper & Marbury L.L.P., owns 68,056.0 shares of the Company's Common Stock and options to acquire 34,730.4 shares of the Company's Common Stock. In addition, in January 1998, Mr. Tauber acquired beneficial ownership of 6.3 shares of Class A Convertible 8% Cumulative Preferred Stock at a price of $15,793.84 per share, and warrants to purchase up to 5,327.0 shares of Common Stock at a price of $.000001 per share. The Percent of Aggregate Voting Rights excludes 2,250.261 shares of non-voting Common Stock beneficially owned by Mr. Tauber which the Company has agreed to issue.

                                    EXPERTS

  The balance sheets of 21st Century Telecom Group, Inc. as of March 31, 1996 and 1997 and the related statements of income, shareowner's equity and cash flows for each of the three years in the period ended March 31, 1997 and for the period from inception (October 29, 1992 to March 31, 1997) included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein.


                             ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement on Form S-4 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, with respect to the New Notes and New Exchangeable Preferred Stock offered in connection with the Exchange Offer. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Company and the New Notes and New Exchangeable Preferred Stock offered in connection with the Exchange Offer, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus concerning the contents of any contract or any other document referred to are not necessarily complete; reference is made in each instance to the copy of such contract or document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by such reference to such exhibits. The Registration Statement, including exhibits and schedules thereto, may be inspected without charge at the Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from such office after payment of fees prescribed by the Commission. The Commission also maintains a Web site that contains reports, proxy statements and other information regarding registrants, including the Company, that file such information electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

                                    GLOSSARY

ADI            Area of Dominant Influence.

ADSL Asymmetrical Digital Subscriber Line. A modem technology that enhances copper telephone wiring allowing for high-speed data transmission over ordinary telephone lines.

ANSI American National Standards Institute. A standards-setting, non-government organization founded in 1918, which develops and publishes standards for "voluntary" use in the United States.

CLASS Custom Local Area Signalling Services. Consists of number translation services, such as call-forwarding and caller identification as well as services including automatic callback, distinctive ringing, call-waiting and selective call rejection.

CLEC Competitive Local Exchange Carrier. A term coined for the deregulated, competitive telecommunications environment envisioned by the Telecommunications Act of 1996. The CLECs compete for local and long distance service.

CPS            Cable Program Service.

DBS Direct Broadcast Satellite. A term for a satellite which sends relatively powerful signals to small dishes at homes.

DRS NETWORK    Distributed Ring-Star Network. An advanced integrated fiber optic network designed by the Company to provide voice, video and high-speed data services. Key attributes of the network include (i) distributive switching and traffic routing mechanics at specific locations throughout the network (rather than being concentrated at one point as in conventional networks), (ii) SONET-based, self-healing ring architecture possessing both circuit and route diversity and (iii) a large fiber capacity permitting delivery of advanced two-way, fully interactive broadband and narrowband services.

DTH            Direct-to-home Satellite TV.

DOC Data Operations Center. The location for housing the equipment necessary to provide subscribers with high-speed data and Internet access.

ESMR Enhanced Specialized Mobile Radio. Two-way dispatch service with the capability to provide wireless voice telephone service to compete against cellular.

HFC Hybrid Fiber Coaxial. An outside plant distribution cabling concept employing both fiber optic and coaxial cable. Fiber is deployed as the backbone distribution medium, terminating in a remote unit where optoelectric conversion takes place. At that remote unit, the signal then is passed on to coaxial cables which carry the data to the individual business or residence.

ILEC Incumbent Local Exchange Carrier. The existing local telephone company in a market, which can be either a RBOC or an independent telephone company that provides local transmission service.

ISDN Integrated Services Digital Network. Connections that use ordinary phone lines to transmit digital instead of analog signals, allowing data to be transmitted at a much faster rate than with a traditional modem.

ISP Internet Service Provider. A vendor who provides direct access to the Internet and a core group of Internet utilities like E-mail, News Group Readers and sometimes weather reports and local restaurant reviews. The user reaches the ISP by dialing-up over normal phone lines with its own computer and modems.

IXC Interexchange Carriers. A telephone company that provides long-distance telephone service between LATAs.

KBPS           Kilobits per second. Used to refer to data transmission speeds.

LATA Local Access and Transport Area. One of the 161 local geographical areas in the United States within which a LEC may offer local telecommunications services.

LEC Local Exchange Carrier. A local phone company which provides local access and transmission.

LMDS Local Multipoint Distribution Services. The use of broadcast microwave signals to contact dishes typically located on the top of apartment buildings. The signal is then distributed to individual units in the building.

MBPS           Megabits per second. Used to refer to data transmission speeds.
               One Mbps equals 1,000 Kbps.

MDU            Multiple Dwelling Units. High-rise residential buildings.

MHZ            Megahertz. Used to measure band and bandwidth.

MMDS Microwave Multipoint Distribution System. A means of distributing cable television programming, through microwave, from a single transmission point to multiple receiving points.

MTSO Mobile Telephone Switching Office. This central office houses the field monitoring and relay stations for switching calls between the cellular and wire-based (land-line) central office. It is a sophisticated computer that monitors all cellular calls, keeps track of the location of all cellular-equipped vehicles traveling in the system, arranges handoffs and keeps track of billing information.

MVPD           Multichannel Video Programming Distribution.

NOC Network Operations Center. The location for housing the equipment necessary to provide subscribers with voice, video and high-speed data services and to monitor system performance.

PCS Personal Communications Service. A new, lower powered, higher-frequency competitive technology to cellular that will consist primarily of enhanced voice, two-way data and text messaging services directed at the mass consumer wireless communications market.

PEG Public, Educational or Government access. The local public access channels.

POP Point of Presence. The place where a long-distance carrier terminates long distance lines just before those lines are connected to the local phone company's lines or a direct connection to a targeted user.

POTS Plain Old Telephone Services. Basic single line telephone service.

RBOC           Regional Bell Operating Company.

SBS            Small Business Services.

SMATV Satellite Master Antenna Television. A distribution system that feeds satellite signals to hotels, apartments, etc.

SONET Synchronous Optical NETwork. A family of fiber-optic transmission rates from 51.84 Mbps to 13.22 Gbps, created to provide the flexibility needed to transport many digital signals with different capacities, and to provide a standard for which manufacturers design. SONET is an optical interface standard that allows interworking of transmission products from multiple vendors.

STS Shared Tenant Services. Providing centralized telecommunications services to tenants in a building or a complex.

VLAN Virtual Local Area Network. Work stations connected to an intelligent device which provides the capabilities to define LAN membership.

                         INDEX TO FINANCIAL STATEMENTS



                                                                                                             Page
                                                                                                            ------
AUDITED FINANCIAL STATEMENTS
   Report of Independent Public Accountants                                                                   F-2
   Balance Sheets as of March 31, 1996 and 1997                                                               F-3
   Statements of Income for the years ended March 31, 1995, 1996, and 1997 and for the period from
       inception (October 29, 1992) to March 31, 1997                                                         F-4
   Statements of Changes in Shareholders' Equity for the years ended March 31, 1995, 1996 and 1997
       and for the period from inception (October 29, 1992) to March 31, 1997                                 F-5
   Statements of Cash Flows for the years ended March 31, 1995, 1996 and 1997 and for the period
       from inception (October 29, 1992) to March 31, 1997                                                    F-6
   Notes to Financial Statements for the years ended March 31, 1995, 1996 and 1997 and for the period
       from inception (October 29, 1992) to March 31, 1997                                                    F-7

UNAUDITED INTERIM FINANCIAL STATEMENTS
   Balance Sheet as of December 31, 1997                                                                     F-15
   Condensed Statements of Income for the nine months ended December 31, 1996 and 1997 and for the
       period from inception (October 29, 1992) to December 31, 1997                                         F-16
   Statements of Changes in Shareholders' Equity for the nine months ended December 31, 1997 and for the period from inception (October 29, 1992) to December 31, 1997
   Condensed Statements of Cash Flows for the nine months ended December 31, 1996 and 1997 and for
       the period from inception (October 29, 1992) to December 31, 1997                                     F-17
   Notes to Financial Statements for the nine months ended December 31, 1996 and 1997 and for the
       period from inception (October 29, 1992) to December 31, 1997                                         F-18

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
21st Century Telecom Group, Inc.:

  We have audited the accompanying balance sheets of 21st Century Telecom Group, Inc. (an Illinois corporation in the development stage) as of March 31, 1997 and 1996, and the related statements of income, shareholders' equity and cash flows for each of the three years in the period ended March 31, 1997, and for the period from inception (October 29, 1992) to March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 21st Century Telecom Group, Inc. as of March 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1997, and for the period from inception to March 31, 1997, in conformity with generally accepted accounting principles.



Arthur Andersen LLP

Chicago, Illinois
February 9, 1998

                        21ST CENTURY TELECOM GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                         AS OF MARCH 31, 1996 AND 1997


                                ASSETS                                                      1996             1997
                                ------                                               ---------------  ---------------
CURRENT ASSETS:
  Cash and cash equivalents                                                             $       956      $ 8,230,942
  Accounts receivable from shareholders                                                     153,660           86,000
  Accounts receivable from subscribers                                                           --           27,480
  Prepayments                                                                                    --          149,250
                                                                                        -----------      -----------
     Total current assets                                                                   154,616        8,493,672
PROPERTY, PLANT AND EQUIPMENT:
  Leasehold improvements                                                                         --          177,526
  Vehicles and computer equipment                                                                --           69,337
  Less--Accumulated depreciation                                                                 --           (6,934)
                                                                                        -----------      -----------
                                                                                                 --          239,929
OTHER ASSETS:
  Restricted cash collateral reserve                                                             --        1,796,880
  Accounts receivable from associated company                                             1,058,723        1,156,780
  Prepaid franchise fees                                                                         --        3,216,575
  Deferred franchise costs, net of amortization of $158,875 and $309,641,
    respectively                                                                            451,538          587,615
  Deferred mapping and design, net of amortization of $12,407                                    --           62,037
                                                                                        -----------      -----------
     Total other assets                                                                   1,510,261        6,819,887
                                                                                        -----------      -----------
     Total assets                                                                       $ 1,664,877      $15,553,488
                                                                                        ===========      ===========
                LIABILITIES AND PREFERRED AND COMMON EQUITY
                -------------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                                      $   358,482      $   238,775
  Debentures payable                                                                        805,303               --
  Interest payable                                                                          299,212               --
  Accounts payable to associated company                                                  1,569,622        1,294,860
  Notes payable                                                                             226,930               --
                                                                                        -----------      -----------
     Total current liabilities                                                            3,259,549        1,533,635
NONCURRENT LIABILITIES:
  Debentures payable                                                                         81,551           81,551
  Interest payable                                                                           68,333          103,676
                                                                                        -----------      -----------
     Total noncurrent liabilities                                                           149,884          185,227
REDEEMABLE PREFERRED STOCK:
  Class A convertible 8% cumulative preferred stock, no par value,
    1,380.3 shares outstanding                                                                   --       16,794,963
COMMON SHAREHOLDERS' EQUITY:
  Common stock, no par value, 1,683,000 and 2,374,343.6 shares outstanding, respectively, 1,161,307.6 secondary common share warrants outstanding and 1,000,966.8 initial and debt common share warrants converted
    to voting and non-voting common stock in 1998                                           488,001        5,946,904
  Deficit accumulated during development stage                                           (2,226,557)      (5,522,830)
  Related party purchase, in excess of cost                                                      --       (3,381,300)
  Unearned compensation                                                                      (6,000)          (3,111)
                                                                                        -----------      -----------
     Total common shareholders' equity                                                   (1,744,556)      (2,960,337)
                                                                                        -----------      -----------
     Total liabilities and equity                                                       $ 1,664,877      $15,553,488
                                                                                        ===========      ===========


  The accompanying notes to financial statements are an integral part of these statements.

                        21ST CENTURY TELECOM GROUP, INC
                         (A DEVELOPMENT STAGE COMPANY)

                              STATEMENTS OF INCOME

               FOR THE YEARS ENDED MARCH 31, 1995, 1996 AND 1997
     AND FOR THE PERIOD FROM INCEPTION (OCTOBER 29, 1992) TO MARCH 31, 1997


                                                                                                            OCT. 29, 1992
                                                       Year Ended         YEAR ENDED        YEAR ENDED           TO
                                                     MARCH 31, 1995      MARCH 31,1996     MARCH 31,1997    MARCH 31,1997
                                                    -----------------  -----------------  ---------------  ---------------
Subscriber revenues                                       $       --        $        --      $    27,480      $    27,480
Operating expenses                                                --              9,617          200,911          210,528
Selling, general and administrative expenses                 624,963            694,122        2,337,534        4,027,428
Depreciation and amortization                                 38,923            108,182          170,108          328,983
                                                          ----------        -----------      -----------      -----------
  Operating loss                                            (663,886)          (811,921)      (2,681,073)      (4,539,459)
Interest income                                                   --                 --          301,624          301,624
Interest expense                                             115,428            214,688          437,843          806,014
                                                          ----------        -----------      -----------      -----------
  Loss before income taxes                                  (779,314)        (1,026,609)      (2,817,292)      (5,043,849)
PROVISION (CREDIT) for INCOME
 TAXES                                                            --                 --               --               --
                                                          ----------        -----------      -----------      -----------
NET LOSS                                                    (779,314)        (1,026,609)      (2,817,292)      (5,043,849)
Preferred stock requirements                                      --                 --         (478,981)        (478,981)
                                                          ----------        -----------      -----------      -----------
NET LOSS ATTRIBUTABLE to COMMON
 SHARES                                                   $ (779,314)       $(1,026,609)     $(3,296,273)     $(5,522,830)
                                                          ==========        ===========      ===========      ===========
Weighted average common shares outstanding                 1,508,000          1,609,129        1,988,365        1,624,895
LOSS PER COMMON SHARE                                          $(.52)             $(.64)          $(1.66)          $(3.40)
                                                          ==========        ===========      ===========      ===========


  The accompanying notes to financial statements are an integral part of these statements.

                        21ST CENTURY TELECOM GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

               FOR THE YEARS ENDED MARCH 31, 1995, 1996 AND 1997
     AND FOR THE PERIOD FROM INCEPTION (OCTOBER 29, 1992) TO MARCH 31, 1997


                                                                 DEFICIT
                                                                ACCUMULATED
                                                                  DURING         RELATED
                                                     COMMON     DEVELOPMENT       PARTY
                                        TOTAL         STOCK        STAGE         PURCHASE
                                    ------------   -----------  ------------   ------------
Balances, October 29, 1992          $         --   $        --  $         --   $         --
Net loss                                (420,634)           --      (420,634)            --
Stock issuances                          138,001       138,001            --             --
Unearned compensation                    (16,000)           --            --             --
Amortization of unearned
 compensation                             11,600            --            --             --
                                     -----------    ----------   -----------   ------------
Balances, March 31, 1994                (287,033)      138,001      (420,634)            --
Net loss                                (779,314)           --      (779,314)            --
Amortization of unearned
 compensation                              3,226            --            --             --
                                     -----------    ----------   -----------   ------------
Balances, March 31, 1995              (1,063,121)      138,001    (1,199,948)            --
Net loss                              (1,026,609)           --    (1,026,609)            --
Stock issuances                          350,000       350,000            --             --
Unearned compensation                     (8,000)           --            --             --
Amortization of unearned
 compensation                              3,174            --            --             --
                                     -----------    ----------   -----------   ------------
Balances, March 31, 1996              (1,744,556)      488,001    (2,226,557)            --
Net loss                              (2,817,292)           --    (2,817,292)            --
Stock issuances                        1,421,281     1,421,281            --             --
Accrued preferred stock
 dividend                               (280,795)           --      (280,795)            --
Class A preferred stock proceeds
 allocated to related common
 share warrants                        4,324,549     4,324,549
Class A preferred stock issuance
 costs allocated to related common
 share warrants                         (286,927)     (286,927)
Preferred stock accretion               (198,186)                   (198,186)
Amortization of unearned
 compensation                              2,889            --            --             --
Related party purchase, in excess
 of cost                              (3,381,300)           --            --     (3,381,300)
                                     -----------    ----------   -----------   ------------
Balances, March 31, 1997             $(2,960,337)   $5,946,904   $(5,522,830)   $(3,381,300)
                                     ===========    ==========   ===========   ============



                                                                  COMMON
                                      UNEARNED        COMMON      SHARES
                                    COMPENSATION      SHARES     WARRANTS
                                    -------------   ----------- -----------
Balances, October 29, 1992          $         --             --           --
Net loss                                      --             --           --
Stock issuances                               --      1,508,000           --
Unearned compensation                    (16,000)            --           --
Amortization of unearned
 compensation                             11,600             --           --
                                        --------    -----------  -----------
Balances, March 31, 1994                  (4,400)     1,508,000           --
Net loss                                      --             --           --
Amortization of unearned
 compensation                              3,226             --           --
                                        --------    -----------  -----------
Balances, March 31, 1995                  (1,174)     1,508,000           --
Net loss                                      --             --           --
Stock issuances                               --        175,000           --
Unearned compensation                     (8,000)            --           --
Amortization of unearned
 compensation                              3,174             --           --
                                        --------    -----------  -----------
Balances, March 31, 1996                  (6,000)     1,683,000           --
Net loss                                      --             --           --
Stock issuances                               --      691,343.6           --
Accrued preferred stock
 dividend                                     --             --           --
Class A preferred stock proceeds
 allocated to related common
 share warrants                               --             --  1,161,307.6
Class A preferred stock issuance
 costs allocated to related common
 share warrants                               --             --           --
Preferred Stock accretion                     --             --           --
Amortization of unearned
 compensation                              2,889             --           --
Related party purchase, in excess
 of cost                                      --             --           --
                                        --------    -----------  -----------
Balances, March 31, 1997                $ (3,111)   2,374,343.6  1,161,307.6
                                        ========    ===========  ===========


  The accompanying notes to financial statements are an integral part of these statements.

                        21ST CENTURY TELECOM GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

               FOR THE YEARS ENDED MARCH 31, 1995, 1996 AND 1997
     AND FOR THE PERIOD FROM INCEPTION (OCTOBER 29, 1992) TO MARCH 31, 1997

                                                                                                           OCT. 29, 1992
                                                       Year Ended        YEAR ENDED        YEAR ENDED           TO
                                                     MARCH 31, 1995    MARCH 31, 1996    MARCH 31, 1997    MARCH 31, 1997
                                                    ----------------  ----------------  ----------------  ----------------
Net loss                                                  $(779,314)      $(1,026,609)      $(2,817,292)      $(5,043,849)
Adjustments to reconcile net loss to net cash
 provided by operating activities--
  Amortization and depreciation                              38,923           108,182           170,108           328,983
  Compensation for professional services
    through the issuance of common
    stock                                                        --                --            44,190            44,190
  Interest expense related to debenture
    conversions                                                  --           168,762           147,533           427,257
  Increase in accounts receivable                                --                --           (27,480)          (27,480)
  Increase in prepayments                                        --                --        (3,365,825)       (3,365,825)
  Increase in deferred charges                             (153,825)         (338,887)         (361,287)         (971,700)
  Change in intercompany receivable and
    payable, net                                            347,019           114,964          (372,819)          138,080
  Increase in interest payable                              115,428            45,926            15,612           103,676
  (Decrease)/Increase in accounts payable                    38,856           201,926          (119,707)          238,775
  (Decrease)/Increase in notes payable                      114,969           111,961          (226,930)               --
  Other                                                      13,728             2,548             3,131            20,889
                                                          ---------       -----------       -----------       -----------
     Net cash used by operating
     activities                                            (264,216)         (611,227)       (6,910,766)       (8,107,004)
Net cash used in investing activities--
  Purchase of subscribers from affiliate                         --                --        (3,381,300)       (3,381,300)
  Capital expenditures                                           --                --          (246,863)         (246,863)
                                                          ---------       -----------       -----------       -----------
     Net cash used in investing
     activities                                                  --                --        (3,628,163)       (3,628,163)
Cash flows from financing activities--
  Cash paid for letters of credit                                --                --        (1,796,880)       (1,796,880)
  Proceeds from issuance of debentures                      266,429           266,765           153,660           886,854
  Proceeds from issuance of preferred stock,
    net of issuance costs                                        --                --        20,267,604        20,267,604
  Proceeds from issuance of common
    stock                                                        --           342,000           144,531           608,531
                                                          ---------       -----------       -----------       -----------
     Net cash provided by financing
     activities                                             266,429           608,765        18,768,915        19,966,109
                                                          ---------       -----------       -----------       -----------
Net increase/(decrease) in cash                               2,213            (2,462)        8,229,986         8,230,942
Cash at beginning of period                                   1,205             3,418               956                --
                                                          ---------       -----------       -----------       -----------
Cash at end of period                                     $   3,418       $       956       $ 8,230,942       $ 8,230,942
                                                          =========       ===========       ===========       ===========



  The accompanying notes to financial statements are an integral part of these statements.

                        21ST CENTURY TELECOM GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

               FOR THE YEARS ENDED MARCH 31, 1995, 1996 AND 1997
     AND FOR THE PERIOD FROM INCEPTION (OCTOBER 29, 1992) TO MARCH 31, 1997

1.   DESCRIPTION OF BUSINESS:

  21st Century Telecom Group, Inc. (the Company) is a Chicago-based company, formed by shareholders of 21st Century Technology Group, Inc. (Technology) on October 29, 1992. The Company was originally incorporated as 21st Century Cable TV, Inc. and its name was subsequently changed to 21st Century Telecom Group, Inc. on January 5, 1998. The Company was formed for the purpose of building a cable and communication network in the Area 1 franchise of the City of Chicago. Area 1 is the populous downtown and near downtown commercial and residential districts. As part of its business plan, the Company intends to become a full service communications provider via its installation of a state-of-the-art fiber optic cable network. This distribution system is designed to provide a barrier-free information super highway that can accommodate a wide range of communication services, including interactive video, teleconferencing, business-to-business connectivity, and 24-hour on-line computer interconnects, in addition to basic telephony and an extensive selection of cable programming options.

  On March 26, 1996, the Company was awarded a non-exclusive franchise from the City of Chicago to construct, install, maintain and operate a cable television system within franchise Area 1. The franchise is for a period of 15 years. The Company will be required to pay the City a franchise fee of 5% of the annual gross revenues received, which it will pass through to its customers. The Company was required to prepay $3,000,000 of franchise fees within 120 days of being awarded the franchise. The payment was made in two equal installments, the first payment was made on June 24, 1996, and the second payment was made on July 24, 1996.

  The Company has reached an agreement with the Chicago Transit Authority (CTA) for a 15-year license to attach its 15-mile fiber-optic trunk to the CTA's overhead rail structures.

  Financing the construction and initial start-up of the Company's system remains an ongoing activity. On January 30, 1997, the Company sold $21.8 million of convertible preferred stock. On November 25, 1997, the Company obtained a $15 million interim financing facility. The Company repaid this interim financing facility upon the execution of a concurrent preferred equity and high yield debt offering on February 9, 1998. These offerings resulted in gross proceeds of $200 million from the issuance of 12 1/4% Senior Discount Notes Due 2008 and $50 million from the issuance of 50,000 Units of 13 3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010 and Warrants to purchase 438,870 shares of Common Stock. The net proceeds from these offerings will be used to assist the Company in meeting its construction, development and working capital needs.

  Although the Company has been successful in attracting the necessary financing to complete the buildout of the franchise, the Company still needs to generate sufficient revenues to service its debt and realize its investments in fixed assets in future periods.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  The Company's accounting and reporting principles conform to generally accepted accounting principles.


 Cash and Cash Equivalents

  Cash and cash equivalents at March 31, 1997, consist of cash on hand at certain banks as well as commercial paper investments. The commercial paper is stated at cost, which approximates market value, and all mature within seven days of purchase. At March 31, 1996, cash and cash equivalents consist solely of cash on hand at certain banks.


 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.


 Property, Plant and Equipment

  The Company has recorded vehicle and computer equipment purchases at their original cost. The purchases are being depreciated on a straight-line basis over five years.

  The Company capitalized leasehold improvements incurred as of March 31, 1997. However, as the associated lease begins July 1, 1997, no related depreciation was recognized for the year ended March 31, 1997. Beginning in fiscal 1998, leasehold improvements will be depreciated on a straight-line basis over the term of the lease, fifteen years.


 Deferred Franchise Costs

  The Company has deferred franchise costs, including legal costs, associated with the organization of its business and obtaining the franchise from the City. Deferred franchise costs are being amortized over five years.


 Deferred Mapping and Design Costs

  The Company has deferred certain mapping and design costs associated with strand mapping the Area 1 region within the City. Deferred mapping and design costs are being amortized over three years.



 Revenue Recognition

  The Company recognizes cable television revenues as services are provided to subscribers.


 Operating Expenses Other than Interest and Amortization


  From inception to March 31, 1996, operating expenses, except interest and amortization, had been allocated from Technology, a related party through some common ownership and common management, based on estimates of time spent by management and employees of Technology on Company activities. The Company's Board of Directors approved these allocations. Technology's Board of Directors did not formally approve these allocations. However, at the time the allocations were made, the Company's and Technology's Boards contained substantially the same individuals. For the years ended March 31, 1995 and 1996, the Company also recognized 100% of expenses paid by Technology on behalf of the Company, as well as 100% of expenses incurred by the Company. As these expenses were allocated, an affiliate payable was recognized. Effective April 1, 1996, the Company began recognizing and paying substantially all of its own expenses. Therefore, for the year ended March 31, 1997, there were no significant allocations from Technology or payments made by Technology on the Company's behalf.


 Cash Flow Information

  From inception to March 31, 1997, the Company has not paid any income taxes. From inception to March 31, 1996, no interest was paid. For the year ending March 31, 1997, the Company paid $274,993 in interest.

 Earnings Per Share

  For the twelve months ended March 31, 1995, 1996 and 1997, and the period from inception to March 31, 1997, per share amounts were based on weighted average common shares outstanding of 1,508,000, 1,609,129, 1,988,365 and 1,624,895 shares, respectively.

  Effective for the nine months ended December 31, 1997, the Company adopted FAS No. 128, "Earnings per Share" (see Note 5 in the interim financial statements). The retroactive adoption of this standard for March 31, 1995, 1996 and 1997 did not have an impact on the denominator of the basic loss per common share given the anti-dilutive effects of including potential common shares in the denominator of the diluted earnings per share calculation. At March 31, 1997 these potential common shares included the following: (1) 1,161,307.6 common share warrants related to the Class A Convertible 8% Cumulative Preferred Stock,
(2) 1,000,966.8 shares of voting and non-voting common stock which replaced the initial and debt warrants associated with the Class A Convertible 8% Cumulative Preferred Stock as discussed in Note 4, (3) 1,250,000 options issued in connection with certain Directors' guarantee of a loan, and (4) 18,994.7 stock warrants issued to a financial advisor. At March 31, 1996 these potential common shares included 627,199.5 shares related to the convertible debenture. At March 31, 1995 these potential common shares included 321,741.5 shares related to the convertible debentures. The net loss attributable to common shares on which the basic earnings per share calculation is based, reflects the net loss increased by the amount of preferred dividends and accretion related to the Class A Convertible 8% Cumulative Preferred Stock.

 Accounting for Stock-Based Compensation

  In fiscal 1998, when the Company adopts Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," it intends to continue to recognize compensation cost based on Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The fair value disclosures required by Statement of Financial Accounting Standard 123 will be supplementely shown.

3.   INCOME TAXES:

  The Company uses an asset and liability approach to account for income taxes. Deferred income taxes (credit) reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. These temporary differences are determined in accordance with Statement of Financial Accounting Standards (FAS) No. 109, ''Accounting for Income Taxes.'' The temporary difference and net operating loss carryforward, which give rise to deferred tax assets at March 31, 1996 and 1997, are as follows:

                                                 March 31, 1996     MARCH 31, 1997
                                                    DEFERRED           DEFERRED
                                                    TAX ASSET          TAX ASSET
                                                -----------------  -----------------
     Net operating loss carryforward                $ 871,270        $ 1,969,962
     Valuation allowance                             (871,270)        (1,969,962)
                                                    ---------        -----------
                                                    $      --        $        --
                                                    =========        ===========

  The provision (credit) for income taxes is summarized as follows:

                                   Year Ended         YEAR ENDED         YEAR ENDED        INCEPTION TO
                                 MARCH 31, 1995     MARCH 31, 1996     MARCH 31, 1997     MARCH 31, 1997
                                -----------------  -----------------  -----------------  -----------------
Current--
Federal                            $      --          $      --           $        --        $        --
State                                     --                 --                    --                 --
  Deferred--
     Federal                        (249,502)          (327,033)             (896,666)        (1,607,966)
     State                           (56,026)           (73,683)             (202,026)          (361,996)
                                   ---------          ---------           -----------        -----------
                                    (305,528)          (400,716)           (1,098,692)        (1,969,962)
  Valuation allowance                305,528            400,716             1,098,692          1,969,962
                                   ---------          ---------           -----------        -----------
                                   $      --          $      --           $        --        $        --
                                   =========          =========           ===========        ===========


  The income tax provision (credit) differs from amounts at the statutory federal income tax rate as follows:

                                             Year Ended         YEAR ENDED         YEAR ENDED        INCEPTION TO
                                           MARCH 31, 1995     MARCH 31, 1996     MARCH 31, 1997     MARCH 31, 1997
                                          -----------------  -----------------  -----------------  -----------------
  Income tax provision (credit) at
    statutory rate                             $(272,760)         $(359,313)        $ (986,052)       $(1,765,347)
  Meals and entertainment                          3,649              6,642             19,210             31,437
  State income taxes                             (36,417)           (48,045)          (131,850)          (236,052)
  Valuation allowance                            305,528            400,716          1,098,692          1,969,962
                                               ---------          ---------         ----------        -----------
  Income tax provision (credit) as
    reported                                   $      --          $      --         $       --        $        --
                                               =========          =========         ==========        ===========

  At March 31, 1997, the Company has cumulative net operating loss carryforwards aggregating $4,865,397 expiring between 2009 and 2012. At March 31, 1997, the Company has recorded a valuation allowance related to its deferred tax assets aggregating $1,969,962.

4.   DEBT:

  A summary of debt outstanding at March 31, 1996 and 1997, is as follows:

                                                                          March 31, 1996  MARCH 31, 1997
                                                                          --------------  --------------
  Convertible Subordinated Debentures, Series 1, 25%, due 1998                  $200,000         $52,702
  Convertible Subordinated Debentures, Series 2, 25%, due 1999                   140,000          28,849
  Convertible Subordinated Debentures, Series 3, 25%, due 1998                   150,000              --
  Convertible Subordinated Debentures, Series 4, 25%, due 1999                   200,000              --
  Convertible Subordinated Debentures, Series 5, 25%, due 2000                   196,854              --
                                                                                --------         -------
     Total                                                                      $886,854         $81,551
                                                                                ========         =======

  All debentures are convertible to common stock based on a conversion ratio of $2 to 1 share of common stock.

  Conversion of $147,298 of the Series 1 convertible debentures occurred on May 17, 1996. Conversion of $111,151 of the Series 2 convertible debentures occurred on April 28, 1996. Conversion of $150,000 of the Series 3 convertible debentures occurred on November 14, 1996. Conversion of $200,000 of the Series 4 convertible debentures and $196,854 of the Series 5 convertible debentures occurred on January 31, 1997.

  Total debenture conversions to common stock for Series 1 through 5 convertible debentures resulted in the issuance of 616,280 additional shares of common stock between April 1996 and January 1997. (See ''Common Shares'' footnote for conversion effects on common shares outstanding.)

  During the period August 1994 to March 1996, the Company signed a series of promissory notes aggregating $226,930 at March 31, 1996, with Kubasiak, Cremieux, Flystra & Reigers, P.C. (Kubasiak). These notes accrued interest at a rate of 9% and were due between February 1, 1995, and September 1, 1996. At March 31, 1996, none of these promissory notes had been repaid and had accrued interest aggregating $19,730. On July 1, 1996, Kubasiak canceled its notes that were outstanding as of March 31, 1996, along with additional notes issued through June 1996, and consolidated them into a single note, due January 2, 1997. This new note was paid in full on December 31, 1996.


5.   COMMON SHARES:

  On January 9, 1998, the common shareholders approved an amendment to the Articles of Incorporation to increase the number of authorized common shares to 50,000,000 from 1,000,000. On the same date, the directors of the Company declared a 1,000 for 1 share split of the Company's issued and outstanding common shares. All common share amounts and per share amounts have been restated to reflect this amendment and related split.

  At March 31, 1996 and 1997, the Company has 50,000,000 shares of no par common stock authorized, of which 1,683,000 and 2,374,343.6 are issued and outstanding, respectively.

  Changes in the Company's common shares and related amounts from the Company's inception date through March 31, 1997, are as follows:


                                        COMMON
                                        SHARES         AMOUNT
                                     -------------  -------------
     October 29, 1992                  1,439,000.0     $        1
     January 4, 1993                       8,000.0         16,000
     August 29, 1993                      15,000.0         30,000
     December 6, 1993                     46,000.0         92,000
                                       -----------     ----------
        March 31, 1994                 1,508,000.0        138,001

        March 31, 1995                 1,508,000.0        138,001

     September 20, 1995                  171,000.0        342,000
     October 17, 1995                      4,000.0          8,000
                                       -----------     ----------
        March 31, 1996                 1,683,000.0        488,001

     April 28, 1996                       84,490.0        168,980
     May 17, 1996                        146,540.0        293,080
     November 14, 1996                   115,410.0        230,820
     January 28, 1997                     75,063.6        188,721
     January 30, 1997                           --      4,037,622
     January 31, 1997                    269,840.0        539,680
                                       -----------     ----------
        March 31, 1997                 2,374,343.6     $5,946,904
                                       ===========     ==========

   On October 29, 1992, the Company sold 1,439,000 shares to the shareholders of 21st Century Technology for an aggregate purchase price of $1. On January 4, 1993, the Company issued 8,000 shares of restricted stock, to officers of the Company, at an estimated fair value of $2 per share. On August 29, 1993, the Company exchanged 15,000 shares of common stock with an estimated fair value of $2 per share for $30,000 of personal loans made to the Company by certain directors of the Company. On December 6, 1993, the Company sold 46,000 shares of common stock to certain shareholders of the Company at an estimated fair value of $2 per share.

  On September 20, 1995, the Company sold 171,000 shares of common stock to various third-party investors for $342,000 at an estimated fair value of $2 per share. On October 17, 1995, the Company issued 4,000 shares of restricted stock, to an officer of the Company, at an estimated fair value of $2 per share.

  As discussed earlier, Series 1 through 5 of the Company's convertible debentures were converted to common stock throughout the year ended March 31, 1997. On April 28, 1996, debenture conversions of $111,151 in principal and $57,829 in related interest resulted in the issuance of 84,490 shares of common stock. On May 17, 1996, debenture conversions of $147,298 in principal and $145,782 in related interest resulted in the issuance of 146,540 shares of common stock. On November 14, 1996, debenture conversions of $150,000 in principal and $80,820 in related interest resulted in the issuance of 115,410 shares of common stock. On January 31, 1997, debenture conversions of $396,854 in principal and $142,826 in related interest resulted in the issuance of 269,840 shares of common stock. The impacts of these noncash financing activities are not included in the net cash provided or used by operating or financing activities in the statements of cash flows.

  The Company also had an arrangement with a law firm to compensate it for its professional services by issuing 2,797.9 shares of common stock to it at a per share price of $15.79, which was based upon the offering price of the Company's preferred stock offering discussed below. The shares were issued on January 28, 1997.

  Also on January 28, 1997, certain shareholders of Technology (a related party) were allowed to purchase shares of the Company's common stock with the proceeds from their loan repayment from Technology. This transaction resulted in the issuance of 72,265.7 shares of additional common stock, at $2 per share.


  As discussed in Note 6, portions of the proceeds and issuance costs associated with the January 30, 1997 sale of Class A Convertible 8% Cumulative Preferred Stock were allocated to the related common share warrants. This allocation resulted in a net amount of $4,037,622 being recorded as common equity at March 31, 1997 (see Note 6 for additional discussion related to the allocation of the proceeds and issuance costs).

  In order to prepay the City's franchise fees, mentioned above, the Company requested and received a $5 million Loan and Security Agreement on June 21, 1996, with LaSalle Northwest National Bank which expired on January 1, 1997. The Company paid the loan including interest on January 31, 1997. Certain members of the Company's Board of Directors had individually guaranteed the full line of credit. The Company, in return for the Directors' guarantees, issued to the Directors options to acquire 1,250,000 additional common shares of the Company, at a price of $4 per share, exercisable until the expiration date of June 30, 2006. As of March 31, 1997, all options are outstanding.

  In February 1997, the Company issued stock warrants representing 18,994.7 shares to its financial advisor at an exercise price of $15.79, aggregating $300,000. The exercise price was based upon the offering price of the Company's preferred stock offering discussed below. As of March 31, 1997, all warrants are outstanding.


6.   REDEEMABLE PREFERRED SHARES:


                                        PREFERRED
                                         SHARES        AMOUNT
                                        ---------  ---------------
March 31, 1996                             --            --

January 30, 1997
        Proceeds                          1,380.3     $17,475,451
        Issuance costs                         --      (1,159,469)
        Accrued dividends                      --         280,795
        Accretion                              --         198,186
                                          -------     -----------
     March 31, 1997                       1,380.3     $16,794,963
                                          =======     ===========



     On January 30, 1997 several investors contracted with the Company to purchase 1,380.3 shares of the Company's Class A Convertible 8% Cumulative Preferred Stock and initial, secondary and debt warrants for an aggregate purchase price of $15,793.84 per share, totaling $21.8 million. A portion of the initial purchase price was allocated to the common share warrants. The allocation was based on the fair market value of the common stock at the date of the sale of the Class A Convertible 8% Cumulative Preferred Stock and the number of related secondary warrants, initial warrants and debt warrants associated with such preferred stock. The fair market value of the common stock at the date of the sale was estimated to be $2 per share. The number of secondary warrants associated with the initial purchase amounted to 1,161,307.6. The number of initial and debt warrants associated with the initial purchase was based on the number of voting and non-voting common shares that these warrants were replaced with as a result of the subsequent amendment to the related stock purchase agreement as discussed in Note 11, "Subsequent Events." These initial and debt warrants were replaced with 1,000,967 shares of voting and non-voting common stock in January 1998. This allocation resulted in $4,324,549 and $17,475,451 being recorded as common stock and redeemable preferred stock, respectively, at March 31, 1997. Issuance costs of $1,446,396 were incurred in conjunction with the sale of the Class A Convertible 8% Cumulative Preferred Stock. These issuance costs were allocated between the Class A Convertible 8% Cumulative Preferred Stock and the related warrants based on the relative portions of the proceeds allocated to each. The carrying value of the Class A Convertible 8% Cumulative Preferred Stock is being accreted to its redemption value (using the effective interest method) over the four year period from the date of the original preferred stock purchase agreement to the date the stock becomes mandatorily redeemable, January 30, 2001. The Class A Convertible 8% Cumulative Preferred Stock is recorded on the balance sheet at the allocated portion of the purchase price paid by the investors, less the allocated portion of the issuance costs, plus accrued and unpaid preferred stock dividends, plus accretion. Certain of the provisions of the agreement are summarized below:

--   Each preferred share is convertible into one thousand common shares.

-- Dividends accrue daily on the aggregate amount paid at an annual rate of 8%. Unpaid dividends compound on a semi-annual basis on June 30 and December 31. At the consummation of a qualified public offering, all accrued and unpaid dividends would be converted into common stock without the issuance of additional shares. A qualified public offering is one in which (1) the public purchases at least $25 million of common stock, (2) the price per share paid is at least twice the liquidation value per share of the Class A Convertible 8% Cumulative Preferred Stock, (3) the common stock is traded on a national exchange or The Nasdaq Stock Market, and (4) the shares issued and sold represent at least 20% of the common stock outstanding after the public offering.

-- Upon consummation of a qualified public offering, all preferred shares are required to be converted into common shares.

-- At any time after the fourth anniversary of the date of the purchase and before the earlier of the date of the consummation of a qualified public offering or the seventh anniversary of the date of the purchase, each holder of the stock has the right from time to time to require the Company to repurchase all, but not less than all, of their shares held (the put arrangement). The shares would be repurchased by the Company for the greater of: (1) the purchase price paid by the holder of the stock, plus all accrued and unpaid dividends, or (2) the market value of the shares.

-- "Initial Warrants" were granted to the investors who may increase their ownership percentage up to another 12%. These warrants expire on May 31, 2008. The warrants are exercisable at $.000001 per share of common stock only if the Company does not meet certain pre-established performance indicators. The Company has until May 31, 1998 to meet these performance indicators.

-- "Secondary Warrants" to purchase up to 1,331,774.8 shares of common stock at $.000001 per share of common stock were also granted to the investors. These secondary warrants expire on January 30, 2007.

-- "Debt Warrants", in addition to the initial and secondary warrants discussed above, will vest to the new investors if the Company does not receive Board of Director approval by July 31, 1997, for a $50 million senior debt financing arrangement. Under this provision the Company is to issue warrants to purchase shares representing 2% of the outstanding common stock on the first day of each month until the definitive document with respect to such debt is in place. Any such warrants issued would expire ten years from the date of issue. Any debt warrants would also be exercisable at $.000001 per share of common stock.

  Of the $21.8 million, $21.7 million was received by March 31, 1997, with the remainder received by April 22, 1997. The purchase resulted in the preferred shareholders having an approximate 37% ownership interest in the Company on a fully diluted basis excluding the contingently issuable common shares from the exercise of the initial warrants and the debt warrants. The proceeds from this preferred stock offering were used to (1) repay a $5 million revolving credit note to LaSalle Northwest National Bank, (2) purchase the subscriber base of Technology located in the Chicago franchise area for $3,381,000, (3) retire existing Company debt and accounts payable in the amount of $541,166, and (4) pay transaction costs of $1,446,396. The balance of the proceeds will be used for working capital and capital expenditures to build the network, operating center and network infrastructure.

  The holders of the Class A Convertible 8% Cumulative Preferred Stock are collectively in a position to control the taking of many significant corporate actions by the Company, including the making of any significant capital commitments, the incurrence of any significant indebtedness, mergers and the payment of dividends on the Common Stock, pursuant to agreements which provide that prior to taking such actions, the Company will need to obtain the approval of the nominees to the Board of Directors of the holders of the Class A Convertible 8% Cumulative Preferred Stock. These restrictions terminate upon the consummation of a qualified public offering.


7.   RESTRICTED STOCK AWARDS:

  The Company has awarded restricted stock to certain officers. The restricted shares vest over a 33-month period. Vested shares are subject to certain transfer restrictions and forfeiture under certain circumstances. Unearned compensation, representing the fair value of the stock on the date of award (estimated at $2 by management), is amortized to salary expense over the vesting period. During the period from inception to March 31, 1994, 8,000 shares of restricted stock were issued and were fully vested at March 31, 1996. In October 1995, an additional 4,000 shares of restricted stock were awarded.


8.   PREPAID FRANCHISE FEES:

  As mentioned earlier, the Company was required to prepay $3,000,000 of franchise fees within 120 days of being awarded the franchise by the City. In accordance with the franchise agreement, the prepaid franchise fees earn interest for the period outstanding at a rate equal to the Company's cost of borrowed funds. The rate on the Company's $5 million loan with LaSalle Northwest National Bank of approximately 10% was used to compute the interest earned on the prepaid franchise fees. The interest accrued on the prepaid franchise fees for the year ended March 31, 1997, amounted to $216,575. These prepaid franchise fees will be reduced over time as revenues are billed to customers.


9.   RELATED-PARTY TRANSACTIONS:

  The Company is related through some common ownership and common management to Technology.

  Activities pertaining to the Company's development from its inception date to March 31, 1996, have, for the most part, been intermingled with the activities of Technology. As discussed in Note 2, from inception to March 31, 1996, operating expenses, except interest and amortization, have been allocated to the Company based on estimates of time spent on the Company's activities by employees of Technology.

  In January 1997, the Company purchased Technology's Area 1 subscriber base and related equipment for $3,381,300. As this is considered to be a related party transaction, the Company could only capitalize Technology's book value of the purchased subscribers and the related equipment. As Technology's book value was zero at the time of purchase, the entire purchase price is shown as a reduction to common shareholders' equity.

  In January 1997, the Company paid approximately $459,000 of accrued legal fees to one of its directors, either individually or to entities controlled by him, for legal services rendered by him to the Company in connection with the Company's cable service offering and its obtaining the Chicago franchise.

10.   COMMITMENTS AND CONTINGENCIES:

  The Company obtained two letters of credit totaling $1,796,880. The first letter, for $500,000, was obtained as part of the franchise agreement mentioned earlier and expires on February 10, 1998. The second letter is for the benefit of the Merchandise Mart totaling $1,296,880 and was obtained in place of a security deposit related to the Merchandise Mart lease. This letter automatically renews on an annual basis for 1/15 less than the initial amount. These letters of credit are fully collateralized by cash, which is reflected as a restricted cash collateral reserve on the balance sheet. The Company invests the cash in commercial paper which matures daily. As of March 31, 1997, the commercial paper investments had earned $11,411 in interest income.


  On January 31, 1997, the Company entered into a lease agreement with the Merchandise Mart beginning July 1, 1997 for 32,422 square feet, which will increase by 7,975 square feet within four years. The leased space will house all video and head-end equipment, as well as serve as the corporate offices. The term of the lease is fifteen years. As of March 31, 1997, the aggregate minimum rental commitments under the Merchandise Mart lease agreement were as follows:


          Year Ending
           March 31,
          -----------
             1998            $    437,697
             1999                 626,729
             2000                 676,662
             2001                 735,152
             2002                 789,388

          Thereafter           10,633,500
                              -----------
                             $ 13,899,128
                              ===========

  The Company has contracted with a construction company for the buildout of the leased space, totaling approximately $4.5 million. Of this amount, the Merchandise Mart is responsible for $1,296,880 under the lease agreement. The Company is responsible for the remainder.

  Rental expense under operating leases was $26,565, $34,266 and $55,152 for the years ended March 31, 1995, 1996 and 1997, respectively

11.   SUBSEQUENT EVENTS:

  On July 1, 1997, the Company entered into an open-ended master fleet lease with Enterprise Leasing Company. The agreement allows the Company to lease vehicles as they are needed. Total lease payments are therefore dependent upon the types and quantities of vehicles leased.

  Subsequent to March 31, 1997, the Company incurred approximately $15 million in capital expenditures.

  On September 23, 1997, the Company entered into an agreement for the issuance of additional preferred stock representing 63.3 shares at a purchase price of $15,793.84 per share, aggregating $1 million. The Company incurred issuance costs of $60,000 in conjunction with this transaction. The agreement is based on the same terms as the previously mentioned $21.8 million preferred stock issuance.

  On November 20, 1997, the Company entered into an agreement for the issuance of additional preferred stock representing 9.5441 shares at a purchase price of $15,793.84 per share, aggregating approximately $150,000. The agreement is based on the same terms as the previously mentioned $21.8 million preferred stock issuance.

  On November 25, 1997, the Company entered into an agreement with Credit Suisse First Boston Corporation (a Swiss bank), BankBoston, N.A. and Bank of America NT&SA, establishing a $15 million interim credit facility. This interim credit facility and accrued interest was repaid from the proceeds of a concurrent preferred equity and high yield debt offering. The concurrent preferred equity and high yield debt offering, executed on February 9, 1998, consists of $200 million of senior discount notes and $50 million of senior exchangeable preferred stock. The interim credit facility provided for an interest rate based on either (i) 5% plus a rate tied to the prime rate, a certificate-of-deposit rate or the Federal funds rate or (ii) 6% plus the London interbank offered rate. To secure this interim credit facility the Company granted the lender a security interest in substantially all of its properties, and certain holders of the Company's common stock pledged such stock for the benefit of the lenders. This interim credit facility contained restrictive covenants typical for a facility of this type.

  Effective January 30, 1997, the Company established a common stock option plan. No options were granted under the plan until October 14, 1997. The options expire ten years from the date of grant. The exercise price of each option is $1.12 per share and the Company estimated the fair market value of each option to be $4.50 at the date of grant. As of December 31, 1997, the maximum number of options, 728,667.7, were granted under the terms of the plan. The options vest over 48 months and the vesting period starts from the date of employment. The beginning vesting dates range from November 11, 1992, to December 26, 1997.

  During December 1997, the Company and its Class A Convertible 8% Cumulative Preferred Stock shareholders negotiated a number of changes to the original Stock Purchase Agreement. These changes were formally ratified on January 8 and 14, 1998. The original put arrangement as discussed in Note 6 was removed and was replaced by the right of the Class A preferred shareholders to require the sale of the Company. The new provision provides that at any time and from time to time after the fourth anniversary of the date of issuance of the senior discount notes and senior cumulative exchangeable preferred stock (discussed in Note 1) and ending on the earlier to occur of the consummation of a qualified public offering and the seventh anniversary of the date of issuance of the senior discount notes, the Class A preferred shareholders have the right to require the sale of the Company. The liquidation value of the preferred stock is the sum of the original cost plus any accrued and unpaid dividends. The right to obtain additional common shares under the initial warrant and debt warrant provisions as discussed in Note 6 was removed and was replaced by an agreement to increase the Class A preferred shareholders ownership on a fully diluted basis by an additional 8% by issuing additional common stock. One-half of this additional stock is voting and the other half is non-voting. A portion of the proceeds and issuance costs associated with the sale of the Class A Convertible 8% Cumulative Preferred stock were allocated to the initial and debt warrants and reflected in common stock at December 31, 1997. In addition, the holders of the Class A preferred stock are collectively in a position to control the taking of many significant corporate actions by the Company, including the making of any significant capital commitments, the incurrence of any significant indebtedness, merger and the payment of dividends on the common stock, pursuant to agreements which provide that prior to taking such actions, the Company will need to obtain the approval of the nominees to the Board of Directors of the holders of the Class A preferred stock. These restrictions on corporate actions by the Company terminate upon consummation of a qualified public offering.

  Subsequent to year end, the Company obtained the approval of the common shareholders for an amendment to the Articles of Incorporation to authorize 1,000,000 shares of non-voting common stock.

                        21ST CENTURY TELECOM GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET

                            AS OF DECEMBER 31, 1997





                                        ASSETS                                           December 31, 1997   December 31, 1997
                                        ------                                           ------------------  ------------------
                                                                                            (Unaudited)          (Pro Forma)
                                                                                                                 (Unaudited)
CURRENT ASSETS:
  Cash and cash equivalents                                                                  $  1,404,975        $  1,404,975
  Accounts receivable from subscribers                                                             19,222              19,222
  Prepayments                                                                                       6,750               6,750
  Inventory                                                                                       678,866             678,866
                                                                                              ------------        ------------
     Total current assets                                                                        2,109,813           2,109,813
PROPERTY, PLANT AND EQUIPMENT:
  Leasehold improvements                                                                         3,984,541           3,984,541
  Other property, plant and equipment                                                           11,270,073          11,270,073
  Less--Accumulated depreciation                                                                  (473,725)           (473,725)
                                                                                              ------------        ------------
                                                                                                14,780,889          14,780,889
OTHER ASSETS:
  Restricted cash collateral reserve                                                             1,796,880           1,796,880
  Accounts receivable from associated company                                                    1,156,780           1,156,780
  Prepaid franchise fees                                                                         3,442,603           3,442,603
  Deferred franchise costs, net of amortization of $451,707                                        445,549             445,549
  Deferred mapping and design, net of amortization of $46,977                                       90,974              90,974
  Other deferred costs                                                                              12,000              12,000
                                                                                              ------------        ------------
     Total other assets                                                                          6,944,786           6,944,786
                                                                                              ------------        ------------
     Total assets                                                                             $ 23,835,488        $ 23,835,488
                                                                                              ============        ============

                        LIABILITIES AND PREFERRED AND COMMON EQUITY
                        -------------------------------------------
CURRENT LIABILITIES:
  Accounts payable and other accrued liabilities                                              $  6,352,103        $  6,352,103
  Debentures payable                                                                                52,702              52,702
  Interest payable                                                                                 107,677             107,677
  Interim credit facility                                                                        8,000,000           8,000,000
  Accounts payable to associated company                                                         1,294,860           1,294,860
                                                                                              ------------        ------------
     Total current liabilities                                                                  15,807,342          15,807,342
NONCURRENT LIABILITIES:
  Debentures payable                                                                                28,849              28,849
  Interest payable                                                                                  37,957              37,957
                                                                                              ------------        ------------
     Total noncurrent liabilities                                                                   66,806              66,806

REDEEMABLE PREFERRED STOCK:
  Class A convertible 8% cumulative preferred stock, no par
     value, 1,453.1 shares outstanding                                                         19,974,325                  --

SHAREHOLDERS' EQUITY:
  Class A convertible 8% cumulative preferred stock, no par value, 1,453.1 shares
    outstanding                                                                                         --          19,974,325
  Voting common stock no par value, 2,388,743.5 shares issued and outstanding,
    1,222,569.0 secondary common share warrants outstanding and 1,044,064.6 initial and debt common share warrants converted to voting and non-voting common stock in 1998 at December 31, 1997 and 2,910,776.5 shares of voting common stock outstanding, 1,222,569.0 common share warrants outstanding, and 522,032.3 shares of non-voting common stock outstanding at
    December 31, 1997 on a pro forma basis                                                      7,023,934           7,023,934
  Deficit accumulated during development stage                                                 (15,655,619)        (15,655,619)
  Related party purchase, in excess of cost                                                     (3,381,300)         (3,381,300)
                                                                                              ------------        ------------
     Total common shareholders' equity                                                         (12,012,985)          7,961,340
                                                                                              ------------        ------------
     Total liabilities and equity                                                             $ 23,835,488        $ 23,835,488
                                                                                              ============        ============


  The accompanying notes to financial statements are an integral part of these statements.

                        21ST CENTURY TELECOM GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         CONDENSED STATEMENTS OF INCOME

              FOR THE NINE MONTHS ENDED DECEMBER 31, 1996 AND 1997
   AND FOR THE PERIOD FROM INCEPTION (OCTOBER 29, 1992) TO DECEMBER 31, 1997


                                                                                                    OCT. 29, 1992
                                                      Nine Months Ended      NINE MONTHS ENDED          TO
                                                      DECEMBER 31, 1996      DECEMBER 31, 1997    DECEMBER 31, 1997
                                                    ----------------------  -------------------  -------------------
                                                         (UNAUDITED)            (UNAUDITED)          (UNAUDITED)
Subscriber revenues                                           $        --         $    123,532         $    151,012
Operating expenses                                                190,817              413,979              624,507
Selling, general and administrative expenses                    1,572,936            7,276,439           11,303,867
Depreciation and amortization                                     114,734              643,427              972,410
                                                              -----------         ------------         ------------
  Operating loss                                               (1,878,487)          (8,210,313)         (12,749,772)
Interest income                                                   142,603              484,678              786,302
Interest expense                                                  376,828              119,226              925,240
                                                              -----------         ------------         ------------
  Loss before income taxes                                     (2,112,712)          (7,844,861)         (12,888,710)
PROVISION (CREDIT) for INCOME TAXES                                    --                   --                   --
                                                              -----------         ------------         ------------
NET LOSS                                                       (2,112,712)          (7,844,861)         (12,888,710)
Preferred stock requirements                                           --           (2,287,928)          (2,766,909)
                                                              -----------         ------------         ------------
NET LOSS ATTRIBUTABLE to COMMON
 SHARES                                                       $(2,112,712)        $(10,132,789)        $(15,655,619)
                                                              ===========         ============         ============
Weighted average common shares outstanding                      1,900,527            2,380,926            1,735,296
LOSS PER COMMON SHARE                                             $(1.11)               $(4.26)              $(9.02)
                                                              ===========         ============         ============


  The accompanying notes to financial statements are an integral part of these statements.

                         (a development stage company)
                          ---------------------------

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                 ---------------------------------------------
                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1997
                  -------------------------------------------
   AND FOR THE PERIOD FROM INCEPTION (OCTOBER 29, 1992) TO DECEMBER 31, 1997
   -------------------------------------------------------------------------

                                                                  DEFICIT
                                                                ACCUMULATED
                                                                  DURING
                                                                DEVELOPMENT   RELATED PARTY   UNEARNED                  COMMON SHARE
                                         TOTAL    COMMON STOCK    STAGE          PURCHASE   COMPENSATION  COMMON SHARES   WARRANTS
                                    ------------------------------------------------------------------------------------------------
BALANCES, OCTOBER 29, 1992          $          -  $        -   $          -   $         -  $      -                 -             -

Net loss                                (420,634)          -       (420,634)            -         -                 -             -

Stock issuances                          138,001     138,001              -             -         -       1,508,000.0             -

Unearned compensation                    (16,000)          -              -             -   (16,000)                -             -

Amortization of unearned
compensation                              11,600           -              -             -    11,600                 -             -
                                    -----------------------------------------------------------------------------------------------
BALANCES, MARCH 31, 1994                (287,033)    138,001       (420,634)            -    (4,400)      1,508,000.0             -

Net loss                                (779,314)          -       (779,314)            -         -                 -             -

Stock issuances                                -           -              -             -         -                 -             -

Amortization of unearned
compensation                               3,226           -              -             -     3,226                 -             -
                                    -----------------------------------------------------------------------------------------------
BALANCES, MARCH 31, 1995              (1,063,121)    138,001     (1,199,948)            -    (1,174)      1,508,000.0             -

Net loss                              (1,026,609)          -     (1,026,609)            -         -                 -             -

Stock issuances                          350,000     350,000              -             -         -         175,000.0             -

Unearned compensation                     (8,000)          -              -             -    (8,000)                -             -

Amortization of unearned
compensation                               3,174           -              -             -     3,174                 -             -
                                    -----------------------------------------------------------------------------------------------
BALANCES, MARCH 31, 1996              (1,744,556)    488,001     (2,226,557)            -    (6,000)      1,683,000.0             -

Net loss                              (2,817,292)          -     (2,817,292)            -         -                 -             -

Stock issuances                        1,421,281   1,421,281              -             -         -        691,343.60             -

Accrued preferred stock dividend        (280,795)          -       (280,795)            -         -                 -             -

Class A preferred stock proceeds
allocated to related common
share warrants                         4,324,549   4,324,549              -             -         -                 -   1,161,307.6

Class A preferred stock issuance
costs allocated to related common
share warrants                          (286,927)   (286,927)             -             -         -                 -             -

Preferred stock accretion               (198,186)          -       (198,186)            -         -                 -             -

Amortization of unearned
compensation                               2,889           -              -             -     2,889                 -             -

Related party purchase, in excess
of cost                               (3,381,300)          -              -    (3,381,300)        -                 -             -
                                    -----------------------------------------------------------------------------------------------
BALANCES, MARCH 31, 1997              (2,960,337)  5,946,904     (5,522,830)   (3,381,300)   (3,111)      2,374,343.6   1,161,307.6

Net loss                              (7,844,861)          -     (7,844,861)            -         -                 -             -

Accrued preferred stock dividend      (1,349,934)          -     (1,349,934)            -         -                 -             -

Class A preferred stock proceeds
allocated to related common
share warrants                           209,364     209,364              -             -         -                 -      61,261.4

Class A preferred stock issuance
costs allocated to related common
share warrants                           (10,834)    (10,834)             -             -         -                 -             -

Preferred stock accretion               (937,994)          -       (937,994)            -         -                 -             -

Stock option accrual                     849,700     849,700              -             -         -                 -             -

Stock compensation                        28,800      28,800              -             -         -            14,400             -

Amortization of unearned
compensation                               3,111           -              -             -     3,111                 -             -
                                    -----------------------------------------------------------------------------------------------
BALANCES, DECEMBER 31, 1997         $(12,012,985) $7,023,934   $(15,655,619)  $(3,381,300) $      -       2,388,743.5   1,222,569.0
                                    ===============================================================================================

                The accompanying notes to financial statements
                   are an integral part of these statements.

                        21ST CENTURY TELECOM GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                       CONDENSED STATEMENTS OF CASH FLOWS

              FOR THE NINE MONTHS ENDED DECEMBER 31, 1996 AND 1997
   AND FOR THE PERIOD FROM INCEPTION (OCTOBER 29, 1992) TO DECEMBER 31, 1997

                                                                                                        OCT. 29, 1992
                                                           Nine Months Ended     NINE MONTHS ENDED           TO
                                                           DECEMBER 31, 1996     DECEMBER 31, 1997    DECEMBER 31, 1997
                                                          --------------------  -------------------  -------------------
                                                              (UNAUDITED)           (UNAUDITED)          (UNAUDITED)
Net cash used by operating activities                             $(5,006,135)          (5,987,369)         (14,094,373)
Net cash used in investing activities--
  Purchase of subscribers from affiliate                                   --                   --           (3,381,300)
  Investment in subsidiaries                                               --               (2,000)              (2,000)
  Investment in franchises                                                 --              (10,000)             (10,000)
  Capital expenditures                                                (47,118)         (10,002,597)         (10,249,460)
                                                                  -----------         ------------         ------------
     Net cash used in investing activities                            (47,118)         (10,014,597)         (13,642,760)
                                                                  -----------         ------------         ------------
Cash flows from financing activities--
  Draw on loan                                                      4,954,762                   --                   --
  Proceeds from interim credit facility                                    --            8,000,000            8,000,000
  Cash paid for letters of credit                                          --                   --           (1,796,880)
  Proceeds from issuance of debentures                                153,664                   --              886,854
  Proceeds from issuance of preferred stock, net of
    issuance costs                                                         --            1,175,999           21,443,603
  Proceeds from issuance of common stock                                   --                   --              608,531
                                                                  -----------         ------------         ------------
     Net cash provided by financing activities                      5,108,426            9,175,999           29,142,108
                                                                  -----------         ------------         ------------
Net increase (decrease) in cash                                        55,173           (6,825,967)           1,404,975
Cash at beginning of period                                               956            8,230,942                   --
                                                                  -----------         ------------         ------------
Cash at end of period                                             $    56,129         $  1,404,975         $  1,404,975
                                                                  ===========         ============         ============




  The accompanying notes to financial statements are an integral part of these statements.

                        21ST CENTURY TELECOM GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

              FOR THE NINE MONTHS ENDED DECEMBER 31, 1996 AND 1997
   AND FOR THE PERIOD FROM INCEPTION (OCTOBER 29, 1992) TO DECEMBER 31, 1997

1.   PREPARATION OF INTERIM FINANCIAL STATEMENTS:

  The interim financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. These financial statements include estimates and assumptions that affect the reported amounts of assets and liabilities and the amounts of revenues and expenses. Actual amounts could differ from those estimates. However, in the opinion of management of the Company, the interim financial statements include all adjustments, consisting only of normally recurring adjustments, necessary for a fair statement of results for each period shown. The interim financial statements should be read in conjunction with the financial statements and notes thereto for the fiscal year ended March 31, 1997, included in this Prospectus.


2.   LEASING ACTIVITIES:

  On July 1, 1997, the Company entered into an open-ended master fleet lease with Enterprise Leasing Company. The agreement allows the Company to lease vehicles as they are needed. Total lease payments are therefore dependent upon the types and quantities of vehicles leased. Through December 31, 1997, eleven vehicles had been leased at an annual cost of $130,913 for all eleven vehicles. The respective leases range from three to four years.


3.   STOCK OPTION PLAN:


  Effective January 30, 1997, the Company established a common stock option plan. No options were granted under the plan until October 14, 1997. The options expire ten years from the date of grant. The exercise price of each option is $1.12 per share and the Company estimated the fair market value of each option to be $4.50 at the date of grant. As of December 31, 1997, the maximum number of options, 728,667.7, were granted under the terms of the plan which resulted in deferred compensation of $2,462,897. The options vest over 48 months and the vesting period starts from the date of employment. The beginning vesting dates range from November 11, 1992, to December 26, 1997. The Company recorded $849,700 of compensation expense for the nine months ended December 31, 1997, to reflect the vesting periods for the various individuals in the plan. At December 31, 1997, approximately 251,000 options had vested.

4.   CHANGES TO THE PREFERRED STOCK AGREEMENT

  During December 1997, the Company and its Class A Convertible 8% Cumulative Preferred Stock shareholders negotiated a number of changes to the original Stock Purchase Agreement. These changes were formally ratified on January 8 and 14, 1998. The original put arrangement as discussed in Note 6 was removed and was replaced by the right of the Class A preferred shareholders to require the sale of the Company. The new provision provides that at any time and from time to time after the fourth anniversary of the date of issuance of the senior discount notes and senior cumulative exchangeable preferred stock (discussed in Note 1) and ending on the earlier to occur of the consummation of a qualified public offering and the seventh anniversary of the date of issuance of the senior discount notes, the Class A preferred shareholders have the right to require the sale of the Company. The liquidation value of the preferred stock is the sum of the original cost plus any accrued and unpaid dividends. The right to obtain additional common shares under the initial warrant and debt warrant provisions as discussed in Note 6 was removed and was replaced by an agreement to increase the Class A preferred shareholders ownership on a fully diluted basis by an additional 8% by issuing additional common stock. One-half of the additional stock is voting and the other half is non-voting. A portion of the proceeds and issuance costs associated with the sale of the Class A Convertible 8% Cumulative Preferred Stock were allocated to the initial and debt warrants and reflected as common stock at December 31, 1997. In addition, the holders of the Class A preferred stock are collectively in a position to control the taking of many significant corporate actions by the Company, including the making of any significant capital commitments, the incurrence of any significant indebtedness, merger and the payment of dividends on the common stock, pursuant to agreements which provide that prior to taking such actions, the Company will need to obtain the approval of the nominees to the Board of Directors of the holders of the Class A preferred stock. These restrictions on corporate actions by the Company terminate upon consummation of a qualified public offering.


5.   EARNINGS PER SHARE:

  Effective for the nine months ended December 31, 1997, the Company adopted FAS No. 128, "Earnings per Share". The adoption of this standard did not have an impact on the denominator of the basic loss per common share given the anti-dilutive effects of including potential common shares in the denominator of the diluted earnings per share calculation. At December 31, 1997 these potential common shares included the following: (1) 1,222,569.0 common share warrants related to the Class A Convertible 8% Cumulative Preferred Stock, (2) 1,044,064.6 shares of voting and non-voting common stock which replaced the initial and debt warrants associated with the Class A Convertible 8% Cumulative Preferred Stock, as discussed in Note 4, (3) 1,250,000 options issued in connection with certain Directors' guarantees of a loan, (4) 18,994.7 stock warrants issued to a financial advisor, and (5) 728,667.7 options granted under the terms of the stock option plan. At December 31, 1996 the potential dilutive common shares included the 1,250,000 options issued in connection with certain Directors' guarantees of a loan. The net loss attributable to common shares on which the basic earnings per share calculation is based, reflects the net loss increased by the amount of preferred dividends and accretion related to the Class A Convertible 8% Cumulative Preferred Stock.

6.   PREFERRED STOCK TRANSACTIONS:

  On September 23, 1997 and November 20, 1997, the Company entered into agreements for the issuance of additional Class A Convertible 8% Cumulative Preferred Stock and initial, secondary and debt warrants. The September 23, 1997 and November 20, 1997 sales represented 63.3 and 9.5441 shares of the Class A Convertible 8% Cumulative Preferred Stock, respectively, with purchase prices of $15,793.84 per share, aggregating $1 million and $150,000, respectively. The agreements were based on the same terms as the $21.8 million preferred stock issuance discussed in Note 6 to the March 31, 1997 financial statements. A portion of the purchase prices were allocated to the common share warrants. The allocation was based on the fair market value of the common stock at the date of the sales of the Class A Convertible 8% Cumulative Preferred Stock and the number of related secondary warrants, initial warrants and debt warrants. The fair market value of the common stock at the date of the sales was estimated to be $2 per share. The number of secondary warrants associated with the purchases amounted to 61,261. The number of initial and debt warrants associated with the purchases was based on the number of voting and non-voting common shares that these warrants were replaced with as a result of the subsequent amendment to the related stock purchase agreement as discussed in Note 4, "Changes to the Preferred Stock Agreement." These initial and debt warrants were replaced with 43,098 shares of voting and non-voting common stock. This allocation resulted in $209,364 and $940,636 being recorded as common stock and redeemable preferred stock, respectively, at December 31, 1997. Issuance costs of $60,000 were incurred in conjunction with the September 23, 1997, sale of the Class A Convertible 8% Cumulative Preferred Stock. These issuance costs were allocated between the Class A Convertible 8% Cumulative Preferred Stock and the related warrants based on the relative portions of the proceeds allocated to each. The carrying value of the Class A Convertible 8% Cumulative Preferred Stock is being accreted to its redemption value (using the effective interest method) over the four year period from the date of the original preferred stock purchase agreement to the date the stock becomes mandatorily redeemable, January 30, 2001. The Class A Convertible 8% Cumulative Preferred Stock is recorded on the balance sheet at the allocated portion of the purchase price paid by the investors, less the allocated portion of the issuance costs, plus accrued and unpaid preferred stock dividends, plus accretion. The following is a rollforward of the Class A Convertible 8% Cumulative Preferred Stock from March 31, 1997 to December 31, 1997:

                                           Preferred
                                           ---------
                                            Shares       Amount
                                            ------       ------
     March 31, 1997                          1,380.3   $16,794,963

     Sales and allocation of proceeds           72.8       940,635
     Issuance costs                               --       (49,166)
     Accrued dividends                            --     1,349,933
     Accretion                                    --       937,960
                                             -------   -----------

     December 31, 1997                       1,453.1   $19,974,325
                                             =======   ===========


7.   PRO FORMA FINANCIAL INFORMATION:

As discussed in Note 4, in January 1998 the Company negotiated a number of changes to the original Class A Convertible 8% Cumulative Preferred Stock Agreement (Preferred Stock Agreement). One change resulted in the removal of a put arrangement. This change would allow for the classification of the Class A Convertible 8% Cumulative Preferred Stock as equity at March 31, 1998. The pro forma impacts of this change on the December 31, 1997 balance sheet have been reflected in the pro forma column on the December 31, 1997 balance sheet. The pro forma change consists of reflecting the Class A Convertible 8% Cumulative Preferred Stock within equity at December 31, 1997. Another change resulted in the replacement of the initial and debt warrant provisions with a provision that provided for the preferred shareholders to receive additional voting and non-voting shares of common stock. The number of voting and non-voting shares of common stock that will be issued in 1998 related to the Class A Convertible 8% Cumulative Preferred Stock outstanding at December 31, 1997, are 522,032.3 and 522,032.3, respectively. The pro forma impacts of this change have been reflected on the December 31, 1997 balance sheet. The pro forma change consists of reflecting the additional shares of voting and non-voting common stock as outstanding at December 31, 1997.


8.  SUBSEQUENT EVENTS

     On February 9, 1998, the Company executed a concurrent preferred equity and high yield debt offering. This offering resulted in gross proceeds of $200 million from the issuance of 12-1/4% Senior Discount Notes Due 2008 and $50 million from the issuance of 50,000 Units of 13-3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010 and Warrants to purchase 438,870 shares of common stock. The net proceeds from these offerings were used to repay the interim financing facility outstanding at that date as well as to assist the Company in meeting its construction, development and working capital needs. The Senior Discount Notes have a maturity value of $363,135,000. No cash interest will accrue on the Notes prior to 2003. Beginning in 2003, cash interest will be payable semi-annually. The Senior Discount Notes are not redeemable at the option of the Company prior to 2003 except that prior to 2001 the Company may redeem in the aggregate up to 35% of the original principal amount at maturity with the proceeds of a public equity offering. The Exchangeable Preferred Stock will accrue dividends at a 13-3/4% rate from date of issuance. Prior to 2003, dividends may be paid, at the Company's option, by the issuance of additional shares of Exchangeable Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. The Exchangeable Preferred Stock is not redeemable prior to 2003 except that prior to 2001 the Company may redeem in whole but not in part the outstanding Exchangeable Preferred Stock with the proceeds of a public equity offering.

  No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Initial Purchasers. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.



                               TABLE OF CONTENTS

                                                       Page
                                                       ----
 Prospectus Summary...................................  5
 Risk Factors......................................... 19
 Dividend Policy...................................... 30
 Use of Proceeds...................................... 30
 Capitalization....................................... 31
 Selected Financial Data.............................. 32
 Management's Discussion and Analysis of Financial
   Condition and Results of Operations................ 33
 The Exchange Offer................................... 36
 Business............................................. 44
 Industry Structure and Technology.................... 59
 Legislation and Regulation........................... 61
 Management........................................... 71
 Certain Transactions................................. 77
 Principal Shareholders............................... 78
 Description of Certain Indebtedness.................. 81
 Description of the New Notes......................... 83
 Description of the New Exchangeable
   Preferred Stock....................................112
 Description of the Exchange Debentures...............127
 Book-Entry, Delivery and Form........................154
 Description of Capital Stock.........................157
 Certain United States Federal Income
   Tax Consequences...................................163
 Plan of Distribution.................................173
 Legal Matters........................................173
 Experts..............................................174
 Additional Information...............................174
 Glossary.............................................175
 Index to Financial Statements........................F-1




                                      LOGO

                        21ST CENTURY TELECOM GROUP, INC.


 Offer to Exchange (i) 12 1/4% Senior Discount Notes Due 2008, which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 12 1/4% Senior Discount Notes Due 2008 and (ii) 13 3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010, which has been registered under the Securities Act of 1933, as amended, for any and all of its outstanding
        13 3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010



                                  ____________
                                   PROSPECTUS
                                  ____________



                                May [__], 1998

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     The Illinois Business Corporation Act (the "Act") empowers the Registrant, subject to certain exceptions, to indemnify officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by reason of the fact that he or she is or was an officer, director, employee or agent of the Registrant, or is or was serving as such at the request of the Registrant with respect to another corporation, partnership, joint venture, trust, or other enterprise. The Act also empowers the Registrant to purchase and maintain insurance on behalf of any such officer or director of the Registrant against any liability asserted against or incurred by him or her in any such capacity, whether or not the Registrant would have power to indemnify such officer or director against such liability under the provisions of the Act.

     Article X, of the Company's Bylaws provides that the Company shall indemnify, any person made a party to any action, suit or proceeding, by reason of the fact that such person is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation, from and against all reasonable expenses (including attorneys' fees), actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in performance of his duties. The amount of such indemnification shall be fixed by the Board of Directors, except in the case when there is no disinterested majority of the Board available, that amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

     The Registrant has purchased and currently maintains liability coverage for its officers and directors insuring them against losses arising from any wrongful act in his or her capacity as an officer and director.

Item 21. Exhibits and Financial Statement Schedules
              (a) Exhibits

Exhibit
No.

Exhibit No.   Document


1.1           Purchase Agreement dated as of February
              2, 1998 by and among the Company and
              Credit Suisse First Boston Corporation,
              BancAmerica Robertson Stephens and
              BancBoston Securities, Inc., as Initial
              Purchasers.


3.1 Articles of Incorporation of the Company as filed on October 29, 1992 and as amended on February 9, 1998.

3.2           By-laws of the Company.

4.1           Indenture dated February 15, 1998
              between the Company, as Issuer, and
              State Street Bank and Trust, as
              Trustee, with respect to the 12 1/4
              Senior Discount Notes Due 2008.

4.2           Form of the 12 1/4 Senior Discount
              Notes Due 2008.

4.3           Indenture dated as of February 15, 1998
              between the Company and IBJ Schroder
              Bank & Trust Company, as Trustee, with
              respect to the Exchange Debenture.

4.4           Form of the 13 3/4% Senior Cumulative
              Exchangeable Preferred Stock Due 2010.

4.5           Registration Rights Agreement dated as
              of February 2, 1998 by and among the
              Company and Credit Suisse First Boston
              Corporation, BancAmerica Robertson
              Stephens and BancBoston Securities,
              Inc., as Initial Purchasers.

5.1           Opinion of Neal, Gerber and Eisenberg.


5.2           Opinion of Piper & Marbury LLP.

10.1          Franchise Agreement dated as of June
              24, 1996 by and among the City of
              Chicago and the Company.

10.2          License Agreement dated as of October
              27, 1994 by and among the Chicago
              Transit Authority and the Company.


10.3*+        CSG Master Subscriber Management System
              Agreement dated as of May 28, 1997 by
              and among CSG Systems, Inc. and the
              Company.


10.4*+        Telemarketing Consultation Agreement
              dated as of August 5, 1997 by and among
              the Company and ITI Marketing Services,
              Inc.


10.5*+        Pole Attachment Agreement dated as of
              April 3, 1996 by and among the Company
              and Commonwealth Edison Company.


10.6*+        Pole Attachment Agreement dated as of
              November 14, 1996 by and among the
              Company and Ameritech--Illinois.


10.7*+        Office Lease dated January 31, 1997 by
              and among the Company and LaSalle
              National Bank.


10.8         Franchise Agreement dated as of March
              16, 1998 by and between the Village of
              Skokie, Illinois and 21st Century
              Cable TV of Illinois, Inc.


10.9          Interconnection Agreement dated as of
              May 5, 1997 by and between Ameritech
              Information Industry Services and 21st
              Century Telecom of Illinois, Inc.


10.10*+       Network Products Purchase Agreement by
              and between Northern Telecom Inc. and
              the Company.


12.1          Statement regarding Computation of
              Earnings Ratio to Fixed Charges.

21.1          Subsidiaries of the Company.

23.1*         Consent of Arthur Andersen with Respect
              to the Company.


23.2          Consent of Piper & Marbury LLP


23.3          Consent of Neal, Gerber and Eisenberg.

24.1          Power of Attorney (included on the
              signature page of this Registration
              Statement).

25.1          Statement of Eligibility of State
              Street Bank and Trust, as Trustee.


99.1          Form of Letter of Transmittal to 12 1/4%
              Senior Discount Notes Due 2008 of the
              Company.


99.2          Form of Letter of Transmittal to 13 3/4%
              Senior Cumulative Exchangeable
              Preferred Stock Due 2010 of the Company.

99.3          Form of Notice of Guaranteed Delivery
              for 12-1/4% Senior Discount Notes Due
              2008.

99.4          Form of Notice of Guaranteed Delivery
              for 13-3/4% Senior Cumulative
              Exchangeable Preferred Stock Due 2010.

99.5          Form of Letter to Brokers, Dealers,
              Commercial Banks, Trust Companies and
              Other Nominees for 12-1/4% Senior
              Discount Notes Due 2008.

99.6          Form of Letter to Brokers, Dealers,
              Commercial Banks, Trust Companies and
              Other Nominees for 13-3/4% Senior
              Cumulative Exchangeable Preferred Stock
              Due 2010.

99.7          Form of Letter to Clients of Brokers,
              Dealers, Commercial Banks, Trust
              Companies and Other Nominees for
              12-1/4% Senior Discount Notes Due 2008.

99.8          Form of Letter to Clients of Brokers,
              Dealers, Commercial Banks, Trust
              Companies and Other Nominees for
              13-3/4% Senior Cumulative Exchangeable
              Preferred Stock Due 2010.

99.9          Form of Instruction from Owner of 12
              1/4% Senior Discount Notes Due 2008 of
              the Company.

99.10         Form of Instruction from Owner of 13
              3/4% Senior Cumulative Exchangeable
              Preferred Stock of the Company.

-------------
*  Filed herewith. All other exhibits previously filed.

+ Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registration's Application Requesting Confidential Treatment under Rule 406 of the Act.

Item 22.

                                  UNDERTAKINGS


(a)  The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement ; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on May 14, 1998.

                         21st CENTURY TELECOM GROUP, INC.



                          /s/ Ronald D. Webster
                         -----------------------------------------------------
                         By: Ronald D. Webster, Chief Financial Officer




     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                       Title                                      Date
---------                       -----                                      ----

             *                  Chief Executive Officer and
-----------------------------   Chairman of the Board of Directors         May 14, 1998
Glenn W. Milligan               (Principal Executive Officer)

                                President, Chief Operating                 May 14, 1998
             *                  Officer and Director
-----------------------------
Robert J. Currey

/s/ Ronald D. Webster           Chief Financial Officer                    May 14, 1998
-----------------------------
Ronald D. Webster

             *                  Chief Technical Officer                    May 14, 1998
-----------------------------
Jay E. Carlson

             *                  Director                                   May 14, 1998
-----------------------------
Edward T. Joyce

             *                  Director                                   May 14, 1998
-----------------------------
Dr. Charles E. Kaegi

             *                  Director                                   May 14, 1998
-----------------------------
James H. Lowry

             *                  Director                                   May 14, 1998
-----------------------------
David Kronfeld

             *                  Director                                   May 14, 1998
-----------------------------
Thomas Neustaetter

By: /s/ Edwin M. Martin, Jr.                                               May 14, 1998
-----------------------------
Edwin M. Martin, Jr.
Attorney-in-fact

                                EXHIBIT INDEX

Exhibit No.   Document

1.1           Purchase Agreement dated as of February
              2, 1998 by and among the Company and
              Credit Suisse First Boston Corporation,
              BancAmerica Robertson Stephens and
              BancBoston Securities, Inc., as Initial
              Purchasers.


3.1 Articles of Incorporation of the Company as filed on October 29, 1992 and as amended on February 9, 1998.

3.2           By-laws of the Company.

4.1           Indenture dated February 15, 1998
              between the Company, as Issuer, and
              State Street Bank and Trust, as
              Trustee, with respect to the 12 1/4
              Senior Discount Notes Due 2008.

4.2           Form of the 12 1/4 Senior Discount
              Notes Due 2008.

4.3           Indenture dated as of February 15, 1998
              between the Company and IBJ Schroder
              Bank & Trust Company, as Trustee, with
              respect to the Exchange Debenture.

4.4           Form of the 13 3/4% Senior Cumulative
              Exchangeable Preferred Stock Due 2010.

4.5           Registration Rights Agreement dated as
              of February 2, 1998 by and among the
              Company and Credit Suisse First Boston
              Corporation, BancAmerica Robertson
              Stephens and BancBoston Securities,
              Inc., as Initial Purchasers.


5.1           Opinion of Neal, Gerber and Eisenberg.


5.2           Opinion of Piper & Marbury LLP.

10.1          Franchise Agreement dated as of June
              24, 1996 by and among the City of
              Chicago and the Company.

10.2          License Agreement dated as of October
              27, 1994 by and among the Chicago
              Transit Authority and the Company.


10.3*+        CSG Master Subscriber Management System
              Agreement dated as of May 28, 1997 by
              and among CSG Systems, Inc. and the
              Company.


10.4*+        Telemarketing Consultation Agreement
              dated as of August 5, 1997 by and among
              the Company and ITI Marketing Services,
              Inc.


10.5*+        Pole Attachment Agreement dated as of
              April 3, 1996 by and among the Company
              and Commonwealth Edison Company.


10.6*+        Pole Attachment Agreement dated as of
              November 14, 1996 by and among the
              Company and Ameritech--Illinois.


10.7*+        Office Lease dated January 31, 1997 by
              and among the Company and LaSalle
              National Bank.


10.8          Franchise Agreement dated as of March
              16, 1998 by and between the Village of
              Skokie, Illinois and 21st Century
              Cable TV of Illinois, Inc.


10.9         Interconnection Agreement dated as of
              May 5, 1997 by and between Ameritech
              Information Industry Services and 21st
              Century Telecom of Illinois, Inc.


10.10*+       Network Products Purchase Agreement by
              and between Northern Telecom Inc. and
              the Company.


12.1          Statement regarding Computation of
              Earnings Ratio to Fixed Charges.

21.1          Subsidiaries of the Company.

23.1*         Consent of Arthur Andersen with Respect
              to the Company.


23.2          Consent of Piper & Marbury LLP


23.3          Consent of Neal, Gerber and Eisenberg

24.1          Power of Attorney (included on the
              signature page of this Registration
              Statement).

25.1          Statement of Eligibility of State
              Street Bank and Trust, as Trustee.


99.1          Form of Letter of Transmittal to 12 1/4%
              Senior Discount Notes Due 2008 of the
              Company.


99.2          Form of Letter of Transmittal to 13 3/4%
              Senior Cumulative Exchangeable
              Preferred Stock Due 2010 of the Company.

99.3          Form of Notice of Guaranteed Delivery
              for 12-1/4% Senior Discount Notes Due
              2008.

99.4          Form of Notice of Guaranteed Delivery
              for 13-3/4% Senior Cumulative
              Exchangeable Preferred Stock Due 2010.

99.5          Form of Letter to Brokers, Dealers,
              Commercial Banks, Trust Companies and
              Other Nominees for 12-1/4% Senior
              Discount Notes Due 2008.

99.6          Form of Letter to Brokers, Dealers,
              Commercial Banks, Trust Companies and
              Other Nominees for 13-3/4% Senior
              Cumulative Exchangeable Preferred Stock
              Due 2010.

99.7          Form of Letter to Clients of Brokers,
              Dealers, Commercial Banks, Trust
              Companies and Other Nominees for
              12-1/4% Senior Discount Notes Due 2008.

99.8          Form of Letter to Clients of Brokers,
              Dealers, Commercial Banks, Trust
              Companies and Other Nominees for
              13-3/4% Senior Cumulative Exchangeable
              Preferred Stock Due 2010.

99.9          Form of Instruction from Owner of 12
              1/4% Senior Discount Notes Due 2008 of
              the Company.

99.10         Form of Instruction from Owner of 13
              3/4% Senior Cumulative Exchangeable
              Preferred Stock of the Company.


-------------
*  Filed herewith. All other exhibits previously filed.

+ Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant's Application Requesting Confidential Treatment under rule 406 of the Act.